PRELIMINARY COPY


                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a party other than the Registrant |_|

Check the appropriate box:
|X| Preliminary proxy statement      |_| Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|_| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              IMC MORTGAGE COMPANY
                              --------------------
                (Name of Registrant as Specified in Its Charter)

                  ____________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
      |X|  No fee required.
      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

      |_|  Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                                                                PRELIMINARY COPY

          SHARE ISSUANCE TO GREENWICH STREET CAPITAL PARTNERS II, L.P.
            AND CERTAIN RELATED PARTIES - YOUR VOTE IS VERY IMPORTANT

                                                                      [IMC LOGO]

      A special committee of independent directors of the Board of Directors of IMC Mortgage Company has recommended and the Board of Directors of IMC has approved a transaction in which IMC will issue 491,604,500 shares of common stock to Greenwich Street Capital Partners II, L.P. and four of its affiliated investment funds, such that they will become the owners of approximately 93.5% of IMC's outstanding common stock. Existing shareholders of IMC will remain shareholders of IMC and will own in the aggregate approximately 6.5% of IMC's outstanding common stock after the proposed transaction. IMC is seeking your vote for this important transaction.

      IMC is a specialized consumer finance company engaged in purchasing, originating, servicing and selling home equity loans secured primarily by first liens on one- to four- family residential properties. The Greenwich Funds are private investment vehicles that invest in equity and debt securities. The proposed transaction with the Greenwich Funds is intended to allow IMC to continue to operate its business and give IMC greater access to capital. In addition, IMC hopes that the proposed transaction will preserve some value for its shareholders. If the proposed transaction with the Greenwich Funds is not approved by IMC shareholders and effected, IMC may need to file for bankruptcy, in which case IMC common stock may have little or no value.

      IMC shareholders are also being asked, at IMC's special meeting, to adopt several amendments to IMC's Amended and Restated Articles of Incorporation, including an increase in its authorized number of shares of common stock from 50,000,000 shares to 540,000,000 shares, and to approve the issuance of 491,604,500 shares of IMC common stock to the Greenwich Funds. The transaction with the Greenwich Funds cannot be completed unless shareholders of IMC adopt and approve Proposals 1 and 3 as described in this Proxy Statement.

      YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting of shareholders, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of each of the proposals described in the notice of the special meeting. If you fail to return your card, unless you appear in person at the IMC special meeting, the effect may be that a quorum will not be present at the special meeting and no business will be able to be conducted.

      The date, time and place of the special meeting are as follows:

                                  June _, 1999
                             10:00 a.m. (local time)
                                [insert location]

      This Proxy Statement provides you with detailed information about the proposed transactions. You may also obtain information about IMC from documents filed with the Securities and Exchange Commission. We encourage you to read this document completely and carefully.

      SEE "CERTAIN IMPORTANT CONSIDERATIONS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN MATTERS WHICH SHOULD BE CONSIDERED BY SHAREHOLDERS WITH RESPECT TO THE PROPOSED TRANSACTIONS.


          This Proxy Statement is dated May __, 1999 and is first being mailed to shareholders on or about May __, 1999.


                                         Sincerely,



                                         GEORGE NICHOLAS
                                         Chairman and Chief Executive Officer


Tampa, Florida
May __, 1999

                              IMC Mortgage Company
                              5901 E. Fowler Avenue
                              Tampa, Florida 33167
                                      -----

                            NOTICE OF SPECIAL MEETING
                          TO BE HELD ON JUNE ____, 1999
                                      -----

To the Shareholders of IMC Mortgage Company:

     Notice is hereby given that a special meeting of shareholders of IMC Mortgage Company, a Florida corporation, will be held at 10:00 a.m., local time, on June ___, 1999, at [insert meeting place], to consider and act upon the following proposals of IMC Mortgage Company:

     1. a proposal to adopt the Amended and Restated Articles of Incorporation of IMC, which will (a) increase the authorized number of shares of common stock from 50,000,000 shares to 540,000,000 shares, (b) eliminate the provision for election of directors in classes that are staggered, (c) amend the terms of the Class A preferred stock and Class B preferred stock so that such preferred stock will not be required to be redeemed upon the consummation of the proposed transactions with the Greenwich Funds, (d) eliminate the authorized Class C exchangeable preferred stock and the Class D preferred stock, and (e) provide that Section 607.0902 (control-share acquisitions) of the Florida Business Corporation Act will not apply to IMC; ("Proposal 1");

     2. a proposal to amend the Amended and Restated Articles of Incorporation of IMC, if adopted pursuant to Proposal 1, to provide that Section
          607.0901 (Affiliated transactions) of the Florida Business Corporation Act will not apply to IMC ("Proposal 2");

     3. a proposal recommended by a special committee of independent directors of the IMC Board of Directors and approved by the IMC Board of Directors to approve the Acquisition Agreement, dated as of February 19, 1999, by and among Greenwich Street Capital Partners II, L.P. and four of its affiliated investment funds and IMC, and the transactions contemplated thereby, which, among other matters, provides for the issuance by IMC of 491,604,500 shares of its common stock to the Greenwich Funds. As a result of this transaction, the Greenwich Funds will become the owners of approximately 93.5% of IMC's outstanding common stock ("Proposal 3"); and

     4. the transaction of such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

     Only shareholders of record at the close of business on May ___, 1999 are entitled to notice of and to vote at the IMC special meeting or any adjournment or postponement of the special meeting. Proposals 1 and 2 are conditioned on passage of Proposal 3. If Proposal 3 is not approved by the requisite vote of the shareholders or the proposed transaction with the Greenwich Funds is not consummated for any reason, the Amended and Restated Articles of Incorporation will not be adopted, and will not be amended as provided in Proposal 2, even if the shareholders approve Proposals 1 and 2. Proposal 3 is conditioned on the approval of Proposal 1. If Proposal 1 is not approved, the proposed transaction with the Greenwich Funds cannot be consummated.

     All shareholders are cordially invited to attend the IMC special meeting. To ensure your representation at the special meeting, please complete and promptly mail your proxy in the return envelope enclosed. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. Please review the Proxy Statement accompanying this notice for more complete information regarding the matters proposed for your consideration at the IMC special meeting.

     A SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS OF THE IMC BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS OF IMC UNANIMOUSLY RECOMMEND THAT IMC SHAREHOLDERS VOTE "FOR" ADOPTION AND APPROVAL OF PROPOSALS 1 , 2 AND 3 ABOVE. YOUR COOPERATION IS APPRECIATED.

                                         By Order of the Board of Directors

                                         LAURIE S. WILLIAMS
                                         Vice President and Secretary
Tampa, Florida
May ___, 1999


                                    IMPORTANT

             Please mark, sign, date and return your proxy promptly,
                whether or not you plan to attend the IMC special
                                    meeting.

                                TABLE OF CONTENTS

                                                                            Page
QUESTIONS AND ANSWERS ABOUT
    THE PROPOSALS............................................................1
SUMMARY......................................................................4
    The Companies............................................................4
    The Special Meeting......................................................5
    The Proposed Amended and Restated Articles of
        Incorporation........................................................5
    Reasons for the Proposed Amendments to IMC's
        Amended and Restated Articles of
        Incorporation........................................................5
    The Proposed Transaction with the
        Greenwich Funds......................................................5
    Reasons for the Proposed Transaction with
        the Greenwich Funds..................................................8
    Recommendation to Shareholders...........................................8
FORWARD LOOKING INFORMATION.................................................10
CERTAIN IMPORTANT CONSIDERATIONS............................................11
SELECTED FINANCIAL DATA OF IMC .............................................14
IMC SPECIAL MEETING.........................................................17
    Date, Time and Place of Special Meeting.................................17
    Purpose of the IMC Special Meeting......................................17
    Solicitation of Proxies.................................................17
    Record Date; Voting Rights; Proxies.....................................18
    Quorum..................................................................19
    Certifying Accountants..................................................19
    Other Information.......................................................19
PROPOSAL 1:
PROPOSED AMENDED AND RESTATED
    ARTICLES OF INCORPORATION...............................................20
    Proposed Amendments.....................................................20
    Recommendation of the Board
        of Directors of IMC.................................................22
PROPOSAL 2:
    PROPOSED AMENDMENT TO IMC'S
    AMENDED AND RESTATED ARTICLES OF
        INCORPORATION.......................................................23
    Recommendation of the Board of Directors
        of IMC..............................................................24
PROPOSAL 3:
THE PROPOSED TRANSACTION WITH
    THE GREENWICH FUNDS.....................................................25
    Background of the Transaction...........................................25
    Reasons of IMC for the Transaction......................................29
    Recommendation of the Board of Directors of
        IMC.................................................................31
    Opinion of IMC's Special Committee Financial
        Advisor.............................................................31
    Opinion of IMC's Board of Directors
        Financial Advisor...................................................34
    Interests of Certain Persons............................................39
    Certain Legal Matters...................................................41
    Dividends and Other Transactions
        Affecting Capital Stock.............................................41
CERTAIN PROVISIONS OF THE ACQUISITION
    AGREEMENT...............................................................42
    Consummation of the Transaction.........................................42
    Directors and Officers..................................................42
    Representations and Warranties..........................................42
    Conduct of Business of IMC..............................................42
    No Solicitation.........................................................43
    Other Covenants.........................................................44
    Conditions to the Transaction...........................................45
    Termination.............................................................46
    Amendment and Waiver; Parties in Interest...............................47
MARKET PRICES AND DIVIDENDS.................................................49
BUSINESS OF IMC.............................................................50
MANAGEMENT'S DISCUSSION AND ANALYSIS
    OF FINANCIAL CONDITION AND RESULTS
    OF OPERATIONS...........................................................74
BUSINESS OF GSCP FUNDS.....................................................100
NEW DIRECTORS OF IMC; EXECUTIVE
    OFFICERS OF IMC........................................................100
SECURITY OWNERSHIP OF CERTAIN
    BENEFICIAL OWNERS AND
    MANAGEMENT.............................................................101
CERTAIN RELATIONSHIPS AND RELATED
    TRANSACTIONS...........................................................104
DESCRIPTION OF SHARE CAPITAL OF IMC........................................106
    Authorized Share Capital...............................................106
    IMC Common Stock.......................................................106
    IMC Preferred Stock....................................................106
OTHER MATTERS; SHAREHOLDER
    PROPOSALS..............................................................109
CHANGES IN IMC'S INDEPENDENT CERTIFYING
    ACCOUNTANTS............................................................110
INDEPENDENT CERTIFYING ACCOUNTANTS.........................................110
WHERE TO FIND MORE INFORMATION.............................................110
INDEX TO CONSOLIDATED FINANCIAL
    STATEMENTS.............................................................F-1
ANNEXES
    Annex A--Acquisition Agreement
    Annex B--Opinion and Acknowledgement Letter of
        Donaldson, Lufkin & Jenrette Securities
        Corporation
    Annex C--Opinion and Acknowledgement Letter of
        J.P. Morgan Securities Inc.
    Annex D--Amended and Restated Articles of
        Incorporation of IMC
    Annex E--Proposed Amendment to Amended and
        Restated Articles of Incorporation
    Annex F--By-Laws of IMC after the Proposed
        Transaction

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

     Q: Please  briefly  describe the proposed  transaction  with the  Greenwich
Funds.

     A: IMC entered into the Acquisition Agreement as of February 19, 1999 with the Greenwich Funds. Subject to the conditions in the Acquisition Agreement, the Greenwich Funds will receive IMC common stock representing approximately 93.5% of IMC's equity after the transaction. Existing shareholders of IMC will remain shareholders of IMC and will own in the aggregate approximately 6.5% of IMC's outstanding common stock after the proposed transaction.

     In this Proxy Statement:

          o we refer to IMC Mortgage Company and, where applicable, its consolidated subsidiaries as "IMC"
          o we refer to Greenwich Street Capital Partners II, L.P. as "GSCP"
          o we refer to the entities that will receive IMC common stock in the proposed transaction (including GSCP) as the "Greenwich Funds"

     Q: Why is the Board of Directors of IMC recommending that I vote in favor of the proposed transaction with the Greenwich Funds?

     A: For IMC, the proposed transaction with the Greenwich Funds will provide IMC with a reasonable opportunity to avoid having to file for bankruptcy protection, and to continue to operate its business, repay its creditors in an orderly manner and regain greater access to capital. For IMC shareholders, the proposed transaction with the Greenwich Funds may preserve some value for their shares. In the judgment of the special committee of the IMC Board of Directors and the IMC Board of Directors, the proposed transaction with the Greenwich Funds is likely to be of greater benefit to IMC's shareholders than any other alternative currently available to IMC, including bankruptcy.

     For a more detailed discussion of the reasons for the proposed transaction with the Greenwich Funds see "Proposal 3: The Proposed Transaction with the Greenwich Funds--Reasons of IMC for the Transaction; "--Recommendation of the Board of Directors of IMC."

     Q: Will the IMC common stock be listed on the Nasdaq National Market after the proposed transaction with the Greenwich Funds?

     A: It is probable that the IMC common stock will not remain listed on the Nasdaq Stock Market. IMC does not currently comply with the listing requirements of the Nasdaq National Market, and it is probable that IMC will not be in compliance with such requirements both before and after the consummation of the proposed transaction with the Greenwich Funds.

     Q: When will the proposed transaction with the Greenwich Funds take effect?

     A: IMC and the Greenwich Funds expect that the proposed transaction with the Greenwich Funds will be completed promptly after IMC shareholders approve the transaction, provided that the necessary regulatory approvals have been obtained. The special meeting of shareholders of IMC is scheduled for June ___, 1999.

     Q: Who will run IMC  after  the  proposed  transaction  with the  Greenwich
Funds?

     A: It is currently expected that a majority of the senior managers of IMC will remain after the proposed transaction with the Greenwich Funds is completed, and will run the daily operations of IMC. The Greenwich Funds will own approximately 93.5% of the voting stock of IMC after the transaction and, accordingly, will have the power to, among other things, elect the entire Board of Directors of IMC. In connection with the proposed transaction with the Greenwich Funds, each of the directors of IMC immediately prior to the consummation of the transaction (other than Messrs. _____________) will resign from the IMC Board of Directors effective as of the consummation of the proposed transaction with the Greenwich Funds, and the Board of Directors of IMC is then expected to include the individuals identified in "New Directors of IMC; Executive Officers of IMC."

     Q: What are the United States federal income tax consequences of the transaction with the Greenwich Funds for the IMC shareholders?

     A: Shareholders of IMC will not have any taxable gain or loss as a result of the consummation of the proposed transaction with the Greenwich Funds.

     Q: Please briefly describe the proposed changes to be effected to IMC's Articles of Incorporation.

     A: The changes to be effected by the proposed adoption of IMC's Amended and Restated Articles of Incorporation are:

     (1) an increase in the authorized number of shares of IMC common stock from 50,000,000 shares to 540,000,000 shares;

     (2) elimination of the provision for election of directors in classes that are staggered;

     (3) amendment of the terms of the Class A preferred stock and Class B preferred stock so that the preferred stock will not be required to redeemed upon consummation of the proposed transactions with the Greenwich Funds;

     (4) elimination of the authorized Class C exchangeable preferred stock and the Class D preferred stock; and

     (5) a provision that Section 607.0902 (Control-share acquisitions) of the Florida Business Corporation Act will not apply to IMC.

     It  is  also  proposed   that  IMC's  Amended  and  Restated   Articles  of
Incorporation be amended so that Section 607.0901 (Affiliated transactions) of the Florida Business Corporation Act will not apply to IMC.

     Q: Please describe the reasons for the adoption of the proposed Amended and Restated Articles of Incorporation and the proposed amendment thereto.

     A: The principal purpose of adopting the proposed Amended and Restated Articles of Incorporation of IMC is to increase the authorized number of shares of IMC common stock to permit the issuance of 491,604,500 shares of IMC common stock to the Greenwich Funds pursuant to the Acquisition Agreement. The other proposed amendments to IMC's Articles of Incorporation are administrative in nature and are proposed to be effective in the event Proposal 3 is approved and as a result the Greenwich Funds receive approximately 93.5% of IMC's outstanding common stock after consummation of the proposed transaction with the Greenwich Funds. See "Proposal 1: Proposed Amended and Restated Articles of Incorporation" and see "Proposal 2: Proposed Amendments to IMC's Amended and Restated Articles of Incorporation." If the proposed transaction with the Greenwich Funds is not approved by the shareholders of IMC or if the proposed transaction with the Greenwich Funds is not consummated for any reason, IMC's Amended and Restated Articles of Incorporation will not be adopted as described in Proposal 1, and the amendment to IMC's Amended and Restated Articles of Incorporation described in Proposal 2 will not be adopted even if the IMC shareholders approve Proposals 1 and 2.

     Q: Will shareholders have dissenter's rights?

     A: Under Florida law, IMC shareholders do not have dissenter's rights as a result of the proposed adoption of IMC's Amended and Restated Articles of Incorporation, the proposed amendment to IMC's Amended and Restated Articles of Incorporation proposed in Proposal 2 or the proposed transactions with the Greenwich Funds.

     Q: What should IMC shareholders do now?

     A: Shareholders should complete, sign, date and mail their signed proxy card in the enclosed postage pre-paid return envelope, as soon as possible, so that their shares will be voted at the special meeting of shareholders. A special committee of independent directors of the Board of Directors of IMC and the Board of Directors of IMC unanimously recommend that IMC shareholders vote FOR adoption and approval of each proposal described in this Proxy Statement.

     Q: Can shareholders change their vote after they have mailed in a signed proxy card?

     A: Yes. Shareholders can change their vote in one of three ways at any time before their proxies are tabulated at the special meeting of shareholders.
First, shareholders can revoke their proxies by written notice. Second, shareholders can complete new, later dated proxy cards. Third, shareholders can attend the special meeting of shareholders and vote in person.

     Q: What vote is required to approve the proposed transaction with the Greenwich Funds and adopt the proposed amendments to IMC's Amended and Restated Articles of Incorporation?

     A: Assuming a quorum (more than 50% of the outstanding shares of IMC common stock) is present in person or represented by proxy at the special meeting:

     (1) a majority of the votes cast by the holders of common stock is required to approve the Acquisition Agreement and the transactions contemplated thereby and to adopt the proposed Amended and Restated Articles of Incorporation; and

     (2) the affirmative vote of a majority of the disinterested shareholders of IMC (i.e., shareholders other than the Greenwich Funds, their affiliates and associates) is required to adopt the amendment to IMC's Amended and Restated Articles of Incorporation described in Proposal 2.

     The Greenwich Funds, which in the aggregate own 80% of the outstanding IMC Class A preferred stock and 100% of the outstanding IMC Class C exchangeable preferred stock, must also vote in favor of the adoption of the proposed Amended and Restated Articles of Incorporation, in favor of the amendment to IMC's Amended and Restated Articles of Incorporation described in Proposal 2 and in favor of the approval of the Acquisition Agreement and the transactions contemplated thereby. The Greenwish Funds have agreed to vote their shares of the preferred stock in favor of all these proposals.

     Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

     A: Your broker will vote your shares only if you provide instructions as to how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted by your broker and the failure to vote will have the same effect as a vote AGAINST the adoption of the amendment to IMC's Amended and Restated Articles of Incorporation described in Proposal 2.

                                     SUMMARY

     This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand the proposed transaction with the Greenwich Funds, the proposed Amended and Restated Articles of Incorporation and the proposed amendment thereto and for a more complete description of the terms of these proposals, you should read completely and carefully this Proxy Statement and the documents to which you have been referred. See "Where To Find More Information" on page 110.

                                  The Companies

IMC Mortgage Company
5901 E. Fowler Avenue
Tampa, Florida  33167

     IMC is a specialized consumer finance company engaged in purchasing, originating, servicing and selling home equity loans secured primarily by first liens on one- to four-family residential properties. IMC focuses on lending to individuals whose borrowing needs are generally not being served by traditional financial institutions due to such individuals' impaired credit profiles and other factors. Loan proceeds typically are used by such individuals to consolidate debt, to refinance debt, to finance home improvements, to pay educational expenses and for a variety of other uses. By focusing on individuals with impaired credit profiles and by providing prompt responses to their borrowing requests, IMC has been able to charge higher interest rates for its loan products than typically are charged by conventional mortgage lenders.

     IMC purchases and originates non-conforming home equity loans through a diversified network of correspondents and mortgage loan brokers and on a retail basis through its direct consumer lending effort. Until September 30, 1998 IMC had experienced considerable growth in loan production. Total purchases and originations of loans were approximately $1.8 billion for the year ended December 31, 1996, approximately $5.9 billion for the year ended December 31, 1997 and approximately $6.2 billion for the year ended December 31, 1998.

     IMC has historically sold the loans it purchases or originates through one of two methods: (i) its securitization program, which involves the private placement or public offering of pass-through mortgage-backed securities, whereby IMC retains the right to service such loans, and (ii) whole loan sales, which involve selling blocks of loans to single purchasers. IMC earns servicing fees on the loans it services at a rate of 0.50% of the outstanding principal amount of such loans per year, which fees are payable on a monthly basis, as well as certain ancillary fees on the loans it services. As of December 31, 1996, 1997 and 1998, IMC had a servicing portfolio, including mortgage loans held for sale, of approximately $2.2 billion, $7.0 billion and $8.9 billion, respectively.

     Since September 1998, IMC has been materially and adversely affected by extremely volatile equity, debt and asset-backed capital markets. As a result, IMC has been in protracted negotiations with its significant lenders and has needed to alter many of its business practices to adapt to its present circumstances.

     For further information concerning the business of IMC, see "Business of IMC."


Greenwich Street Capital Partners II, L.P.
388 Greenwich Street
New York, New York  10013

     The Greenwich Funds are private investment vehicles that invest in equity and debt securities. The Greenwich Funds are affiliated entities which share the same managing general partner.

                          The Special Meeting (page 17)

     The special meeting of the IMC shareholders will be held on June ___, 1999 at 10:00 a.m. local time at [location].

     The record date for IMC shareholders entitled to receive notice of and to vote at the IMC special meeting is May ____, 1999. At the close of business on that date, there were ____________ shares of IMC common stock, 500,000 shares of IMC Class A preferred stock and 23,760.758 shares of IMC Class C exchangeable preferred stock outstanding.

                            The Proposed Amended and
                       Restated Articles of Incorporation
                                    (page 20)

     The proposed Amended and Restated Articles of Incorporation will:

     (1) increase the authorized number of shares of IMC common stock from 50,000,000 shares to 540,000,000 shares;

     (2) eliminate the provision for election of directors in classes that are staggered;

     (3) amend the terms of the Class A preferred stock and Class B preferred stock so that the preferred stock will not be required to be redeemed upon consummation of the proposed transaction with the Greenwich Funds;

     (4) eliminate the authorized Class C exchangeable preferred stock and the Class D preferred stock; and

     (5) provide that Section 607.0902 (Control-share acquisitions) of the Florida Business Corporation Act will not apply to IMC.

     The  proposed   amendment  to  IMC's  Amended  and  Restated   Articles  of
Incorporation described in Proposal 2 provides that Section 607.0901 (Affiliated transactions) of the Florida Business Corporation Act will not apply to IMC.

                            Reasons for the Proposed
                        Amended and Restated Articles of
                         Incorporation and the amendment
                thereto proposed in Proposal 2 (pages 20 and 23)

     The principal purpose of the proposed Amended and Restated Articles of Incorporation is to increase the authorized number of shares of IMC common stock to permit the issuance of 491,604,500 shares of IMC common stock to the Greenwich Funds pursuant to the Acquisition Agreement. The other proposed amendments to IMC's Articles of Incorporation are administrative in nature and are proposed to be effective in the event Proposal 3 is approved and as a result the Greenwich Funds receive approximately 93.5% of IMC's outstanding common stock after consummation of the proposed transaction with the Greenwich Funds. See "Proposal 1: Proposed Amended and Restated Articles of Incorporation" and see "Proposal 2: Proposed Amendment to IMC's Amended and Restated Articles of Incorporation." If the proposed transaction with the Greenwich Funds is not approved by the shareholders of IMC or if the proposed transaction with the Greenwich Funds is not consummated for any reason, the Amended and Restated Articles of Incorporation will not be adopted as described in Proposal 1, and the amendment to IMC's Amended and Restated Articles of Incorporation described in Proposal 2 will not be adopted, even if the IMC shareholders approve Proposals 1 and 2.

                        The Proposed Transaction with the
                            Greenwich Funds (page 25)

     The legal document that governs the proposed transaction with the Greenwich Funds is the Acquisition Agreement among IMC and the Greenwich Funds. The Acquisition Agreement is attached to the back of this Proxy Statement as Annex A (the "Acquisition Agreement"). You are encouraged to read this document completely and carefully.

Consequences of the Proposed Transaction with the Greenwich Funds

     Pursuant to the Acquisition Agreement, IMC will issue 491,604,500 shares of common stock to the Greenwich Funds. As a result, approximately 93.5% of IMC's outstanding shares of common stock will be owned by the Greenwich Funds. Existing IMC shareholders will remain shareholders of IMC and will own in the aggregate approximately 6.5% of IMC's outstanding common stock after the transaction. In consideration for the issuance of the common stock, the Greenwich Funds will surrender their shares of Class C exchangeable preferred stock of IMC, representing the equivalent of 40% of the common equity of IMC, and will agree to make additional loans and forego certain rights under their loan agreement with IMC.

Greenwich Funds' Investments in Connection with the Acquisition Agreement

     At the time the Acquisition Agreement was entered into, the Greenwich Funds entered into a commitment letter to provide an additional $35 million in loans to IMC upon the consummation of the transaction.

     The Greenwich Funds would also amend the loan agreement to (i) forego their right to exchange their loan for additional preferred stock representing the equivalent of an additional 50% of the common equity of IMC, (ii) reduce the takeout premium payable upon certain changes of control of IMC from 200% of the average principal amount of the loan outstanding from October 22, 1998 to the prepayment date to 10% of the average principal amount of the loan outstanding from the closing of the proposed transaction with the Greenwich Funds to the prepayment date and (iii) extend the maturity date of the loans to the third anniversary of the acquisition.

     The Greenwich Funds and a related entity have entered into other agreements with IMC which are ancillary to the Acquisition Agreement and the loan agreement, including consulting agreements.

Greenwich Funds' Investments Prior to the Acquisition Agreement

     In July 1998, some of the Greenwich Funds and a related entity purchased $50 million of IMC Class A preferred stock, which was convertible into IMC common stock at $10.44 per share.

     In October 1998, the IMC Class A preferred stock was amended to eliminate its right to convert into IMC common stock and some of the Greenwich Funds made a $33 million loan to IMC payable in 90 days in order to provide IMC with the liquidity necessary to deal with its immediate cash concerns and to continue to operate while IMC sought to locate a substantial source of capital which would either invest funds in IMC or acquire IMC . In connection with that loan, some of the Greenwich Funds received IMC Class C exchangeable preferred stock that represented the equivalent of 40% of the common equity of IMC. These Greenwich Funds were also given the right to exchange their loan, upon the expiration of the 90-day commitment period or certain changes in control, for additional IMC preferred stock, representing the equivalent of an additional 20% of the common equity of IMC, if a definitive agreement for a change in control of IMC was entered into more than 45 days after the loan was made, or up to the equivalent of an additional 50% of the common equity of IMC, if a definitive agreement for a change in control of IMC was entered into more than 90 days after the loan was made.

     On February 11, 1999, the Greenwich Funds amended their loan agreement with IMC to increase the amount of the commitment by $5 million to $38 million.

     On February 18, 1999, the Greenwich Funds purchased from BankBoston, N.A., one of IMC's lenders, at a discount, certain secured loans outstanding totaling approximately $87.5 million, and the Greenwich Funds and certain of IMC's other secured lenders entered into intercreditor agreements with IMC. IMC's creditors may terminate the intercreditor agreements if the proposed transaction with the Greenwich Funds is not completed by July 20, 1999, if the IMC shareholders do not approve the proposed transaction with the Greenwich Funds or in certain other events provided in the intercreditor agreements. If the intercreditor agreements are terminated, the creditors will be free to exercise their rights, including rights to make margin calls or foreclose on collateral, in which event IMC may be forced to file for bankruptcy and the common stock may have little or no value.

Stock Market Listing of the IMC Common Stock

     It is probable that the IMC common stock will not remain listed on the Nasdaq Stock Market. IMC does not currently comply with the listing requirements of the Nasdaq Stock Market, and it is probable that IMC will not be in compliance with such requirements both before and after the consummation of the proposed transaction with the Greenwich Funds. For further details, see "Certain Important Considerations."

Shareholder Vote Required

     Assuming a quorum (more than 50% of the outstanding shares of IMC common stock, more than 50% of the IMC Class A preferred stock and more than 50% of the IMC Class C exchangeable preferred stock) is present in person or represented by proxy at the special meeting:

     (1) A majority of the votes cast by the holders of common stock and the affirmative vote of more than 66 2/3% of the outstanding IMC Class A preferred stock and the outstanding IMC Class C exchangeable preferred stock, voting separately, are required to approve the Acquisition Agreement and the transactions contemplated thereby and adopt the proposed Amended and Restated Articles of Incorporation; and

     (2) the affirmative vote of a majority of the disinterested shareholders of IMC (i.e., shareholders other than the Greenwich Funds, their affiliates and associates) is required to adopt the amendment to IMC's Amended and Restated Articles of Incorporation described in Proposal 2.

     The Greenwich Funds, which in the aggregate own 80% of the outstanding IMC Class A preferred stock and 100% of the outstanding IMC Class C exchangeable preferred stock, have agreed to vote their shares of IMC preferred stock in favor of the adoption of the amendment to the Amended and Restated Articles of Incorporation, in favor of the adoption of the amendment to IMC's Amended and Restated Articles of Incorporation described in Proposal 2 and in favor of the approval of the Acquisition Agreement and the transactions contemplated thereby.

     If you fail to return your proxy card, unless you appear in person at the IMC special meeting, the effect may be that a quorum will not be present at the special meeting and no business will be able to be conducted.

Interests of Officers and Directors in the Proposed Transaction

     In considering the recommendations of the special committee of the IMC Board of Directors and the IMC Board of Directors in favor of the proposed transaction with the Greenwich Funds, IMC shareholders should be aware that members of the Board of Directors of IMC and certain members of its management will receive certain benefits as a result of the proposed transaction with the Greenwich Funds. For further details, see "Proposal 3: The Proposed Transaction with the Greenwich Funds--Interests of Certain Persons."

Conditions of the Proposed Transaction with the Greenwich Funds

     The consummation of the proposed transaction with the Greenwich Funds depends upon satisfaction of a number of conditions, including:

          o approval of Proposal 1 to adopt the Amended and Restated Articles of Incorporation of IMC;
          o    approval of the Acquisition Agreement by IMC shareholders;
          o    absence  of  legal   restraints  to  the   consummation   of  the
               transaction;
          o    receipt of any required regulatory approvals;
          o    receipt of legal opinions with respect to the transaction;
          o    receipt of certain third party consents;
          o absence of an event, condition or circumstance resulting in a material adverse effect with respect to IMC;
          o the execution and delivery of new employment agreements by certain executive officers of IMC and other persons; and
          o continued effectiveness of the amended and restated intercreditor agreements and the "standstill" periods relating to certain of IMC's creditors.

     For  further   details,   see  "Certain   Provisions  of  the   Acquisition
Agreement--Conditions to the Transaction."

Termination of the Acquisition Agreement

     Either IMC or the Greenwich Funds may terminate the Acquisition Agreement if:

          o    both parties consent in writing;
          o the transaction is not completed by June 30, 1999, unless either party extends the date to September 30, 1999 to provide time to obtain regulatory approvals;
          o    legal restraints prevent the transaction;
          o    IMC  shareholders  do not approve  both the Amended and  Restated
               Articles of Incorporation and the proposed transaction; or
          o    the IMC Board of Directors adversely modifies its approval of the transaction or the IMC Board of Directors recommends an acquisition proposal made by a third party.

     The Greenwich Funds may also terminate the proposed transaction if:

          o IMC breaches in a material way its representations, warranties or obligations under the Acquisition Agreement and that breach is not or cannot be remedied.

     For  further   details,   see  "Certain   Provisions  of  the   Acquisition
Agreement--Termination."

Regulatory Approvals

     IMC and the Greenwich Funds have given each other a commitment to use all reasonable efforts to take whatever actions are required to obtain necessary regulatory approvals.

     The Hart-Scott-Rodino statute prohibits IMC and the Greenwich Funds from completing the proposed transaction with the Greenwich Funds until they have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and a required waiting period has expired. The waiting period will expire on May ___, 1999 unless extended. The Antitrust Division and the FTC have the authority to challenge the proposed transaction with the Greenwich Funds on antitrust grounds before or after the proposed transaction with the Greenwich Funds is completed.

     In addition, certain jurisdictions where IMC conducts business require regulatory approval for a change in control of a licensed mortgage lender and/or servicer. Approvals in these jurisdictions must be obtained prior to consummation of the proposed transaction with the Greenwich Funds or IMC must cease business in those jurisdictions.

Opinion of IMC's Financial Advisor

     IMC's financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, has given a written opinion to the IMC Board of Directors as to the fairness, from a financial point of view, of the proposed transaction with the Greenwich Funds. The full text of the written opinion of DLJ is attached to this Proxy Statement as Annex B and should be read completely and carefully. The opinion of Donaldson, Lufkin & Jenrette Securities Corporation is directed to the IMC Board of Directors and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction with the Greenwich Funds.

Opinion of IMC Special Committee's Financial Advisor

     The financial advisor to the special committee of independent directors of the IMC Board of Directors, J.P. Morgan Securities Inc., has given a written opinion to the special committee of IMC's Board of Directors as to the fairness, from a financial point of view, to the public shareholders of IMC of the proposed transaction with the Greenwich Funds. The full text of the written opinion of J.P. Morgan is attached to this Proxy Statement as Annex C and should be read completely and carefully. The opinion of J.P. Morgan is directed to the special committee of the IMC Board of Directors and does not constitute a recommendation to any shareholder as to how to vote on the proposed transaction with the Greenwich Funds.

                    Reasons for the Proposed Transaction with
                          the Greenwich Funds (page 29)

     For IMC, the proposed transaction with the Greenwich Funds will provide IMC with a reasonable opportunity to avoid having to file for bankruptcy protection, and to continue to operate its business, repay its creditors in an orderly manner and regain greater access to capital. For IMC shareholders, the proposed transaction with the Greenwich Funds may preserve some value for their shares. In the judgment of the special committee of the IMC Board of Directors and the IMC Board of Directors, the proposed transaction with the Greenwich Funds is likely to be of greater benefit to IMC's shareholders than any other alternative currently available to IMC, including bankruptcy.

     To review the reasons for the proposed transaction with the Greenwich Funds in greater detail, see "Proposal 3: The Proposed Transaction with the Greenwich Funds--Reasons of IMC for the Transaction."

                    Recommendation to Shareholders (page 31)

     A special committee of the IMC Board of Directors has recommended the proposed transaction with the Greenwich Funds, and the IMC Board of Directors has approved the Acquisition Agreement, and each believes that the proposed transaction with the Greenwich Funds is fair to and in the best interests of IMC and its shareholders and unanimously recommends that you vote "FOR" the proposal to approve the Acquisition Agreement and the transactions contemplated thereby.

     In reaching their respective recommendations in favor of approving the Acquisition Agreement and the transactions contemplated thereby, the special committee of the IMC Board of Directors and the IMC Board of Directors considered the risks associated with and the benefits anticipated from, but in no case assured by, the proposed transaction with the Greenwich Funds. These risks and benefits are further described in "Certain Important Considerations" beginning on page 11 and "Proposal 3: The Proposed Transaction with the Greenwich Funds--Reasons of IMC for the Transaction" beginning on page 25.

     In addition, the special committee of the IMC Board of Directors has recommended, and the IMC Board of Directors has approved, the proposed Amended and Restated Articles of Incorporation and the further amendments thereto proposed in Proposal 2 and each unanimously recommends that you vote "FOR" Proposals 1 and 2.

                           FORWARD LOOKING INFORMATION

     Certain statements in this Proxy Statement are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward looking statements by the use of such words as "expect," "estimate," "intend," "project," "budget," "forecast," "anticipate," "plan," "hope," "in the process of" and similar expressions. Forward looking statements include all statements regarding IMC's expected financial position, results of operations, cash flows, dividends, financing plans, business strategies, budgets, capital and other expenditures, competitive positions, plans and objectives of management and markets for stock. All forward looking statements involve risks and uncertainties. In particular, any statements contained herein regarding the consummation and benefits of the proposed transaction with the Greenwich Funds are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of IMC, which may cause IMC not to realize the benefits hoped for as a result of the proposed transaction. Furthermore, known and unknown risks may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward looking statements include, among other things, the risks enumerated in "Certain Important Considerations," overall economic and business conditions, the demand for IMC's services, competitive factors in the industry in which IMC competes, changes in government regulation, continuing tightening of credit available to the sub-prime mortgage industry, early termination of the amended and restated intercreditor agreements or the standstill periods relating to certain of IMC's creditors, increased yield requirements by asset-backed investors, lack of continued availability of IMC's credit facilities, reduction in real estate values, reduced demand for non-conforming loans, prepayment speeds, delinquency and default rates of mortgage loans owned or serviced by IMC, rapid fluctuation in interest rates, risks related to not hedging against loss of value of IMC's mortgage loan inventory, changes which influence the loan securitization and the net interest margin securities (excess cash flow trust) markets generally, lower than expected performance of companies acquired by IMC, market forces affecting the price of IMC's common stock and other uncertainties associated with IMC's current financial difficulties and the proposed transaction with the Greenwich Funds described herein. For additional information about certain of these matters, you are urged to refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and IMC's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission

     IMC does not undertake any obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. We caution you not to place undue reliance on these forward looking statements, which speak only as of their dates.

                        CERTAIN IMPORTANT CONSIDERATIONS

     In evaluating IMC and IMC's business, the Acquisition Agreement and the transactions contemplated by the Acquisition Agreement and the proposed Amended and Restated Articles of Incorporation, IMC shareholders should carefully focus on the following considerations, as well as other information included in or incorporated by reference into this Proxy Statement:

     Possible Termination of Standstill Provisions under Intercreditor Agreements by Creditors. There is no assurance that if the standstill provisions under the intercreditor agreements are terminated or expire, IMC's lenders, including the Greenwich Funds, will continue to forebear from exercising their rights to make margin calls, foreclose on the collateral or to file a petition for involuntary bankruptcy of IMC. The standstill provisions under the intercreditor agreements may be terminated if the proposed transaction with the Greenwich Funds is not completed prior to July 20, 1999. If the proposed transaction with the Greenwich Funds is completed by that date, the standstill periods will be extended for twelve additional months. The standstill provisions under the intercreditor agreements may be terminated sooner for various reasons, including the failure of IMC to make required payments, the failure of IMC shareholders to approve the proposed transaction with the Greenwich Funds or in certain other events as provided in the intercreditor agreements. If the standstill provisions under the intercreditor agreements terminate, IMC will need to renegotiate or refinance the loans with its current lenders. There can be no assurance that sources of capital will be available to IMC to permit such refinancing. IMC has had significant difficulty finding such sources of capital over the past year.

     Interests of the Greenwich Funds. Certain of the Greenwich Funds and related entities have entered into other transactions with IMC. In July 1998, some of the Greenwich Funds and Travelers Casualty and Surety Company (referred to in this Proxy Statement as "Travelers") purchased $50 million of IMC Class A preferred stock. Travelers is a significant investor in GSCP. Some of the Greenwich Funds loaned $33 million to IMC in October 1998, and loaned an additional $5 million to IMC on February 16, 1999. In connection with the October 1998 loan, some of the Greenwich Funds received IMC Class C exchangeable preferred stock and the right to exchange the loan for additional IMC Class C exchangeable preferred stock or IMC Class D preferred stock. If the proposed transaction with the Greenwich Funds is completed, these loans will be amended, the commitments under these loans will be increased by an additional $35 million, the Greenwich Funds will surrender for cancellation all of the outstanding Class C exchangeable preferred stock and the right to exchange the loans for Class C exchangeable preferred stock or IMC Class D preferred stock will terminate. The Greenwich Funds and a related entity have entered into other agreements with IMC which are ancillary to the Acquisition Agreement and the loan agreement, including certain consulting agreements. The Greenwich Funds have also purchased, at a discount, approximately $87.5 million of IMC secured loans from BankBoston, N.A.

     As creditors and preferred shareholders of IMC, the Greenwich Funds have rights to the assets of IMC that come before the common shareholders of IMC. Therefore, the Greenwich Funds may have interests that differ from common shareholders of IMC. As majority shareholders of IMC after the completion of the proposed transaction with the Greenwich Funds, the Greenwich Funds will be in a position to elect the entire Board of Directors of IMC and thereby direct the management of IMC. In connection with the proposed transaction with the Greenwich Funds, each of the directors of IMC immediately prior to the consummation of the transaction (other than Messrs. ______________) will resign from the IMC Board of Directors effective as of the consummation of the proposed transaction with the Greenwich Funds, and the Board of Directors of IMC is then expected to include the individuals identified in "New Directors of IMC; Executive Officers of IMC."

     Dilutive Effect on Current Shareholders' Voting Power. After the completion of the proposed transaction with the Greenwich Funds, the current shareholders of IMC other than the Greenwich Funds will own in the aggregate about 6.5% of the outstanding IMC common stock. This represents substantial dilution of their current beneficial ownership and percentage voting power in IMC. See "Security Ownership of Certain Beneficial Owners and Management."

     Probable Delisting of IMC Common Stock from Nasdaq. IMC received a letter from Nasdaq dated January 13, 1999 indicating that IMC had failed to maintain a closing bid price of greater than or equal to $1.00 per share in accordance with Marketplace Rule 4450. According to the letter, IMC's stock will be delisted from the Nasdaq Stock Market if its stock price does not trade above $1.00 per share for a period of at least 10 consecutive trading days before April 13, 1999. IMC does not believe that the common stock will trade above $1.00 for the requisite period. As a result, IMC believes that its common stock will be delisted from the Nasdaq Stock Market on April 13, 1999.

     IMC's common stock may be included on the Nasdaq SmallCap Market if the following conditions are met: (i) IMC maintains at least $2,000,000 in net tangible assets, (ii) the minimum bid price of IMC's common stock is $1.00 per share, (iii) there are at least 500,000 shares of IMC common stock in the public float valued at $1,000,000 or more, (iv) IMC's common stock has at least two active market makers, and (v) IMC's common stock is held by at least 300 round lot holders. As noted above, IMC's common stock is currently trading at less than $1.00 per share and does not presently meet the Nasdaq SmallCap Market's listing requirements.

     If IMC is unable to satisfy the continued listing requirements of the Nasdaq SmallCap Market, its securities will be delisted from Nasdaq. In such event, trading, if any, in IMC's common stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of IMC's common stock could be impaired not only in the number of shares of common stock which could be bought and sold, but also through delays in the timing of the transactions, reduction in security analysts' and the news media's coverage of IMC and lower prices for IMC's common stock than might otherwise be attained.

     Risk of Low-priced Stock. If IMC's common stock were to be delisted from the Nasdaq National Market it could become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (as used herein, "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or an annual income in excess of $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell IMC's common stock, and, therefore, the price of IMC's common stock may be adversely affected.

     The Securities and Exchange Commission has adopted regulations which define a "penny stock" to be an equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. Disclosure is also required to be made about the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The foregoing restrictions will not apply to IMC's common stock if the stock is listed on Nasdaq and has certain price and volume information provided on a current and continuing basis or meets certain minimum net tangible assets or average revenue criteria. There can be no assurance that IMC's common stock will qualify for exemption from these restrictions.

     If IMC's common stock were subject to the rules on penny stocks, the market liquidity and price for IMC's common stock could be severely adversely affected.

     Business Deterioration. IMC's business has suffered serious deterioration over the past six months due to a number of factors, including turmoil in the financial markets in which IMC participates; losses from hedging transactions; and a dramatic reduction in the availability of equity, debt and asset-backed capital to fund IMC's operations. As a result, IMC has reported a significant loss from operations for the year ended December 31, 1998 and may suffer damage to its reputation and its operations that are difficult to repair, including losses of customers, suppliers and employees. These and other factors may contribute to further deterioration of IMC's business operations before or after the completion of the proposed transaction with the Greenwich Funds.

     Historical Performance No Indication. The historical share price and earnings performance of IMC are not indicative of IMC's future share price or earnings results.

                         SELECTED FINANCIAL DATA OF IMC

     The following information is being provided to assist you in analyzing the financial aspects of the proposed transaction with the Greenwich Funds and is only a summary. The historical Statement of Operations and Balance Sheet data set forth below as of and for the fiscal years ended December 31, 1994, 1995, 1996, 1997 and 1998 have been derived from the Consolidated Financial Statements and Notes thereto of the Company. This data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Liquidity and Capital Resources" and the Consolidated Financial Statements and Notes thereto, as well as the historical financial statements and related notes contained in the annual, quarterly and other reports filed by IMC with the Securities and Exchange Commission. See "Where to Find More
Information." References in this Proxy Statement to "$" mean United States dollars.


                                                                        Year Ended
                                                                       December 31,
                                                   ---------------------------------------------------------
                                                   1994        1995        1996         1997            1998
                                                   ----        ----        ----         ----            ----
Statement of Operation Data:                              (dollars in thousands, except share data)
  Revenues
        Gain on sales of loans (1)(2)              $8,583      $20,681     $46,230      $180,963    $205,924
        Additional securitization transaction
          expense (3)                                (560)      (5,547)     (4,158)         ---         ---
                                                   --------    --------    --------     --------    ---------

           Gain on sale of loans, net                8,023      15,134      42,072       180,963     205,924
                                                   --------    --------    --------     --------    ---------
        Warehouse interest income                    2,510       7,885      37,463       123,432     147,938
                                                   --------    --------    --------     --------    ---------
        Warehouse interest expense                  (1,611)     (6,007)    (24,535)      (98,720)   (118,345)

           Net warehouse interest income               899       1,878      12,928        24,712      29,592
                                                   --------    --------    --------     --------    ---------
        Servicing fees                                  99       1,543       5,562        17,072      45,382

        Other                                        1,073       1,118       5,092        16,012      40,311
                                                   --------    --------    --------     --------    ---------
            Total servicing fees and other           1,172       2,661      10,654        33,084      85,693
                                                   --------    --------    --------     --------    ---------
               Total revenues                       10,094      19,673      65,654       238,759     321,209
                                                   --------    --------    --------     --------    ---------

   Expenses
        Compensation and benefits                    3,348       5,139      16,007        82,051      124,234
        Selling, general and administrative
          expenses (2)                               2,000       3,478      15,652        64,999      130,547

        Other                                           14         298       2,321        14,280       28,434

        Hedge loss (4)                                 ---         ---         ---           ---       22,351

        Market valuation adjustment (5)                ---         ---         ---           ---       84,638

        Interest expense - Greenwich Funds (6)         ---         ---         ---           ---       30,795

        Sharing of proportionate value of
          equity (7)                                 1,689       4,204       2,555           ---          ---
                                                   --------    --------    --------     --------    ---------
            Total Expense                            7,051      13,119      36,535       161,330      420,999
                                                   --------    --------    --------     --------    ---------
Pre-tax income (loss) before income taxes            3,043       6,554      29,119        77,429      (99,790)

Pro forma provision for income taxes (8)(9)(10)      1,187       2,522      11,190        29,500          679
                                                   --------    --------    --------     --------    ---------
Pro forma net income (loss)(2)(9)(10)               $1,856      $4,032     $17,929       $47,929    $(100,469)
                                                   ========    ========    ========     ========    =========

Pro forma basic net income (loss) per common
     share (10)(11)                                  $0.15       $0.34       $1.12         $1.76       $(3.21)

Pro forma diluted net income (loss) per
     common shares (2)(10)(11)                       $0.15       $0.34       $0.92         $1.54       $(3.21)

Pro forma basic average common shares
     outstanding (10)(11)                        12,000,000   12,000,000   15,981,521   27,299,827   31,745,575

Pro  forma  diluted average common shares
     outstanding (10)(11)                        12,000,000   12,000,000   19,539,963   31,147,944   31,745,575


                                      -14-


Balance Sheet Data:

        Mortgage loans held for sale               $28,996    $193,003    $914,587    $1,673,144     $946,446

        Interest-only and residual certificates      3,404      14,073      86,247       223,306      468,841

        Borrowings under warehouse finance
          facilities                                27,732     189,819     895,132     1,732,609      984,571

        Term debt and notes payable                    ---      11,121      47,430       130,480      432,737

        Redeemable preferred stock                     ---         ---         ---           ---       37,333

        Shareholders' equity                         5,856       5,609      89,337       254,064      210,610

        Total assets                                36,642     354,551   1,707,348     2,945,932    1,683,639

Operating Data (dollars in millions):

        Loans purchased or originated                 $283        $622      $1,770        $5,893       $6,177

        Loans sold through securitization               82         388         935         4,858        5,117

        Whole loan sales                               180          71         129           145        1,530

        Serviced loan portfolio (period end)            92         536       2,148         6,957        8,887

Delinquency Data:

        Total delinquencies as a percentage of
          loans serviced (period end)(12)(13)         0.87%       3.43%       5.30%         5.40%       6.55%

        Defaults as a percentage of loans
          serviced (period end) (13)(14)              0.12        1.00        1.47          2.15        7.14%

        Net annualized losses as a percentages
          of average loans serviced for period
          (13)                                        0.00        0.09        0.13          0.15        0.27%

-------------------
(1) Prior to June 1996, includes interest-only and residual certificates received by ContiFinancial in connection with IMC's agreement with ContiFinancial. See Item 7. -"Management's Discussion and Analysis of Financial Condition and Results of Operations -- Transactions with ContiFinancial - Additional Securitization Transaction Expense."

(2) Beginning January 1, 1996, the Company adopted SFAS 122, which resulted in additional gain on sale of $7.8 million, and additional amortization expense of $1.2 million for the year ended December 31, 1996. The effect on unaudited pro forma net income and pro forma net income per common share for the year ended December 31, 1996 was an increase of $4.1 million and $0.21, respectively.

(3) In 1994, 1995 and 1996, ContiFinancial received interest-only and residual certificates with estimated values of $3.0 million, $25.1 million and $13.4 million in exchange for cash payments of $2.1 million, $18.4 million and $8.6 million, respectively. In addition, ContiFinancial paid IMC $0.4 million, $1.1 million and $0.7 million in 1994, 1995 and 1996, respectively, in expenses related to securitizations. See Item 7. - "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Transactions with ContiFinancial - Additional Securitization Transaction Expense."

(4) Reflects losses incurred from selling short U.S. Treasury Securities. The Company historically sold U.S. Treasury Securities short to hedge against interest rate movements affecting mortgages held for sale. In 1998, the Company paid approximately $47.5 million due to devaluation of the Company's hedge position, which was not offset by an equivalent increased gain on sale of loans at the time of securitization. Of the approximately $47.5 million hedge devaluation, approximately $25 million was closed at the time the Company priced two securitizations and was reflected as an offset to gain on sale and approximately $22 million was charged to hedge loss. See Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations - Discussion of Events During the Year Ended December 31, 1998," "-Results of Operations - Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997" and - "Risk Management" and Note 5 of Notes to Consolidated Financial Statements.

(5) Reflects a decrease in the estimated fair value of the interest only and residual certificates resulting from revised loss curve assumptions used to approximate the timing of losses over the life of the securitized loans and a revised discount rate used to present value the projected cash flows retained by the Company. See Item 7.-"Management's Discussion and Analysis of Financial Condition and Results of Operations Certain Accounting Considerations" and Note 10 of Notes to Consolidated Financial Statements.

(6) Reflects interest expense related to a $33 million standby revolving credit facility with Greenwich Funds. Interest expense recognized includes accrued interest at 10%, amortization of a $3.3 million commitment fee, and the value attributable to the preferred stock issued and the preferred stock issuable to Greenwich Funds under the terms of the agreement. See Notes 3 and 4 of Notes to the Consolidated Financial Statements.

(7) Reflects expenses recorded in connection with the value sharing arrangement with ContiFinancial (the "Conti VSA") which terminated in March 1996. The Company's pre-tax income before the Conti VSA for 1994, 1995 and 1996 was $4.7 million, $10.8 million and $31.7 million, respectively. See Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Transactions with ContiFinancial - Sharing of Proportionate Value of Equity" and Note 5 of Notes to Consolidated Financial Statements.

(8) Prior to its initial public offering in June 1996, IMC was organized as a partnership. That Partnership, which is included in the Consolidated Financial Statements, became a wholly-owned subsidiary of the Company after the plan of exchange described in Note 1 of Notes to Consolidated Financial Statements was consummated. The Partnership made no provision for income taxes since the Partnership's income or losses were passed through to the partners individually. The Partnership's income became subject to income taxes at the corporate level as of June 24, 1996, the effective date of the exchange described in Note 1 of Notes to Consolidated Financial Statements.

(9) Pro forma data reflects a provision for income taxes to indicate what these taxes would have been had the exchange described in Note 1 of Notes to Consolidated Financial Statements occurred in prior years.

(10)    Amounts are actual for the years ended December 31, 1997 and 1998.

(11) Pro forma per share data reflects the weighted average number of common and dilutive common share equivalents outstanding during the period after giving effect to the recapitalization described in Note 1 of Notes to Consolidated Financial Statements.

(12) Represents the percentages of account balances contractually past due 30 days or more, exclusive of home equity loans in foreclosure, bankruptcy and real estate owned.

(13) Total delinquencies, defaults and net annualized losses as a percentage of average loans serviced have each trended upward, in part, as a result of the aging of the Company's loan portfolios.

(14) Represents the percentages of account balances of loans in foreclosure and bankruptcy, exclusive of real estate owned.

------------------

     The quarterly results of operations of the Company for each quarter of the fiscal years ended December 31, 1997 and 1998 are set forth in Note 16 of Notes to Consolidated Financial Statements.

                               IMC SPECIAL MEETING

Date, Time and Place of Special Meeting

     The special meeting of the IMC shareholders will be held on June __, 1999 at 10:00 a.m. local time at [location].

Purpose of the IMC Special Meeting

     At the special meeting, holders of IMC common stock, IMC Class A preferred stock and IMC Class C exchangeable preferred stock will consider and vote upon:
(1) a proposal to adopt the Amended and Restated  Articles of  Incorporation  to
(a) increase the authorized number of shares of common stock from 50,000,000 shares to 540,000,000 shares, (b) eliminate the provision for election of directors in classes that are staggered, (c) amend the terms of the Class A preferred stock and Class B preferred stock so that such preferred stock will not be required to be redeemed upon the consummation of the proposed transactions with the Greenwich Funds, (d) eliminate the authorized Class C exchangeable preferred stock and the Class D preferred stock, and (e) provide that Section 607.0902 (Control-share acquisitions) of the Florida Business Corporation Act will not apply to IMC; (2) a proposal to amend IMC's Amended and Restated Articles of Incorporation so that Section 607.0901 (Affiliated transactions) of the Florida Business Corporation Act will not apply to IMC; (3) a proposal to approve the Acquisition Agreement, dated as of February 19, 1999, by and among the Greenwich Funds and IMC, providing for, among other things, the issuance by IMC of 491,604,500 shares of its common stock to the Greenwich Funds, and the other transactions contemplated thereby; and (4) such other matters as may properly be brought before the special meeting or any adjournment or postponement thereof.

     A special committee of independent directors of the IMC Board of Directors and the IMC Board of Directors unanimously recommend that IMC shareholders vote "FOR" adoption and approval of Proposals 1, 2 and 3 above. See "Proposal 1:
Proposed Amended and Restated Articles of Incorporation," "Proposal 2: Proposed Amendment to IMC's Amended and Restated Articles of Incorporation" and "Proposal 3: The Proposed Transaction with the Greenwich Funds."

     Only shareholders of record at the close of business on May ___, 1999 are entitled to notice of and to vote at the IMC special meeting or any adjournment or postponement of the special meeting. Proposals 1 and 2 are conditioned on passage of Proposal 3. If Proposal 3 is not approved by the requisite vote of the shareholders or the proposed transaction with the Greenwich Funds is not consummated for any reason, the Amended and Restated Articles of Incorporation will not be adopted, and will not be amended as provided in Proposal 2, even if the shareholders approve Proposals 1 and 2. Proposal 3 is conditioned on the approval of Proposal 1. If Proposal 1 is not approved, the proposed transaction with the Greenwich Funds cannot be consummated.

Solicitation of Proxies

     The solicitation of proxies in the form enclosed is made on behalf of the IMC Board of Directors. The expenses of the solicitation of proxies, including preparing, handling, printing and mailing the proxy soliciting material, will be borne by IMC. Solicitation will be made by use of the mails and, if necessary, by electronic telecommunications or in person. IMC has retained the services of ___________ to assist in connection with the soliciting of proxies for a fee of $________ plus out-of-pocket expenses. In soliciting proxies, IMC management may use the services of its directors, officers and employees, who will not receive any additional compensation therefor, but who will be reimbursed for their out-of-pocket expenses. IMC will reimburse banks, brokers, nominees, custodians and fiduciaries for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of the stock held by such persons and in requesting authority for the execution of proxies.

Record Date; Voting Rights; Proxies

     Only shareholders of record of IMC common stock, IMC Class A preferred stock and IMC Class C exchangeable preferred stock at the close of business on May __, 1999 (the "Record Date") are entitled to notice of and to vote at the special meeting of shareholders or any adjournment or postponement thereof.

     As of the Record Date, there were _____________ issued and outstanding shares of IMC common stock held by approximately __ holders of record, each of which is entitled to one vote per share on any matter that properly comes before the IMC special meeting. In addition, as of the Record Date, there were 500,000 issued and outstanding shares of IMC Class A preferred stock held by four holders of record and 23,760.758 issued and outstanding shares of IMC Class C exchangeable preferred stock held by three holders of record, each of which is entitled to vote as a separate class and is entitled to one vote per share on the proposal to adopt IMC's Amended and Restated Articles of Incorporation and on the proposal to approve the Acquisition Agreement and any related matter that properly comes before the IMC special meeting.

     Assuming a quorum (more than 50% of the outstanding shares of IMC common stock, more than 50% of IMC class A preferred stock and more than 50% of IMC class C exchangeable preferred stock) is present in person or represented by proxy at the special meeting:

        (1) a majority of the votes cast by the holders of common stock and the affirmative vote of more than 66 2/3% of the outstanding IMC Class A preferred stock and the outstanding IMC Class C exchangeable preferred stock voting separately are required to approve the Acquisition Agreement and the transactions contemplated thereby and adopt the proposed Amended and Restated Articles of Incorporation; and

        (2) the affirmative vote of a majority of the disinterested shareholders of IMC (i.e., shareholders other than the Greenwich Funds, their affiliates and associates) is required to adopt the amendment to IMC's Amended and Restated Articles of Incorporation described in Proposal 2.

     All shares of IMC common stock and preferred stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on such proxies, such shares of IMC common stock or preferred stock will be voted in favor of approval of the adoption of the proposed Amended and Restated Articles of Incorporation, in favor of approval of the adoption of the amendment to IMC's Amended and Restated Articles of Incorporation described in Proposal 2 and in favor of approval of the Acquisition Agreement and the transactions contemplated thereby.

     IMC does not know of any matters that are to come before the special meeting other than the proposal to adopt the Amended and Restated Articles of Incorporation, the proposal to amend IMC's Amended and Restated Articles of Incorporation and the proposal to approve the Acquisition Agreement and the transactions contemplated thereby. If any other matter or matters are properly presented for action at the special meeting, including a motion to adjourn the meeting to another time or place, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld by notation on the proxy. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of revocation to the Secretary of IMC, by signing and returning a later dated proxy, or by voting in person at the special meeting. However, mere attendance at the special meeting will not, in and of itself, have the effect of revoking the proxy.

     Votes cast by proxy or in person at the special meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Accordingly, since Florida law and IMC's Amended and Restated Articles of Incorporation require the affirmative vote of a majority of the votes cast by the holders of common stock, an abstention will have no effect on the vote of IMC common stockholders with respect to the Proposals 1 or 3, assuming a quorum is present. With respect to Proposal 2, Florida law requires that a majority of disinterested shareholders vote in favor of approval of Proposal 2 and, accordingly, an abstention will be the same as a vote against the Proposal. If a broker indicates on the proxy that it does not have authority to vote certain shares on a particular matter, those shares will be counted for purposes of determining the presence of a quorum but will not be entitled to vote on such matter. Without instruction from the beneficial owner, brokers will not have authority to vote shares held in "street name" at the special meeting.

Quorum

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of IMC common stock and a majority of the issued and outstanding shares of each class of IMC preferred stock entitled to vote is necessary to constitute a quorum at the IMC special meeting.

Certifying Accountants

     Representatives of IMC's independent accountants will (i) be present at the special meeting, (ii) have an opportunity to make a statement if they request, and (iii) be available to respond to appropriate questions.

Other Information

     On the Record Date, the executive officers and directors of IMC, including their affiliates, had voting power with respect to an aggregate of ______ shares of IMC common stock or approximately ___% of the shares of IMC common stock then outstanding. IMC currently expects that such directors and officers will vote all of such shares in favor of the adoption of the proposed Amended and Restated Articles of Incorporation, in favor of the adoption of the amendments to IMC's Amended and Restated Articles of Incorporation described in Proposal 2 and in favor of the approval of the Acquisition Agreement and the transactions contemplated thereby. In addition, on the Record Date, the Greenwich Funds owned 400,000 shares of IMC Class A preferred stock and 23,760.758 shares of IMC Class C exchangeable preferred stock or 80% of the Class A and 100% of the Class C preferred stock then outstanding. The Greenwich Funds have agreed to vote their shares of IMC preferred stock in favor of approval of the adoption of the Amended and Restated Articles of Incorporation, in favor of approval of the adoption of the amendment to IMC's Amended and Restated Articles of Incorporation described in Proposal 2 and in favor of the approval of the Acquisition Agreement and the transactions contemplated thereby.

     The matters to be considered at the special meeting are of great importance to the IMC shareholders. Accordingly, IMC shareholders are urged to read completely and carefully consider the information presented in this Proxy Statement, and to complete, sign, date and promptly return the enclosed proxy in the enclosed postage pre-paid return envelope.

                                   Proposal 1:

             PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION


Proposed Amendments

     The proposed Amended and Restated Articles of Incorporation will:

     o increase the authorized number of shares of IMC common stock from 50,000,000 shares to 540,000,000 shares;

     o eliminate the provision for election of directors in classes that are staggered;

     o amend the terms of the Class A preferred stock and Class B preferred stock so that the preferred stock will not be required to be redeemed upon consummation of the proposed transactions with the Greenwich Funds;

     o eliminate the authorized Class C exchangeable preferred stock and the Class D preferred stock; and

     o provide that Section 607.0902 (Control-share acquisitions) of the Florida Business Corporation Act will not apply to IMC.

     These proposed amendments are being submitted for adoption as a single proposal to IMC shareholders. The full text of the proposed Amended and Restated Articles of Incorporation is attached to this Proxy Statement as Annex D and should be read completely and carefully.

     Increase in Authorized Number of Shares.

     The Board of Directors of IMC has proposed an amendment to Article IV, Section A of IMC's Amended and Restated Articles of Incorporation to increase the number of authorized shares of IMC common stock, par value $0.01 per share, from 50,000,000 shares to 540,000,000 shares.

     The additional shares of IMC common stock for which authorization is sought would be part of the existing class of IMC common stock and would have the same rights and privileges as the shares of IMC common stock that are presently authorized. Such additional shares would not (and the shares of IMC common stock presently outstanding do not) entitle the holders thereof to preemptive rights to subscribe for additional shares or cumulative voting rights.

     In connection with the proposed transaction with the Greenwich Funds described in "Proposal 3: The Proposed Transaction with the Greenwich Funds," IMC will issue 491,604,500 shares of IMC common stock to the Greenwich Funds pursuant to the Acquisition Agreement. As a result, the Greenwich Funds will become the owners of approximately 93.5% of IMC's outstanding common stock and thereby substantially dilute the ownership of IMC by the current shareholders of IMC.

     Any authorized but unissued or unreserved IMC common stock would be available for issuance at such times, on such terms and for such purposes as the IMC Board of Directors may deem advisable in the future without further action by IMC's shareholders, except as may be required by law or the rules of any stock exchange on which IMC's capital stock is listed at the time. The Board of Directors of IMC may issue such common stock in connection with future financing transactions or acquisitions.

     The principal reason for the proposed Amended and Restated Articles of Incorporation to increase the authorized number of shares of IMC common stock is to enable IMC to issue 491,604,500 shares of IMC common stock to the Greenwich Funds pursuant to the Acquisition Agreement.

     Elimination of Classified Board of Directors.

     The Board of Directors of IMC has proposed an amendment to Section 6.2 of IMC's Amended and Restated Articles of Incorporation to eliminate the provision for election of directors in classes that are staggered. As a result, all of the IMC directors will be elected at each annual meeting of shareholders.

     Corporations generally implement a classified board of directors to enhance the likelihood of continuity and stability in the composition of its board of directors and in the policies formulated by the board of directors. A classified board of directors may make it more difficult for an unsolicited takeover of the corporation to occur.

     The principal reason for the proposed amendment to IMC's Amended and Restated Articles of Incorporation to eliminate the provision for election of directors in classes that are staggered is to simplify the procedure for electing directors in light of the expectation that the Greenwich Funds will own approximately 93.5% of IMC's outstanding common stock after the proposed transaction with the Greenwich Funds and, accordingly, will have the power to elect the entire Board of Directors of IMC.

     Amendment of Class A Preferred Stock and Class B Preferred Stock.

     The terms of the Class A preferred stock and Class B preferred stock of IMC currently require IMC to redeem the Class A preferred stock and the Class B preferred stock outstanding upon certain charges of control of IMC at a redemption price per share equal to 110% of its liquidation value. Under the Amended and Restated Articles of Incorporation, these provisions would be amended so that the Class A preferred stock and Class B preferred stock would not be required to be redeemed upon a change of control that results from the issuance of capital stock of IMC to, or a merger of IMC with, an entity controlled by the managing partner of the Greenwich Funds or any change of directors resulting from any such issuance or merger.

     Elimination of Authorized Class C Exchangeable Preferred Stock and Class D Preferred Stock.

     The Board of Directors has proposed an amendment to Article IV of IMC's Amended and Restated Articles of Incorporation to delete the sections that authorize Class C exchangeable preferred stock and Class D preferred stock. As a result, IMC's authorized share capital will consist of 540,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 500,000 have been designated as Class A preferred stock and 300,000 have been designated as Class B preferred stock.

     The principal reasons for the proposed amendment to IMC's Amended and Restated Articles of Incorporation are to reflect that all of the outstanding shares of the Class C exchangeable preferred stock will be surrendered for cancellation upon consummation of the proposed transaction with the Greenwich Funds and that the Class D preferred stock was authorized only because the Class C preferred stock was exchangeable for the Class D preferred stock.

     Election Not to Be Governed by the Control-share Acquisition Statute.

     The Board of Directors of IMC has proposed an amendment to IMC's Amended and Restated Articles of Incorporation to provide that Section 607.0902 (Control-share acquisitions) of the Florida Business Corporation Act (the FBCA) will not apply to IMC.

     Section 607.0902 of the FBCA provides that a person who acquires shares in an issuing public Florida corporation, such as IMC, in excess of certain specified thresholds will generally not have any voting rights with respect to such shares unless such voting rights are approved by a majority of the shares entitled to vote, excluding interested shares. The thresholds specified in the FBCA are the acquisition of a number of shares representing: (a) 20% or more, but less than 33% of all voting power of the corporation, (b) 33% or more but less than a majority of all voting power of the corporation or (c) a majority or more of all voting power of the corporation. This statutory provision does not apply if, among other things, the acquisition (a) is approved by the corporation's board of directors, (b) is pursuant to a pledge or other security interest created in good faith and not for the purpose of circumventing the FBCA, (c) is pursuant to the laws of intestate succession or pursuant to gift or testamentary transfer or (d) is pursuant to a statutory merger or share exchange to which the corporation is a party. This statutory provision also does not apply to acquisitions of shares of a corporation if, prior to the pertinent acquisitions of shares, the corporation's articles of incorporation or by-laws provided that the corporation shall not be governed by the provision. This provision also permits a corporation to adopt a provision in its articles of incorporation or by-laws providing for the redemption by the corporation of such acquired shares in certain circumstances. Unless otherwise provided in the corporation's articles of incorporation or by-laws prior to the pertinent acquisition of shares, in the event that such shares are accorded full voting rights by the shareholders of the corporation and the acquiring shareholder acquires a majority of the voting power of the corporation, all shareholders who did not vote in favor of according voting rights to such acquired shares are entitled to dissenters' rights.

     The principal reason for the proposed amendment to IMC's Amended and Restated Articles of Incorporation to elect to not be governed by Section
607.0902 of the FBCA is to eliminate the anti-takeover impact that this provision has with respect to IMC and its shareholders as to future transactions in light of the expectation that the Greenwich Funds will own approximately 93.5% of IMC's outstanding common stock after the proposed transaction with the Greenwich Funds. Another reason for this proposed amendment is to eliminate the dissenters' rights described in Section 607.0902 of the FBCA in respect of future transactions.

     The Board of Directors of IMC has approved the share acquisition and the other transactions contemplated by the Acquisition Agreement in such a manner that the provisions of Sections 607.0902 of the FBCA are not applicable to any of those transactions.

     The adoption of the Amended and Restated Articles of Incorporation must be approved by the affirmative vote of a majority of the votes cast by the holders of common stock and by the affirmative vote of holders of more than 662/3% of the outstanding IMC Class A preferred stock and the outstanding IMC Class C exchangeable preferred stock, voting separately.

Recommendation of the Board of Directors of IMC.

IMC'S SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS OF THE BOARD OF DIRECTORS AND IMC'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE HOLDERS OF IMC COMMON STOCK VOTE "FOR" ADOPTION OF THE PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION.

     If the proposed transaction with the Greenwich Funds is not approved by the shareholders of IMC or if such transaction is not consummated for any reason, IMC's Amended and Restated Articles of Incorporation will not be adopted as described in this Proposal 1, even if the IMC shareholders approve Proposal 1.

                                   Proposal 2:

                           PROPOSED AMENDMENT TO IMC'S
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

     The Board of Directors of IMC has proposed an amendment to IMC's Amended and Restated Articles of Incorporation to provide that Section 607.0901 (Affiliated transactions) of the FBCA will not apply to IMC. The full text of the proposed amendment is attached to this Proxy Statement as Annex E and should be read carefully and completely.

     Section 607.0901 of the FBCA provides that certain transactions involving a Florida corporation, such as IMC, and a shareholder owning 10% or more of the corporation's outstanding voting shares (an "affiliated shareholder") must generally be approved by the affirmative vote of the holders of two-thirds of the voting shares other than those owned by the affiliated shareholder. The transactions covered by the statutory provision include, with certain exceptions, (1) mergers and consolidations to which the corporation and the affiliated shareholder are parties, (2) sales or other dispositions of substantial amounts of the corporation's assets to the affiliated shareholder,
(3) issuances by the corporation of substantial amounts of its securities to the affiliated shareholder, (4) the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the affiliated shareholder, (5) any reclassification of the corporation's securities which has the effect of substantially increasing the percentage of the outstanding voting share of the corporation beneficially owned by the affiliated shareholder and (6) the receipt by the affiliated shareholder of certain loans or other financial assistance from the corporation. These special voting requirements do not apply in any of the following circumstances: (1) if the transaction was approved by a majority of the corporation's disinterested directors, which includes any directors in office as of the date a shareholder became an affiliated shareholder and any directors who was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the disinterested directors then on the board, (2) if the corporation did not have more than 300 shareholders of record at any time during the preceding three years, (3) if the affiliated shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for the past five years, (4) if the affiliated shareholder is the beneficial owner of at least 90% of the corporation's outstanding voting shares, exclusive of those acquired in a transaction not approved by a majority of disinterested directors or (5) if the consideration received by each shareholder in connection with the transaction satisfies the `fair price' provisions of the FBCA. This statutory provision applies to any Florida corporation unless the original articles of incorporation or an amendment to the articles of incorporation or by-laws contain a provision expressly electing not to be governed by the provision. Such an amendment to the articles of incorporation or by-laws must be approved by the affirmative vote of a majority of disinterested shareholders and is not effective until 18 months after approval by the corporation's shareholders.

     As a result of the proposed transaction with the Greenwich Funds, the Greenwich Funds will own approximately 93.5% of IMC's outstanding common stock. In addition, GSCP will own 10% or more of IMC's outstanding voting shares, thereby making GSCP an "affiliated shareholder" for purposes of Section 607.0901 of the FBCA.

     The principal reason for the proposed amendment to IMC's Amended and Restated Articles of Incorporation to elect to not be governed by Section
607.0901 of the FBCA is to remove the burdensome administrative constraints imposed by this provision with respect to future transactions, especially in light of the expectation that GSCP will be an "affiliated shareholder." It should be noted that this amendment to IMC's Amended and Restated Articles of Incorporation, if approved by IMC's shareholders and effected, will not become effective until 18 months after such approval. The New Directors will be elected in such manner that they constitute disinterested directors for purposes of
Section 607.0901.

     The Board of Directors of IMC has approved the share acquisition and the other transactions contemplated by the Acquisition Agreement in such a manner that the provisions of Sections 607.0901 of the FBCA are not applicable to any of those transactions.

Recommendation of the Board of Directors of IMC

     IMC'S SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS OF THE BOARD OF DIRECTORS AND IMC'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE HOLDERS OF IMC COMMON STOCK VOTE "FOR" ADOPTION OF THE AMENDMENT TO IMC'S AMENDED AND RESTATED ARTICLES OF INCORPORATION DESCRIBED ABOVE IN THIS PROPOSAL 2.

     If the proposed transaction with the Greenwich Funds is not approved by the shareholders of IMC or the transaction is not consummated for any reason, the amendment to IMC's Amended and Restated Articles of Incorporation will not be adopted as described in this Proposal 2, even if the IMC shareholders approve Proposal 2.

                                   Proposal 3:

                THE PROPOSED TRANSACTION WITH THE GREENWICH FUNDS

     This section of the Proxy Statement, as well as the next section of the Proxy Statement entitled "Certain Provisions of the Acquisition Agreement," describe the principal aspects of the proposed transaction with the Greenwich Funds. Refer to the Acquisition Agreement, which is attached as Annex A to this Proxy Statement, and to the other agreements and documents that are attached as annexes to this Proxy Statement for additional information. You should read the Acquisition Agreement completely and carefully as it is the legal document that governs the transaction with the Greenwich Funds.

Background of the Transaction

     As a result of increased loan purchases and originations and its securitization program, IMC has historically operated with negative cash flows from operations. IMC has obtained cash for its operations through a combination of access to the equity capital markets (sales of common stock), asset-backed capital markets and borrowings. The borrowings have taken three principal forms:
(i) warehouse  loans secured by IMC's inventory of mortgage loans held for sale,
(ii) loans against interest-only and residual certificates retained by IMC as a result of its securitizations of mortgage loans and (iii) working capital loans.

     In September 1998, financial difficulties primarily in Russia and Asia formed the catalyst for material volatility in capital markets resulting, in part, from a build-up of concern over economic conditions generally in emerging markets. Those concerns in turn gave rise to a general de-leveraging in the capital markets and a "flight to quality" causing a reduction in demand for asset-backed securities and an increase in demand for United States Treasury securities. These factors, among others, resulted in upheaval in the capital markets, severely restricting IMC's ability to access capital through its traditional sources.

     Moreover, several other factors, primarily related to volatility in the equity, debt and asset-backed capital markets, contributed to a cash crisis for IMC since September 1998.

     o First, IMC's $95 million revolving credit facilities with BankBoston, N.A. matured in mid- October 1998. While IMC was working with BankBoston to renew and increase the credit facilities, it became apparent to IMC in late September that BankBoston would not renew the credit facilities, causing the entire amount outstanding under the facilities to become due in mid-October. The BankBoston facility was secured by a pledge of certain interest-only and residual certificates, the common stock of most of IMC's subsidiaries, IMC's servicing rights and substantially all of IMC's other assets.

     o Second, IMC's lenders, which had advanced approximately $276 million at September 30, 1998 to IMC collaterized by its interest-only and residual certificates, indicated to IMC that because of adverse market conditions they were uncomfortable with their collateral and proposed to reduce their exposure by making cash margin calls on IMC.

     o Third, IMC's lenders which had advanced more than $2 billion to IMC collaterized by mortgage loans also made or threatened to make margin calls on those warehouse lines to reduce their exposure to IMC.

     o Fourth, at the same time, IMC's traditional strategy of minimizing risks of interest rate fluctuations through a hedging program of shorting United States Treasury Securities required that IMC satisfy margin calls of approximately $47.5 million in cash. This occurred at a time when IMC lacked the ability to recover that cash through sales of its inventory of whole loans, since the same upheaval in the capital markets had made sales of loans either as whole-loan sales or through securitizations at a price sufficient to generate positive cash flow virtually impossible for IMC.

     IMC's Board of Directors held a series of meetings during September 1998 and determined that IMC needed to locate a substantial source of capital which would either invest funds in IMC or acquire IMC in order to provide IMC the liquidity necessary to deal with its immediate capital requirements and to continue to operate. In September 1998 a special committee of independent directors of IMC's Board of Directors was formed to advise the full Board of Directors of IMC with respect to any change in control transactions regarding IMC. The special committee engaged J.P. Morgan Securities Inc. (referred to in this Proxy Statement as "J.P. Morgan") as its financial advisor on October 2, 1998 and retained legal counsel. On October 6, 1998, IMC hired Donaldson, Lufkin & Jenrette Securities Corporation (referred to in this Proxy Statement as "DLJ") as its financial advisor to assist it in locating such capital sources.

     During late September and early October 1998, IMC continued discussions with BankBoston to extend the maturity of the BankBoston loan facility and with IMC's interest-only and residual lenders and warehouse lenders to obtain additional credit. As a result of these discussions, it became clear that these lenders would forbear from exercising their rights under their respective facilities only if IMC could obtain cash to maintain operations during the proposed standstill period. Faced with the impending maturity of the BankBoston credit facilities and repeated demands from IMC's interest-only and residual lenders and warehouse lenders to reduce their exposure to IMC or face margin calls, which IMC would likely not be able to satisfy, IMC entered into negotiations with certain of the Greenwich Funds. Certain of the Greenwich Funds and Travelers, a related entity that is a significant investor in GSCP, had previously purchased $50 million of IMC Class A preferred stock in July 1998, which was convertible into IMC common stock at $10.44 per share. The Greenwich Funds had conducted a substantial due diligence investigation of IMC in connection with the July 1998 investment. Despite IMC's and DLJ's efforts to procure additional financing sources or financing alternatives for IMC, the Greenwich Funds were the only parties willing to extend funds to IMC to enable it to continue to operate.

     As a result of these negotiations with the Greenwich Funds and IMC's lenders, on October 15, 1998, IMC entered into a loan agreement dated as of October 12, 1998 with some of the Greenwich Funds under which agreement IMC could borrow up to $33 million for a period of up to 90 days. The loan agreement provided IMC with interim financing which enabled IMC to continue to operate while it sought a substantial source of capital which would either invest funds in IMC or acquire IMC. The facility was guaranteed by IMC and IMC's subsidiaries and collateralized by subordinated liens on substantially all of IMC's and its subsidiaries' assets and a pledge of the common stock of IMC's subsidiaries. The facility bore interest at 10% per year and matured in 90 days. In return for providing the facility, certain of the Greenwich Funds received a $3.3 million commitment fee and non-voting IMC Class C exchangeable preferred stock representing the equivalent of 40% of the common equity of IMC. The Class C exchangeable preferred stock is exchangeable after March 31, 1999 for Class D preferred stock, which has voting rights equivalent to 40% of the voting power of the Company. Under the loan facility, the Greenwich Funds may exchange the loans for additional shares of Class C exchangeable preferred stock or Class D preferred stock in an amount of up to the equivalent of 50% of the common equity of IMC (in addition to the Class C exchangeable preferred stock representing the equivalent of 40% of the common equity of IMC received for providing the facility) (the "Exchange Option"). In addition, upon certain changes in control of IMC, the Greenwich Funds could elect to (i) receive repayment of the facility, plus accrued interest and a take-out premium of up to 200% of the average principal amount of the loans outstanding or (ii) exercise the Exchange Option. The Greenwich Funds' willingness to provide the interim financing was contingent on IMC negotiating intercreditor agreements with its significant creditors to refrain from exercising remedies for an interim period. In connection with the Greenwich Funds loan agreement, the IMC Class A preferred stock was amended to eliminate its right to convert into IMC common stock.

     At the same time as IMC entered into the loan agreement with the certain of Greenwich Funds, IMC entered into intercreditor agreements with its three largest mortgage warehouse lenders. These three lenders together held total available warehouse financing facilities with IMC of approximately $3.25 billion collateralized by mortgage loans owned by IMC and held for sale. The intercreditor agreements provided that, subject to certain conditions, these lenders would "stand still" and take no action, including issuing margin calls, with respect to their loan facilities for 45 days. The standstill period would extend for an additional 45 days or until the second week of January 1999 if within the first 45-day time period IMC entered into a letter of intent to effect a change in control of IMC with a third party. BankBoston entered into a similar intercreditor agreement at about the same time on similar terms. Without the forbearance provided by the intercreditor agreements, IMC's lenders could have foreclosed upon their collateral or forced IMC into bankruptcy. IMC agreed to pay $1 million to each of the lenders that executed an intercreditor agreement, agreed to provide several of the lenders preferred rights as to any future IMC securitizations and agreed to issue to one of the lenders warrants to purchase 2.5% of the common stock at an exercise price of $1.72 per share.

     Throughout October and November 1998 DLJ contacted more than 70 parties on behalf of IMC, and obtained confidentiality agreements from and distributed information to more than twenty parties, of which four parties engaged in due diligence investigations of IMC at its Tampa headquarters.

     In late October 1998, IMC received a draft of a letter of intent from a private equity group relating to a proposed acquisition of certain assets and liabilities of IMC. The IMC Board of Directors determined that the terms of such proposed transaction were unsatisfactory and were insufficient to maintain the intercreditor agreements in place. The private equity group withdrew the draft letter of intent and never made a formal offer to IMC.

     During October and November 1998, IMC had direct substantive discussions with Commercial Credit, an affiliate of Travelers, with respect to a potential acquisition of IMC by Commercial Credit. During this period, Commercial Credit conducted an extensive due diligence investigation of IMC. As the end of the initial 45-day standstill period approached (that is, November 27, 1998), IMC believed that Commercial Credit would offer a letter of intent for the acquisition of IMC. However, on November 25, 1998, Commercial Credit informed IMC that it would not offer a letter of intent at that time.

     IMC's Board of Directors met on November 25, November 26 and November 27, 1998 to review IMC's situation. Those meetings were attended not only by the directors but also by, among others, representatives of DLJ and representatives of J.P. Morgan. The IMC Board of Directors determined that, among other things, IMC might have to seek protection under the United States Bankruptcy Code if it did not by the deadline of November 27, 1998 enter into a letter of intent that met the requirements to maintain the intercreditor agreements in effect.

     On the morning of November 27, 1998, a private equity group specializing in investments in distressed companies proposed a transaction to IMC in which it would acquire IMC. However, the group rescinded its proposed offer to IMC that same day.

     Despite the efforts of IMC and DLJ, at the end of the initial 45-day standstill period, no potential acquiror had emerged that was willing to enter into a letter of intent to effect a change of control in IMC. At that time, the Greenwich Funds indicated that they would enter into a letter of intent to invest additional capital in IMC and contemplated arranging for credit facilities to permit IMC to refinance its existing bank loans and credit facilities, if required. The Greenwich Funds proposed a transaction in which they would obtain newly issued common stock equal to approximately 95% of the outstanding equity interests of IMC on a fully diluted basis, leaving IMC's existing common shareholders with 5% of the outstanding equity of IMC and the possibility of existing common shareholders receiving warrants for additional common equity on terms to be negotiated.

     As no other investor had come forward which was willing to enter into a letter of intent with IMC that would satisfy the requirements of the intercreditor agreements, the IMC Board of Directors, based in part on advice and analyses provided by DLJ and J.P. Morgan, believed that the proposal by the Greenwich Funds was superior to any other alternative available to IMC. Based on the recommendation of the special committee of independent directors, and approved by the IMC Board of Directors, the IMC Board of Directors directed IMC to enter into the letter of intent with the Greenwich Funds at that time so long as the Greenwich Funds would agree that IMC could continue its marketing efforts to seek a transaction more favorable to IMC's shareholders and creditors than that proposed by the Greenwich Funds. The Greenwich Funds accepted that condition and the Greenwich Funds and IMC executed a letter of intent on November 27, 1998. Entering into the letter of intent at that time satisfied the conditions of the intercreditor agreements, and the standstill period with IMC's warehouse lenders and BankBoston was extended to mid-January 1999.

     After IMC entered into the letter of intent with the Greenwich Funds on November 27, 1998, DLJ continued its efforts to locate an alternative transaction that would be more favorable to IMC's shareholders and creditors than the transaction outlined in the letter of intent with the Greenwich Funds. In an effort to locate a more favorable transaction, DLJ again contacted the entities previously contacted by DLJ that were deemed to be suitable and that had shown an interest. At the same time, IMC, the special committee of independent directors and its Board of Directors, in consultation with J.P. Morgan and DLJ, continued to analyze other alternatives to effecting the transaction proposed by the Greenwich Funds including, among other things, the possibilities of selling IMC's assets or divisions and of liquidating IMC in both bankruptcy and non-bankruptcy scenarios. From the time IMC's liquidity crisis was identified in September 1998 through the date IMC entered into an agreement with the Greenwich Funds, IMC's Board of Directors met more than 15 times to consider those issues.

     In the final stages of negotiations, the Greenwich Funds agreed to reduce the percentage of the total outstanding equity interest in IMC that the Greenwich Funds would receive as a result of the transaction from 95% to about 93.5% in exchange for the elimination of any right of IMC common shareholders to receive warrants to acquire additional equity in IMC following the completion of the transaction.

     At the same time that IMC was negotiating an agreement with the Greenwich Funds, IMC and the Greenwich Funds were also negotiating amended and restated intercreditor agreements with IMC's three largest mortgage warehouse lenders and with BankBoston. Negotiations between IMC and the Greenwich Funds were delayed while the Greenwich Funds went through extensive negotiations with IMC's largest mortgage warehouse lenders and BankBoston concerning the terms on which they would be willing to continue the intercreditor agreements following the signing of an agreement for a change of control.

     During the same period, IMC took all steps necessary to prepare a filing for protection under Chapter 11 of the United States Bankruptcy Code, which the special committee of independent directors and the IMC Board of Directors believed would be required if the Greenwich Funds did not reach resolution with IMC's creditors and IMC did not enter into a definitive agreement with the Greenwich Funds. On February 11, 1999, the Greenwich Funds and IMC entered into an amendment to the loan agreement with the Greenwich Funds which made an additional $5 million available to IMC for working capital purposes. The Greenwich Funds and BankBoston did not agree on terms satisfactory to both parties for a continuation of the intercreditor agreement with BankBoston, and on February 18, 1999, the Greenwich Funds purchased, at a discount, approximately $87.5 million of secured indebtedness then owed by IMC to BankBoston.

     On February 18, 1999, IMC entered into amended and restated intercreditor agreements with its three largest mortgage warehouse lenders and with the Greenwich Funds relating to the revolving credit facility, the loan agreement with the Greenwich Funds and the amendment to the loan agreement. Under these agreements, as amended, the lenders agreed to keep their respective facilities in place through the acquisition and for twelve months thereafter, if the acquisition by the Greenwich Funds is consummated within five months, subject to earlier termination in certain events as provided in the intercreditor agreements. If the proposed transaction with the Greenwich Funds is not consummated within such five-month period, after that period, those lenders would no longer be subject to the requirements of the amended and restated intercreditor agreements and would be free to exercise remedies, if desired, under their respective loan agreements.

     On February 16, 17 and 18, 1999, IMC's special committee of independent directors and IMC's Board of Directors held meetings in which they reviewed alternatives to the Greenwich Funds proposed transaction with IMC's management, DLJ and J.P. Morgan. As a result of that review, and after receiving a fairness opinion from J.P. Morgan, the special committee of independent directors determined that entering into a definitive agreement with the Greenwich Funds was the best alternative available to IMC from the viewpoint of both IMC's shareholders and creditors and that no other alternative was available that was more likely to provide some value for IMC's shareholders, and to result in payment in full to IMC's creditors over time, and recommended to IMC's Board of Directors that it approve the proposed transaction with the Greenwich Funds. As a result of the special committee's recommendation and discussions with DLJ, and after receiving a fairness opinion from DLJ, IMC's Board of Directors determined that entering into a definitive agreement with the Greenwich Funds was the best alternative available to IMC from the viewpoint of both IMC's shareholders and creditors and that no other alternative was available that was more likely to provide some value for IMC's shareholders and to result in payment in full to IMC's creditors over time. The Board of Directors then approved a merger between IMC and a subsidiary wholly owned by the Greenwich Funds and adopted the merger agreement and recommended that the merger agreement be submitted to a vote of IMC's shareholders. IMC entered into the merger agreement with Greenwich Funds on February 19, 1999. The merger agreement was terminated and recast as an acquisition agreement on March 31, 1999. The Acquisition Agreement provides for the issuance to the Greenwich Funds of the same percentage of shares of common stock directly and not pursuant to the merger transaction contemplated by the merger agreement and otherwise on economic terms that are substantially the same.

     Also, on February 19, 1999, IMC entered into an amended and restated consulting and fee agreement with an affiliate of the Greenwich Funds. In July 1998, in connection with the initial investment by certain of the Greenwich Funds in $40 million of Class A preferred stock of IMC, IMC entered into a consulting and fee agreement with such affiliate, under which the affiliate would provide financial and managerial advisory consulting services in return for an annual fee of $400,000 per year. Under the amended consulting agreement, the GSCP affiliate will be entitled to receive an additional fee of $125,000 for the period ending July 14, 1999 and $700,000 per year thereafter.

     IMC also entered into a consulting agreement with Commercial Credit, an affiliate of Travelers. Under this agreement, Commercial Credit provides advice and recommendations to the management of IMC and IMC's Board of Directors with respect to various aspects of IMC's business, including business plans and loan underwriting criteria. Under the consulting agreement, Commercial Credit receives fees equal to 150% of its actual costs of providing such services.

     See "--Opinion of IMC's Special Committee Financial Advisor" and "--Opinion of IMC's Board of Directors Financial Advisor" for a description of other events and factors leading to IMC's decision to approve the proposed transaction with the Greenwich Funds and related matters.

Reasons of IMC for the Transaction

     At a meeting of the special committee of independent directors of the Board of Directors of IMC held on February 18, 1999, after careful consideration, the special committee unanimously recommended that the IMC Board of Directors approve a merger and the other transactions contemplated by a merger agreement that would have resulted in IMC becoming an approximately 93.5% owned subsidiary of the Greenwich Funds and adopt the merger agreement and recommended the same to IMC shareholders. At a meeting of the IMC Board of Directors held on February 18, 1999, after careful consideration, the IMC Board of Directors unanimously
(i) approved the merger and adopted the merger agreement and the transactions contemplated thereby, (ii) determined that the merger was fair to and in the best interests of IMC and its shareholders and (iii) recommended that holders of shares of IMC common stock and IMC preferred stock vote FOR approval of the merger agreement and the merger and the other transactions contemplated by the merger agreement. At a meeting of the special committee of independent directors of the Board of Directors of IMC held on March 30, 1999, the special committee, after careful consideration and consultation with J.P. Morgan and counsel to IMC, unanimously approved the termination of the merger agreement and its recasting as the Acquisition Agreement to provide for the issuance to the Greenwich Funds of the same percentage of shares of IMC common stock directly and not pursuant to the merger transaction contemplated by the merger agreement previously adopted by the Board of Directors. At a special meeting of the Board of Directors of IMC held on March 30, 1999, the Board of Directors, after careful consideration and consultation with DLJ and counsel to IMC, unanimously approved the termination of the merger agreement and its recasting as the Acquisition Agreement and recommended that holders of shares of IMC common stock and IMC preferred stock vote FOR approval of the Acquisition Agreement and the transactions contemplated thereby. The Acquisition Agreement contains substantially the same economic terms as the merger agreement.

     In reaching their respective decisions to approve the proposed transaction with the Greenwich Funds and recommend the same to the holders of IMC's common stock and preferred stock, the special committee of independent directors of the Board of Directors of IMC and IMC's Board of Directors considered many factors, including but not limited to the following:

     1. alternatives to proceeding with the proposed transaction, including sales of assets and a liquidation of IMC and the prospects for effecting such transactions in the current environment, both in a bankruptcy proceeding and outside a bankruptcy proceeding; and the results of efforts by IMC's financial advisor to solicit potential interest from a number of other third parties and that other parties should have known that IMC would consider a possible business combination;

     2. the amount of debt of IMC and the terms and conditions of the documents evidencing such debt, the expiration date of the standstill agreements, as well as the prospects of refinancing or otherwise repaying the debt; the prospect that IMC would be forced to seek protection from its creditors under the bankruptcy laws if IMC did not proceed with the proposed transaction with the Greenwich Funds or another transaction acceptable to IMC's creditors; and the impact of a bankruptcy proceeding on the prospects of IMC's shareholders and creditors realizing value for their interests in or claims against IMC;

     3. the impact on IMC and its business of the uncertainties associated with its financial problems, including risks that customers and suppliers would stop doing business with IMC on customary trade terms and that employees might leave; and the increased risk that if IMC was forced to seek protection from its creditors under the bankruptcy laws, it might not be able to continue in business;

     4. presentations from, and discussions with, senior executives of IMC, representatives of DLJ and J.P. Morgan and representatives of IMC's outside counsel and outside counsel of the special committee of independent directors of IMC's Board of Directors regarding the business, financial and accounting aspects and a review of the terms and conditions of the Acquisition Agreement;

     5. the financial and other analysis presented by DLJ and the oral opinions of DLJ and J.P. Morgan (subsequently confirmed in writing) as to the fairness of the proposed transaction with the Greenwich Funds to IMC's public shareholders from a financial point of view. A copy of the opinions, each dated as of February 18, 1999 and supplemented as of March 30, 1999, setting forth the assumptions and qualifications made, facts considered and the scope of the review undertaken are attached to this Proxy Statement as Annex B and Annex C, respectively. Shareholders of IMC are encouraged to read the opinions of each of DLJ and J.P. Morgan carefully and completely;

     6. information concerning the financial condition, results of operations, prospects and business of IMC, including the revenue and profitability of IMC, the recent stock price performance of IMC common stock and the percentage of IMC common stock that IMC's existing shareholders would own following completion of the proposed transaction;

     7. the recommendation of IMC's management that the proposed transaction with the Greenwich Funds be approved;

     8. the recognition by IMC's Board of Directors that certain of its members and members of IMC's management have interests in the proposed transaction that are in addition to the interests of holders of IMC common stock, which the Board of Directors considered in connection with its approval of the proposed transaction with the Greenwich Funds. See "--Interests of Certain Persons"; and

     9. the ability of the Greenwich Funds to consummate the proposed transaction in light of the Greenwich Funds' recent transactions with IMC.

     IMC's special committee and Board of Directors also considered (i) the risk that the proposed transaction with the Greenwich Funds would not be consummated,
(ii) the substantial management time and effort that will be required to consummate the proposed transaction, (iii) the possibility that certain provisions of the Acquisition Agreement and IMC's arrangements with its creditors might have the effect of discouraging other persons potentially interested in acquiring IMC from pursuing such an opportunity and (iv) other matters described under "Forward Looking Information" and "Certain Important Considerations." In the judgment of IMC's special committee of independent directors of the Board of Directors and IMC's Board of Directors, the potential benefits of the proposed transaction outweighed these considerations.

     This discussion of the information and factors considered and weight given to such factors by IMC's special committee of independent directors of the Board of Directors and IMC's Board of Directors is not intended to be exhaustive. In view of the variety of factors considered in connection with their evaluation of the proposed transaction, IMC's special committee of independent directors of the Board of Directors and IMC's Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching their respective determinations. In addition, individual members of IMC's special committee of independent directors of the Board of Directors and IMC's Board of Directors may have given different weights to different factors. For a discussion of the interests of certain members of IMC's management and Board of Directors in the proposed transaction with the Greenwich Funds, see "--Interests of Certain Persons."

Recommendation of the Board of Directors of IMC

     IMC'S SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS OF THE BOARD OF DIRECTORS AND IMC'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE HOLDERS OF IMC COMMON STOCK VOTE "FOR" APPROVAL OF THE ACQUISITION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

Opinion  of  Financial  Advisor  to the  Special  Committee  of  IMC's  Board of
Directors

     Pursuant to an engagement letter dated October 2, 1998, the Special Committee of the IMC Board of Directors (the "Special Committee") retained J.P. Morgan to assist in evaluating any proposals IMC may receive to raise capital, improve liquidity or sell or merge IMC and to deliver a fairness opinion in connection with the proposed transaction with the Greenwich Funds. When the J.P. Morgan opinion was delivered, the proposed transaction was structured as a merger of an entity owned by the GSCP Funds with and into IMC pursuant to the terms of a merger agreement. Unless otherwise specifically stated below, the following discussion relates solely to J.P. Morgan's analysis of the proposed merger transaction, and not to the transaction as recast as an acquisition of IMC shares.

     At the meeting of the IMC Board of Directors on February 15, 1999, J.P. Morgan rendered its oral opinion to the Special Committee that, as of such date, the amount of the proposed GSCP investment for the securities issued therefor was fair, from a financial point of view, to IMC's public shareholders. J.P. Morgan confirmed its oral opinion by delivering to the Special Committee its written opinion, dated February 18, 1999, to the same effect. On March 30, 1999, at the request of the Special Committee, J.P. Morgan delivered a letter to the Special Committee which indicated that nothing had come to its attention as a result of the change to the structure of the transaction that would lead J.P. Morgan to believe that the amount of the proposed GSCP investment for the securities to be issued therefor was not, as of the date of J.P. Morgan's written opinion, fair to IMC's public shareholders from a financial point of view. No limitations were imposed by the Special Committee upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.

     The full text of the written opinion of J.P. Morgan dated February 18, 1999,which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this Proxy Statement and is incorporated herein by reference. IMC's shareholders are urged to read the opinion in its entirety. J.P. Morgan's written opinion is addressed to the Special Committee, is directed only to the fairness of the amount of the investment of the Greenwich Funds from a financial point of view and does not constitute a recommendation to any IMC shareholder as to how such shareholder should vote at the IMC special meeting. The summary of the opinion of J.P. Morgan set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

     In arriving at its opinion, J.P. Morgan reviewed, among other things, (i) the merger agreement; (ii) the Amended and Restated Loan Agreement; (iii) certain agreements with respect to outstanding indebtedness or obligations of IMC, including the Amended and Restated Intercreditor Agreements with existing lenders; (iv) certain internal financial analyses, forecasts and liquidation analyses prepared by IMC and its management, DLJ and GSCP; (v) the audited financial statements of IMC for the fiscal year ended December 31, 1997, and the unaudited financial statements of IMC for the period ended September 30, 1998;
(vi) certain publicly available information concerning the business of IMC and of certain other companies engaged in businesses comparable to those of IMC; and
(vii) market prices of the common stock of IMC and comparable companies and trading values of debt securities for comparable companies. For purposes of its March 30, 1999 letter, J.P. Morgan reviewed a draft of the Acquisition Agreement and relied on discussions with management of IMC and outside counsel to the Special Committee in which J.P. Morgan was advised that the economic terms to the public shareholders were not modified as a result of the change in the structure of the transaction. J.P. Morgan did not perform any updating of its due diligence or analyses for purposes of its letter.

     In addition, J.P. Morgan held discussions with certain members of the management of IMC and DLJ with respect to certain aspects of the investment of the Greenwich Funds, the past and current business operations of IMC, the financial condition and future prospects and operations of IMC, the effects of the investment of the Greenwich Funds on the financial condition of IMC, the limited alternatives management believed were available to IMC at the time of the opinion, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry. J.P. Morgan reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

     J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by IMC or DLJ or otherwise reviewed by J.P. Morgan, and J.P. Morgan did not assume any responsibility or liability therefor. Excluding the mark-to-market valuation described below, J.P. Morgan did not conduct any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to J.P. Morgan, J.P. Morgan assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of IMC to which such analyses or forecasts relate. J.P. Morgan also assumed that the other transactions contemplated by the merger agreement and the Loan Agreement will be consummated as described in the merger agreement and the Loan Agreement, respectively. J.P. Morgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel.

     The projections for IMC furnished to J.P. Morgan were prepared by the management of IMC. IMC does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the investment of the Greenwich Funds, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

     J.P. Morgan's opinion was based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of its opinion. Subsequent developments with respect to IMC, in the financial markets or otherwise may affect the written opinion dated February 18, 1999, and J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan expressed no opinion as to the price at which IMC's common stock will trade at any future time.

     In arriving at its opinion, J.P. Morgan understood that IMC had considered various alternative transactions and courses of action other than the investment of the Greenwich Funds, including other potential private placements or public offerings of equity, securitizations, additional bank and warehouse financing, strategic joint ventures, asset sales, mergers and other business combinations. J.P. Morgan also understood that DLJ undertook, on behalf of IMC, to solicit indications of interest from potential acquirors of IMC. IMC's management advised J.P. Morgan that, based largely on time constraints, the solicitation by DLJ on IMC's behalf referred to in the previous sentence, and the other factors, IMC did not believe that there were any other alternative transactions or courses of action, other than the investment of the Greenwich Funds, practically available to IMC that would effectively address IMC's liquidity and capital concerns.

     In addition to reviewing the information provided and analyses performed by IMC's management and DLJ as described above, the following is a summary of the additional financial analyses utilized by J.P. Morgan in connection with providing its opinion.

     Review of the ongoing capital needs of IMC. Using both publicly available information and information supplied by the management of IMC and DLJ, J.P. Morgan reviewed the current and projected capital needs of IMC relative to its existing and potential sources of funding. This analysis indicated that IMC would not be able to continue operations without an additional capital investment.

     Mark-to-market valuation of IMC's assets and liabilities. Using both publicly available information and information supplied by the management of IMC, J.P. Morgan reviewed certain analyses of IMC's capital structure, the relative position of IMC's lenders and the nature of the collateral underlying various loans within that capital structure and the relative position of the preferred and common shareholders within that capital structure both before and after the proposed investment of the Greenwich Funds. This analysis indicated a zero pay-out to common shareholders in the event of a liquidation of IMC.

     Review of events in the subprime home equity market between October 1, 1998 and February 15, 1999. Using publicly available information, J.P. Morgan reviewed the market factors affecting subprime home equity lenders with respect to availability of funding and the market for whole loan sales. J.P. Morgan also reviewed the outcome of restructurings by six comparable publicly traded companies,  including  new  investments,  bankruptcy  filings,  liquidation  and partial and total cessation of operations. This review highlighted the difficulties facing many participants in the subprime home equity sector and the scarcity of attractive alternatives available to these companies.

     Publicly traded multiples. Using publicly available information, J.P. Morgan compared selected financial data of IMC with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to IMC. The companies selected by J.P. Morgan were Aames Financial Corporation, Advanta Corp., ContiFinancial Corp., Delta Financial Corporation, First Alliance Corporation, FIRSTPLUS Financial Group, Inc., Homegold Financial, Inc., Long Beach Financial Corporation and United Companies Financial
Corporation. These companies were selected, among other reasons, because a significant portion of their business is comprised of lending money at rates for single family mortgages applicable to sub prime credits. This analysis showed that eight of the nine comparable companies were trading below book value and that the median share price level was 18% of the 52 week high. The analysis also suggested a high degree of distress at many comparable companies and a lack of confidence by equity investors, thus limiting the financial flexibility of these companies and IMC.

     Publicly traded corporate bonds. Using publicly available information, J.P. Morgan compared selected financial data of IMC with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to IMC. The companies selected by J.P. Morgan were Aames Financial Corporation, Amresco, Inc., Arcadia Financial Ltd., Cityscape Financial Corp., Delta Financial Corporation, Emergent Group, Inc., Southern Pacific Funding Corporation and United Companies Financial Corporation. These companies were selected, among other reasons, because a significant portion of their business is comprised of lending money at rates for single family mortgages applicable to sub prime credits. For each comparable company, publicly available bond prices and yields on February 12, 1999 were measured. This analysis indicated a median market price of the group's bonds of 75% of face value, suggesting a significant lack of confidence by fixed income investors in companies similar to IMC.

     The summary set forth above does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and their analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

     As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise the Special Committee with respect to the investment of the Greenwich Funds and to deliver a fairness opinion with respect to the investment by the Greenwich Funds on the basis of such experience and its familiarity with IMC.

     As compensation for its services, IMC has agreed to pay J.P. Morgan an aggregate fee of $500,000. In addition, IMC has agreed to reimburse J.P. Morgan for its reasonable expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.

     J.P. Morgan has in the past acted as a co-manager on a common stock offering and on asset-backed securities offerings for IMC. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of IMC for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Opinion of IMC's Board of Directors Financial Advisor

     In its role as financial advisor to IMC, DLJ was asked to render an opinion to the IMC Board of Directors as to the fairness to the public shareholders of IMC, from a financial point of view, of the amount of the investment of the Greenwich Funds for the securities to be issued therefor pursuant to the proposed transaction with the Greenwich Funds and the loan agreement with the Greenwich Funds. When the DLJ opinion was delivered, the proposed transaction was structured as a merger of an entity owned by the GSCP Funds with and into IMC pursuant to the terms of a merger agreement. Unless otherwise specifically stated below, the following discussion relates solely to DLJ's analysis of the proposed merger transaction, and not to the transaction as recast as an acquisition of IMC shares.

     On February 18, 1999, DLJ delivered its opinion to the effect that as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the amount of the investment of the Greenwich Funds for the securities to be issued therefor was fair to the public shareholders of IMC from a financial point of view. On March 30, 1999, at the request of the IMC Board of Directors, DLJ delivered a letter addressed to the IMC Board of Directors stating that nothing had come to its attention as a result of the change to the structure of the transaction that would lead DLJ to believe that the amount of the proposed GSCP investment for the securities to be issued therefor was not, as of the date of DLJ's written opinion, fair to IMC's public shareholders from a financial point of view. For purposes of its March 30, 1999 letter, DLJ reviewed a draft of the Acquisition Agreement and relied on discussions with management of IMC and their counsel in which DLJ was advised that the economic terms to the public shareholders were not modified as a result of the change in the structure of the transaction. DLJ did not perform any updating of its due diligence or analyses for purposes of its letter.

     A COPY OF THE DLJ OPINION IS ATTACHED HERETO AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. IMC SHAREHOLDERS ARE URGED TO READ THE DLJ OPINION CAREFULLY AND COMPLETELY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ.

     The DLJ opinion was prepared for the IMC Board of Directors and is directed only to the fairness of the amount of the investment of the Greenwich Funds for the securities to be issued therefor to the public shareholders of IMC from a financial point of view and does not constitute a recommendation to any IMC shareholder as to how such shareholder should vote at the IMC special meeting. DLJ was not retained as an advisor or agent to IMC shareholders or any other person, other than as an advisor to the IMC Board of Directors. As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwriting, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     The DLJ opinion does not constitute an opinion as to the price at which the shares of IMC common stock will actually trade at any time. The Greenwich Funds' investment was determined in arm's-length negotiations between IMC and the Greenwich Funds, in which negotiations DLJ advised IMC. No restrictions or limitations were imposed by IMC upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion.

     In arriving at its opinion, DLJ reviewed near final drafts of the merger agreement, the intercreditor agreements, the commitment letter with respect to the loan agreement with the Greenwich Funds, Amendment No. 1 to the loan agreement with the Greenwich Funds and the form of the amended and restated loan agreement with the Greenwich Funds and the executed GSCP letter of intent. DLJ also has reviewed financial and other information about IMC that was publicly available or furnished to it by IMC including information provided during discussions with management of IMC. Included in the information was certain information concerning IMC's current cash position and financial position and certain cash flow and financial projections of IMC for the period January 1, 1999 to December 31, 2003, including IMC's projected weekly cash position through April 2, 1999. In addition, DLJ reviewed certain financial and securities data of IMC and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of the opinion.

     In rendering its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources and that was provided to it by IMC and its representatives, or that was otherwise reviewed by it. With respect to the financial projections supplied to it, DLJ has assumed that they have been reasonably prepared based on the best currently available estimates and judgments of the management of IMC as to the future operations, cash flow, financial condition and performance of IMC and its financial assets. DLJ has not assumed any responsibility for making any independent evaluation of any assets or liabilities of IMC, or for making any independent verification of any of the information reviewed by it. DLJ has relied as to certain legal matters on advice of counsel to IMC, including that IMC's Board of Directors at all relevant times owed its fiduciary duty to the common shareholders of IMC.

     The DLJ opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of its opinion. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm the DLJ opinion.

     DLJ reviewed the Greenwich Funds' investment by considering the Greenwich Funds' investment as a combination of an initial investment under the original commitment in October 1998 (the "October Transaction") pursuant to the loan agreement with the Greenwich Funds and a subsequent investment as contemplated by the merger agreement and the amended loan agreement with the Greenwich Funds under the additional commitment in February 1999 (the "February Transaction"). The following is a summary of the analyses employed by DLJ in arriving at its opinion.

     Analysis Of Alternatives. For both the October Transaction and the February Transaction, DLJ analyzed the range of alternatives practicably available to IMC. These consisted of: do nothing ("null alternative"); procure other short-term financing; refinance or renegotiate existing debt facilities; access additional long-term capital; seek private equity investments; sell all or a portion of the business or assets of IMC to raise cash; and file for bankruptcy.

     o DLJ reviewed the likely outcomes under the "null alternative" and determined that IMC would have been in an immediate liquidity crisis, which would almost certainly have culminated in the need to file for bankruptcy. Based on factors such as a review of the near-term weekly cash flow projections provided by management, it was demonstrated that in the immediate future, IMC would not have sufficient funds available to continue as a going-concern without the immediate availability of the Greenwich Funds' investment. As a result, under the null alternative, IMC would almost certainly and immediately have needed to file for bankruptcy and IMC's common equity holders would most likely have retained no value for their shares.

     o DLJ reviewed efforts made by and on behalf of IMC to obtain other short-term financing and determined that such alternatives were not available to IMC. Although IMC had actively sought out other short-term financing proposals from its current lenders as well as other lenders, IMC was unable to secure additional premium advance lines for its warehouse needs, had no significant unencumbered assets, including residual or servicing assets, in order to get additional secured financing, including potential debtor-in-possession financing, and the then-current market for unsecured lending to sub-prime lenders was unavailable.

     o DLJ also reviewed efforts to refinance or negotiate an extension on IMC's BankBoston facility, but such review indicated that BankBoston, N.A. was unwilling to amend the existing credit agreement and had indicated its probable intention to declare IMC in default beginning in October 1998 when the facility became due. In addition, IMC had been unsuccessful in obtaining new financing or more lenient terms from IMC's other lenders.

     o DLJ reviewed IMC's prospects for raising additional long-term capital, but concluded that due to such factors as the poor performance of similar transactions and other market and industry specific issues, such an alternative was not feasible. DLJ noted that DLJ itself had had a role in seeking alternative financing and that it had contacted numerous private equity groups to seek alternatives to the GSCP proposition. Although IMC did receive a draft letter of intent from a private equity group in late October 1998, the terms were substantially inferior to the terms contemplated for the Greenwich Funds' investment.

     o    DLJ  reviewed  IMC's  prospects  for selling all or a portion of IMC's business or assets, including the prospects resulting from DLJ's efforts beginning on October 6, 1998 to contact numerous financial institutions, mortgage companies and private equity investors. However, due to such factors as prior existing liens, the expected sale prices and the immediacy of IMC's cash needs, such a transaction would provide insufficient proceeds to make any positive impact on IMC's immediate liquidity situation.

     o DLJ also reviewed the alternative wherein IMC would file for voluntary bankruptcy. Based upon factors such as IMC's inability to procure debtor-in-possession financing to pursue a restructuring or recapitalization, bankruptcy would likely have led to a loss of control and a liquidation of IMC's assets. DLJ concluded that, based upon a number of factors, including discussions with management and counsel, the most likely liquidation scenario would have been a court-administered forced liquidation of assets. Under this scenario, DLJ's analysis indicated that common shareholders' equity would almost certainly be zero. Thus, the bankruptcy alternative would leave no value for the common equity holders of IMC as contrasted to the proposed transaction with the Greenwich Funds.

     As a result of this  analysis,  DLJ  concluded  that  relative to the other available  alternatives,  the  Greenwich  Funds'  investment  had the  following advantages: the amounts made available by the Greenwich Funds in respect of their investment were immediately achievable; it met IMC's immediate liquidity requirements; it gave sufficient near-term liquidity to IMC, and provided the necessary assurances to its creditors such that the creditors were persuaded to enter into standstill agreements; it allowed IMC to avoid immediate bankruptcy; and it maintained IMC's flexibility to still pursue a sale of IMC to a party offering superior terms. In conclusion, the Greenwich Funds' investment preserved greater common shareholder value compared to the other alternatives.

     Forced Liquidation Analysis. DLJ reviewed the range of proceeds that could potentially have been realized by common equity holders from the forced sale of assets of IMC, similar to what would be expected to occur in a Chapter 7 bankruptcy liquidation. The analysis assumed that (i) creditors would foreclose on collateral and sell the assets, resulting in quick-sale value realization of all IMC's assets; (ii) debt and preferred stock would first be paid off from the asset sale proceeds before any value is realized by the common equity holders; and (iii) each secured debt line is paid off according to its lien priority on each respective asset, with unsecured debt and preferred stock sharing in any remaining proceeds. DLJ compared the book value of IMC's principal assets, consisting of its servicing portfolio, interest-only and residual certificates, loans held for sale and its subsidiaries, to a range of estimated sale proceeds for such assets. DLJ prepared an analysis of a range of recent sales of servicing portfolios and transactons involving interest-only and residual certificates that it believed to be most comparable. DLJ arrived at pricing ranges for each class of asset based on estimates derived from data on prior sales of similar assets, and from inquires to companies and operators with knowledge of the market and pricing for sub-prime assets and servicing rights. Based on such inquires and comparable transactions analysis, DLJ concluded that, with respect to the October Transaction, the range of expected sales in a forced sale scenario for IMC's: (i) servicing portfolio was from 35 to 50 bps of the carried value (or from a low of approximately $34.6 million to a high of approximately $49.5 million); (ii) interest-only and residual certificates was from 30-50% of the carried value (or from a low of approximately $162.7 million to a high of approximately $271.2 million); (iii) whole loans held for sale was from 200 to 350 bps premium of carried value (from a low of approximately
$1,112.1 million to a high of approximately $1,128.4 million); and (iv) subsidiaries was from 0% to 25% of the book value of the subsidiaries carried on IMC's balance sheet (or from a low of $0 to a high of approximately $22.7 million); the estimated total proceeds from a complete sale of assets, with respect to the October Transaction, ranged from a low of approximately $1,309.4 million to a high of approximately $1,471.9 million. This compared to outstanding liabilities and preferred equity obligations of $1,605.0 million in October 1998 at the time of the October Transaction. DLJ concluded that, with respect to the February Transaction, the range of expected sales in a forced sale scenario for IMC's: (i) servicing portfolio was from 40 to 60 bps of the carried value (or from a low of approximately $31.6 million to a high of approximately $47.4 millon); (ii) interest-only and residual certificates was from 30-50% of the carried value (or from a low of approximately $168.6 million to a high of approximately $281.0 million); (iii) whole loans held for sale was from 250 to 350 bps premium of carried value (from a low of approximately
$1,001.4 million to a high of approximately $1,011.2 million); and (iv) subsidiaries was from 0% to 25% of the book value of the subsidiaries carried on IMC's balance sheet (or from a low of $0 to a high of approximately $22.7 million); the estimated total proceeds from a complete sale of assets, with respect to the February Transaction, ranged from a low of approximately $1,201.6 million to a high of approximately $1,362.3 million. This compared to outstanding liabilities and preferred equity obligations of $1,490.0 million in February 1999 at the time of the February Transaction. In each case, DLJ's analysis indicated that IMC's outstanding obligations were substantially in excess of potential amounts available to repay such obligations. As a result, DLJ's analysis indicated that IMC's common equity holders would not receive any value under this scenario.

     Orderly Liquidation Analysis. DLJ also analyzed the value that could potentially have been realized by a common equity holder of IMC if IMC underwent an orderly liquidation of its assets. An orderly liquidation scenario contemplates that IMC would cease to conduct substantially all of its business functions related to originating new assets, and would focus solely on collecting and otherwise servicing existing assets. Under this scenario, it is assumed that IMC's servicing agreements would remain in effect and that the other parties thereto would take no action in respect of IMC's default under such agreements. In such a scenario, IMC would significantly reduce staffing levels, terminate all origination sources and discontinue any new loan origination and securitization activities. Critical to an orderly liquidation scenario is the assumption that IMC would retain its servicing rights and that the creditors of IMC would not enforce their rights under their respective lending arrangements and would forbear a forced-sale liquidation, and instead would opt for a longer-term, orderly liquidation of, and pay-out on, IMC's assets. Based on factors, including its market experience, DLJ believed that the ability to obtain such critical agreements from creditors would be highly unlikely.

     The orderly liquidation analysis was conducted using two scenarios: (i) a base case, in which the residual assets of IMC (and hence their associated cash flows) performed according to IMC's securitization assumptions; and (ii) a stress case, in which the residual pools are assumed to incur prepayments and losses at a higher rate than the booked assumptions.

     Using discounted cash flows, this analysis indicated that, although such a scenario in which IMC would retain its servicing rights and the creditors of IMC agreed not to enforce their rights was highly unlikely, only under the more favorable base case scenario in which IMC's residual assets perform according to IMC's original assumptions, was there any value for the common equity holders ($0.48 per share for the October Transaction and $0.28 for the February
Transaction). DLJ believed that due to factors that would apply to IMC in an orderly liquidation scenario, that over time IMC's ability to maintain the cash flow performance contemplated by the base case scenario would be significantly reduced. As a result, DLJ believed that the base case orderly liquidation scenario should be given relatively less weight in the overall analysis.

     Under the stress case scenario, the analysis indicated that no value would have been realized by IMC's common equity holders.

     Combination of Alternatives Analysis. To provide contextual data and comparative market data, DLJ also applied several more traditional analyses to the Greenwich Funds' investment. However, DLJ noted that because each of these traditional analyses assumes that the company in question has adequate cash flow to continue to fund its operations, and that without the Greenwich Funds' investment, IMC would not be in such a position, such traditional analyses were generally not relevant to the contemplated transactions and were unlikely to provide meaningful information for comparison.

     With respect to the investment of the Greenwich Funds in the October Transaction, DLJ examined the history of certain trading multiples for an index of companies DLJ deemed to be most comparable, and compared the results to the market price of IMC's common stock. DLJ also prepared a merger and acquisition multiple valuation analysis, in which DLJ examined the history of certain acquisition multiples for an index of transactions DLJ deemed to be most comparable, and compared the results to the implied multiples for the investment of the Greenwich Funds.

     DLJ found that in general, the ratios were below the multiples for each of the comparable indices. However, as noted above, for both the comparable trading multiple analysis and the comparable merger and acquisition multiple valuation analysis, these analyses were not deemed to be relevant because of the invalid going- concern assumptions necessary to conduct the analysis as it applied to IMC without the investment of the Greenwich Funds, and because the proposed transaction with the Greenwich Funds was structured as an all-debt transaction.

     DLJ also compiled an implied premium/discount to the market price analysis and a discounted cash flow analysis. DLJ first calculated an implied transaction price paid by the Greenwich Funds for their interest in IMC of $0.11 per share (assuming the worst-case 90% dilution scenario for the October Transaction and an aggregate purchase price of $33.0 million). DLJ compared the implied $0.11 per share price to be paid in the October Transaction to the market price per share of IMC's common stock as reported on the Nasdaq National Market. The reported price per share was $2.88 on October 15, 1998 (an implied discount of 96.2%); the three-day average was $2.35 per share (an implied discount of 95.3%); the 20-day average was $3.15 per share (an implied discount of 96.5%); the 30-day average was $4.27 per share (an implied discount of 97.4%). With respect to the February Transaction, DLJ also prepared a discounted cash flow analysis, but noted that, due to the invalid going-concern assumptions necessary to conduct the analysis as it applied to IMC without the Greenwich Funds' investment, these analyses were not relevant.

     For the February Transaction, DLJ compared the future share value of the Greenwich Funds' investment to the alternative of bankruptcy. DLJ calculated that based on projected 1999 earnings in accordance with management's budget, a range of forward-year price-earnings multiples of from 3.0x to 4.0x and the post-transaction number of shares outstanding, the range of implied per share value was from $0.36 to $0.48. This compared favorably with the expected elimination of shareholder value in the bankruptcy alternative.

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ, but describes, in summary form, the principal elements of the presentation made by DLJ to the IMC Board of Directors on
February 18, 1999. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Other than as specifically stated above as to the analyses that were not relevant, DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all relevant analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinions. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     On March 30, 1999, at the request of the IMC Board of Directors, DLJ delivered a letter addressed to the IMC Board of Directors stating that had the proposed transaction been structured as an acquisition of shares rather than a merger, it would not have changed the conclusion reached in its opinion. In arriving at its conclusion, DLJ reviewed near final drafts of the Acquisition Agreement and discussed the effects of the recast transactions with management of IMC and their counsel, and were advised that the economic terms to the public common equity shareholders of IMC would not be changed. DLJ did not perform any updating of its diligence or analysis for purposes of this letter.

     Pursuant to the terms of an engagement letter dated October 6, 1998, IMC agreed to pay DLJ (i) a retainer fee of $200,000 in two installments ($100,000 of which is due), (ii) a fee equal to the greater of $500,000 or an amount equal to 0.25% of the value of the transaction (the aggregate value of IMC's assets or fully diluted common stock, plus the amount of assumed debt, but excluding certain warehouse debt and debt associated with IMC's hedging position) at the time DLJ notifies the IMC Board of Directors that it is prepared to deliver its opinion and (iii) an additional fee equal to 1.00% of the value of the transaction to be paid upon consummation of the proposed transaction, less any amount already paid under clause (i) and (ii) above. IMC has also agreed to reimburse DLJ promptly for all out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel) incurred by DLJ in connection with its engagement and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and IMC believe are customary in transactions of this nature, were negotiated at arm's length between IMC and DLJ and the IMC Board of Directors was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the proposed transaction with the Greenwich Funds.

     In the ordinary course of business, DLJ may actively trade the securities of IMC for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of Certain Persons

        General. Certain IMC executive officers and certain members of the IMC Board of Directors may be deemed to have interests in the proposed transaction with the Greenwich Funds that are in addition to their interests as shareholders of IMC generally. These include, among other things, provisions in the Acquisition Agreement relating to indemnification and the acceleration and/or payout of benefits under certain agreements and employee benefit plans. The IMC Board of Directors was aware of these interests and considered them, among other matters, in approving the Acquisition Agreement and the transactions contemplated thereby.

Employment Agreements

     The Company has employment agreements with George Nicholas, its Chairman and Chief Executive Officer, Thomas G. Middleton, its President and Chief Operating Officer, and Stuart D. Marvin, its Chief Financial Officer.

     Mr. Nicholas' Employment Agreement commenced on January 1, 1996 and terminates on December 31, 2001 (subject to automatic five-year extensions, unless either the Company or Mr. Nicholas gives a notice of termination six months prior to the extension). The Employment Agreement provides for an annual salary of $574,750 for the year of 1998, plus an increase each subsequent year equal to the greater of (i) the change in the cost of living in Tampa, Florida, and (ii) an amount equal to 10% of the base salary for the prior year, but only if the Company has achieved an increase in net income per share of 10% or more in that year. In addition, the Employment Agreement provides for payment of a bonus equal to 15% of the base salary of the relevant year for each one percent by which the increase in net income per share exceeds 10% up to a maximum of 300% of his base salary. For example, if the increase in net income per share for a particular year were 20%, the bonus payment would equal 150% of the base salary for such year. The Employment Agreement also provides that the Company shall use its best efforts to elect Mr. Nicholas to the Company's Board of Directors and to its Executive Committee. Mr. Nicholas' employment may be terminated by the Company at any time for "cause" (including material breach of the Employment Agreement, certain criminal or intentionally dishonest and misleading acts, and breaches of confidentiality and failure to follow directives of the Board). If Mr. Nicholas is terminated for cause or voluntarily terminates his employment (in the absence of a Company breach or a "change of control") he does not receive any deferred compensation. Mr. Nicholas is entitled to deferred compensation upon (i) his termination by the Company without cause, (ii) the Company's failure to renew his Employment Agreement on expiration, (iii) death or disability, (iv) voluntary termination by Mr. Nicholas after a material breach by the Company, and (v) voluntary termination after a "change of control" (defined as any (A) acquisition of 25% or more of the voting power or equity of the Company, (B) change in a majority of the members of the Board excluding any change approved by the Board, or (C) approval by the Company's stockholders of a liquidation or dissolution of the Company, the sale of substantially all of its assets, or a merger in which the Company's stockholders own a minority interest of the surviving entity). The amount, if any, of deferred compensation payable to Mr. Nicholas will be determined at the time of termination equal to the greater of (i) his base salary for the remainder of the then-current term of the Employment Agreement, and (ii) an amount equal to 150% of the highest annualized total compensation (including bonus) earned by him during the preceding three years. Receipt of deferred compensation is Mr. Nicholas' sole remedy in the event of a wrongful termination by the Company. Mr. Nicholas' Employment Agreement contains a restrictive covenant prohibiting him, for a period of 18 months following the termination of his employment for any reason, from competing with the Company within the continental United States or from soliciting any employees from the Company who are earning in excess of $50,000 per year. However, this restrictive covenant is not applicable if Mr. Nicholas is terminated without cause or if the Company defaults in the payment of deferred compensation to Mr. Nicholas or otherwise materially breaches the Employment Agreement. The Employment Agreement also provides that the Company shall indemnify Mr. Nicholas for any and all liabilities to which he may be subject as a result of his services to the Company.

     Mr. Middleton's Employment Agreement commenced on January 1, 1996 and contains terms that are substantially the same as those of Mr. Nicholas' Employment Agreement, except that Mr. Middleton's annual salary for the year 1998 is $459,800, plus increases as provided therein.

     Mr. Marvin's Employment Agreement, as amended on October 3, 1997 and on April 1, 1998, commenced on August 1, 1996 and extends until December 31, 2001. Mr. Marvin's employment agreement contains terms that are substantially the same as those of Mr. Nicholas' employment agreement, except that Mr. Marvin's base salary for 1998 was $330,000, plus increases as provided, and except that in determining any deferred compensation payable to Mr. Marvin, Mr. Marvin's bonus for 1997 is deemed to be three times his 1997 base salary of $300,000 that was in effect at the end of 1997.

Certain Legal Matters

     The Greenwich Funds and IMC have given each other a commitment to use all reasonable efforts to take whatever actions are required to obtain necessary regulatory approvals.

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prohibits the Greenwich Funds and IMC from completing the proposed transaction until they have furnished certain information and materials to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and a required waiting period has expired. The Greenwich Funds and IMC filed notification and report forms for review under the HSR Act on April ___, 1999 and the waiting period is expected to expire on May __, 1999 unless extended. Even after a waiting period expires or terminates, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking divestiture of substantial assets of the Greenwich Funds or IMC. IMC does not believe that consummation of the proposed transaction with the Greenwich Funds will result in a violation of any applicable antitrust laws. However, there is no assurance that a challenge to the proposed transaction on antitrust grounds will not be made or, if such a challenge is made, of the result.

     IMC is licensed in all 50 states, as required, as a mortgage lender and/or mortgage servicer. Many of those states must approve a change in control of IMC prior to consummation of the proposed transaction with the Greenwich Funds in order to enable IMC to continue to do business in those states. There can be no assurance that the requisite approval will be obtained in every state in which prior approval is required.

Dividends and Other Transactions Affecting Capital Stock

     The Acquisition Agreement restricts IMC from declaring, setting aside or paying any dividend or other distribution with respect to, or from acquiring any shares of, its capital stock or splitting, combining or reclassifying any of its capital stock or repurchasing, redeeming or otherwise acquiring any of its capital stock during the period from the date of the Acquisition Agreement until the earlier of the termination of the Acquisition Agreement or the consummation of the proposed transaction with the Greenwich Funds.

                 CERTAIN PROVISIONS OF THE ACQUISITION AGREEMENT

     This section of the Proxy Statement describes the principal provisions of the Acquisition Agreement. For the full text of the Acquisition Agreement see Annex A to this Proxy Statement, which is incorporated herein by reference. In addition, important information about the Acquisition Agreement and the proposed transaction with the Greenwich Funds is provided in the previous sections entitled "Proposal 3: The Proposed Transaction with the Greenwich Funds."

Consummation of the Transaction

     Promptly after the satisfaction or waiver of the conditions to the closing of the proposed transaction set forth in the Acquisition Agreement, IMC will issue to the Greenwich Funds 491,604,500 shares of its common stock, the Greenwich Funds will surrender the Class C exchangeable preferred stock of IMC owned by them, which will be retired and cancelled, and will enter into the amended and restated loan agreement, pursuant to which the Greenwich Funds will agree to (i) make additional loans totaling $35,000,000, (ii) forego their right to exchange the loans for additional preferred stock of IMC representing the equivalent of an additional 50% of the common equity of IMC and (iii) reduce the takeout premium payable in respect of their loan upon subsequent changes of control of IMC from 200% of the average principal amount of the loan outstanding from October 22, 1998 to the prepayment date to 10% of the average principal amount of the loan outstanding from the closing of the acquisition to the prepayment date and (iv) extend the maturity of the loans to the third anniversary of the acquisition. As a result, the Greenwich Funds will own approximately 93.5% of IMC's outstanding shares of common stock.

Directors and Officers

     After the closing of the transaction, the Greenwich Funds will have the power to, among other things, elect the entire Board of Directors of IMC. In connection with the proposed transaction with the Greenwich Funds, each of the directors of IMC immediately prior to consummation of the transaction (other than Messrs. ___________) will resign from the IMC Board of Directors effective as of the consummation of the transaction with the Greenwich Funds, and the remaining directors will elect the individuals identified as directors in "New Directors of IMC; Executive Officers of IMC" to fill the vacancies. It is currently expected that the officers of IMC immediately prior to the closing under the Acquisition Agreement will continue to serve as officers of IMC after the closing.

Representations and Warranties

     IMC  and  the   Greenwich   Funds  have  made  various   customary   mutual
representations and warranties in the Acquisition Agreement about themselves and, in the case of IMC, its subsidiaries.

Conduct of Business of IMC

     IMC has agreed that, prior to the consummation of the proposed transaction, IMC will conduct its business (and that of its subsidiaries) only in the ordinary course of business; and IMC will use commercially reasonable efforts to preserve intact the business organization of IMC and its subsidiaries, to preserve the relationships of IMC and its subsidiaries with third parties and to keep available the services of the present officers and key employees of IMC and its subsidiaries. In particular, unless the Acquisition Agreement provides otherwise or as previously disclosed to the Greenwich Funds by IMC, IMC has agreed that neither it nor any of its subsidiaries, without the prior written consent of the Greenwich Funds, will (subject, in certain cases, to specified exceptions):

     (i) amend or otherwise change IMC's Amended and Restated Articles of Incorporation or By-Laws;

     (ii) declare, set aside or pay any dividend or other distribution with respect to or acquire any shares of capital stock of IMC, or split, combine or reclassify any of IMC's capital stock, or repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, IMC;

     (iii)merge or consolidate with any other person or acquire a material amount of assets of any other person;

     (iv) enter into or terminate any material contract, agreement, commitment or understanding;

     (v)  sell, lease, license or otherwise surrender,  relinquish or dispose of
          (x) any material facility owned or leased by IMC or any of its subsidiaries or (y) any assets or property which are material to IMC and its subsidiaries;

     (vi) settle any material audit, make or change any material tax election or file amended tax returns;

     (vii)issue any capital stock or other securities or enter into any amendment of any material term of any outstanding securities of IMC, or incur any material indebtedness, or amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under or fail to make any required contribution to, any benefit plan, or materially increase any non-salary benefits payable to any employee or former employee;

     (viii) (1) grant options, stock appreciation rights or other equity-related awards, (2) grant any increase in the compensation, bonus, severance, termination pay or other benefits of any former or current employee, agent, consultant, officer of director of IMC or any subsidiary, except in the ordinary course of business consistent with past practice, (3) enter into or amend any employment agreement, deferred compensation, consulting, severance, termination, indemnification or any other such agreement with any former or current employee, agent, consultant, officer or director of IMC or any subsidiary, or (4) amend, adopt or terminate any benefit plan;

     (ix) change any method of accounting or accounting practice of IMC or any subsidiary;

     (x)  conduct material transactions in IMC's investments;

     (xi) enter into any agreement to purchase, or lease for a term in excess of one year, any real property;

     (xii)enter into any transaction, contract or arrangement whatsoever with any affiliate;

     (xiii) release any third party from any material obligation or grant any consent under any confidentiality or other agreement or fail to fully enforce any such agreement;

     (xiv)enter into any securitization or pool of mortgage loans purchased, originated or serviced by IMC or sale of whole mortgage loans in bulk transactions; and

     (xv) agree or commit to do any of such actions.

No Solicitation

     Subject to the exceptions noted below, IMC has agreed that it will not solicit, initiate or encourage any written proposals regarding any merger, consolidation or other business combination, including any transaction with a third party in which such party would acquire an interest in 15% of the voting power of IMC or would acquire a substantial portion of IMC's assets. Any written proposal from a third party to effect any of the foregoing transactions is referred to in this Proxy Statement as a "Takeover Proposal." In addition, IMC will not enter into any agreement relating to any Takeover Proposal or discuss or negotiate any Takeover Proposal.

     However, until the IMC shareholders approve the proposed transaction with the Greenwich Funds and if IMC keeps the Greenwich Funds fully informed of the existence, status and material details of a Takeover Proposal, IMC may:

     (i) solicit, initiate or encourage a Takeover Proposal to acquire more than 50% of the shares of IMC common stock or all or substantially all of the assets of IMC for a purchase price, consisting of cash, securities, and/or assets, which the IMC Board of Directors reasonably believes, based on advice from IMC's independent financial advisor, is superior to the consideration provided for in the proposed transaction with the Greenwich Funds;

     (ii) furnish information to a third party which is making that Takeover Proposal; and

     (iii) negotiate that Takeover Proposal.

     Notwithstanding the foregoing, IMC and the IMC Board of Directors may not:

     o withdraw or modify in a manner adverse to the Greenwich Funds the IMC Board's approval of the Acquisition Agreement; or

     o approve or recommend any Takeover Proposal except in connection with a Superior Proposal and only after IMC terminates the Acquisition Agreement. A Superior Proposal is a Takeover Proposal (x) to acquire more than 50% of the shares of IMC common stock or all or substantially all of the assets of IMC, (y) on terms which the IMC Board of Directors decides in its good faith reasonable judgment to be more favorable to the IMC shareholders than the proposed transaction with the Greenwich Funds (based on the advice of IMC's independent financial advisor that the value of the consideration for that proposal is superior to the value of the consideration for the proposed transaction with the Greenwich Funds) for which financing is available or which is reasonably capable of being obtained by the third party, and (z) which the IMC Board of Directors determines, in its good faith reasonable judgment, is reasonably likely to be consummated without undue delay.

Other Covenants

     Consents; Approvals. IMC and the Greenwich Funds will make all filings, including under the Hart-Scott- Rodino Act and any regulatory requirements, and use all reasonable efforts to obtain all consents, approvals, permits, notices or authorizations, required in connection with the authorization, execution and delivery of the Acquisition Agreement and the consummation of the transactions contemplated thereby. IMC and the Greenwich Funds have also agreed to take all actions necessary to effect such filings and to obtain such clearances, consents, approvals or waivers which are material to the consummation of the Acquisition Agreement and the transactions contemplated by the Acquisition Agreement. However, IMC and the Greenwich Funds will not be obligated to agree to divest or hold separate any of their assets or otherwise agree to any material restriction on their operations.

     Public Announcements. IMC and the Greenwich Funds will not issue any press release or make any public statement with respect to the transactions contemplated by the Acquisition Agreement without the prior consent of the other party, which consent will not be unreasonably withheld or delayed, except as required by law.

     Indemnification. IMC has agreed that, following consummation of the proposed transaction with the Greenwich Funds, it will continue to provide in all respects any rights to indemnification of those individuals who were or had been directors, officers, employees, fiduciaries or agents of IMC or its subsidiaries' under IMC's Amended and Restated Articles of Incorporation or By-Laws existing at or prior to the consummation of the proposed transaction. In addition, following the consummation of the proposed transaction, IMC will continue to honor in all respects its obligations under indemnification agreements with IMC's officers and directors existing at or before consummation of the proposed transaction with the Greenwich Funds for the maximum term allowed by law.

     The Greenwich Funds will provide, or cause IMC to provide, for a period of not less than six years after consummation of the proposed transaction, IMC's current directors and officers an insurance and indemnification policy for events occurring prior to consummation of the proposed transaction that is no less favorable than the existing policy; provided, however, that the Greenwich Funds and IMC will not be required to pay an annual insurance premium in excess of 300% of the annual premium currently paid by IMC for such insurance, but in such case will purchase as much coverage as possible for such amount.

     Further Action. IMC and the Greenwich Funds have also agreed to use all reasonable efforts to take, or cause to be taken, all actions and do all other things necessary, proper or advisable to consummate as promptly as practicable the transactions contemplated by the Acquisition Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to each of their obligations under the Acquisition Agreement.

     Notification of Certain Matters. IMC and the Greenwich Funds will give each other prompt notice of any fact, occurrence or nonoccurrence of any event which could reasonably be expected to cause the failure of any closing condition of the notifying party contained in the Acquisition Agreement to be satisfied.

     Loan Agreement. Upon consummation of the proposed transaction, the Greenwich Funds will enter into an amended and restated loan agreement with IMC and will perform their respective obligations to fund the additional advances to IMC thereunder.

Conditions to the Transaction

     Conditions to Obligation of Each Party. Each of the obligations of IMC and the Greenwich Funds to complete the proposed transaction are subject to the satisfaction or waiver at or prior to consummation of the proposed transaction of the following conditions:

     (i) any waiting period applicable to the consummation of the proposed transaction under the Hart- Scott-Rodino Act has expired or terminated;

     (ii) no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction has been enacted, entered, promulgated or enforced which prohibits, restrains, enjoins or restricts the consummation of the proposed transaction;

     (iii) each of IMC, the IMC subsidiaries and the Greenwich Funds has made those filings, and obtained those material permits, authorizations, consents or approvals, which are required to consummate the proposed transaction and the other transactions contemplated by the Acquisition Agreement; and

     (iv) the IMC shareholders have approved the Acquisition Agreement and the transactions contemplated by the Acquisition Agreement and have adopted the proposed Amended and Restated Articles of Incorporation described in Proposal 1.

     Additional   Conditions  to  Obligations  of  the  Greenwich   Funds.   The
obligations of the Greenwich Funds to complete the proposed transaction are also subject to the following conditions:

     (i) IMC has performed in all material respects its obligations under the Acquisition Agreement on or prior to consummation of the proposed transaction and the representations and warranties of IMC in the Acquisition Agreement which are qualified with respect to materiality shall be true and correct in all respects and the representations and warranties of IMC in the Acquisition Agreement that are not so qualified shall be true and correct in all material respects on and as of the date of consummation of the proposed transaction, with the same force and effect as if made on and as of the date of the consummation of the proposed transaction, subject to certain exceptions, and the Greenwich Funds shall have received a certificate to such effects signed by the Chairman of the Board, the President or the Chief Financial Officer of IMC;

     (ii) the Greenwich Funds have received legal opinions from Kramer Levin Naftalis & Frankel LLP, special counsel to IMC, and special Florida counsel to IMC satisfactory to the GSCP Funds.

     (iii) the IMC directors immediately prior to consummation of the proposed transaction (other than Messrs. _______________) have resigned from the IMC Board of Directors effective as of consummation of the proposed transaction and the remaining directors shall have elected the persons designated by the Greenwich Funds as directors of IMC;

     (iv) since February 17, 1999, there shall not have occurred or be continuing any event, condition or set of circumstances which, individually or in the aggregate, has had or is reasonably likely to result in a material adverse effect on the business, assets, liabilities, results of operations or financial condition of IMC, taken as a whole, or materially adversely affects IMC's ability to consummate the transactions contemplated by the Acquisition Agreement;

     (v) subject to certain exceptions, IMC has obtained all material third party consents required to be obtained;

     (vi) IMC has entered into employment agreements with certain executive officers and others effective as of consummation of the proposed transaction in form and substance satisfactory to the Greenwich Funds; and

     (vii) each of the amended and restated intercreditor agreements is in full force and effect and the standstill period contemplated by these agreements has not terminated, and no event has occurred which, after notice or passage of time or both, would permit the termination of the standstill period.

     The Greenwich Funds, acting together, may elect not to proceed with the closing due to IMC's failure to satisfy a closing condition.

     Additional Conditions to Obligation of IMC. The obligation of IMC to complete the proposed transaction is also subject to the following condition:

     each of the Greenwich Funds has performed in all material respects its obligations under the Acquisition Agreement, including the Greenwich Funds' covenant to enter into an amended and restated loan agreement with IMC and to perform their obligations to fund additional advances to IMC, on or prior to consummation of the proposed transaction, and the representations and warranties of the Greenwich Funds in the Acquisition Agreement which are qualified with respect to materiality shall be true and correct in all respects and the representations and warranties of the Greenwich Funds in the Acquisition Agreement that are not so qualified shall be true and correct in all material respects on and as of consummation of the proposed transaction, with the same force and effect as if made on and as of the date of the consummation of the proposed transaction, subject to certain exceptions, and IMC shall have received a certificate to such effects signed by the Chairman of the Board, the President or the Chief Financial Officer of the general partner of each of the Greenwich Funds.

Termination

     Conditions to Termination. The Acquisition Agreement may be terminated at any time prior to the consummation of the proposed transaction, notwithstanding the approval of the IMC shareholders:

     (i) by mutual written consent of IMC and the Greenwich Funds; or

     (ii) by either of IMC or the Greenwich Funds, if the IMC shareholders fail to approve the adoption of the Amended and Restated Articles of Incorporation or to approve the Acquisition Agreement and the proposed transaction at the IMC special meeting; or

     (iii) by either of IMC or the Greenwich Funds if the proposed transaction has not been consummated by June 30, 1999; provided, however, that this date may be extended by mutual written consent of IMC and the

Greenwich Funds or by written notice of either IMC or the Greenwich Funds to a date no later than September 30, 1999 if the proposed transaction has not been consummated as a result of clause (i) or (iii) under "--Conditions to the Transaction--Conditions to Obligation of Each Party"; or

     (iv) by either of IMC or the Greenwich Funds if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission issues a nonappealable final order, decree or ruling or takes any other action which permanently restrains, enjoins or otherwise prohibits the proposed transaction; or

     (v) by IMC, if prior to the IMC special meeting, the IMC Board of Directors withdraws, modifies or changes its approval or recommendation of the Acquisition Agreement in a manner adverse to the Greenwich Funds in order to approve and permit IMC to execute an agreement relating to a Superior Proposal; provided that prior to such termination, IMC shall negotiate in good faith with the Greenwich Funds to adjust the terms and conditions of the Acquisition Agreement in order to proceed with the proposed transaction with the Greenwich Funds as adjusted; or

     (vi) by the Greenwich Funds, (1) if any representation or warranty of IMC set forth in the Acquisition Agreement becomes untrue or incorrect such that the condition set forth above in clause (i) under "--Conditions to the Transaction--Additional Conditions to Obligations of the Greenwich Funds" would not be satisfied (a "Terminating Misrepresentation"), or (2) upon a material breach of any covenant or agreement on the part of IMC set forth in the Acquisition Agreement (a "Terminating Breach"). However, if such Terminating Misrepresentation or Terminating Breach is curable and is cured by the party in breach within 30 days after delivering written notice of such breach, the Acquisition Agreement may not be terminated; or

     (vii) by the Greenwich Funds, if IMC or the IMC Board of Directors (1) withdraws, modifies or changes its approval or recommendation of the Acquisition Agreement in a manner adverse to the Greenwich Funds; (2) recommends a Takeover Proposal; or (3) executes an agreement providing for a Takeover Proposal or other transaction with a person other than the Greenwich Funds.

     The Greenwich Funds, acting together, may terminate the Acquisition Agreement as described above.

     Effect of Termination. If the Acquisition Agreement is terminated in accordance with its terms: (i) there shall be no liability or obligation on the part of any party thereto or their respective officers and directors, and all obligations of the parties thereunder shall terminate, except for certain of the parties' obligations as provided in the Acquisition Agreement and except that a party who is in material breach of its representations, warranties, covenants or agreements set forth in the Acquisition Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses incurred by the other party in connection with the Acquisition Agreement and the transactions contemplated thereby, and (ii) all filings, applications and other submissions made pursuant to the transactions contemplated by the Acquisition Agreement shall, to the extent practicable, be withdrawn from the agency or person to which made.

     Fees and Expenses. IMC will pay the fees and expenses incurred by IMC and the Greenwich Funds in connection with the Acquisition Agreement and the transactions contemplated thereby.

Amendment and Waiver; Parties in Interest

     IMC and the Greenwich Funds may amend the Acquisition Agreement in writing by action taken by or on behalf of each of IMC and the Greenwich Funds at any time prior to consummation of the proposed transaction.

     At any time prior to consummation of the proposed transaction, either of IMC or the Greenwich Funds may extend the time for the performance of any of the obligations or other acts by the other, waive any inaccuracies in the representations and warranties contained in the Acquisition Agreement or in any document delivered pursuant to the Acquisition Agreement, or waive compliance with any of the agreements or conditions contained in the

Acquisition Agreement. Any such extension or waiver will be valid if set forth in writing by the party or parties granting such extension or waiver.

     The Acquisition Agreement is binding upon and inures solely to the benefit of the parties thereto, and nothing in the Acquisition Agreement confers upon any other person any right, benefit or remedy, other than certain indemnification obligations of the Greenwich Funds and IMC following consummation of the proposed transaction which are intended for the benefit of certain officers, directors and employees of IMC and may be enforced by such individuals.

                           MARKET PRICES AND DIVIDENDS

     [IMC common stock is listed and traded on the Nasdaq National Market under the symbol "IMCC."] The following table sets forth the high and low sales prices per share of IMC common stock as reported on the Nasdaq National Market, for the quarterly periods presented below.


                                                            High         Low
                                                            ----         ---

1996:
    Second quarter (from June 25, 1996)(1)                $ 11.50      $ 9.38
    Third quarter                                           17.44       10.75
    Fourth quarter                                          20.50       13.63
1997:
    First quarter                                         $ 25.00      $14.38
    Second quarter                                          18.00       11.13
    Third quarter                                           18.44       15.38
    Fourth quarter                                          19.30       11.50
1998:
    First quarter                                         $ 13.88      $ 7.48
    Second quarter                                          18.25        9.75
    Third quarter                                           14.56        1.63
    Fourth quarter                                           3.00        0.19

1999:
    First quarter                                         $  0.56      $ 0.16
    Second quarter (through __)
------------
(1) IMC common stock commenced trading on the Nasdaq National Market on June 25, 1996.

     On February 18, 1999, the last trading day prior to announcement of the proposed transaction with the Greenwich Funds, the closing price per share of IMC common stock as reported on the Nasdaq National Market was $0.41. On ______, 1999, the most recent date for which prices were available prior to printing this Proxy Statement, the closing price per share of IMC common stock as reported [on the Nasdaq National Market] was $_________. Shareholders are urged to obtain current market quotations.

     On January 13, 1999 Nasdaq notified the Company that IMC had failed to maintain a closing bid price of greater than or equal to $1.00 per share in accordance with Marketplace Rule 4450 and that IMC's stock would be delisted from the Nasdaq Stock Market if its stock price does not trade above $1.00 per share for a period of at least 10 consecutive trading days before April 13, 1999. IMC does not believe that the common stock will trade above $1.00 for the requisite period. As a result, IMC believes that its common stock will be delisted from the Nasdaq Stock Market on April 13, 1999.

     Under the Acquisition Agreement, IMC is not permitted to declare, set aside or pay any dividend or other distribution in respect of its capital stock from the date of the Acquisition Agreement until the earlier of the termination of the Acquisition Agreement or the consummation of the proposed transaction with the Greenwich Funds. IMC has never paid any dividends on its common stock. It is not expected that dividends will be paid after the consummation of the proposed transaction for the reasonably foreseeable future.

                                 BUSINESS OF IMC

     IMC Mortgage Company ("IMC" or the "Company") is a specialized consumer finance company engaged in purchasing, originating, servicing and selling home equity loans secured primarily by first liens on one- to four-family residential properties. The Company focuses on lending to individuals whose borrowing needs are generally not being served by traditional financial institutions due to such individuals' impaired credit profiles and other factors. Loan proceeds typically are used by such individuals to consolidate debt, to refinance debt, to finance home improvements, to pay educational expenses and for a variety of other uses. By focusing on individuals with impaired credit profiles and by providing prompt responses to their borrowing requests, the Company has been able to charge higher interest rates for its loan products than typically are charged by conventional mortgage lenders. References herein to "IMC" or the "Company" mean IMC Mortgage Company, a Florida corporation, and its subsidiaries on a consolidated basis, unless the context otherwise requires.

     IMC purchases and originates non-conforming home equity loans through a diversified network of correspondents and mortgage loan brokers and on a retail basis through its direct consumer lending effort. As of December 31, 1998, IMC had in excess of 500 approved correspondents, 1,500 approved mortgage loan brokers and 80 Company-owned retail branches. IMC has experienced growth in loan production from total purchases and originations of approximately $5.9 billion for the year ended December 31, 1997 to $6.2 billion for the year ended December 31, 1998. The growth in loan production from total purchases and originations for the year ended December 31, 1998 resulted primarily from activities through the nine months ended September 30, 1998, before the volatility in the equity, debt and asset-backed capital markets materially and adversely affected the business of the Company. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Liquidity and Capital Resources". The loan production from purchases and originations for the three months ended December 31, 1998 was the lowest loan production of any fiscal quarter in 1998. See "Loan Purchases and Originations". IMC's network of correspondents accounted for approximately 73.7% and 62.1% of loan production in 1997 and 1998, respectively. Through its network of mortgage brokers, IMC generated approximately 13.3% and 22.6% of its loan production in 1997 and 1998, respectively. IMC's direct consumer lending effort contributed approximately 13.0% and 15.3% of loan production in 1997 and 1998, respectively.

     The Company's total revenues increased from $238.8 million for the year ended December 31, 1997 to $321.2 million for the year ended December 31, 1998, while net income decreased from $47.9 million for the year ended 1997 to a net loss of $100.5 million for the year ended December 31, 1998. Gain on sale of loans, net, represented $181.0 million, or 75.8% of total revenues, for the year ended 1997 and $205.9 million, or 64.1% of total revenues, for the year ended December 31, 1998. Servicing income, net warehouse interest income and other revenues in the aggregate increased from $57.8 million, or 24.2% of total revenues, for the year ended 1997 to $115.3 million, or 35.9% of total revenues, for the year ended December 31, 1998.

     IMC sold the majority of its loans through September 30, 1998 through its securitization program and retained the right to service such loans. Since September 30, 1998, the Company has focused on selling its loans through whole loan sales to third parties for cash primarily on a servicing released basis due to volatility in asset-backed capital markets and to improve cash flow from operations. The whole loan sales may be on a servicing retained basis (in which IMC retains the right to service the loans after the sale) or a servicing released basis (in which IMC sells the right to service the loan with the loan sold). Through December 31, 1998, IMC had completed twenty-three securitizations totaling $11.4 billion of loans. The Company earns servicing fees on the loans the Company services at a rate of 0.50% per year, which fees are payable on a monthly basis, and ancillary fees on the loans it services. As of December 31, 1997 and 1998, IMC had a servicing portfolio, including mortgage loans held for sale, of $7.0 billion and $8.9 billion, respectively.

     IMC was formed in 1993 by a team of executives experienced in the non-conforming home equity loan industry. IMC was originally structured as a partnership (the "Partnership"), with the limited partners consisting of originators of non-conforming home equity loans (the "Industry Partners") and certain members of management. The original Industry Partners included: Approved Financial Corp. (formerly American Industrial Loan Association) ("Approved"); Champion Mortgage Co. Inc. ("Champion"); Cityscape Corp.; Equitysafe, a Rhode Island general partnership ("Equitystars"); Investors Mortgage, a Washington limited partnership ("Investors Mortgage"); Mortgage America Inc. ("Mortgage America"); Residential Money Centers; First Government Mortgage and Investors Corp.; Investaid Corp.; and New Jersey Mortgage and Investment Corp. In 1994, TMS Mortgage Inc., a wholly-owned subsidiary of The Money Store Inc. ("The Money Store"), and Equity Mortgage, a Maryland limited partnership ("Equity Mortgage"), became Industry Partners. Branchview, Inc., a wholly-owned subsidiary of Lakeview Savings Bank ("Lakeview"), became an Industry Partner in 1995.

Business Strategy

Improvement of Cash Flow from Operations

     The Company has typically operated on negative cash flows from operations since inception. The Company, prior to September 30, 1998, had been able to access the capital markets and borrowings to support operations. Since September 30, 1998, the Company has had only limited access to asset-backed and debt markets, both of which were on terms that were not as favorable to the Company as the terms previously available. The Company is attempting to improve the cash flow required to fund operations and reduce its dependence on capital markets by selling loans to institutional investors instead of securitizing, and reducing the cost of its operations. To reduce the costs of its operation, the Company has reduced the number of employees and is in the process of identifying and reducing non-essential expenditures. There can be no assurance the Company can achieve a reduction of cash flow used in operations or that its attempt to reduce non-essential expenditures will be successful.

Maintenance of Underwriting Quality and Loan Servicing

     The Company's underwriting and servicing staff have extensive experience in the non-conforming home equity loan industry. The management of IMC believes that the depth and experience of its underwriting and servicing staff provide the Company with the infrastructure necessary to sustain and maintain its commitment to high standards in its underwriting and loan servicing. The Company is committed to applying consistent underwriting procedures and criteria and to training and retaining experienced underwriting staff.

Loans

Overview

     IMC's consumer finance activities consist primarily of purchasing, originating, selling and servicing mortgage loans. The vast majority of these loans are non-conforming mortgage loans that are secured by first or second mortgages on one- to four-family residences. Once loan applications have been received, the underwriting process completed and the loans funded, IMC typically packages the loans in a portfolio and sells the portfolio, either through a securitization or on a whole loan basis directly to institutional purchasers. IMC typically retains the right to service the loans that it securitizes and may retain or release the right to service the loans it sells through whole loan sales.

Loan Purchases and Originations

     As of December 31, 1998, IMC purchased and originated loans through in excess of 500 approved correspondents, 1,500 approved brokers and 80 retail branch offices.

         The following table shows channels of loan purchases and originations for the periods shown:


                                                                                               Year Ended
                                                                                              December 31,
                                                               ------------------------------------------------------------------
                                                               1994        1995            1996          1997           1998
                                                                                          (Dollars in thousands)
Correspondent:
   Principal balance (in millions).........................     $233        $544         $1,582        $4,342         $3,839
   Average principal balance per loan (in thousands).......       66          62             66            73             67
   Weighted average loan-to-value ratio (1)(2).............    69.2%       70.6%          72.8%         75.6%          76.9%
   Weighted average interest rate..........................    11.2%       12.1%          11.5%         11.0%          10.7%
Broker:
   Principal balance (in millions).........................      $49         $67            $121         $782         $1,393
   Average principal balance per loan (in thousands).......       56          47             54            71             72
   Weighted average loan-to-value ratio (1)(2).............    71.8%       72.6%          73.4%         76.9%          78.9%
   Weighted average interest rate..........................    12.0%       12.0%          11.5%         10.7%          10.3%
Direct consumer loan originations:
   Principal balance (in millions).........................       $1         $11            $67          $769           $945
   Average principal balance per loan (in thousands).......       88          49             58            68             71
   Weighted average loan-to-value ratio (1)(2).............    80.0%       72.6%          72.5%         71.9%          74.5%
   Weighted average interest rate..........................    11.3%       11.7%          10.7%         10.7%           9.6%
Total loan purchases and originations:
   Principal balance (in millions).........................     $283        $622         $1,770        $5,893         $6,177
   Average principal balance per loan (in thousands).......       64          60             65            71             69
   Weighted average loan-to-value ratio (1)(2)(3)..........    69.7%       70.9%          72.9%         75.3%          77.0%
   Weighted average interest rate..........................    11.4%       12.1%          11.5%         10.9%          10.4%

(1) The weighted average loan-to-value ratio of a loan secured by a first mortgage is determined by dividing the amount of the loan by the lesser of the purchase price or the appraised value of the mortgaged property at origination. The weighted average loan-to-value ratio of loans secured by a second mortgage is determined by taking the sum of the loans secured by the first and second mortgages and dividing by the lesser of the purchase price or the appraised value of the mortgaged property at origination.

(2) The weighted average loan-to-value ratio has increased due to increasing competition in the non-conforming home equity loan market and an increase since 1995 in the percentage of the Company's loans in the "A" Risk category (see "-- Loans -- Loan Underwriting"). "A" Risk loans are generally made to more creditworthy borrowers and therefore typically carry less credit risk and involve higher loan-to-value ratios than other categories of non-conforming loans.

(3) Includes loans with loan-to-value ratios between 80% and 100% in the amount of approximately $173 million, or 28%, $700 million, or 40%, $2.8 billion, or 48%, and $3.4 billion, or 55%, of total purchases and originations , for the years ended December 31, 1995, 1996, 1997 and 1998, respectively. The increase in loan purchases and originations with loan-to-value ratios between 80% and 100% since 1995 primarily related to the increase in purchases and originations of "A" Risk loans as a percentage of total loans purchased and originated.

      The following table shows channels of loan purchases and originations on a quarterly basis for the fiscal quarters shown:

                                                                      Three Months Ended
                                 ---------------------------------------------------------------------------------------
                                      March 31,       June 30,     September 30,     December 31,        March 30,
                                         1997           1997           1997              1997               1998
Correspondent:
  Principal balance (in millions)         $631          $1,096         $1,440            $1,175             $1,161
  Average principal balance
     per loan (in thousands).....           69              73             77                70                 67
  Weighted average loan-to-
     value ratio(1)(2)...........        74.2%           74.9%          72.3%             76.1%              76.6%
  Weighted average interest rate.        11.3%           11.0%          10.8%             11.0%              10.9%
Broker:
  Principal balance (in millions)          $53            $105           $270              $354               $315
  Average principal balance
    per loan (in thousands)......           69              72             67                74                 75
  Weighted average loan-to-
     value(1)(2).................        73.9%           75.0%          77.4%             77.5%              77.2%
  Weighted average interest rate.        10.6%           10.6%          11.0%             10.6%              10.3%
Direct consumer loan originations:
  Principal balance (in millions)         $135            $191           $198              $245               $221
  Average principal balance per
     loan (in thousands).........           66              67             64                73                 81
  Weighted average loan-to-value
     ratio(1)(2).................        69.8%           71.0%          72.3%             73.5%              72.7%
  Weighted average interest rate.        10.8%           10.9%          10.8%             10.3%               9.8%
Total loan purchases and originations:
  Principal balance (in millions)         $819          $1,392         $1,908            $1,774             $1,697
  Average principal balance
     per loan (in thousands).....           69              72             74                71                 69
  Weighted average loan-to-
     value ratio(1)(2)(3)........        73.5%           74.4%          76.0%             76.0%              76.2%
  Weighted average interest
     rate........................        11.2%           10.9%          10.8%             10.8%              10.6%


                                                 Three Months Ended
                                 ----------------------------------------------
                                       June 30,    September 30,   December 31,
                                         1998          1998            1998
                                         ----          ----            ----
Correspondent:
  Principal balance (in millions)        $1,309        $1,248           $121
  Average principal balance
     per loan (in thousands).....            68            67             65
  Weighted average loan-to-
     value ratio(1)(2)...........         76.9%         77.0%          76.7%
  Weighted average interest rate.         10.7%         10.6%          10.5%
Broker:
  Principal balance (in millions)          $376          $403           $299
  Average principal balance
     per loan (in thousands).....            78            72             75
  Weighted average loan-to-
     value(1)(2).................         78.0%         80.0%          79.6%
  Weighted average interest rate.         10.3%         10.4%          10.2%
Direct consumer loan originations
  Principal balance (in millions)          $251          $262           $211
  Average principal balance per
     loan (in thousands).........            77            72             75
  Weighted average loan-to-value
     ratio(1)(2).................         72.6%         76.7%          76.8%
  Weighted average interest rate.          9.8%          9.6%           9.2%
Total loan purchases and
originations
  Principal balance (in millions)        $1,936        $1,913           $631
  Average principal balance
     per loan (in thousands).....            71            69             72
  Weighted average loan-to-
     value ratio(1)(2)(3)........         76.6%         77.6%          78.1%
  Weighted average interest
     rate........................         10.5%         10.5%           9.9%


(1) The weighted average loan-to-value ratio of a loan secured by a first mortgage is determined by dividing the amount of the loan by the lesser of the purchase price or the apppraised value of the mortgaged property at origination. The weighted average loan-to-value ratio of loans secured by a second mortgage is determined by taking the sum of the loans secured by thefirst and second mortgages and dividing by the lesser of the purchaser price or the appraised value of the mortgaged property at origination.

(2) The weighted average loan-to-value ratio has increased due to increasing competition in the non-conforming home equity loan market and an increase since 1995 in the percentage of the Company's loans in the "A" Risk category (see "-- Loans -- Loan Underwriting"). "A" Risk loans are generally made to more creditworthy borrowers and therefore typically carry less credit risk and involve higher loan-to-value ratios than other categories of non-conforming loans.

(3) Includes loans with loan-to-value ratios between 80% and 100% in the amount of approximately $173 million, or 28%, $700 million, or 40%, $2.8 billion, or 48%, and $3.4 billion, or 55% of total purchases and originations for the years ended December 31,1995, 1996, 1997 and 1998, respectively. The increase in loan purchases and originations with loan-to-value ratios between 80% and 100% since 1995 is primarily related to the increase in purchases and originations of "A" Risk loans as a percentage of total loans purchased and originated.

     The following table shows lien position, weighted average interest rates and loan-to-value ratios for the periods shown.


                                                                                     Year Ended
                                                                                    December 31,
                                                    ------------------------------------------------------------------------------
                                                         1994            1995           1996            1997           1998
                                                        ------          ------         ------          ------         -----
First mortgages:
  Percentage of total purchases and originations....       82.4%           77.0%          90.3%           92.1%          92.8%
  Weighted average interest rate....................       11.3            12.1           11.4            10.8           10.3
  Weighted average loan-to-value ratio(1)...........       69.8            70.7           72.6            75.2           76.7
Second mortgages:
  Percentage of total purchases and originations....       17.6%           23.0%           9.7%            7.9%           7.2%
  Weighted average interest rate....................       11.7            12.4           12.2            12.4           11.9
  Weighted average loan-to-value ratio(1)...........       68.8            71.7           75.6            78.5           81.6


(1) The weighted average loan-to-value ratio of a loan secured by a first mortgage is determined by dividing the amount of the loan by the lesser of the purchase price or the appraised value of the mortgaged property at origination. The weighted average loan-to-value ratio of loans secured by a second mortgage is determined by taking the sum of the loans secured by the first and second mortgages and dividing by the lesser of the purchase price or the appraised value of the mortgaged property at origination.

     Correspondents. The largest percentage of IMC's loan volume through September 30, 1998 was purchased through correspondents. For the three-month period ending December 31, 1998 loan volume purchased from correspondents decreased significantly due to the lack of liquidity available to IMC. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Liquidity and Capital Resources". For the years ended December 31, 1994, 1995, 1996, 1997 and 1998, IMC purchased loans through its mortgage correspondent network totaling approximately $233 million, $544 million, $1.6 billion, $4.3 billion, and $3.8 billion, respectively. Total loans originated through correspondents represented 82.5%, 87.5%, 89.4%, 73.7% and 62.1% of IMC's total purchases and originations for the years ended December 31, 1994, 1995, 1996, 1997 and 1998, respectively. The Industry Partners contributed approximately $116 million, or 41.0%, $148 million, or 23.9%, $338 million, or 19.1%, $400 million, or 6.8%, and approximately $252 million, or 4.1%, of IMC's total loan purchases and originations for the years ended December 31, 1994, 1995, 1996, 1997 and 1998, respectively.

     IMC has a list of approved correspondents from which it will purchase loans on a wholesale basis. Prior to approving a financial institution or mortgage banker as a loan correspondent, IMC performs an investigation of, among other things, the proposed correspondent's lending operations, its licensing or registration and the performance of its previously originated loans. The investigation typically includes contacting the agency that licenses or registers such loan correspondent and other purchasers of the correspondent's loans and reviewing the correspondent's financial statements. IMC requires that the correspondent remain current on all licenses required by federal and state laws and regulations and that it maintains sufficient equity to fund its loan operations. IMC periodically reviews and updates the information it has relating to each approved correspondent to ensure that all legal requirements are current and that lending operations continue to meet IMC's standards.

     Before purchasing loans from correspondents, IMC requires that each loan correspondent enter into a purchase and sale agreement with customary representations and warranties regarding such loans. Correspondents will then sell loans to IMC either on a flow basis or through block sales. IMC will make a flow basis purchase when a correspondent approaches IMC with the application of a prospective borrower. Because the correspondent has not yet granted a loan, IMC has the opportunity to preapprove the loan. In the preapproval process, the correspondent provides IMC with information about the borrower and the collateral for the potential loan, including the applicant's credit, employment history, current assets and liabilities, a copy of recent tax returns and the estimated property value of the collateral. If IMC preapproves the loan, the correspondent lends to the borrower pursuant to certain

IMC guidelines. After the correspondent has made the loan, IMC purchases the loan from the correspondent. A block purchase occurs when the correspondent has made numerous loans without seeking preapproval from IMC. The correspondent offers a block of loans to IMC and IMC will purchase those loans in the block that meet its underwriting standards. At the time of purchase, IMC generally pays the correspondent a premium, representing a value in excess of the par value of the loans (par value representing the unpaid balance of the loan amount). In its purchase agreements with its correspondents, IMC requires its correspondents to rebate premium payments if loans sold to IMC are prepaid within a specified period of time after the sale. As of December 31, 1997 and 1998, premium rebates due to IMC were $4.1 million and $4.3 million, respectively.

           Brokers. For the years ended December 31, 1994, 1995, 1996, 1997 and 1998, IMC originated approximately $49 million, $67 million, $121 million, $782 million and $1.4 billion, respectively, of loans through broker transactions. Total loans purchased and originated through broker transactions represented 17.3%, 10.7%, 6.8%, 13.3% and 22.6% of the total loans IMC purchased and originated for the years ended December 31, 1994, 1995, 1996, 1997 and 1998, respectively. As with correspondents, IMC maintains an approved list of brokers. Brokers become part of IMC's network after IMC performs a thorough license and credit check. If a broker is approved, IMC will accept loan applications from the broker for prospective borrowers. Because brokers may submit loan applications to several prospective lenders simultaneously, IMC makes every effort to provide a quick response. IMC will process each application obtained by a broker from a prospective borrower and grant or deny preliminary approval of the application generally within one business day. In the case of an application denial, IMC will make all reasonable attempts to ensure that there is no missing information concerning the borrower that might change the decision on the loan. In addition, IMC emphasizes service to the broker and loan applicant by having loan processors follow the loan from the time of the initial application, through the underwriting verification and audit process to the funding and closing process. IMC believes that consistent underwriting, quick response times and personal service are critical to successfully originating loans through brokers.

           Direct Consumer Loans. For the years ended December 31, 1994, 1995, 1996, 1997 and 1998, IMC originated approximately $1 million, $11 million, $67 million, $769 million and $945 million of loans, respectively. Total loans originated directly to borrowers through its retail branch offices represented less than 1%, 1.8%, 3.8%, 13.0% and 15.3% of the total loans purchased or originated for the years ended December 31, 1994, 1995, 1996, 1997 and 1998, respectively. As of December 31, 1998, IMC had in excess of 80 retail offices. IMC uses the branch office network for marketing to and meeting with individual borrowers, local brokers and referral sources such as accountants, attorneys and financial planners.

           Because borrowers may submit loan applications to several prospective lenders simultaneously, IMC attempts to provide a quick response. IMC will process each application from a borrower and grant or deny preliminary approval for the application generally within one business day from receipt of the application. In addition, the borrower usually has direct contact with an underwriter who follows the loan from the application to the closing process. IMC believes that consistent underwriting, quick response times and personal service are critical to successfully originating loans directly with potential borrowers.

           Geographic Distribution of Loans. Although IMC is licensed or registered in all 50 states, the District of Columbia and Puerto Rico, it has historically concentrated its business in the Mid-Atlantic States. While this concentration has declined, New York contributed 11.7%, 12.4%, 14.0%, 12.6% and 8.8% of IMC's total loan purchase and origination volume for the years ended December 31, 1994, 1995, 1996, 1997 and 1998, respectively.

     The following table shows geographic distribution of loan purchases and originations for the periods shown.


                                                            Year Ended
                                                           December 31,
                       ------------------------------------------------------------------------------------------
                                  1994            1995             1996            1997           1998
                                  ----            ----             ----            ----           ----
States:
     New York..........           11.7%           12.4%           14.0%            12.6%           8.8%
     Michigan..........            7.3             8.8             7.8              7.1            8.2
     Florida...........            4.2             6.2             6.7              7.3            7.6
     California........            0.0             0.3             3.0              7.4            6.3
     Illinois..........            2.0             3.0             4.3              5.9            6.0
     Ohio..............            4.9             4.7             4.3              4.9            6.0
     Pennsylvania......            5.3             4.3             3.8              5.1            5.3
     New Jersey........            6.6             9.9             7.6              4.5            3.9
     Maryland..........           18.6            12.8             7.3              5.2            3.1
     All other states..           39.4            37.6            41.2             40.0           44.8

Loan Underwriting

     IMC's origination volume has typically been generated primarily from correspondents selling loans to IMC either on a flow basis or through block sales. For correspondents and brokers that originate loans on a flow basis, IMC provides them with its underwriting guidelines. Loan applications received from correspondents and brokers on a flow basis are classified according to certain characteristics including available collateral, loan size, debt ratio, loan-to-value ratio and the credit history of the applicant. Loan applicants with less favorable credit ratings generally are offered loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings. IMC also purchases loans on a block sale basis, in which a correspondent makes several loans without the preapproval of the Company and offers them to the Company for block purchase. Because IMC only chooses loans that meet its underwriting requirements and reunderwrites them, block loans follow the same underwriting guidelines as flow loan purchases.

     IMC maintains a staff of experienced underwriters strategically placed across the country. IMC's loan application and approval process generally is conducted via facsimile submission of the credit application to IMC's underwriters. An underwriter reviews the applicant's credit history based on the information contained in the application and reports available from credit reporting bureaus in order to determine if the applicant's credit history is acceptable under IMC's underwriting guidelines. Based on this review, the underwriter assigns a preliminary rating to the application. The proposed terms of the loan are then communicated to the correspondent or broker responsible for the application who in turn discusses the proposal with the loan applicant. When a potential borrower applies for a loan through a branch office, the underwriter will discuss the proposal directly with the applicant. IMC endeavors to respond, and in most cases does respond, to the correspondent, broker or borrower within one business day after the application is received. If the applicant accepts the proposed terms, the underwriter will contact the broker or the loan applicant to gather additional information necessary for the closing and funding of the loan.

     All loan applicants must have an appraisal of their collateral property prior to closing the loan. IMC requires correspondents and brokers to use licensed appraisers that are listed on or qualify for IMC's approved appraiser list. IMC approves appraisers based upon a review of sample appraisals, professional experience, education, membership in related professional organizations, client recommendations and review of the appraiser's experience with the particular types of properties that typically secure IMC's loans. In the case of loans purchased in blocks, if an appraiser that is not approved by IMC performed an appraisal, IMC will review the appraisal and accept it if the appraisal meets its underwriting standards.

     The decision to provide a loan to an applicant is based upon the value of the underlying collateral, the applicant's creditworthiness and IMC's evaluation of the applicant's ability and intent to repay the loan. A number of factors determine a loan applicant's creditworthiness, including debt ratios (the borrower's average monthly expenses for debts, including fixed monthly expenses for housing, taxes and installment debt, as a percentage of gross monthly income), payment history on existing mortgages and the combined loan-to-value ratio for all existing mortgages on a property.

     Assessment of the applicant's ability to pay is one of the principal elements in distinguishing IMC's lending specialty from methods employed by traditional lenders, such as thrift institutions and commercial banks. All lenders utilize debt ratios and loan-to-value ratios in the approval process.
Many lenders simply use software packages to score an applicant for loan approval and fund the loan after auditing the data provided by the borrower. In contrast, IMC employs experienced non-conforming mortgage loan underwriters to scrutinize an applicant's credit profile and to evaluate whether an impaired credit history is a result of previous adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances including divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. Among IMC's specialties is the ability to identify and assist this type of borrower in the establishment of improved credit. Upon completion of the loan's underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by IMC. The closing attorney or agent is responsible for completing the loan transaction in accordance with applicable law and IMC's operating procedures. Title insurance that insures IMC's interest as mortgagee and evidence of adequate homeowner's insurance naming IMC as an additional insured are required on all loans.

     IMC has established classifications with respect to the credit profiles of loans based on certain of the applicant's characteristics. Each loan applicant is placed into one of four letter ratings "A" through "D," with subratings within those categories. Ratings are based upon a number of factors including the applicant's credit history, the value of the property and the applicant's employment status, and are subject to the discretion of IMC's trained underwriting staff. Terms of loans made by IMC, as well as the maximum loan-to-value ratio and debt service-to-income coverage (calculated by dividing fixed monthly debt payments by gross monthly income), vary depending upon the classification of the borrower. Borrowers with lower credit ratings generally pay higher interest rates and loan origination fees. The general criteria currently used by IMC's underwriting staff in classifying loan applicants are set forth below:


                                                                Loan Classification Criteria
                                                                ----------------------------

                                   "A" Risk                 "B" Risk                 "C" Risk                 "D" Risk
General repayment......       --------------------     --------------------     --------------------     --------------------
                              Has repaid               Has generally            May have                 May have experienced
                              installment or           repaid install-          experienced signi-       significant past
                              revolving debt           ment or revolving        ficant past credit       credit problems
                                                       credit                   problems

Existing mortgage             Current at appli-        Current at appli-        May not be current       Must be paid full
loans..................       cation time and a        cation time and a        at application time      from loan proceeds
                              maximum of two-          maximum of three         and a maximum of         and no more than 149
                              30-day late pay-         30-day late payments     one 60-day late          days delinquent at
                              ments in the last        in the last 12           payment in the last      closing and an
                              12 months                months                   12 months                an explanation is
                                                                                                         required

Non-mortgage credit....       Minor derogatory         Some prior defaults      Significant prior        Significant prior
                              items allowed with a     allowed but major        delinquencies may        defaults may have
                              letter of explanation;   credit or installment    have occurred, but if    occurred, but most
                              no open collection       debt paid as agreed      major credit or          demonstrate an
                              accounts or charge-      may offset some          installment debt in      ability to maintain
                              offs, judgments or       delinquency; open        recent periods have      regularity in payment
                              liens                    charge-offs,             been paid as agreed,     of credit
                                                       judgments or liens       may offset some
                                                       are permitted on a       significant prior
                                                       case-by-case basis       delinquency
                                                                                obligations in the
                                                                                past

Bankruptcy filings....        Discharged more          Discharged more          Discharged more          Discharged prior to
                              than two years prior     than two years prior     than one year prior      closing
                              to closing and credit    to closing and credit    to closing and credit
                              reestablished            reestablished            reestablished

Debt service-to-              Generally 50% or         Generally 50% or         Generally 50% or         Generally 50% or
income ratio..........        less                     less                     less                     less

Maximum loan-to-
value ratio:

Owner-occupied........        Up to 100% for a         Generally 80% (or        Generally 75% (or        Generally 65% (or
                              one- to two-family       85%*) for a one- to      80% for first liens*)    70% for first liens*)
                              residence; 75% for a     two-family residence;    for a one- to two-       for a one- to two-
                              condominium and for      70% for                  family residence;        family residence;
                              a three- to four-        condominium and for      60% for a three- to      60% for a three- to
                              family residence         a three- to four-        four-family residence;   to four-family residence
                                                       family residence         60% for a three- to      or condominium
                                                                                four-family residence
                                                                                or condominium

Non-owner-occupied....        Generally 70% for a      Generally 70% for a      Generally 70% for a      N/A
                              one- to four-family      one- to two-family       one- to two-family
                              residence                residence                residence

*    On an exception basis.


                   -------------------------------

     The Company uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, the Company may determine that the prospective borrower warrants an exception. Exceptions may generally be allowed if the application reflects certain compensating factors such as loan-to-value ratio, debt ratio, length of employment and other factors. For example, a higher debt ratio may be acceptable with a lower loan-to-value ratio. Accordingly, the Company may classify in a more favorable risk category certain mortgage loans that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

     The following table sets forth certain information with respect to IMC's loan purchases and originations by borrower classification, along with weighted average coupons, for the periods shown.



                                                Year Ended December 31,
                     --------------------------------------------------------------------------
                              1994                     1995                       1996
                     ---------------------- -------------------------- ------------------------
                                    Weighted                   Weighted                Weighted
Borrower                      % of  Average           % of     Average           % of  Average
Classification        Total  Total  Coupon    Total    Total   Coupon   Total   Total  Coupon
--------------        -----  -----  ------    -----    -----   ------  -----   -----   ------
                                                 (Dollars in thousands)
A Risk...............  $156    55.0%  10.6%    $276    44.4%   11.4%    $883    49.9%  10.9%
B Risk...............    74    26.3   11.6      177    28.5    12.0      443    25.0   11.5
C Risk...............    38    13.5   13.0      126    20.2    13.0      338    19.1   12.3
D Risk...............    15     5.2   14.4       43     6.9    14.4      106     6.0   13.6
                      -----  ------           -----  ------          -------  ------
           Total.....  $283   100.0%  11.4     $622   100.0%   12.1   $1,770   100.0%  11.5
                      =====  ======           =====  ======          =======  ======


                                        Year Ended December 31,
                     ---------------------------------------------------------
                                1997                      1998
                     --------------------------  -----------------------------
                                       Weighted                   Weighted
Borrower                         % of   Average           % of     Average
Classification         Total    Total   Coupon    Total   Total     Coupon
--------------         -----    -----   ------    -----   -----     ------
                                          (Dollars in thousands)
A Risk............... $3,156     53.6%  10.4%    $3,405   55.1%      9.9%
B Risk...............  1,377     23.4   10.9      1,487   24.1%     10.6%
C Risk...............  1,092     18.5   11.7      1,079   17.5%     11.3%
D Risk...............     268     4.5   13.1        206    3.3%     12.6%
                      -------  ------           ------- ------
           Total..... $5,893    100.0%  10.9%    $6,177  100.0%     10.4%
                      =======  ======           ======= ======

     The weighted average loan-to-value ratio of the Company's loans has increased due to increasing competition in the non-conforming home equity loan market and an increase since 1995 in the percentage of the Company's loans in the "A" Risk category. Loans with loan-to-value ratios in excess of 80% amounted to approximately $173 million, or 28%, $700 million, or 40%, $2.8 billion, or 48%, and $3.4 billion, or 55%, of total purchases and originations, for the years ended December 31, 1995, 1996, 1997 and 1998, respectively. The increase in loan purchases and originations with loan-to-value ratios between 80% and 100% since 1995 is primarily related to the increase in purchases and originations of "A" Risk loans as a percentage of total loans purchased and originated.

Loan Sales

     Typically, IMC sells the loans it purchases or originates through one of two methods: (i) securitization, which involves the private placement or public offering of pass-through mortgage-backed securities; and (ii) whole loan sales, which involve selling blocks of loans to single purchasers. This dual approach typically allows IMC the flexibility to better manage its cash flow, take advantage of favorable conditions in either the securitization or whole loan market when selling its loan production, and attempt to diversify its exposure to the potential volatility of the capital markets. Due to volatility in asset-backed capital markets, since September 30, 1998, IMC has focused on selling its loans through whole loan sales to third parties for cash to improve cash flow from operations. For the years ended December 31, 1994, 1995, 1996, 1997 and 1998, IMC sold approximately $262 million, $459 million, $1.1 billion, $5.0 billion and $6.7 billion of loan production, respectively.

     The following table sets forth certain information with respect to IMC's channels of loan sales by type of sale for the periods shown.

                                                              Year Ended December 31,
                                         -----------------------------------------------------------------
                                                  1994                 1995                  1996
                                           -----------------     -----------------     -----------------
                                                       % of                 % of                  % of
                                           Total      Total      Total      Total      Total      Total
                                           -----      -----      -----      -----      -----      -----
                                                              (Dollars in millions)
Securitizations.........................      $82       31.2%      $388      84.7%      $935       87.9%
Whole loan sales........................      180       68.8         71      15.3        129       12.1
                                         ---------  ---------  ---------  ---------  ---------  ---------

  Total loan sales......................     $262      100.0%      $459     100.0%    $1,064      100.0%
                                         =========  =========  =========  =========  =========  =========

                                                 Year Ended December 31,
                                       ----------------------------------------
                                             1997                  1998
                                        -----------------   ------------------
                                                   % of                  % of
                                        Total      Total      Total      Total
                                                 (Dollars in millions)
Securitizations......................   $4,858      97.1%     $5,117      77.0%
Whole loan sales.....................      145       2.9       1,530      23.0
                                     ---------  ---------  ---------  ---------

  Total loan sales...................   $5,003     100.0%     $6,647     100.0%
                                     =========  =========  =========  =========


     Securitizations. Through December 31, 1998, the Company completed twenty-three securitizations totaling approximately $11.4 billion. During the year ended December 31, 1998, IMC sold $5.1 billion of its loan volume through securitizations. The majority of loans sold through securitizations during the year ended December 31, 1998 were sold during the first nine months of the year prior to the significant volatility in the asset-backed and other capital markets. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Liquidity and Capital Resources." IMC sells its loan inventory through securitization when management believes that employing this strategy will create greater long-term economic benefit to IMC stockholders and it has access to liquidity to support the securitization process. IMC intends to continue to conduct loan sales through securitizations, either in private placements or in public offerings, when market conditions and availability of financing permit such loan sales on favorable terms. See "Liquidity and Capital Resources." When IMC securitizes loans, it typically sells a portfolio of loans to a "real estate mortgage investment conduit" (a "REMIC") or owner trust that issues classes of certificates representing undivided ownership interests in the income stream to the trust. IMC may be required either to repurchase or to replace loans which do not conform to the representations and warranties made by IMC in the pooling and servicing agreements entered into when a portfolio of loans is sold through a securitization. In its capacity as servicer for a securitization trust, the Company collects and remits principal and interest payments to the appropriate trust, which in turn passes through payments to certificate owners. IMC typically retains the servicing rights and an interest in the interest-only and residual classes of certificates of the trust.

     The purchasers of trust certificates receive a credit-enhanced security. Credit enhancement is generally achieved by subordination of a subsidiary class of bonds to senior classes or an insurance policy issued by a monoline insurance company. As a result, each offering of the senior REMIC pass-through certificates has received ratings of AAA from Standard & Poor's and Aaa from Moody's Investors Service. In addition, credit enhancement is provided by over-collateralization, which is intended to result in receipts and collections on the loans in excess of the amounts required to be distributed to certificate holders of the senior interests. Although expected loss is calculated into the pricing of the sale of loans to the trust, to the extent that borrowers default on the payment of principal and interest above the expected rate of default, such loss will reduce the value of the Company's interest-only and residual class certificate. If payment defaults exceed the amount of over-collateralization, the insurance policy maintained by the trust will pay any further losses experienced by certificate holders of the senior interests in the trust or a subordinate class will bear the loss.

     Whole Loan Sales. Whole loan sales as a percent of total sales declined from 68.8% for the year ended December 31, 1994 to 15.3%, 12.1% and 2.9% for the years ended December 31, 1995, 1996 and 1997, respectively, but increased as a percent of total sales to 23.0% for the year ended December 31, 1998. Beginning in the fourth quarter of 1998, IMC began selling more loans on a whole loan sale basis to attempt to partially offset its inability during this time to favorably access the capital markets. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Liquidity and Capital Resources." Upon the sale of a loan portfolio, IMC generally receives a premium, representing a value in excess of the par value of the loans (par value representing the unpaid balance of the loan amount). IMC attempts to maximize its premium on whole loan sale revenue by closely monitoring institutional investors' requirements and focusing on originating the types of loans that meet those requirements and for which institutional purchasers tend to pay higher prices.

     IMC typically sells its loans to various institutional investors on a non-recourse basis with customary representations and warranties covering loans sold. IMC may be required to repurchase a loan in the event that its representations and warranties with respect to such loans prove to be inaccurate. Occasionally, IMC will agree to rebate a portion of the premium earned if a loan is prepaid during a limited period of time after sale, usually six months and no more than one year.

Loan Servicing and Collections

     IMC has been servicing loans since April 1994. IMC's loan servicing operation is divided into three departments: (i) collections; (ii) customer service for both borrowers and investors; and (iii) tax, insurance and tax and insurance escrow. These departments monitor loans, collect current payments due from borrowers, remit principal and interest payments to current owners of loans and pay taxes and insurance. The collections department furnishes reports and enforces the holder's rights, including recovering delinquent payments, instituting loan foreclosures and liquidating the underlying collateral. IMC retained the servicing rights to approximately $401 million, $963 million, $4.9 billion and $4.5 billion, or 87.3%, 90.5%, 97.1% and 68.0% of the loans it sold in 1995, 1996, 1997 and 1998, respectively.

     As of December 31, 1998, IMC was servicing loans representing an aggregate of approximately $8.9 billion. Revenues generated from loan servicing amounted to 7.8%, 8.5%, 7.2% and 14.1% of IMC's total revenues for the years ended December 31, 1995 and 1996 and 1997 and 1998, respectively. Management believes that the Company's loan servicing provides a consistent revenue stream to augment its loan purchasing and originating activities.

     IMC's collections policy is designed to identify payment problems early to permit IMC to address delinquency problems quickly and, when necessary, to act to preserve equity before a property goes into foreclosure. IMC believes that these policies, combined with the experience level of independent appraisers engaged by IMC, help to reduce the incidence of charge-offs on first or second mortgage loans.

     Collection procedures commence upon identification of a past due account by IMC's automated servicing system. If the first payment due is delinquent, generally a collector will telephone to remind the borrower of the payment. Five days after any payment is due, generally a written notice of delinquency is sent to the borrower. Eleven days after payment is due, generally the account is automatically placed in the appropriate collector's queue and the collector will send a late notice to the borrower. During the delinquency period, the collector will continue to frequently contact the borrower. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. All collection activity, including the date collection letters were sent and detailed notes on the substance of each collection telephone call, is entered into a permanent collection history for each account.

     IMC's loan servicing software also tracks and maintains homeowners' insurance information. Expiration reports are generated weekly listing all policies scheduled to expire within 30 days. When policies lapse, a letter is issued advising the borrower of the lapse and that IMC will obtain force-placed insurance at the borrower's expense. IMC also has an insurance policy in place that provides coverage automatically for IMC in the event that IMC fails to obtain force-placed insurance.

     Notwithstanding the above, charge-offs occur. Prior to a foreclosure sale, IMC performs a foreclosure analysis with respect to the mortgaged property to determine the value of the mortgaged property and the bid that IMC will make at the foreclosure sale. This analysis includes: (i) a current valuation of the property obtained through a drive-by appraisal conducted by an independent appraiser; (ii) an estimate of the sale price of the mortgaged property obtained by sending two local realtors to inspect the property; (iii) an evaluation of the amount owed, if any, to a senior mortgagee and for real estate taxes; and
(iv) an analysis of marketing time, required repairs and other costs, such as real estate broker fees, that will be incurred in connection with the foreclosure sale.

     All foreclosures are assigned to outside counsel located in the same state as the secured property. Bankruptcies filed by borrowers are also assigned to appropriate local counsels who are required to provide monthly reports on each loan file.

     The following table provides certain delinquency and default experience as a percentage of outstanding principal balances of IMC's servicing portfolio for the periods shown.


                                                                                        At December 31,
                                                  -------------------------------------------------------------------------------
                                                      1994            1995            1996             1997             1998
                                                      ====            ====            ====             ====             ====
Servicing portfolio (in thousands)...............    $92,003        $535,798       $2,148,068       $6,956,905       $8,887,163
Delinquency percentages(1):
           30-59 days............................       0.72%           2.54%            3.01%            2.35%            4.15%
           60-89 days............................       0.15            0.59             1.01             1.21             1.25
           90+ days..............................       0.00            0.30             1.28             1.84             1.15
                                                  ------------  ---------------  ---------------  --------------- ---------------

                     Total delinquency...........       0.87%           3.43%            5.30%            5.40%            6.55%
                                                  ------------  ---------------  ---------------  --------------- ---------------

Default percentages(2):
           Foreclosure............................      0.00%           0.75%            0.94%            1.42%            4.84%
           Bankruptcy.............................      0.12            0.25             0.53             0.73             2.30
                                                  ------------  ---------------  ---------------  --------------- ---------------

                     Total default................      0.12%           1.00%            1.47%            2.15%            7.14%
                                                  ------------  ---------------  ---------------  --------------- ---------------

Total delinquency and default.....................      0.99%           4.43%            6.77%            7.55%           13.69%
                                                  ============  ===============  ===============  =============== ===============

(1) Represents the percentages of account balances contractually past due, exclusive of loans in foreclosure, bankruptcy and real estate owned.

(2) Represents the percentages of account balances on loans in foreclosure and bankruptcy, exclusive of real estate owned.

        The following table provides certain delinquency and default experience as a percentage of outstanding principal balance for the eight quarters ended December 31, 1998, if applicable, for each of the Company's securitization trusts completed through December 31, 1998, prior to any potential recoveries:

       Delinquency and Defaults for the Company's Securitizations(1)(2)(3)
                             (dollars in thousands)

                                         1994-1            1995-1          1995-2       1995-3
                                         ------            ------          ------       ------

As of March 31, 1997:
Delinquency:
30-59 days...........................  $1,394   3.10%  $1,576   2.89%  $2,666  3.82%  $4,157   4.23%
60-89 days...........................     205   0.46      353   0.65      868  1.24      770   0.78
90 days and over.....................     776   1.73      425   0.78    1,136  1.63    1,305   1.33
                                       -------  ----   ------   ----   ------  ----   ------   ----
   Total.............................  $2,375   5.29%  $2,354   4.32%  $4,670  6.69%  $6,232   6.34%
                                       ======   ====   ======   ====   ======  ====   ======   ====
Total defaults.......................  $2,422   5.38%  $2,710   4.98%  $3,942  5.64%  $3,711   3.78%
                                       ======   ====   ======   ====   ======  ====   ======   ====

As of June 30, 1997:
Delinquency:
30-59 days...........................  $  817   1.99%  $2,545   5.21%  $2,126  3.35%  $2,365   2.63%
60-89 days...........................     148   0.36      104   0.21      835  1.32      632   0.70
90 days and over.....................       5   0.01      221   0.45      419  0.66      167   0.19
                                       -------- -----  ------   ----   ------  ----  -------   ----
   Total.............................  $  970   2.36%  $2,870   5.87%  $3,380  5.33%  $3,164   3.52%
                                       ======   ====   ======   ====   ======  ====   ======   ====
Total defaults.......................  $2,900   7.08%  $3,041   6.23%  $4,789  7.55%  $4,202   4.67%
                                       ======   ====   ======   ====   ======  ====   ======   ====

As of September 30, 1997:
Delinquency:
30-59 days...........................  $  867   2.32%  $  925   2.03%  $1,926  3.32%  $2,804   3.50%
60-89 days...........................     293   0.79      642   1.40    1,375  2.37      633   0.79
90 days and over.....................     211   0.57       72   0.16    1,314  2.26      712   0.89
                                       -------  -----  ------   ----    -----  ----  -------   ----
   Total............................   $1,371   3.68%   1,639   3.59%  $4,615  7.95%  $4,149   5.18%
                                       ======   =====  ======   ====   ======  ====   ======   ====
Total defaults.......................  $3,239   8.68%  $3,512   7.69%  $4,378  7.54%  $4,938   6.17%
                                       ======   =====  ======   ====   ======  ====   ======   ====

As of December 31, 1997:
Delinquency:
30-59 days...........................  $  661   1.89%  $1,358   3.26%  $1,223  2.33%    $953   1.28%
60-89 days...........................     294   0.84      523   1.26      837  1.59    1,556   2.10
90 days and over....................    1,114   3.19    1,043   2.51    2,723  5.19    1,774   2.39
                                       ------   ----   ------   ----   ------  ----   ------   ----
   Total............................   $2,069   5.92%  $2,924   7.03%  $4,783  9.11%  $4,283   5.77%
                                       ======   =====  ======   ====   ======  ====   ======   ====
Total defaults......................   $2,831   8.11%  $2,469   5.94%  $4,316  8.22%  $4,428   5.96%
                                       ======   =====  ======   ====   ======  ====   ======   ====

As of March 31, 1998:
Delinquency:
30-59 days...........................  $1,087   3.46%  $1,146   2.99%  $1,086  2.26%  $1,329   1.94%
60-89 days...........................     190   0.60      727   1.89      410  0.85%     932   1.36
90+days..............................     567   1.81    1,161   3.02    1,518  3.16    1,423   2.08
                                       -------  -----  ------   ----   ------ -----   ------   ----
   Total.............................  $1,844   5.87%  $3,034   7.90%  $3,014  6.27%  $3,684   5.37%
                                       ======   =====  ======   ====   ====== =====   ======   ====
Total defaults.......................  $2,242   7.14%  $2,365   6.16%  $5,194 10.80%  $4,507   6.57%
                                       ======   =====  ======   ====   ====== =====   ======   ====


                                           - 64 -



                                         1994-1            1995-1          1995-2       1995-3
                                         ------            ------          ------       ------

As of June 30, 1998:
Delinquency:
30-59 days...........................  $1,060   3.75%     757   2.16%  $1,452  3.35%  $1,410   2.26%
60-89 days...........................     367   1.30      521   1.48      926  2.14      527   0.85
90+ days.............................     480   1.70      774   2.21    1,603  3.70      932   1.50
                                       ------   ----   ------   ----   ------  ----  -------   ----
   Total.............................  $1,907   6.75%  $2,052   5.85%  $3,981  9.19%  $2,869   4.61%
                                       ======   ====   ======   ====   ======  ====   ======   ====
Total defaults.......................  $1,992   7.05%  $2,178   6.21%  $4,559 10.52%  $4,724   7.59%
                                       ======   ====   ======   ====   ====== =====   ======   ====

As of September 30, 1998:
Delinquency:
30-59 days...........................  $  639   2.46%  $1,095   3.45%  $1,077  2.75%  $1,234   2.17%
60-89 days...........................     179   0.69      339   1.07      350  0.89      571   1.00
90+ days.............................     308   1.19      637   2.00%     697  1.78%     935   1.64%
                                       ------   ----   ------   ----   ------  ----  -------   ----
   Total.............................  $1,126   4.34%  $2,071   6.52%  $2,124  5.42%  $2,740   4.81%
                                       ======   ====   ======   ====   ======  ====   ======   ====
Total defaults.......................  $2,169   8.37%  $2,794   8.79%  $4,585 11.70%  $4,780   8.40%
                                       ======   ====   ======   ====   ====== =====   ======   ====

As of December 31, 1998:
Delinquency:
30-59 days...........................  $1,644   6.69%  $1,809   6.27%  $  978  2.78%  $2,011   3.81%
60-89 days...........................     144   0.59      278   0.96      327  0.93      575   1.09
90+ days.............................     432   1.76      572   1.98      917  2.60      983   1.86
                                       -------  ----   ------   ----   ------  ----   ------   ----
Total................................  $2,220   9.04%  $2,659   9.21%  $2,222  6.31%  $3,569   6.76%
                                       ======   ====   ======   ====   ======  ====   ======   ====
Total defaults.......................  $2,048   8.34   $3,086  10.69%  $4,540 12.89%  $4,809   9.10%
                                       ======   ====   ======  =====   ====== =====   ======   ====



                                         1996-1            1996-2          1996-3       1996-4
                                         ------            ------          ------       ------

As of March 31, 1997:
Delinquency:
30-59 days...........................  $4,089   3.27%  $8,329   5.35%  $4,742  2.20%  $8,189   2.92%
60-89 days...........................   1,424   1.14    1,656   1.06    1,727  0.80    2,355   0.84
90 days and over.....................   2,111   1.69    1,074   0.69    4,186  1.95    4,471   1.59
                                       ------   ----   ------   ----   ------  ----   -------  ----
   Total.............................  $7,624   6.10% $11,059   7.10% $10,655  4.95% $15,015   5.35%
                                       ======   ====  =======   ====  =======  ====  =======   ====
  Total defaults.....................  $4,973   3.97%  $6,164   3.96%  $6,304  2.43%  $5,573   1.98%
                                       =======  ====  =======   ====   ======  ====   ======   ====


As of June 30, 1997:
Delinquency:
30-59 days...........................  $3,721   3.25%  $5,952   4.19%  $6,644  3.41%  $8,009   3.11%
60-89 days...........................   1,206   1.05    1,700   1.20    2,757  1.42    3,029   1.18
90 days and over.....................     430   0.38      154   0.11      334  0.17    1,676   0.65
                                       -------  ----   ------   -----  ------  ----   ------   ----
   Total.............................  $5,357   4.68%  $7,806   5.50%  $9,735  5.00% $12,714   4.94%
                                       ======   ====   ======   ====   ======  ===   =======   ====
Total defaults.......................  $6,549   5.72%  $8,104   5.71% $10,997  5.65% $10,117   3.93%
                                       ======   ====   ======   ====  =======  ====  =======   ====

As of September 30, 1997:
Delinquency:
30-59 days...........................  $2,630   2.50%  $4,184   3.19%  $3,538  1.99%  $8,275   3.58%
60-89 days...........................     911   0.87    1,242   0.95    1,590  0.90    3,436   1.49
90 days and over.....................   1,794   1.71    1,163   0.89      934  0.53    3,714   1.60
                                       ------   ----     ------   ----   ------  ----  ------- ----
   Total.............................  $5,335   5.08%  $6,589   5.03%  $6,062  3.42% $15,425   6.67%
                                       ======   ====   ======   ====   ======  ====  =======   ====
Total defaults.......................  $7,649   7.29%  $8,534   6.51% $13,091  7.38% $12,662   5.47%
                                       ======   ====   ======   ====  =======  ====  =======   ====

As of December 31, 1997:
Delinquency:
30-59 days...........................  $1,658   1.72%   3,794   3.20%  $3,887  2.39%  $5,686   2.69%
60-89 days...........................   1,445   1.50    2,135   1.80    2,224  1.36    2,420   1.14
90 days and over.....................   2,788   2.90    2,267   1.91    3,680  2.26    4,263   2.02
                                       ------   ----   ------   ----   ------  ---- --------   ----
   Total.............................  $5,891   6.12%  $8,196   6.91%  $9,791  6.01% $12,369   5.85%
                                       ======   ====   ======   ====   ======  ====  =======   ====
Total defaults.......................  $7,279   7.57%  $8,660   7.30%  $9,605  5.90% $14,014   6.63%
                                       ======   ====   ======   ====   ======  ====  =======   ====


                                           - 65 -



                                         1996-1            1996-2          1996-3       1996-4
                                         ------            ------          ------       ------

As of March 31, 1998:
Delinquency:
30-59 days...........................  $1,871   2.14%   $2,471  2.27%  $3,350  2.21%  $4,131   2.13%
60-89 days...........................   1,135   1.30     1,902  1.74    1,606  1.06    3,227   1.66
90+ days.............................   1,862   2.13     3,067  2.81    3,025  2.00    5,085   2.62
                                       ------   ----    ------  ----   ------  ---- --------   ----
   Total.............................  $4,868   5.56%   $7,440  6.82%  $7,981  5.27% $12,443   6.42%
                                       ======   ====    ======  ====   ======  ====  =======   ====
Total defaults.......................  $6,719   7.67%   $7,832  7.18%  $9,624  6.36% $12,856   6.63%
                                       ======   ====    ======  ====   ======  ====  =======   ====

As of June 30, 1998:
Delinquency:
30-59 days...........................  $2,182   2.74%   $2,544  2.56%  $3,643  2.66%   4,451   2.55%
60-89 days...........................     638   0.80     1,259  1.27    1,623  1.18    2,442   1.40
90+ days.............................   1,913   2.40     2,303  2.32    5,596  4.08    4,823   2.76
                                       ------   ----    ------  ----   -------- ---- -------    ----
   Total.............................  $4,733   5.94%   $6,106  6.14% $10,862  7.93% $11,716   6.72%
                                       ======   ====    ======  ====  =======  ====  =======   ====
Total defaults.......................  $6,510   8.17%   $7,635  7.68%  $6,434  4.70% $14,544   8.34%
                                       ======   ====    ======  ====   ======  ====  =======   ====

As of September 30, 1998:
Delinquency:
30-59 days...........................  $2,099    2.86%  $3,894  4.33%  $2,679  2.16%  $4,942   3.14%
60-89 days...........................   1,216    1.66    1,134  1.26    1,276  1.03    2,342   1.49
90+ days.............................   1,802    2.46    1,632  1.81    1,584  1.27    2,984   1.90
                                       ------    ----   ------  ----   ------- ---- --------   ----
   Total.............................  $5,117    6.98%  $6,660  7.40%  $5,539  4.46% $10,268   6.53%
                                       ======    ====   ======  ====  =======  ====  =======   ====
Total defaults.......................  $6,999    9.54%  $7,901  8.78% $10,052  8.09% $16,363   9.47%
                                       ======    ====   ======  ==== =======   ====  =======   ====

As of December 31, 1998:
Delinquency:
30-59 days...........................  $3,595    5.38%  $3,293  3.95%  $2,916  2.56%  $9,728   6.77%
60-89 days...........................     758    1.13    1,453  1.74    1,513  1.33    2,056   1.43
90+days..............................     703    1.05      951  1.14    2,135  1.87    2,436   1.70
                                       ------    ----   ------  ----   -------  ---- -------    ----
   Total.............................  $5,056    7.57%  $5,697  6.84%  $6,564  5.75% $14,220   9.90%
                                       ======    ====   ======  ====   ======  ====  =======   ====
Total defaults.......................  $7,912   11.84%  $9,322 11.19%  $9,340  8.19% $15,769  10.97%
                                       ======   =====   ====== =====   ======  ====  =======  =====


                                         1997-1            1997-2          1997-3       1997-4
                                         ------            ------          ------       ------
As of March 31, 1997:
Delinquency:
30-59 days...........................  $9,414    3.01% $10,561  2.67%
60-89 days...........................   3,594    1.15    4,641  1.17
90 days and over.....................   5,217    1.67      843  0.21
                                      -------    ----  -------   ----
   Total............................. $18,225    5.83% $16,045  4.05%
                                      =======    ====  =======  ====
Total defaults.......................  $1,170    0.37% $   369  0.09%
                                       ======    ====  =======  ====

As of June 30, 1997:
Delinquency:
30-59 days........................... $10,117    3.45%  $9,817  2.62% $29,002  3.67%
60-89 days...........................   2,463    0.84    2,863  0.76    6,201  0.78
90 days and over.....................   5,631    1.92    3,971  1.06      927  0.12
                                      -------    ----   ------  ----  -------  ----
   Total............................. $18,211    6.21% $16,651  4.44% $36,130  4.57%
                                      =======    ====  =======  ====  =======  ====
Total defaults.......................  $4,533    1.55   $4,248  1.13% $   241  0.03%
                                       ======    ====   ======  ====  =======  ====

As of September 30, 1997:
Delinquency:
30-59 days...........................  $7,452    2.78%  $9,753  2.81% $22,580  2.98% $12,446   2.22%
60-89 days...........................   2,507    0.94    3,420  0.98    7,906  1.04    5,525   0.99
90 days and over.....................   7,163    2.68    5,925  1.71   14,067  1.85    4,627   0.83
                                      -------    ----   ------  ----  -------  ---- --------   ----
   Total............................. $17,122    6.40% $19,098  5.50% $44,553  5.87% $22,598   4.04%
                                      =======    ====  =======  ====  =======  ====  =======   ====
Total defaults.......................  $8,796    3.29% $10,848  3.13%  $7,040  0.93%    $798   0.14%
                                       ======    ====  =======  ====   ======  ====     ====   ====


                                           - 66 -



                                         1997-1            1997-2           1997-3        1997-4
                                         ------            ------           ------        ------
As of December 31, 1997:
Delinquency:
30-59 days...........................  $6,182    2.56%  $9,823  3.13% $18,556  2.58%  $8,691   1.63%
60-89 days...........................   2,918    1.21    4,646  1.48    9,243  1.29    5,398   1.02
90 days and over.....................   5,369    2.22    5,067  1.61   21,463  2.99   10,659   2.00
                                      -------    ----   ------  ----   ------   ----  ------   ----
   Total............................. $14,469    5.99% $19,536  6.22% $49,262  6.86% $24,748   4.65%
                                      =======    ====  =======  ====  =======  ====  =======   ====
Total defaults....................... $13,589    5.63% $16,574  5.28% $16,467  2.32%  $4,765   0.90%
                                      =======    ====  =======  ====  =======  ====   ======   ====

As of March 31, 1998:
Delinquency:
30-59 days...........................  $5,082    2.36%  $6,455  2.26% $16,418  2.46% $10,057   2.04%
60-89 days...........................   3,147    1.46    3,046  1.07    9,904  1.49    6,282   1.27
90 days and over.....................   5,482    2.55    7,382  2.59   18,208  2.73    7,097   1.44
                                       ------    ----   ------  ----  -------  ---- --------   ----
   Total............................. $13,711    6.38% $16,883  5.92% $44,530  6.68% $23,436   4.75%
                                      =======    ====  =======  ====  =======  ====  =======   ====
Total defaults....................... $13,938    6.48% $16,247  5.70% $27,276  4.09% $13,346   2.71%
                                      =======    ====  =======  ====  =======  ====  =======   ====

As of June 30, 1998:
Delinquency:
30-59 days...........................  $7,154    3.72%  $7,196  2.82% $12,192  2.01%  $8,607   1.95%
60-89 days...........................   1,664    0.87    4,280  1.68    6,172  1.02    2,866   0.65
90 days and over.....................   4,282    2.23    5,760  2.26   12,916  2.13    3,778   0.86
                                       ------    ----   ------  ----   ------   ---- -------   ----
   Total............................. $13,100    6.82% $17,236  6.76% $31,280  5.17% $15,251   3.46%
                                      =======    ====  =======  ====  =======  ====  =======   ====
Total defaults....................... $14,319    7.46% $19,844  7.79% $38,627  6.38% $21,135   4.79%
                                      =======    ====  =======  ====  =======  ====  =======   ====

As of September 30, 1998:
Delinquency:
30-59 days...........................  $6,642    3.85%  $9,213  3.98% $17,851  3.23% $15,362   3.92%
60-89 days...........................   1,514    0.88    2,469  1.07    6,684  1.21    3,007   0.77
90 days and over ....................   2,725    1.58    3,061  1.32    9,373  1.69    2,305   0.59
                                      -------    ----   ------  ----  -------  ----  -------   ----
   Total............................. $10,881    6.31% $14,743  6.37% $33,908  6.13% $20,674   5.28%
                                      =======    ====  ======= ====== =======  ====  =======   ====
Total defaults....................... $16,363    9.47% $24,404 10.54% $45,138  8.16% $24,105   6.15%
                                      =======    ====  ======= =====  =======  ====  =======   ====

As of December 31, 1998:
Delinquency:
30-59 days........................... $10,131    6.48% $10,026  4.70% $29,033  5.74% $15,832   4.47%
60-89 days...........................   2,447    1.57    3,520  1.65    7,743  1.53    4,663   1.32
90 days and over ....................   3,051    1.95    4,043  1.89    7,258  1.43    3,037   0.86
                                     --------   -----  -------  ----  -------  ---- --------   ----
   Total............................. $15,629   10.00% $17,589  8.24% $44,034  8.70% $23,532   6.64%
                                      =======   =====  =======  ====  =======  ====  =======   ====
Total defaults....................... $15,815   10.12% $24,495 11.48% $53,514 10.58% $25,218   7.12%
                                      =======   =====  ======= =====  ======= =====  =======   ====


                                            1997-5            1997-6         1997-7          1997-8
                                            ------            ------         ------          ------
As of September 30, 1997:
Delinquency:
30-59 days........................... $34,046    3.52%
60-89 days...........................   5,176    0.53
90 days and over.....................     764    0.08
                                      -------    ----
   Total............................. $39,986    4.13%
                                      =======    ====
Total defaults.......................    $150    0.16%
                                         ====    ====

As of December 31, 1997:
Delinquency:
30-59 days........................... $17,978    1.92% $17,015  2.50% $30,032  4.00%  $7,904   2.59%
60-89 days...........................  11,256    1.20   10,046  1.48   12,353  1.64    2,975   0.98
90 days and over.....................  23,104    2.47   15,325  2.25    5,266  0.70      794   0.26
                                      -------    ----  -------  ----  -------  ----   ------   ----
   Total............................. $52,338    5.59% $42,386  6.23% $47,651  6.34% $11,673   3.83%
                                      =======    ====  =======  ====  =======  ====  =======   ====
Total defaults.......................  $3,254    0.35%  $3,659  0.54%      $0     0%      $0      0%
                                       ======    ====  =======  ==== ========  ===== =======   ====


                                           - 67 -



                                           1997-5            1997-6        1997-7          1997-8
                                           ------            ------        ------          ------
As of March 31, 1998:
Delinquency:
30-59 days........................... $14,416    1.61% $14,155  2.18% $11,048  1.49%  $3,647   1.24%
60-89 days...........................   9,541    1.07    5,824  0.90    6,713  0.91    2,795   0.95
90 days and over.....................  12,144    1.36   11,600  1.79   18,006  2.43    4,400   1.49
                                      -------    ----   ------  ----  -------  ---- --------   ----
   Total............................. $36,101    4.04% $31,579  4.87% $35,767  4.84% $10,842   3.68%
                                      =======    ====  =======  ====  =======  ====  =======   ====
Total defaults....................... $24,842    2.78% $17,358  2.68%  $5,085  0.69%  $2,096   0.71%
                                      =======    ====  =======  ====  =======  ====  =======   ====

As of June 30, 1998:
Delinquency:
30-59 days........................... $17,801    2.14% $12,423  2.07% $13,752  1.95%  $5,262   1.89%
60-89 days...........................  10,478    1.26    6,705  1.12    6,842  0.97    2,474   0.89
90 days and over.....................  10,140    1.22    7,043  1.17   10,158  1.44    2,233   0.80
                                      -------    ----  -------  ----  -------  ----   ------   ----
   Total............................. $38,419    4.62% $26,171  4.36% $30,752  4.36%  $9,969   3.58%
                                      =======    ====  =======  ====  =======  ====   ======   ====
Total defaults....................... $37,962    4.57% $27,957  4.66% $22,228  3.15%  $6,613   2.37%
                                      =======    ====  =======  ====  =======  ====   ======   ====

As of September 30, 1998:
Delinquency:
30-59 days........................... $24,358    3.23%  20,991  3.99% $17,497  2.69%  $7,296   2.87%
60-89 days...........................   7,345    0.97    6,032  1.15    5,159  0.79    1,950   0.77
90 days and over.....................   6,139    0.81    3,654  0.69    4,300  0.66    1,442   0.57
                                       ------    ----   ------  ----  -------  ----  -------   ----
   Total............................. $37,842    5.01% $30,677  5.83% $26,956  4.14%  10,688   4.21%
                                      =======    ====  =======  ====  =======  ====   ======   ====
Total defaults....................... $49,919    6.61% $35,475  6.74% $35,269  5.42%  10,917   4.29%
                                      =======    ====  =======  ====  =======  ====   ======   ====

As of December 31, 1998:
Delinquency:
30-59 days........................... $34,998    5.10% $20,975  4.47% $24,574  4.15%  $7,731   3.40%
60-89 days...........................  10,605    1.54    7,314  1.56    7,034  1.19    3,178   1.40
90 days and over.....................  11,019    1.60    3,676  0.78    7,768  1.31    2,508   1.10
                                      -------    ----  -------  ----  -------  ---- --------   ----
   Total............................. $56,622    8.24% $31,965  6.82% $39,376  6.66% $13,417   5.89%
                                      =======    ====  =======  ====  =======  ====  =======   ====
Total defaults....................... $51,917    7.56% $42,484  9.06% $38,454  6.50% $11,996   5.27%
                                      =======    ====  =======  ====  =======  ====  =======   ====


                                         1998-1              1998-2          1998-3        1998-4
                                         ------              ------          ------        ------
As of March 31, 1998:
Delinquency:
30-59 days........................... $23,065    2.63% $17,703  3.54%
60-89 days...........................   8,098    0.92    7,163  1.43
90 days and over.....................     803    0.09        0  0.00
   Total............................. $31,966    3.65% $24,866  4.97%
                                      =======    ====  =======  ====
Total defaults....................... $   144    0.02%     $47  0.01%
                                      =======    ====  =======  ====


As of June 30, 1998:
Delinquency:
30-59 days........................... $12,677    1.33%  $7,395  1.13% $22,454  2.63% $15,258   3.10%
60-89 days...........................   7,145    0.75    5,497  0.84    7,319  0.86    4,762   0.97
90 days and over.....................   7,790    0.81    6,930  1.06      932  0.11    1,789   0.36
                                      -------    ----   ------  ----  -------  ------ ------   ----
   Total............................. $27,612    2.89% $19,822  3.03% $30,705  3.60% $21,809   4.43%
                                      =======    ====  =======  ====  =======  ====  =======   ====
Total defaults.......................  $9,116    0.95%  $7,810  1.19%    $157  0.02%    $829   0.02%
                                       ======    ====  =======  ====  =======  ==== ========   ====

As of September 30, 1998:
Delinquency:
30-59 days........................... $22,049    2.42% $19,202  3.21% $19,725  2.07% $13,815   2.43%
60-89 days...........................   8,284    0.91    6,581  1.10%   7,358  0.77%   6,160   1.08
90 days and over.....................   4,586    0.50    3,795  0.64%   3,667  0.39%   2,761   0.48
                                      -------    ----   ------  ----  -------  ---- --------   ----
   Total............................. $34,919    3.83% $29,578  4.95% $30,750  3.23% $22,736   3.99%
                                      =======    ====  =======  ====  =======  ====  =======   ====
Total defaults....................... $23,585    2.59% $20,586  3.45% $15,765  1.66% $11,743   2.06%
                                      =======    ====  =======  ====  =======  ====  =======   ====


                                     - 68 -





                                         1998-1            1998-2            1998-3        1998-4
                                         ------            ------            ------        ------
As of December 31, 1998:
Delinquency:
30-59 days........................... $34,541    4.10% $28,357  5.24% $35,041  3.89% $15,830   2.98%
60-89 days...........................  10,248    1.22    8,408  1.55    9,236  1.02    6,244   1.17
90 days and over.....................   6,994    0.83    2,204  0.41    3,666  0.41    2,277   0.43
                                      -------    ----  -------  ----  -------  ----  -------   ----
   Total............................. $51,783    6.15% $38,969  7.20% $47,943  5.32% $24,351   4.58%
                                      =======    ====  =======  ====  =======  ====  =======   ====
Total defaults....................... $32,722    3.89% $31,148  5.76% $27,815  3.09% $24,197   4.55%
                                      =======    ====  =======  ====  =======  ====  =======   ====

                                         1998-5             1998-6
                                         ------             ------

As of September 30, 1998:
Delinquency:
30-59 days........................... $10,787    2.19% $20,095  2.88%
60-89 days...........................   3,915    0.79    4,167  0.60
90 days and over.....................     477    0.10      174  0.02
                                      -------    ----  -------- ----
   Total............................. $15,179    3.08% $24,436  3.50%
                                      =======    ====  =======  ====
Total defaults.......................    $500    0.10%    $212  0.03%
                                         ====    ====     ====  ====

As of December 31,1998:
Delinquency:
30-59 days........................... $17,227    3.63% $25,606  3.81%
60-89 days...........................   5,841    1.23    7,869  1.17
90 days and over.....................   1,254    0.26    2,266  0.34
                                      -------    ----  -------  ----
   Total............................. $24,322    5.12% $35,741  5.32%
                                      =======    ====  =======  ====
Total defaults......................   $7,973    1.68% $11,637  1.73%
                                       ======    ====  =======  ====

(1) Delinquency is the dollar value of account balances contractually past due, excluding loans in foreclosure, bankruptcy and real estate owned.

(2) Defaults are the dollar value of account balances contractually past due on loans in foreclosure and bankruptcy, exclusive of real estate owned.

(3) The percentage of loans with loan-to-value ratios between 80% and 100% included in the 1994-1, 1995-1, 1995-2, 1995-3, 1996-1, 1996-2, 1996-3,
     1996-4,  1997-1,  1997-2,  1997-3,  1997-4, 1997-5, 1997-6, 1997-7, 1997-8,
     1998-1,1998-2,  1998-3, 1998-4, 1998-5 and 1998-6 securitization trusts, as of the closing date of each securitization, was 24.2%, 32.4%, 26.6%, 10.4%, 11.0% 12.2%, 15.7%, 18.3%, 18.0%, 20.4%, 24.2%, 21.92%, 29.08%, 29.56%,
     29.55%, 30.38%, 27.3%, 24.4%, 31.2%, 26.5%, 32.1% and 28.8%,  respectively.
     The LTV's are calculated as of the origination date of each mortgage loan based on the appraised value at the time of origination.

The following table describes certain loan loss experience of IMC's servicing portfolio of home equity loans for the fiscal years ended December 31, 1994, 1995, 1996, 1997 and 1998.

                                                                    Year ended
                                                                    December 31,
                                                -------------------------------------------------------
                                                1994       1995        1996           1997        1998
                                                ----       ----        ----           ----        ----
                                                                (Dollars in thousands)
Average amount outstanding(1)......          $52,709   $294,252  $1,207,172     $4,315,238  $9,073,680
Losses(2)..........................               --        279       1,580          6,274      22,272
Annualized losses as a percentage of average
   amount outstanding..............             0.00%      0.09%       0.13%          0.15%       0.27%


(1) Average amount outstanding during the period is the arithmetic average of the principal balances of home equity loans outstanding serviced by the Company on the last business day of each month during the period.

(2) Losses are actual losses incurred on liquidated properties for each respective period. Losses include all principal, foreclosure costs and accrued interest.

Marketing

        Correspondent and Broker Networks. Marketing to correspondents and brokers is conducted through IMC's business development representatives who establish and maintain relationships with IMC's principal sources of loan purchases and originations, including financial institutions and mortgage bankers. The business development representatives provide various levels of information and assistance to correspondents and brokers and are principally responsible for maintaining IMC's relationships with its networks. Business development representatives endeavor to increase the volume of loan originations from brokers and correspondents located within the geographic territory assigned to that representative. The representatives visit customers' offices, attend trade shows and supervise advertisements in broker trade magazines. The representatives also provide IMC with information relating to correspondents, borrowers and brokers and products and pricing offered by competitors and new market entrants, all of which assist IMC in refining its programs in order to offer competitive products. The business development representatives are typically compensated with a base salary and commissions based on the volume of loans that are purchased or originated as a result of their efforts.

        Direct  Consumer  Lending.  As of December  31,  1998,  IMC marketed its direct consumer lending services through more than 80 branch offices. IMC's direct consumer loan strategy involves: (i) targeting cities where the population density and economic indicators are favorable for home equity lending, the foreclosure rate is within reasonable ranges and the non-conforming loan market has been undeserved; (ii) testing the target market prior to the establishment of a branch office; (iii) if test marketing is positive, establishing a small branch office, generally with an initial staff of two business development representatives; and (iv) setting up branch offices in executive office space with short-term leases, which eliminates high startup costs for office equipment, furniture and leasehold improvement and allows IMC to exit the market easily if the office does not meet expectations. The branch office network is used for marketing to and meeting with IMC's local borrowers and brokers.

Acquisitions and Strategic Alliances

        The Company had actively pursued a strategy of acquiring originators of non-conforming home equity loans. IMC's acquisition strategy focused on entities that originate non-conforming mortgages either directly from the consumer or through broker networks. In 1996, IMC acquired Equitystars and in January and February 1997 completed the acquisitions of Mortgage America, CoreWest Banc ("CoreWest"), Equity Mortgage and American Mortgage Reduction Inc. ("American Reduction"). In July 1997, IMC acquired National Lending Center Inc. ("National Lending Center") and Central Money Mortgage Co., Inc. ("Central Money Mortgage"). In October and November 1997, IMC acquired Residential Mortgage Corporation and Alternative Capital Group, Inc. ("Alternative Capital Group"). Equitystars, Mortgage America and Equity Mortgage were Industry Partners. There were no acquisitions of originators of non-conforming home equity loans during 1998. As a result of the volatility of the capital markets and severely reduced or unavailable liquidity, IMC is not likely to acquire any originators of non-conforming home equity loans for the foreseeable future. The Company is currently focusing on reducing the cost of loan originations of each of the companies it has acquired. To reduce costs, the Company closed certain non-productive retail and broker offices and reduced the number of employees. The Company is in the process of identifying and reducing non-essential costs. The Company anticipates that certain additional retail and broker offices will be closed and entire operations of some of the acquired companies may be sold or shut down. There can be no assurance the Company can achieve a reduction of cash flow used in operations or that its attempt to reduce non-essential expenditures will be successful.

        Each of the foregoing acquisitions made in 1996 and 1997 has been accounted for under the purchase method of accounting and the results of operations have been included with those of the Company from the dates of acquisition. The fair value of the acquired Companies' assets approximated the liabilities assumed and, accordingly, the majority of the initial purchase prices has been recorded as goodwill which is being amortized on a straight line basis for periods of up to thirty (30) years. The initial purchase price for all of the assets of

Equitystars was 239,666 shares of common stock. The aggregate purchase price for the eight acquisitions completed in 1997 included gross cash of approximately $20.9 million, approximately 5.0 million shares of common stock, $13.2 million of notes payable to former owners of the acquired companies and assumption of a stock option plan which resulted in the issuance of options to acquire 334,596 shares of the Company's common stock. The aggregate fair value of assets acquired was approximately $71.2 million and liabilities assumed approximated $70.4 million. The Company recorded goodwill of approximately $87.0 million related to these acquisitions. Most of the acquisitions include earn-out arrangements that provide for additional consideration if the acquired company achieves certain performance targets after the acquisition. Additional purchase price of approximately $5.6 million and $1.6 million was recorded as goodwill during the years ended December 31, 1997 and 1998, respectively, related to the contingent payment terms of the acquisitions. Any such contingent payments will result in an increase in the amount of recorded goodwill related to such acquisition.

Strategic Alliances

        In order to increase the Company's volume and diversify its sources of loan originations, the Company had entered into three strategic alliances with selected mortgage lenders, pursuant to which the Company provided working capital not exceeding $800,000, provided warehouse financing and received commitments to purchase qualifying loans. In return, the Company received a more predictable flow of loans and, in some cases, an option or obligation to acquire an equity interest in the related strategic participant.

International Operations

        In April 1996, the Company together with two partners formed Preferred Mortgages, a United Kingdom joint venture. The Joint Venture Partners are IMC, Foxgard Limited ("Foxgard") and Financial Security Assurance Inc. ("FSA"). Preferred Mortgages is owned 45% by IMC, 45% by Foxgard and 10% by FSA.
Preferred Mortgages lends to borrowers in the United Kingdom with impaired credit profiles similar to the Company's domestic customers. As of December 31, 1998, Preferred Mortgages had a $78.9 million line of credit from National Westminster Bank, Plc for the purchase and origination of mortgage loans (the "NatWest Facility"), and FSA has provided an insurance policy as credit enhancement for the NatWest Facility.

        In June 1997, the Company's wholly-owned subsidiary IMC Mortgage Company, Canada Ltd. ("IMC Canada") began operations in the Canadian Province of Ontario to serve the non-conforming home equity market in the Toronto marketplace.

        Based on market conditions and limited access to liquidity, the Company is evaluating its international operations, in the United Kingdom and Canada and presently anticipates the sale of IMC's joint venture interest in Preferred
Mortgages and either the sale or closing of IMC Canada. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Liquidity and Capital Resources".

Competition

        As a purchaser and originator of mortgage loans the proceeds of which are used for a variety of purposes, including to consolidate debt, refinance debt, to finance home improvements and to pay educational expenses, the Company faces intense competition primarily from other mortgage banking companies and commercial banks, credit unions, thrift institutions, credit card issuers and finance companies. Many of these competitors are substantially larger and have more capital and other resources than the Company. Some of the Company's competitors may, in some locations, also include the Industry Partners. Furthermore, numerous large national finance companies and originators of conforming mortgages have expanded from their conforming origination programs and have allocated resources to the origination of non-conforming loans. In addition, many of these larger mortgage companies and commercial banks have begun to offer products similar to those offered by the Company, targeting customers similar to those of the Company. The entrance of these competitors into the Company's market requires the Company to pay higher premiums for loans it purchases, increases the likelihood of earlier prepayments through refinancings and could have a material adverse effect on the Company's results of operations and financial condition. In addition, competition could also result in the purchase or origination of loans with lower interest rates and higher loan-to-value ratios, which could have a material adverse effect on the Company's results of operations and financial condition. Premiums paid to correspondents as a percentage of loans purchased from correspondents by the Company remained constant at 5.3% for the years ended December 31, 1997 and 1998; however, during the fourth quarter of 1998, the Company to a large extent curtailed its purchases from correspondents and significantly reduced the premiums paid to correspondents as a percent of loans from correspondents. The weighted average interest rate for loans purchased or originated by the Company decreased from 12.1% for the year ended December 31, 1995 to 11.5% for the year ended December 31, 1996 to 10.9% for the year ended December 31, 1997 and to 10.4% for the year ended December 31, 1998. The combined weighted average loan-to-value ratio of loans purchased or originated by the Company increased from 70.9% for the year ended December 31, 1995 to 72.9% for the year ended December 31, 1996 to 75.3% for the year ended December 31, 1997 and to 77.0% for the year ended December 31, 1998.

        Competition takes many forms, including convenience in obtaining a loan, service, marketing and distribution channels and interest rates. Furthermore, the level of gains currently realized by the Company and its competitors on the sale of the type of loans purchased and originated is attracting additional competitors into this market, including at least one quasi-governmental agency, with the effect of lowering the gains that may be realized by the Company on future loan sales. Competition may be affected by fluctuations in interest rates and general economic conditions. During periods of rising rates, competitors which have "locked-in" low borrowing costs may have a competitive advantage. During periods of declining rates, competitors may solicit the Company's borrowers to refinance their loans. During economic slowdowns or recessions, the Company's borrowers may have new financial difficulties and may be receptive to offers by the Company's competitors.

        The Company depends largely on brokers, financial institutions and other mortgage bankers for its purchases and originations of new loans. The Company's competitors also seek to establish relationships with the Company's brokers and financial institutions and other mortgage bankers. The Company's future results may become more exposed to fluctuations in the volume and cost of its wholesale loans resulting from competition from other purchasers of such loans, market conditions and other factors.

Regulation

        IMC's business is subject to extensive regulation, supervision and licensing by federal, state and local governmental authorities and is subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of its operations. IMC's consumer lending activities are subject to the Federal Truth-in-Lending Act and Regulation Z (including the Home Ownership and Equity Protection Act of 1994), ECOA, the Fair Credit Reporting Act of 1994, as amended, RESPA, and Regulation X, the Home Mortgage Disclosure Act and the Federal Debt Collection Practices Act, as well as other federal and state statutes and regulations affecting IMC's activities. IMC is also subject to the rules and regulations of and examinations by HUD and state regulatory authorities with respect to originating, processing, underwriting, selling and servicing loans. These rules and regulations, among other things, impose licensing obligations on IMC, establish eligibility criteria for mortgage loans, prohibit discrimination, provide for inspections and appraisals of properties, require credit reports on loan applicants, regulate assessment, collection, foreclosure and claims handling, investment and interest payments on escrow balances and payment features, mandate certain disclosures and notices to borrowers and, in some cases, fix maximum interest rates, fees and mortgage loan amounts. Failure to comply with these requirements can lead to loss of approved status, termination or suspension of servicing contracts without compensation to the servicer, demands for indemnification or mortgage loan repurchases, certain rights of rescission for mortgage loans, class action lawsuits and administrative enforcement actions. IMC believes, however, that it is in compliance in all material respects with applicable federal and state laws and regulations.

Environmental Matters

        To date, IMC has not been required to perform any investigation or clean up activities, nor has it been subject to any environmental claims. There can be no assurance, however, that this will remain the case. In the ordinary course of its business, IMC from time to time forecloses on properties securing loans. Although IMC primarily lends to owners of residential properties, there is a risk that IMC could be required to investigate and clean up hazardous or toxic substances or chemical releases at such properties after acquisition by IMC, and could be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and cleanup costs incurred by such parties in connection with the contamination. In addition, the owner or former owners of a contaminated site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such property.

Employees

        As of December 31, 1998, IMC had a total of 2,585 employees, 539 of whom worked in its Tampa, Florida headquarters. As of March 15, 1999, IMC had a total of 2,120 employees, 470 of whom were in its Tampa, Florida headquarters. The reduction of employees from December 31, 1998 to March 15, 1999 was a direct result of adverse market conditions and the Company's efforts to deal with its limited liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Liquidity and Capital Resources." None of IMC's employees is covered by a collective bargaining agreement. IMC considers its relations with its employees to be satisfactory under the current adverse market conditions in which the Company operates. Several members of senior management have previously worked as a team at other lending institutions. Many employees have been associated with senior management in previous employment positions.

Properties

        The Company's corporate headquarters are located in an approximately 83,000 square foot building at 5901 E. Fowler Avenue, Tampa, Florida 33617. The building was purchased in January 1997 for $2.6 million and through December 31, 1998, the Company spent in excess of $3 million to renovate the building.

        At December 31, 1998, IMC maintained short-term leases for regional full-service offices and retail branch offices in executive spaces in a number of locations throughout the United States. See also Note 15 of Notes to Consolidated Financial Statements.

Legal Proceedings

        IMC is a party to various legal proceedings arising out of the ordinary course of its business. Management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the results of operations or financial condition of IMC.

        On December 23, 1998, the former shareholders of CoreWest sued IMC in Superior Court of the State of California for the County of Los Angeles claiming IMC agreed to pay them $23.8 million in cancellation of the contingent "earn out" payment, if any, payable by IMC in connection with IMC's purchase of all of the outstanding shares of CoreWest. The case is in the early stages of pleading; however, IMC's management believes there is no merit in the plaintiffs' claims.


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

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

        The following information should be read in conjunction with "Selected Financial Data of IMC" and the historical financial statements and related notes contained in the annual, quarterly and other reports filed by IMC with the Securities and Exchange Commission. The following management's discussion and analysis of IMC's financial condition and results of operations contains forward looking statements which involve risks and uncertainties. IMC's actual results could differ materially from those anticipated in these forward-looking statements as a result of, among other things, the factors described or referred to under "Forward Looking Information" on page __. In addition, it should be noted that past financial and operational performance of IMC is not necessarily indicative of future financial and operational performance.

General

        IMC is a specialized consumer finance company engaged in purchasing, originating, servicing and selling home equity loans secured primarily by first liens on one- to four-family residential properties. IMC focuses on lending to individuals whose borrowing needs are generally not being served by traditional financial institutions due to such individuals' impaired credit profiles and other factors. Loan proceeds typically are used by such individuals to consolidate debt, to finance home improvements, to pay educational expenses and for a variety of other uses. By focusing on individuals with impaired credit profiles and providing prompt responses to their borrowing requests, IMC has been able to charge higher interest rates for its loan products than typically are charged by conventional mortgage lenders.

        In 1996, IMC acquired Mortgage Central Corp., a non-conforming lender which did business under the name "Equitystars". In 1997, IMC acquired eight non-conforming mortgage lenders: Mortgage America, Inc., Equity Mortgage Co., Inc., CoreWest Banc, American Mortgage Reduction, Inc., National Lending Center, Inc., Central Money Mortgage Co., Inc., Residential Mortgage Corporation, and Alternative Capital Group, Inc. These acquisitions were accounted for using the purchase method of accounting and the results of operations have been included with IMC's results of operations since the effective acquisition dates.

        For important information concerning significant events during the year ended December 31, 1998, see "Proposal 3: The Proposed Transaction with the Greenwich Funds -- Background of the Transaction."

Certain Accounting Considerations

Interest-only and Residual Certificates

The Company purchases and originates loans for the purpose of sale through securitizations and whole loan sales to institutional investors. In a securitization transaction, the Company sells a pool of mortgages to a trust which simultaneously sells senior interests to third-party investors. The Company retains the residual interests (or a portion thereof) represented by residual class certificates and interest-only certificates. The Company typically retains the rights to service the pool of mortgages owned by the trust. In addition, by retaining the residual class certificates, the Company is entitled to receive the excess cash flows generated by the securitized loans calculated as the difference between (a) the monthly interest payments from the loans and (b) the sum of (i) pass-through interest paid to third-party investors,  (ii) trustee fees, (iii)  third-party  credit  enhancement fees, and
(iv) servicing fees. The Company's right to receive this excess cash flow stream begins after the satisfaction of certain over-collateralization requirements that are used to provide credit enhancement that is specific to each securitization transaction.

The Company initially records these securities at their allocated cost based upon the present value of the interest in the cash flows retained by the Company after considering various economic factors, including interest rates, collateral value and estimates of the value of future cash flows from the securitized mortgage pools under expected loss and prepayment assumptions discounted at a market yield. The weighted average rate used to discount the cash flows was 16% at December 31, 1998 based on the risks associated with each securitized mortgage pool. The rates used to discount the cash flows increased from a range of 11% to 14.5% prior to October 1, 1998 to 16% after September 30, 1998 based on the adverse market conditions and volatility in asset-backed and other capital markets. See Note 17 of Notes to Consolidated Financial Statements. The Company utilizes prepayment and loss curves, which the Company believes will approximate the timing of prepayments and losses over the life of the securitized loans. Prepayments on fixed rate loans securitized by the Company are expected to gradually increase from a constant prepayment rate ("CPR") of 4% to 28% in the first year of the loan and remain at 28% thereafter. The Company currently expects prepayments on adjustable rate loans to increase gradually from a CPR of 4% to 35% in the first year of the loan and remain at 35% thereafter. The CPR measures the annualized percentage of mortgage loans which will be prepaid during a given period. The CPR represents the annual prepayment rate over the year, expressed as a percentage of the principal amount outstanding at the beginning of the period, without giving effect to regularly scheduled amortization payments. In 1998, the Company revised its loss curve assumption used to approximate the timing of losses over the life of the securitized loans. The Company expects losses from defaults to gradually increase from zero in the first six months of the loan to 175 basis points after 36 months. Prior to October 1998, the loss curve assumption gradually increased from zero in the first six months of the loan to 100 basis points after 36 months. The revised loss curve and discount rate assumptions resulted in a decrease in the estimated fair value of the Company's interest-only and residual certificates of approximately $32.3 million and $52.3 million, respectively, which comprise the market valuation adjustment of $84.6 million for the year ended December 31, 1998.

Mortgage Servicing Rights

Effective January 1, 1996, the Company adopted SFAS 122. Because SFAS 122 prohibited retroactive application, the historical accounting results for the periods ended December 31, 1994 and 1995 have not been restated and, accordingly, the accounting results for the year ended December 31, 1996 are not comparable to any previous period. In June 1996, the FASB released SFAS 125, which superseded SFAS 122 and was adopted by the Company January 1, 1997.

SFAS 122 required that a mortgage banking entity recognize as a separate asset the rights to service mortgage loans for others. Mortgage banking entities that acquire or originate loans and subsequently sell or securitize those loans and retain the mortgage servicing rights are required to allocate the total cost of the loans between the mortgage servicing rights and the mortgage loans. The Company was also required to assess capitalized mortgage servicing rights for impairment based upon the fair value of those rights. The impact of the adoption of SFAS 122 on the Company's Statement of Operations for the year ended December 31, 1996 resulted in additional gain on sales of loans of approximately $6.6 million and an additional pro forma provision for income tax expense of approximately $2.6 million. The effect on unaudited pro forma net income and pro forma net income per common share for the year ended December 31, 1996 was an increase of $4.1 million and $0.21 per share, respectively.

SFAS 125 addresses the accounting for all types of securitization transactions, securities lending and repurchase agreements, collateralized borrowing arrangements and other transactions involving the transfer of financial assets. SFAS 125 distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. SFAS 125 is generally effective for transactions that occur after December 31, 1996 and has been applied prospectively. SFAS 125 requires the Company to allocate the total cost of mortgage loans sold among the mortgage loans sold (servicing released), interest-only and residual certificates and servicing rights based on their relative fair values. The Company is required to assess the interest-only and residual certificates and servicing rights for impairment based upon the fair value of those assets. SFAS 125 also requires the Company to provide additional disclosure about the interest-only and residual certificates in its securitizations and to account for these assets each quarterly reporting period at fair value in accordance with SFAS 115. The application of the provisions of SFAS 125 did not cause earnings to differ materially from the results, which would have been reported under SFAS 122.

Gain on Sale of Loans, Net

Gain on sale of loans, net, which arises primarily from securitizations and loans sold to third parties, includes all related revenues and direct costs, including the proceeds from sales of residual class certificates, the value of such certificates, hedging gains or losses and underwriting fees and other related securitization expenses and fees. See " -- Transactions with ContiFinancial -- Additional Securitization Transaction Expense."

Net Warehouse Interest Income

Net warehouse interest income is interest earned from the Company's mortgage loans, which generally carry long-term interest rates, less interest expense on borrowings to finance the funding of such mortgage loans. The Company generally sells loans in its inventory within 180 days and finances such loans under its warehouse finance facilities, which bear short-term interest rates. Ordinarily, short-term interest rates are lower than long-term interest rates, and the Company earns net interest income from this difference, or spread, during the period the mortgage loans are held by the Company.

Servicing Fees

The Company generally retains servicing rights and recognizes servicing income from fees and late payment charges earned for servicing the loans owned by certificate holders and others. Servicing fees are generally earned at a rate of approximately 1/2 of 1%, on an annualized basis, of the unamortized loan balance being serviced.

Other Revenues

Other revenues consists primarily of the recognition of the increase or accretion of the discounted value of interest-only and residual certificates over time and prepayment penalties received from borrowers.

Transactions with ContiFinancial

Additional Securitization Transaction Expense

The Company, in conjunction with the start up of its operations, maintained an investment banking relationship with ContiFinancial from August 1993 to June
1996. As part of this relationship, ContiFinancial provided warehouse and revolving credit facilities to the Company and acted as placement agent and underwriter of certain securitizations. In addition, as part of its cash flow management strategy, the first six securitizations were structured so that ContiFinancial received, in exchange for cash, a portion of the interest-only and residual interest in such securitizations. These transactions reduced the Company's gain on sale of loans by approximately $5.5 million in 1995 and $4.2 million in 1996. ContiFinancial also held a warrant to purchase 3.0 million shares of Common Stock (subject to certain adjustments) for a de minimis amount, of which 3.0 million shares have been issued.

Sharing of Proportionate Value of Equity

Prior  to March  26,  1996,  the  Company's  financing  and  investment  banking agreements with ContiFinancial included the ContiFinancial Value Sharing Arrangement ("Conti VSA"). The existence of the Conti VSA had no cash impact on the Company, but resulted in reductions of $4.2 million and $2.6 million in the Company's pre-tax income for the years ended December 31, 1995 and 1996, respectively. The Conti VSA was converted on March 26, 1996 into an option entitling ContiFinancial on exercise to approximately 18% of the equity of the Partnership for a de minimus amount (the "Conti Option"). Consequently, subsequent to March 26, 1996, no liability has been reflected on the Company's balance sheet, and no expense has been reflected on the Company's income statement with respect to the Conti VSA subsequent to that date.

Results of Operations

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997.

Net loss for the year ended December 31, 1998 was $100.5 million representing a decrease of $148.4 million or 309.8% from net income of $47.9 million for the year ended December 31, 1997.

The decrease in income resulted principally from an $84.6 million mark-to-market adjustment in the value of the Company's interest-only and residual certificates, of which $52.3 million resulted from an increase to 16% in the discount rate utilized and $32.3 million resulted from an increase in loss assumptions. The Company revised the loss assumption used to approximate the timing of losses over the life of the securitized loans and the discount rate used to present value the projected cash flow retained by the Company as a result of adverse market conditions and emerging trends in the Company's serviced loan portfolio. Also contributing to the decrease in net income were $30.8 million of interest expense associated with the transaction with the Greenwich Funds and $22.4 million of hedge losses related to realized losses on the Company's hedging instruments. Offsetting the decrease in net income was an increase in gain on sale of loans of $24.9 million or 13.8% to $205.9 million for the year ended December 31, 1998 from $181.0 million for the year ended December 31, 1997 and a $4.9 million or 19.8% increase in net warehouse interest income to $29.6 million for the year ended December 31, 1998 from $24.7 million for the year ended December 31, 1997. Also offsetting the decrease in net income was a $28.3 million or 165.8% increase in servicing fees to $45.4 million for the year ended December 31, 1998 from $17.1 million for the year ended December 31, 1997 and a $24.3 million or 151.8% increase in other revenues to $40.3 million for the year ended December 31, 1998 from $16.0 million for the year ended December 31, 1997.

Contributing to the decrease in net income was a $42.2 million or 51.4% increase in compensation and benefits to $124.2 million for the year ended December 31, 1998 from $82.1 million for the year ended December 31, 1997, of which $15.0 million related to the compensation and benefits related to the acquisitions of National Lending Center and Central Money Mortgage (which occurred in July 1997) and Residential Mortgage Corporation and Alternative Capital Group (which occurred during October and November 1997, respectively) and the remainder related primarily to the growth of the Company through the nine months ended September 30, 1998. Also contributing to the decrease in net income was a $65.5 million or 100.8% increase in selling, general and administrative expenses to $130.5 million for the year ended December 31, 1998 from $65.0 million for the year ended December 31, 1997, of which $6.5 million related to the acquisitions of National Lending Center, Central Money Mortgage, Residential Mortgage Corporation and Alternative Capital Group and the remainder related primarily to the growth of the Company through the nine months ended September 30, 1998. Contributing to the decrease in net income was also a $14.2 million or 99.1% increase in other interest expense to $28.4 million for the year ended December 31, 1998 from $14.3 million for the year ended December 31, 1997.

Net loss before taxes was increased by a provision for income taxes of $679,000 for the year ended December 31, 1998 compared to a provision for income taxes of $29.5 million for the year ended December 31, 1997. No income tax benefit has been applied to the net loss for the year ended December 31, 1998 as the Company determined it cannot be assured that the income tax benefit could be realized in the future.


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

Revenues

The following table sets forth information regarding components of the Company's revenues for the years ended December 31, 1997 and 1998:

                                                             For the Year
                                                          Ended December 31,
                                                          ------------------
                                                         1997             1998
                                                         ----             ----
                                                            (in thousands)

Gain on sales of loans                               $ 180,963        $ 205,924
Warehouse interest income                              123,432          147,937
Warehouse interest expense                             (98,720)        (118,345)
                                                     ---------        ---------
       Net warehouse interest income                    24,712           29,592
                                                     ---------        ---------
 Servicing fees                                         17,072           45,382
 Other                                                  16,012           40,311
                                                     ---------        ---------
        Total revenues                               $ 238,759        $ 321,209
                                                     =========        =========

Gain on Sales of Loans. For the year ended December 31, 1998, gain on sales of loans increased to $205.9 million from $181.0 million for the year ended December 31, 1997, an increase of 13.8%. The total volume of loans produced increased by $284.0 million or 4.8% to approximately $6.2 billion for the year ended December 31, 1998 compared to a total volume of approximately $5.9 billion for the year ended December 31, 1997. During the year ended December 31, 1998, as a result of its acquisitions in the year ended December 31, 1997, the Company increased its loan production from direct lending. During the fourth quarter of 1998, the Company decreased its correspondent lending activities to better manage its cash flow. Originations by the Company's correspondent network decreased by $503.0 million or 11.6% to approximately $3.8 billion for the year ended December 31, 1998 from approximately $4.3 billion for the year ended December 31, 1997, while production from the Company's broker network and direct lending operations increased by $787.0 million or 50.7% to approximately $2.3 billion for the year ended December 31, 1998 from approximately $1.6 billion for the year ended December 31, 1997.

The Company sells the loans it purchases or originates through one of two methods: (i) securitization, which involves the private placement or public offering of pass-through mortgage-backed securities, and (ii) whole loan sales, which involve selling blocks of loans to single purchasers.

During the year ended December 31, 1998, the Company increased the amount of loans sold in the whole loan market to better manage its cash flow. Mortgage loans sold in the whole loan market increased by approximately $1.4 billion to approximately $1.5 billion or 955.2% for the year ended December 31, 1998 compared to approximately $145 million for the year ended December 31, 1997. Mortgage loans delivered to securitization trusts increased by $259 million, an increase of 5.3% to $5.1 billion for the year ended December 31, 1998 from $4.9 billion for the year ended December 31, 1997.

The gain on the sale of loans in a securitization represents the present value of the difference (spread) between (i) interest earned on the portion of the loans sold and (ii) interest paid to investors with related costs over the expected life of the loans, including expected losses, foreclosure expenses and a normal servicing fee. The weighted average rates used by the Company to compute the present value of the spread ranged from 11% to 14.5% during 1997 and the nine months ended September 30, 1998 and was 16% for the fourth quarter of 1998. The spread is adjusted for estimated prepayments and losses. The Company utilizes assumed prepayment and loss curves, which the Company believes will approximate  the  timing  of  prepayments  and  losses  over  the  life  of  the securitized loans. During the year ended December 31, 1998, prepayment assumptions used to calculate the gain on sales of securitized loans reflect the Company's expectations that prepayments on fixed rate loans will gradually increase from a constant prepayment rate ("CPR") of 4% to 28% in the first year of the loan and remain at 28% thereafter and that prepayments on adjustable rate loans will gradually increase from a CPR of 4% to 35% in the first year of the loan and remain at 35% thereafter. During the first six months of the year ended December 31, 1997, the maximum CPR used to compute gain on sales of fixed and adjustable rate securitized loans was 27% and 30%, respectively. The CPR measures the annualized percentage of mortgage loans which prepay during a given period. The CPR represents the annual prepayment rate over the year, expressed as a percentage of the principal balance of the mortgage loan outstanding at the beginning of the period, without giving effect to regularly scheduled amortization payments. During the three months ended December 31, 1998, the loss assumption used to calculate the gain on sales of securitized loans reflects the Company's expectations that losses from defaults would gradually increase from zero per year in the first six months of the loan to 175 basis points per year after 36 months. During the nine months ended September 30, 1998 and the year ended December 31, 1997, the assumed loss assumption used to calculate gain on sales of securitized loans reflected the Company's expectation that losses from defaults would gradually increase from zero in the first six months of the loan to 100 basis points per year after 36 months. See Note 10 of Notes to Consolidated Financial Statements.

The net gain on sale of loans as a percentage of loans sold and securitized approximated 3.1% for the year ended December 31, 1998 compared to 3.7% for the year ended December 31, 1997. The decrease in gain on sale as a percentage of loans sold and securitized for the year ended December 31, 1998 compared to the year ended December 31, 1997 is primarily the result of investors demanding wider spreads over treasuries for newly issued asset-backed securities and a greater percentage of whole-loan sales in the year ended December 31, 1998. The weighted average spread over treasuries for the securitization fixed rate transactions the Company completed during the year ended December 31, 1998 increased approximately 47 basis points or 59% from the fixed rate securitization transactions the Company completed during the year ended December 31, 1997. The spread over treasuries for the securitization transaction the Company completed in December 1998 was the most unfavorable of the fifteen securitizations that the Company has completed in the past two years. The impact on gain on sales of loans of the widening of the spreads demanded by asset-backed investors was particularly negative for issuers of asset-backed securities which hedged their exposure to interest rate risk through the short sale of United States Treasury Securities. See Note 5 of Notes to Consolidated Financial Statements.

The Company has historically sold United States Treasury securities short to hedge against interest rate movements affecting the mortgage loans held for sale. Prior to September 1998, when interest rates decreased, the Company would experience a devaluation of its hedge position (requiring a cash payment, by the Company to maintain the hedge), which would generally be largely offset by a corresponding increase in the value of mortgage loans held for sale and therefore a higher gain on sale of loans at the time of securitization. Conversely, when interest rates increased, the Company would experience an increase in the valuation in the hedge position (providing a cash payment to the Company from the hedge position), which would generally be largely offset by a corresponding decrease in the value of mortgage loans held for sale and a lower gain at the time of securitization.

In September, 1998, the Company believes that, primarily due to significant volatility in debt, equity, and asset-backed markets, investors increased investments in United States Treasury securities and at the same time demanded wider spreads over treasuries to acquire newly issued asset-backed securities. The effect of the increased demand for the treasuries resulted in a devaluation of the Company's hedge position, requiring the Company to pay approximately $47.5 million. This devaluation was not offset by an equivalent increase in the gain on sale of loans at the time of securitization because investors demanded wider spreads over the treasuries to acquire the Company's asset-backed securities. Of the $47.5 million in hedge devaluation, approximately $25 million was closed at the time the Company priced two securitizations and was reflected as an offset to gain on sales of loans and approximately $22.4 million was charged to operations as a hedge loss. At December 31, 1998, the Company had no open hedge positions.

As described above, through September 30, 1998 the Company has used discount rates ranging from 11% to 14.5% to present value the difference (spread) between
(i) interest earned on the portion of the loans sold and (ii) interest paid to investors with related costs over the expected life of the loans, including expected losses, foreclosure expenses and a normal servicing fee. As a result of market volatility in the asset-backed markets and the widening of the spreads recently demanded by asset-backed investors to acquire newly issued asset-backed securities, the discount rates utilized by the Company to present value the spread described above were increased to 16% in the fourth quarter of 1998, resulting in a mark to market adjustment of $52.3 million. A change in the discount rate of 16% used to present value the spread described above of plus or minus 1%, 3% or 5% would result in a corresponding change in the value of the interest only and residual certificates at December 31, 1998 of approximately 2.0%, 6.0% and 9.5%, respectively.

Net Warehouse Interest Income. Net warehouse interest income increased by $4.9 million or 19.8% to $29.6 million for the year ended December 31, 1998 from $24.7 million for the year ended December 31, 1997. The increase in net warehouse interest income was primarily due to a decrease in the cost of funds and an increase in the average balance of mortgages held for sale. The average cost of warehouse funds decreased during 1998 by approximately 6% primarily as a result of a reduction in the spread over LIBOR charged by the Company's warehouse lenders and a decline in the average LIBOR during the year ended December 31, 1998 compared to the average LIBOR during the year ended December 31, 1997.

Servicing Fees. Servicing fees increased to $45.4 million for the year ended December 31, 1998 from $17.1 million for the year ended December 31, 1997, an increase of 165.8%. Servicing fees for the year ended December 31, 1998 were positively affected by an increase in mortgage loans serviced over the prior period. The Company increased its average servicing portfolio by $4.8 billion and $1.9 billion, or 223.9% and 27.7%, during the years ended December 31, 1997 and 1998, respectively.

Other. Other revenues increased to $40.3 million or 151.8% for the year ended December 31, 1998 from $16.0 million for the year ended December 31, 1997 primarily as a result of increased accretion income attributable to increased investment in interest-only and residual certificates and increased prepayment penalties from borrowers who prepay the outstanding balance of their mortgage.

Expenses

The following table sets forth information regarding components of the Company's expenses for the year ended December 31, 1997 and 1998:

                                                             For the Year
                                                          Ended December 31,
                                                          ------------------
                                                         1997             1998
                                                         ----             ----
                                                            (in thousands)

Compensation and benefits                                $ 82,051       $124,234
Selling, general and administrative                        64,999        130,547
Other interest expense                                     14,280         28,434
Hedge loss                                                   --           22,351
Market valuation adjustment                                  --           84,638
Interest expense - Greenwich Funds                           --           30,795
                                                         --------       --------

Total expenses                                           $161,330       $420,999
                                                         ========       ========

Compensation and benefits increased by $42.2 million or 51.4% to $124.2 million for the year ended December 31, 1998 from $82.1 million for the year ended December 31, 1997, principally due to an increase in the number of employees related to the Company's increased mortgage loan servicing portfolio and $15.0 million of compensation and benefits relating to the acquisitions of National Lending Center and Central Money Mortgage (which occurred in July 1997) and Residential Mortgage Corporation and Alternative Capital Group (which occurred in October and November 1997, respectively). The increase in compensation and benefits was partially offset by a decrease in executive bonuses of $3.2 million during the year ended December 31, 1998 payable under employment agreements and stock award plans which provide executive bonuses based on increases in annual net earnings per share.

Selling, general and administrative expenses increased by $65.5 million or 100.8% to $130.5 million for the year ended December 31, 1998 from $65.0 million for the year ended December 31, 1997 principally due to an increase in servicing costs as a result of an increase in mortgage loan servicing portfolio, $6.5 million relating to the acquisitions of National Lending Center, Central Money Mortgage, Residential Mortgage Corporation and Alternative Capital Group, an increase in the provision for loan losses of $12.5 million and an increase in amortization expense related to capitalized mortgage servicing rights of $12.6 million.

Other expense increased by $14.2 million or 99.1% to $28.4 million for the year ended December 31, 1998 from $14.3 million for the year ended December 31, 1997 principally as a result of increased interest expense due to increased interest only and residual borrowings.

Hedge losses, which represent the realized loss on the Company's hedging instruments for the year ended December 31, 1998, increased to $22.4 million for the year ended December 31, 1998 from $0 for the year ended December 31, 1997. The Company has historically hedged the interest rate risk on loan purchases by selling short United States Treasury Securities which match the duration of the fixed rate mortgage loans held for sale and borrowing the securities under agreements to resell. In October 1998, the Company closed its short treasury positions, and is not currently hedging its mortgage loans held for sale. Approximately $25 million of the realized loss in these hedge transactions in September 1998 was recognized upon securitization as an adjustment to the carrying value of the hedged mortgage loans and is included in the net gain on sale for the year ended December 31, 1998. Realized losses in these instruments of $22.4 million related to hedge positions which were closed in September and October 1998 unrelated to a securitization transaction and were recognized as a hedge loss. Prior to September, 1998, unrealized losses on hedge instruments were deferred and recognized upon securitization as an adjustment to the carrying value of the hedged mortgage loans.

Market valuation adjustment, which represents the realized loss on the Company's interest-only and residual certificates for the year ended December 31, 1998, increased to $84.6 million for the year ended December 31, 1998 from $0 for the year ended December 31, 1997.

In 1998, the Company revised the loss assumption used to approximate the timing of losses over the life of the securitized loans and the discount rate used to present value the projected cash flow retained by the Company. Previously the Company expected losses from defaults to gradually increase from zero in the first six months of securitization to 100 basis points after 36 months. During the fourth quarter of 1998, as a result of adverse market conditions in the non-conforming mortgage industry and emerging trends in the Company's serviced loan portfolio, the Company revised its loss curve so that expected defaults gradually increase from zero in the first six months of securitization to 175 basis points after 36 months. The Company believes the adverse market conditions affecting the non-conforming mortgage industry may limit the Company's borrowers' ability to refinance existing delinquent mortgage loans serviced by IMC with other non-conforming mortgage lenders that market their products to borrowers that are less credit-worthy and may increase the frequency of defaults. Previously, the Company discounted the present value of projected cash flows retained by the Company at discount rates ranging from 11% to 14.5%. During the fourth quarter of 1998, as a result of adverse market conditions, the Company adjusted to 16% the discount rate used to present value the projected cash flow retained by the Company (see Notes 3, 5 and 17 of Notes to Consolidated Financial Statements). The revised loss curve and discount rate assumptions resulted in a decrease in the estimated fair value of the interest-only and residual certificates of approximately $32.3 million and $52.3 million, respectively, which comprises the market valuation adjustment of $84.6 million for the year ended December 31, 1998.

Interest expense - Greenwich Funds represents costs associated with a $33 million standby revolving credit facility dated as of October 12, 1998 and entered into by Greenwich Funds and the Company on October 15, 1998. Interest expense related to the transaction with the Greenwich Funds includes accrued interest at 10%, amortization of a $3.3 million commitment fee, amortization of the value attributable to the Class C exchangeable preferred stock issued, and amortization of the value assigned to the beneficial conversion feature associated with the Exchange Option in favor of the Greenwich Funds under the terms of the standby revolving credit facility (See Notes 3 and 4 of Notes to Consolidated Financial Statements).

Income Taxes. The provision for income taxes for the year ended December 31, 1998 was approximately $679,000 or 0%, which differed from the federal tax rate 35% primarily due to state income taxes, the non-deductibility for tax purposes of a portion of interest expense - Greenwich Funds, amortization expenses related to goodwill and a full valuation allowance established against the deferred tax asset (see Note 12 of Notes to Consolidated Financial Statements).

Year Ended December 31,1997 Compared to Year Ended December 31, 1996

Net income for the year ended December 31, 1997 was $47.9 million representing an increase of $30.0 million or 167.3% over pro forma net income of $17.9 million for the year ended December 31, 1996. Pro forma net income is calculated on the basis of historical net income, adjusted for a pro forma income tax expense as if the Company had been taxable as a corporation since its inception.

The increase in net income resulted principally from increases in net gain on sale of loans of $138.9 million or 330.1% to $181.0 million for the year ended December 31, 1997 from $42.1 million for the year ended December 31, 1996. Also contributing to the increase in net income was an $11.8 million or 91.1% increase in net warehouse interest income to $24.7 million for the year ended December 31, 1997 from $12.9 million for the year ended December 31, 1996, a $11.5 million or 206.9% increase in servicing fees to $17.1 million for the year ended December 31, 1997 from $5.6 million for the year ended December 31, 1996 and an $10.9 million or 214.5% increase in other revenues to $16.0 million for the year ended December 31, 1997 from $5.1million for the year ended December 31, 1996.

The  increase  in  income  was  partially  offset by a $66.0  million  or 412.6%
increase in compensation and benefits to $82.1 million for the year ended December 31, 1997 from $16.0 million for the year ended December 31, 1996, of which $48.9 million consisted of compensation and benefits relating to the acquisitions of Mortgage America, CoreWest, Equity Mortgage, American Reduction, National Lending Center, Central Money Mortgage, Residential Mortgage Corporation and Alternative Capital Group (collectively, the "Acquisitions") and the remainder related primarily to the growth of the Company. The increase in income was also partially offset by a $49.3 million or 315.3% increase in selling, general and administrative expenses to $65.0 million for the year ended December 31, 1997 from $15.7 million for the year ended December 31, 1996, of which increase $27.9 million consisted of expenses relating to the Acquisitions for the year ended December 31, 1997 and the remainder related primarily to the growth of the Company. The increase in income was further offset by a $12.0 million or 515.1% increase in other interest expense to $14.3 million for the year ended December 31, 1997 from $2.3 million for the year ended December 31, 1996. Finally, income for the year ended December 31, 1997 was favorably affected by a $2.6 million or 100% decrease in the sharing of proportionate value of equity representing the Conti VSA to $0 for the year ended December 31, 1997 from $2.6 million for the year ended December 31, 1996.

Income before taxes was reduced by a provision for income taxes of $29.5 million for the year ended December 31, 1997 compared to a pro forma provision for income taxes of $11.2 million for the year ended December 31, 1996, representing an effective tax rate of approximately 38.1% for the year ended December 31, 1997. The provisions for income taxes prior to June 24, 1996 are pro forma amounts because prior to that date the Company operated as a partnership and did not pay income taxes.

Revenues

The following table sets forth information regarding components of the Company's revenues for the year ended December 31, 1996 and 1997:

                                                             For the Year
                                                          Ended December 31,
                                                          ------------------
                                                         1996             1997
                                                         ----             ----
                                                            (in thousands)
Revenues:
  Gain on sales of loans                               $  46,230    $ 180,963
   Additional securitization transaction expense          (4,158)        --
     Gain on sale of loans, net                           42,072      180,963
                                                       ---------    ---------
  Warehouse interest income                               37,463      123,432
  Warehouse interest expense                             (24,535)     (98,720)
                                                                    ---------
          Net warehouse interest income                   12,928       24,712
                                                       ---------    ---------
  Servicing fees                                           5,562       17,072
     Other                                                 5,092       16,012
                                                       ---------    ---------
           Total revenues                              $  65,654    $ 238,759
                                                       =========    =========

Gain on Sale of Loans, Net.

For the year ended December 31, 1997, gain on sale of loans increased to $181.0 million from $46.2 million for the year ended December 31, 1996, an increase of 291.4%, reflecting increased loan production and securitizations for the year ended December 31, 1997. Additional securitization expense decreased to $0 for the year ended December 31, 1997 from $4.2 million for the year ended December 31, 1996. For the year ended December 31, 1997, gain on sale of loans, net, increased to $181.0 million from $42.1 million for the year ended December 31, 1996, an increase of 330.1%, reflecting increased loan production and securitizations in the year ended December 31, 1997.

The total volume of loans produced increased by 232.9% to approximately $5.9 billion for the year ended December 31, 1997 compared with a total volume of $1.8 billion for the year ended December 31, 1996. Originations by the Company's correspondent network increased 174.5% to $4.3 billion for the year ended December 31, 1997 from $1.6 billion for the year ended December 31, 1996, while production from the Company's broker network and direct lending operations increased to $1.6 billion or 725% for the year ended December 31, 1997 from $188 million for the year ended December 31, 1996. Production volume increased during the 1997 period due to : (i) the Company's expansion program; (ii) the increase of its securitization activity; (iii) the growth of its loan servicing capability; and (iv) the Acquisitions, which accounted for approximately $1.2 billion in residential mortgage loans originated during the year ended December 31, 1997.

The gain on sale as a percentage of loans sold and securitized decreased to 3.7% for the year ended December 31, 1997 from 4.4% for the year ended December 31, 1996. The decrease in the gain on sale percentage was primarily due to the increase in securitization of adjustable rate mortgage loans, higher premiums paid on loan production and higher prepayment speed assumptions used to calculate the gain on sale of securitized loans. In 1996, less than 2% of the $935 million mortgage loans securitized by the Company were adjustable rate mortgages. In 1997, approximately $1.7 billion or 34% of the $4.9 billion mortgage loans securitized by the Company were adjustable rate mortgages. The prepayment curve utilized by the Company to recognize the gain on sale of securitized fixed rate loans reaches a maximum CPR of 28% as compared to the prepayment curve utilized to recognize the gain on sale of adjustable rate loans, which reaches a maximum CPR of 35%. The higher prepayment assumption for adjustable rate loans, which is based on historical adjustable rate loan prepayment patterns, results in the recognition of a lower gain on sale for adjustable rate loans than for fixed rate loans. The average premium paid for loan production was 5.0% for the year ended December 31, 1996 compared to 5.3% for the year ended December 31, 1997. The maximum CPR assumed for fixed mortgage loans securitized increased from 26% for the year ended

December 31, 1996 to 28% (35% for adjustable rate mortgage loans) for the year ended December 31, 1997. The decrease in the gain on sale percentage was partially offset by an increase in retail loan production. Upfront points and origination fees related to retail loan production are recognized as gain on sale at the time the loan is sold. Total retail production increased from approximately $67 million for the year ended December 31, 1996 to approximately $769 million for the year ended December 31, 1997.

Net Warehouse Interest Income

Net warehouse interest income increased to $24.7 million for the year ended December 31, 1997 from $12.9 million for the year ended December 31, 1996, an increase of 91.1%. The increase in the year ended December 31, 1997 reflected higher interest income resulting primarily from increased mortgage loan production and mortgage loans held for sale in inventory for longer periods of time, partially offset by interest expense associated with warehouse facilities. The mortgage loans held for sale increased to $1.7 billion at December 31, 1997, an increase of 82.9%, from $914.6 million at December 31, 1996.

The increase in net warehouse interest income was partially offset by an increase in the securitization of adjustable rate mortgage loans. In a fixed rate mortgage loan securitization transaction, the Company receives the pass-through rate of interest on the loans conveyed to the securitization trust for the period between the cut-off date (generally the first day of the month a securitization transaction occurs) and the closing date of the securitization transaction (typically during the third week of the month). The cut-off date represents the date when interest on the mortgage loans accrues to the securitization trust rather than the Company. The pass-through rate, which is less than the weighted average interest rate on the mortgage loans, represents the interest rate to be received by investors who purchase passthrough certificates in the securitization trust on the closing date. The Company continues to incur interest expense on its warehouse financings related to loans conveyed to the trust until the closing date, at which time the warehouse line is repaid. In an adjustable rate mortgage loan securitization, the Company receives no interest on mortgage loans conveyed to the securitization trust for the period between the cut-off date and the closing date of the securitization. For the year ended December 31, 1997, the Company incurred warehouse interest expense of approximately $6.9 million related to the period between the cut-off date and the closing date of adjustable rate mortgage loan securitizations for which no corresponding interest income was recognized. The Company had an insignificant amount of warehouse interest expense related to adjustable rate mortgage loans securitized in 1996.

Servicing Fees

Servicing fees increased to $17.1 million for the year ended December 31, 1997 from $5.6 million for the year ended December 31, 1996, an increase of 206.9%. Servicing fees for the year ended December 31, 1997 were positively affected by an increase in mortgage loans serviced over the prior period. The Company increased its servicing portfolio by $4.9 billion or 233.3% to $7.0 billion as of December 31, 1997 from $2.1 billion as of December 31, 1996.

Other

Other revenues, consisting principally of the recognition of the increase or accretion of the discounted value of interest on interest-only and residual certificates, over time, and prepayment penalties, increased to $16.0 million or 214.5% for the year ended December 31, 1997 from $5.1 million in the year ended December 31, 1996 as a result of increased securitization volume and investment in interest-only and residual certificates.

Expenses

The following table sets forth information regarding components of the Company's expenses for the year ended December 31, 1996 and 1997:

                                                             For the Year
                                                          Ended December 31,
                                                          ------------------
                                                         1996             1997
                                                         ----             ----
                                                               (in thousands)
Compensation and benefits                                  $ 16,007     $ 82,051
Selling, general and administrative expenses                 15,652       64,999
Other interest expense                                        2,321       14,280
Sharing of proportioante value of equity                      2,555            0
                                                           --------     --------
        Total expenses                                     $ 36,535     $161,330
                                                           ========     ========


Compensation and benefits increased by $66.0 million or 412.6% to $82.1 million for the year ended December 31, 1997 from $16.0 million for the year ended December 31, 1996, principally due to an increase in the number of employees related to the Company's increased mortgage loan production, including $48.9 million of compensation and benefits relating to the Acquisitions, additions of personnel to service the Company's increased loan servicing portfolio, and a $2.4 million increase in executive incentive compensation from $2.6 million for the year ended December 31, 1996 to $5.0 million for the year ended December 31, 1997. The Company's compensation and benefits should increase if the Company expands; however, the amount of executive bonuses is directly related to increases in the Company's earnings per share.

Selling, general and administrative expenses increased by $49.3 million or 315.3% to $65.0 million for the year ended December 31, 1997 from $15.7 million for the year ended December 31, 1996. Excluding $27.9 million of compensation and benefits relating to the Acquisitions, the increase was principally due to an increase in underwriting, originating and servicing costs as a result of an increase in the volume of mortgage loan production, an increase in amortization expense related to capitalized servicing rights of $4.7 million and a $10.4 million increase in the provision for loan losses.

Other interest expense increased by $12.0 million or 515.3% to $14.3 million for the year ended December 31, 1997 from $2.3 million for the year ended December 31, 1996 principally as a result of increased term debt borrowings.

The sharing of proportionate value of equity, representing the amount payable under the Conti VSA, decreased to $0 for the year ended December 31, 1997 from $2.6 million for the year ended December 31, 1996. The Company's obligation to make payments under the Conti VSA terminated in March 1996.

Pro Forma Income Taxes

The effective income tax rate for the year ended December 31, 1997 was approximately 38.1%, which differed from the federal tax rate of 35% primarily due to state income taxes. The increase in the provision for income taxes of $18.3 million or 163.6% to $29.5 million for the year ended December 31, 1997 from the pro forma provision for income taxes of $11.2 million for the year ended December 31, 1996 was proportionate to the increase in pre-tax income. The provision for income taxes prior to June 24, 1996 is a pro forma amount because prior to that date the Company operated as a partnership and did not pay any income taxes.

Financial Condition

December 31, 1998 Compared to December 31, 1997

Prior to October 1998, the Company hedged, in part, its interest rate exposure on fixed-rate mortgage loans held for sale through the use of securities sold but not yet purchased and securities purchased under agreements to resell. Securities purchased under agreements to resell decreased $772.6 million or 100% from $772.6 million at December 31, 1997 to $0 million at December 31, 1998 and securities sold but not yet purchased decreased $775.3 million or 100.0% from $775.3 million at December 31, 1997 to $0 million at December 31, 1998. The Company stopped hedging its new loan production during the third quarter of 1998 and in October 1998 the Company closed its short treasury positions and is not currently hedging its mortgage loans held for sale.

Mortgage loans held for sale at December 31, 1998 were $946.4 million, a decrease of $726.7 million or 43.4% from mortgage loans held for sale of $1.7 billion at December 31, 1997. Included in mortgages held for sale at December 31, 1998 and December 31, 1997 were $84.6 million and $53.9 million, respectively, of mortgage loans which were not eligible for securitization due to delinquency and other factors (loans under review). The amount by which cost exceeds market value on loans under review is accounted for as a valuation allowance. Changes in the valuation allowance are included in the determination of net income in the period of change. The valuation allowances at December 31, 1998 and December 31, 1997 were $24.0 million and $11.5 million, respectively.

Accounts receivable increased $23.3 million or 109.2% from $21.3 million at December 31, 1997 to $44.7 million at December 31, 1998, primarily due to an increase in servicing advances of $21.5 million. The increase in servicing advances was due to an overall dollar increase in delinquencies from 1997 to 1998 as the Company's servicing portfolio increases and matures. As the servicer for the securitization trusts, the Company is required to advance certain principal, interest and escrow amounts to the securitization trust for delinquent mortgagors and to pay expenses related to foreclosure activities. The Company then collects the amounts from the mortgagors or from the proceeds from liquidation of foreclosed properties. The Company expects the total dollar amount of delinquencies to increase in future periods as the servicing portfolio increases and securitization pools continue to mature.

Interest-only and residual certificates at December 31, 1998 were $468.8 million, representing an increase of $245.5 million or 110.0% from interest-only and residual certificates of $223.3 million at December 31, 1997. Mortgage servicing rights increased $17.4 million or 49.9% from $35.0 million at December 31, 1997 to $52.4 million at December 31, 1998. The increase in mortgage servicing rights consists of capitalization of $35.9 million of servicing rights, offset by amortization of $18.5 million. The increases in interest-only and residual certificates and mortgage servicing rights resulted primarily from the securitization of $5.1 billion in mortgage loans in seven transactions during the year ended December 31, 1998. The increase in interest-only and residual certificates was offset by a market valuation adjustment of $84.6 million resulting from the Company's revision of the loss curve assumption used to approximate the timing of losses over the life of the securitized loans and an increase in the discount rate used to present value the projected cash flow retained by the Company. See Note 10 of Notes to Consolidated Financial Statements.

Warehouse financings due from correspondents decreased $23.1 million or 89.2% from $25.9 million at December 31, 1997 to $2.8 million at December 31, 1998 due to a decrease in committed warehouse financing the Company provided to correspondents as a result of the Company's severely reduced liquidity.

Goodwill decreased $2.3 million from $92.0 million at December 31, 1997 to $89.6 million at December 31, 1998 due to amortization of $4.0 million partially offset by contingent earnout payments of $1.6 million primarily related to Mortgage Central Corp. and National Lending Center. Goodwill is being amortized on a straight-line basis over periods from five to thirty years. The Company reviews the potential impairment of goodwill on a non-discounted cash flow basis to assess recoverability. The Company determined that there was no impairment of goodwill at December 31, 1998 based on the projected cash flows of the acquired companies. However, potential impairment in future periods may result from several factors, including the proposed transaction with the Greenwich Funds, the


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

discontinuation of operations or sale of certain acquired companies, or other factors including turmoil in the financial markets in which the acquired companies and the Company operate.

Borrowings under warehouse financing facilities at December 31, 1998 were $984.6 million, a decrease of $748.0 million or 43.2% from warehouse financing facilities of $1.7 billion at December 31, 1997. This decrease was a result of decreased mortgage loans held for sale, caused by IMC's significant lenders imposing restrictions on the availability of fundings to IMC. See " - Liquidity and Capital Resources" and Note 3 of Notes to Consolidated Financial Statements.

Term debt and notes payable at December 31, 1998 was $432.7 million, representing an increase of $302.3 million or 231.7% from term debt and notes payable of $130.5 million at December 31, 1997. This increase was primarily a result of financing the increase in interest-only and residual certificates, an increase of $87.5 million in outstanding borrowings under the Company's working capital line of credit, and $27.6 million outstanding under the $33 million credit facility provided by the Greenwich Funds, net of a $3.0 million discount related to the issuance of Class C preferred stock.

Accounts payable and accrued liabilities decreased $16.4 million or 51.7% from $31.7 million at December 31, 1997 to $15.3 million at December 31, 1998, primarily due to payment of accrued contingent stock payments related to acquisitions and a $3.2 million decrease in accrued incentive compensation.

The Company's net deferred tax asset of $33.6 million was offset by a full valuation allowance and after the offset, represents a decrease of $10.9 million from a deferred tax liability of $10.9 million at December 31, 1997 to a deferred tax asset, after valuation allowance, of $0 at December 31, 1998. The decrease is primarily due to temporary differences in the recognition of market valuation adjustments, income related to the Company's interest-only and residual certificates for income tax purposes and a full valuation allowance on the deferred tax asset.

Redeemable preferred stock, consisting of Class A ($19.0 million) and Class C ($18.3 million), was $37.3 million at December 31, 1998 compared to $0 at December 31, 1997. In July 1998, the Company sold $50 million of Class A redeemable preferred stock to certain of the Greenwich Funds and Travelers. The Class A redeemable preferred stock was convertible into non-registered common stock at $10.44 per share. As described in Note 4 of Notes to Consolidated Financial Statements, the conversion feature was eliminated in October 1998. The elimination of the conversion feature resulted in a discount to the Class A redeemable preferred stock of approximately $32 million, which was charged to paid in capital and is being accreted to preferred stock until the mandatory redemption dates beginning in 2008.

In October 1998, the Company issued 23,760.758 shares of Class C exchangeable preferred stock to certain of the Greenwich Funds in conjunction with a $33 million credit facility provided by certain of the Greenwich Funds as described in Note 4 of Notes to Consolidated Financial Statements. The preferred stock was recorded at $18.3 million based on an allocation of the proceeds from the $33 million credit facility.

Stockholders' equity as of December 31, 1998 was $210.6 million, a decrease of $43.5 million over stockholders' equity of $254.1 million at December 31, 1997. Stockholders equity primarily increased for the year ended December 31, 1998 for common stock issued under earn-out arrangements of $7.1 million, issuance of debt with beneficial conversion feature of $18.2 million and elimination of the conversion feature on the Class A preferred stock of $32.4 million, and decreased as a result of a net loss of $100.5 million.

December 31, 1997 Compared to December 31, 1996

The Company hedged, in part, its interest rate exposure on fixed-rate mortgage loans held for sale through the use of securities sold but not yet purchased and securities purchased under agreements to resell. Securities purchased under agreements to resell increased $113.1 million or 17.1% from $659.5 million at December 31, 1996 to $772.6 million at December 31, 1997 and securities sold but not yet purchased increased $114.3 million or 17.3% from


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

$661.1 million at December 31, 1996 to $775.3 million at December 31, 1997 due primarily to the increase in fixed-rate mortgage loans held for sale at December 31, 1997 as compared to December 31, 1996.

Mortgage loans held for sale at December 31, 1997 were $1.7 billion, representing an increase of $758.6 million or 82.9% over mortgage loans held for sale of $914.6 million at December 31, 1996. This increase was a result of the Company's strategy at the time to increase its net warehouse interest income by increasing its balance of mortgage loans held for sale. The increase in the volume of loan originations, allowing the Company to increase its net warehouse interest income, was a result of increased loans purchases and originations as the Company expanded into new states, loan originations from the Acquisitions since their effective dates and increased purchasing and origination efforts in states in which the Company had an existing market presence.

Accounts receivable increased $18.6 million or 669.1% from $2.8 million at December 31, 1996 to $21.3 million at December 31, 1997 primarily due to an increase in servicing advances of $8.0 million, receivables from securitization transactions of $4.2 million, and $2.6 million related to the Acquisitions. Receivables from securitization transactions reflect short-term timing differences in receiving amounts due from the securitization trusts. The increase in servicing advances was due to an increase in advances by the Company on loans it services due to an overall dollar increase in delinquencies from 1996 to 1997 as the Company's servicing portfolio increases and matures. As the servicer for the securitization trusts, the Company is required to advance certain principal, interest and escrow amounts to the securitization trusts for delinquent mortgagors. The Company then collects the past due amounts from the mortgagors or from the proceeds from liquidation of foreclosed properties. The Company expects the overall dollar amount of delinquencies to increase in future periods as the servicing portfolio increases and securitization pools continue to mature.

Interest-only and residual certificates at December 31, 1997 were $223.3 million, representing an increase of $137.1 million or 158.9% over interest-only and residual certificates of $86.2 million at December 31, 1996. This increase was a result of the Company completing eight securitizations during the twelve months ended December 31, 1997 for an aggregate of $4.9 billion. The increase was offset by the sale on a non-recourse basis of certain interest-only and residual certificates that had a net book value of $267 million. The sale was effected through a securitization (the "Excess Cashflow Securitization") by which the Company received approximately $228 million of net cash proceeds, or approximately 85% of the estimated net book value, and retained a subordinated residual certificate for the remaining balance. The Company used the net proceeds to retire or reduce certain term debt. Mortgage servicing rights increased $28.3 million or 427.9% from $6.6 million at December 31, 1996 to $35.0 million at December 31, 1997 due to the increase in the Company's securitization volume for the year ended December 31, 1997 compared to December 31, 1996. The increase consists of the capitalization of $34.3 million of servicing rights offset by amortization of $5.9 million.

Warehouse financings due from correspondents increased $20.9 million or 413.6% from $5.0 million at December 31, 1996 to $25.9 million at December 31, 1997 due to a $27.5 million increase in committed warehouse financing provided to correspondents as a result the addition of new correspondents and an increase in the utilization of such lines by the correspondents.

Property, furniture, fixtures and equipment increased $13.2 million or 787.5% from $1.7 million at December 31, 1996 to $14.9 million at December 31, 1997 primarily due to $5.1 million related to the purchase and renovation of the Company's corporate headquarters building and $5.4 million related to the Acquisitions.

Goodwill increased $90.1 million from $1.8 million at December 31, 1996 to $92.0 million at December 31, 1997 due to the recording of $87.0 million of costs in excess of fair value of net assets acquired in acquisition transactions and $5.8 related to contingent payment accruals related to acquisitions. The increase was offset by amortization of $2.7 million. Goodwill is being amortized on a straight-line basis over periods from five to thirty years.

Borrowings under warehouse financing facilities at December 31, 1997 were $1.7 billion, representing an increase of $837.5 million or 93.6% over warehouse financing facilities of $895.1 million at December 31, 1996. This


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

increase was a result of increased mortgage loans held for sale and higher utilization of warehouse financing facilities which fund a portion of the premiums paid on loans purchased.

Term debt at December 31, 1997 was $112.3 million, representing an increase of $64.9 million or 136.8% over term debt of $47.4 million at December 31, 1996. This increase was primarily a result of financing the increase in interest-only and residual certificates.

Notes payable increased $18.2 million from $0 at December 31, 1996 to $18.2 million at December 31, 1997 due to $13.2 million in notes payable issued related to an acquisition and a $5.0 million mortgage note payable obtained subsequent to the purchase and renovation of the Company's corporate headquarters building.

Accounts payable and accrued liabilities increased $23.9 million or 307.7% from $7.8 million at December 31, 1996 to $31.7 million at December 31, 1997 primarily due to accrual of contingent stock payments related to acquisitions of $5.8 million, accruals for securitization obligations of $5.9 million, a $2.4 million increase in incentive compensation accruals and $6.1 million related to the Acquisitions. Accruals for securitization obligations represent timing differences on amounts due to the securitization trusts.

The Company's net deferred tax liability increased $13.7 million from a net deferred tax asset of $2.7 million at December 31, 1996 to a net deferred tax liability of $10.9 million at December 31, 1997 primarily due to the structuring of certain securitization transactions to allow debt treatment for tax purposes.

Stockholder's equity as of December 31, 1997 was $254.1 million, representing an increase of $164.7 million over stockholders equity of $89.3 million at December 31, 1996. This increase was primarily a result of proceeds of approximately $58.0 million from the sale of 5,040,000 shares of common stock (net of underwriting discount and expenses associated with the offering), common stock issued in acquisition transactions and net income for the year ended December 31, 1997.

Liquidity and Capital Resources

During 1998, the Company used its cash flow from the sale of loans through securitizations, whole loan sales, loan origination fees, processing fees, net interest income, servicing fees and borrowings under its warehouse and term debt facilities to meet its working capital needs. The Company's cash requirements during 1998 included the funding of loan purchases and originations, payment of interest costs, funding of over-collateralization requirements for securitizations, maintaining hedge positions (prior to October 1998), meeting margin calls, operating expenses, income taxes and capital expenditures.

The Company has an ongoing need for substantial amounts of capital. Adequate credit facilities and other sources of funding are essential to the continuation of the Company's ability to purchase and originate loans. The Company typically has operated, and expects to continue to operate, on a negative operating cash flow basis. During the year ended December 31, 1998, the Company received cash flows from operating activities of $390.3 million, an increase of $1.3 billion, or 144.4%, from cash flows used in operating activities of $878.4 million during the year ended December 31, 1997. During the year ended December 31, 1998, cash flows used by the Company in financing activities were $391.0 million, a decrease of $1.3 billion or 142.7% from cash flows received from financing activities of $916.4 billion during the year ended December 31, 1997. The cash flows received from operating activities related primarily to the sale of mortgage loans held for sale and cash flows used in financing activities related primarily to the repayment of warehouse finance facilities borrowings.

Significant cash outflows are incurred upon the closing of a securitization transaction; however, the Company does not receive a significant portion of the cash representing the gain until later periods when the related loans are repaid or otherwise collected. The Company borrows funds on a short-term basis to support the accumulation of loans prior to sale. These short-term borrowings are made under warehouse lines of credit with various lenders.


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

During the year ended December 31, 1998, debt, equity and asset-backed markets were extremely volatile, effectively denying the Company access to publicly traded debt and equity markets to fund cash needs. Additionally, the spread over treasury securities demanded by investors to acquire newly issued asset-backed securities widened, resulting in less profitable gain on sales of loans sold through securitization. The Company has responded by reducing the premium the Company pays to correspondents and brokers to acquire loans, but the reduction of premiums in the future may not offset the wider spreads demanded by investors. Investors may not continue to invest in asset-backed securities at all.

As a result of these adverse market conditions, among other things, in October 1998 the Company entered into intercreditor arrangements with Paine Webber Real Estate Securities, Inc. (Paine Webber), Bear Stearns Home Equity Trust 1996-1 (Bear Stearns) and Aspen Funding Corp. and German American Capital Corporation, subsidiaries of Deutsche Bank of North America Holding Corp. (DMG) (collectively, the "Significant Lenders"), which held $3.25 billion of the Company's available warehouse lines and $294.2 of the Company's interest-only and residual financing at December 31, 1998. The intercreditor arrangements provided for the Significant Lenders to "standstill" and keep outstanding balances under their facilities in place, subject to certain conditions, for up to 90 days (which expired mid-January 1999) in order for the Company to explore its financial alternatives. The intercreditor agreements also provided, subject to certain conditions, that the lenders would not issue any margin calls requesting additional collateral be delivered to the lenders. See Note 3 of Notes to Consolidated Financial Statements.

In mid-January 1999, the original intercreditor agreements expired; however, on February 19, 1999, concurrent with the execution of the Acquisition Agreement described in Note 17 of Notes to Consolidated Financial Statements, the Company entered into amended and restated intercreditor agreements with the Significant Lenders. Under the amended and restated intercreditor agreements, the Significant Lenders agreed to keep their respective facilities in place through the closing under the Acquisition Agreement if the closing occurs within five months and for twelve months thereafter, subject to earlier termination in certain events. If the acquisition is not consummated within a five month period, after that period, those lenders would not be required to refrain from exercising remedies. The intercreditor agreements require the Company to make various amortization payments on the underlying debt before, upon and after the closing of the acquisition. Failure to make the required payments would permit the Significant Lenders to terminate the standstill period under the intercreditor agreements and to exercise remedies. The Company anticipates using the proceeds of the additional loans to be made under the Greenwich Funds facility upon closing of the acquisition to fund certain of these payments.

None of the three Significant Lenders has formally reduced the amount available under its facilities, but each has informally indicated its desire that the Company keep the average amount outstanding on the warehouse facilities well below the amount available. There can be no assurance that the Significant Lenders will continue to fund the Company under their uncommitted facilities. See Notes 3 and 17 of Notes to Consolidated Financial Statements.

At December 31, 1998, the Company had a $1.25 billion uncommitted warehouse and residual financing facility with Paine Webber. This warehouse facility bears interest at rates ranging from LIBOR plus 0.65% to LIBOR plus 0.90%. Approximately $110 million was outstanding under this warehouse facility as of December 31, 1998. The Company has informally requested that Paine Webber permit funding of an additional $200 million under its warehouse facilities, but has not yet been notified if the request has been approved.

At December 31, 1998, the Company also had a $1.0 billion uncommitted warehouse facility with Bear Stearns. This facility bears interest at LIBOR plus 0.75%. Approximately $496.0 million was outstanding under this facility at December 31, 1998. Bear Stearns has requested that the Company maintain outstanding amounts under this warehouse facility at no more than $500 million.

At December 31, 1998, the Company had a $1.0 billion credit facility with DMG, which includes a $100 million credit facility collateralized by interest-only and residual certificates. Approximately $369.0 million was outstanding under this warehouse and residual financing facility at December 31, 1998. DMG has indicated to the Company that additional fundings will be on an "as requested" basis. To induce DMG to enter the intercreditor agreement in October 1998, the Company consented to convert DMG's committed warehouse and residual facility to an uncommitted facility. See Note 3 of Notes to Consolidated Financial Statements.

Additionally, at December 31, 1998, the Company had other warehouse lines of credit which totaled approximately $154.0 million. Interest rates ranged from LIBOR plus 0.65% to LIBOR plus 1.50% and all borrowings mature within one year.

Outstanding borrowings under the Company's warehouse financing facilities are collateralized by mortgage loans held for sale, warehouse financing due from correspondents and servicing rights on approximately $250.0 million of mortgage loans. Upon the sale of these loans and the repayment of warehouse financing due from correspondents, the borrowings under these lines are repaid.

The Company is attempting to enter into arrangements to obtain warehouse facilities from lenders that are not currently providing warehouse financing to IMC, but has not yet been successful.

As a result of the DMG warehouse facility becoming uncommitted and the adverse market conditions currently being experienced by the Company and other mortgage companies in the industry, the Company's ability to continue to operate is almost entirely dependent upon the Significant Lenders discretion to provide warehouse funding to the Company. The Significant Lenders may not approve the Company's warehouse funding requests.

At December 31, 1998, the Company had borrowed $153.0 million under its residual financing credit facility with Paine Webber. Outstanding borrowings bear interest at LIBOR plus 2.0% and are collateralized by the Company's interest in certain interest-only and residual certificates.

Bear, Stearns & Co. Inc. and its affiliates, Bear, Stearns Mortgage Capital Corporation and Bear, Stearns International Limited, provide the Company with a residual financing credit facility which is collateralized by the Company's interest in certain interest-only and residual certificates. At December 31, 1998, $98.0 million was outstanding under this credit facility, which bears interest at 1.75% per annum in excess of LIBOR.

At December 31, 1998, outstanding interest-only and residual financing borrowings under the Company's credit facility with DMG were $43.2 million. Outstanding borrowings bear interest at LIBOR plus 2% and are collateralized by the Company's interest in certain interest-only and residual certificates.

At December 31, 1998, the Company had borrowed $2.2 million under a residual financing credit facility which matured in August 1998, bears interest at 2.0% per annum in excess of LIBOR and is collateralized by the Company's interest in certain interest-only and residual certificates. The Company is currently discussing an extension of this facility, but there can be no assurance an extension will be obtained.

At December 31, 1998 the Company also has outstanding $6.2 million under a credit facility with an affiliate of a shareholder of the Company which bears interest at 10% per annum. That credit facility provides for repayment of principal and interest over 36 months and, based on certain circumstances, a partial prepayment of principal may be required on July 31, 1999.

BankBoston provided the Company with a revolving credit facility which matured in October 1998, bore interest at LIBOR plus 2.75% and provided for borrowings up to $50 million to be used to finance interest-only and residual certificates, or for acquisitions or bridge financing. BankBoston with participation from another financial institution also provided the company with a $45 million working capital facility, which bore interest at LIBOR plus 2.75% and matured in October 1998. The Company was unable to repay these credit facilities when they matured and in October 1998, the Company entered into a forbearance and intercreditor agreement with BankBoston with respect to these credit facilities. At December 31, 1998, $87.5 million was outstanding under these credit facilities. The forbearance and intercreditor agreement provided that the bank would take no collection action, subject to certain conditions, for up to 90 days (which expired in mid-January 1999) in order for the Company to explore its financial alternatives.

In mid-January 1999, the forbearance and intercreditor agreement with BankBoston expired. On February 19, 1999, the Greenwich Funds purchased, at a discount, from BankBoston its interest in the credit facilities and entered into an amended intercreditor agreement relating to these facilities with the Company. Under the amended intercreditor agreement, the Greenwich Funds agreed to keep these facilities in place for a period of twelve months after the acquisition of IMC common stock described in the Acquisition Agreement is consummated if the consummation occurs within a five month period, subject to earlier termination in certain events provided in the amended intercreditor agreement.

The Company's  current  warehouse lines generally are subject to one-year terms.
The Company's current creditors may not renew their facilities as they expire and the Company may not be able to obtain additional credit lines.

On July 14, 1998, Travelers Casualty and Surety Company and certain of the Greenwich Funds (together, the "Purchasers") purchased $50 million of the Company's Class A preferred stock. The Class A preferred stock was convertible into common stock at $10.44 per share. The Class A preferred stock bears no dividend and is redeemable by the Company over a three-year period commencing in July 2008. As part of the preferred stock purchase agreement, the Company agreed to use its best efforts to cause two persons designated by the Purchasers to be elected to the Company's board of directors. The Purchasers were also granted an option to purchase, within the next three years, an additional $30 million of Series B redeemable preferred stock at par. The Class B preferred stock was convertible into common stock at $22.50 per share. In October 1998, the terms of the $50 million Class A preferred stock and the terms of the Class B preferred stock were amended to eliminate the right to convert into common stock. See Note 4 of Notes to Condensed Consolidated Financial Statements.

On October 15, 1998 the Company reached an agreement for a $33 million standby revolving credit facility with certain of the Greenwich Funds. The facility was available to provide working capital for a period of up to 90 days, or until mid- January 1999. The terms of the standby revolving credit facility resulted in substantial dilution of existing common stockholders' equity equal to a minimum of 40%, up to a maximum of 90%, on a diluted basis, depending on (among other things) when, or whether, a change of control transaction occurs. In mid-January 1999, the $33 million standby revolving credit facility matured. On February 16, 1999, the Greenwich Funds provided an additional $5 million of loans under the facility. On February 19, 1999, the Company and the Greenwich Funds entered into an amended and restated intercreditor agreement, whereby the Greenwich Funds agreed to keep the facility in place for a period through the closing under the Acquisition Agreement if the closing occurs within a five month period and for twelve months thereafter, subject to earlier termination in certain events as provided in the amended and restated intercreditor agreement.

On February 19, 1999, the Company entered into a merger agreement with the Greenwich Funds which was terminated and recast as an acquisition agreement on March 31, 1999. Under the Acquisition Agreement, the Greenwich Funds will receive newly issued common stock of the Company equal to 93.5% of the outstanding common stock after such issuance, leaving the existing common shareholders of the Company with 6.5% of the common stock outstanding. No payment will be made to the Company's common shareholders in this transaction. Upon the closing, certain of the Greenwich Funds will surrender all of the outstanding Class C exchangeable preferred stock for cancellation and enter into an amendment and restatement of their existing loan agreement with


IMC, pursuant to which the Greenwich Funds will make available to IMC an additional $35 million in working capital loans.

The acquisition by the Greenwich Funds is subject to a number of conditions, including approval by the Company's shareholders. There can be no assurance that the acquisition will be consummated. If the Acquisition Agreement is terminated or the acquisition is not consummated within five months from the signing of the amended and restated intercreditor agreements, the standstills would expire or could be terminated and the Significant Lenders could exercise remedies. In such an event, the Company most likely would be unable to continue its business.

The Company has substantial capital requirements and it anticipates that it will need to arrange for additional external cash resources through either the sale or securitization of interest-only and residual certificates, increased credit facilities and the sale or placement of debt, preferred stock or equity securities if the acquisition under the

Acquisition Agreement with the Greenwich Funds is not consummated. Also, there can be no assurance that existing warehouse and interest-only and residual certificate lenders will continue to fund the Company under their uncommitted facilities, that existing credit facilities can be increased, extended or refinanced, that the Company will be able to arrange for the sale or securitization of interest-only and residual certificates in the future on terms the Company would consider favorable, if at all, that the Company will be able to sell debt, preferred stock or equity securities at any given time or on terms the Company would consider favorable, or at all, or that funds generated from operations will be sufficient to repay the Company's existing debt obligations or meet its operating and capital requirements. To the extent that the Company is not successful in increasing, maintaining or replacing existing credit facilities, in selling or securitizing interest-only and residual certificates or in selling debt, preferred stock or other equity securities, the Company would not be able to hold a large volume of loans pending securitization or whole loan sale and therefore would have to curtail its loan production activities to attempt to sustain operations. The Company may not be successful in sustaining operations.

Certain Accounting Considerations

The Company sells loans through securitizations and retains a residual interest in the loans and, on occasion, also retains an interest-only certificate. The interest-only and residual certificates are recorded at fair value and changes in fair value are recorded in the results of operations in the period of the change in value. The Company determines fair value based on a discounted cash flow analysis. The cash flows are estimated as the excess of the weighted average coupon on each pool of mortgage loans sold over the sum of the pass-through interest rate plus a normal servicing fee, a trustee fee, and insurance fee when applicable and an estimate of annual future credit losses related to the mortgage loans securitized over the life of the mortgage loans.

These cash flows are projected over the life of the mortgage loans using prepayment, default and interest rate assumptions that market participants would use for similar financial instruments subject to prepayment, credit and interest rate risk. The Company uses available information such as externally prepared reports on prepayment rates, interest rates, collateral value, economic forecasts and historical default and prepayment rates of the portfolio under review.

If actual prepayment speed or credit losses of a loan portfolio materially and adversely vary from the Company's original assumptions over time, the Company would be required to adjust the value of the interest-only and residual certificates, and such adjustment could have a material adverse effect on the Company's financial condition and results of operations. Higher than anticipated rates of loan prepayments or credit losses over a substantial period of time would require the Company to write-down the value of the interest-only and residual certificates, adversely affecting earnings. There can be no assurance that the Company's assumptions as to prepayment speeds and credit losses will prove to be accurate. To the Company's knowledge, there is a limited market for the sale of interest-only and residual classes of certificates and these assets may not be sold for the value reflected on the Company's balance sheet.

Risk Management

The Company purchases and originates mortgage loans and then sells them through securitizations and whole loan sales. At the time of securitization of the loans, the Company recognizes gain on sale based on a number of factors including the difference, or "spread", between the interest rate on the loans and the interest rate paid to investors (which typically is priced based on the United States Treasury security with a maturity corresponding to the anticipated life of the loans). Historically, when interest rates rise between the time the Company originates or purchases the loans and the time the loans are priced at securitization, the spread narrows, resulting in a loss in value of the loans. To protect against such losses, in quarters ended prior to October 1998, the Company hedged a portion of the value of the loans through the short sale of United States Treasury securities. Prior to hedging, the Company performed an analysis of its loans taking into account, among other things, interest rates and maturities to determine the amount, type, duration and proportion of each United States Treasury security to sell short so that the risk to the value of the loans would be effectively hedged. The Company executed the sale of the United States Treasury securities with large, reputable securities firms and used the proceeds received to acquire United States

Treasury   securities  under  repurchase   agreements.   These  securities  were
designated as hedges in the Company's records and were closed out when the loans were sold.

Historically, when the value of the hedges decreased, generally largely offsetting an increase in the value of the loans, the Company, upon settlement with its counterparty, would pay the hedge loss in cash and realize the generally corresponding increase in the value of the loans as part of its interest-only and residual certificates. Conversely, if the value of the hedges increased, generally largely offsetting a decrease in the value of the loans, the Company, upon settlement with its counterparty, would receive the hedge gain in cash and realize the generally corresponding decrease in the value of the loans through a reduction in the value of the related interest-only and residual certificates.

The Company believes that its hedging activities using United States Treasury securities were substantially similar in purpose, scope and execution to customary hedging activities using United States Treasury securities engaged in by several of its competitors.

In September 1998, the Company believes that, primarily due to significant volatility in debt, equity and asset-backed markets, investors demanded wider spreads over United States Treasury securities to acquire newly issued asset-backed securities. The effect of the increased demand for the United States Treasury Securities resulted in a devaluation of the Company's hedge position, requiring the Company to pay approximately $47.5 million through the time the hedge positions were closed in October 1998. This devaluation was not offset by an equivalent increase in the gain on sale of loans at the time of securitization because investors demanded wider spreads over the United States Treasury securities to acquire the Company's asset-backed securities. Of the $47.5 million in hedge devaluation, approximately $25.3 million was closed at the time the Company priced two securitizations and was reflected as an offset to gain on sale and approximately $22.4 million was charged to operations as a hedge loss. In September 1998, the Company stopped hedging its interest rate risk on loan purchases and in October 1998 the Company closed all of its open hedge positions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and Note 5 of Notes to Consolidated Financial Statements. At December 31, 1998 the Company had no open hedge positions.

The Company uses a discount rate of 16% to present value the difference (spread) between (i) interest earned on the portion of the loans sold and (ii) interest paid to investors with related costs over the expected life of the loans, including expected losses, foreclosure expenses and a normal servicing fee. Based on market volatility in the asset-backed markets and the widening of the spreads recently demanded by asset-backed investors to acquire newly issued asset-backed securities, there can be no assurance that discount rates utilized by the Company to present value the spread described above will not change in the future, particularly if the spreads demanded by asset-backed investors to acquire newly issued asset-backed securities continues to increase. An increase in the discount rates used to present value the spread described above of plus or minus 1%, 3% or 5% would result in a corresponding decrease in the value of the interest-only and residual certificates at December 31, 1998 of approximately 2.0%, 6.0% and 9.5%, respectively.

Inflation

Inflation historically has had no material effect on the Company's results of operations. Inflation affects the Company primarily in the area of loan originations and can have an effect on interest rates. Interest rates normally increase during periods of high inflation and decrease during periods of low inflation.

Profitability may be directly affected by the level and fluctuation in interest rates, which affect the Company's ability to earn a spread between interest received on its loans and the costs of its borrowings. The profitability of the Company is likely to be adversely affected during any period of unexpected or rapid changes in interest rates. A substantial and sustained increase in interest rates could adversely affect the ability of the Company to purchase and originate loans and affect the mix of first and second mortgage loan products. Generally, first mortgage production increases relative to second mortgage production in response to low interest rates and second mortgage production increases relative to first mortgage production during periods of high interest rates. A significant decline in interest rates could decrease the size of the Company's loan servicing portfolio by increasing the level of loan prepayments. Additionally, to the extent servicing rights and interest-only and residual certificates have been capitalized on the books of the Company, higher than anticipated rates of loan prepayments or losses could require the Company to write down the value of such servicing rights and interest-only and residual certificates which could have a material adverse effect on the Company's results of operations and financial condition. Conversely, lower than anticipated rates of loan prepayments or lower losses could allow the Company to increase the value of interest-only and residual certificates, which could have a favorable effect on the Company's results of operations and financial condition. Fluctuating interest rates also may affect the net interest income earned by the Company from the difference between the yield to the Company on loans held pending sales and the interest paid by the Company for funds borrowed under the Company's warehouse facilities. In addition, inverse or flattened interest yield curves could have an adverse impact on the profitability of the Company because the loans pooled and sold by the Company have long-term rates, while the senior interests in the related securitization trusts are priced on the basis of intermediate term rates. The Company's decision to cease its hedging activities (See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Management") could result in substantial losses in the value of the Company's mortgage loans held for sale without an offsetting gain on the Company's hedging transaction.

Recent Accounting Pronouncements

In October 1998, the FASB issued Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" ("SFAS 134"). SFAS 134 amends Statement of Financial Accounting Standards No. 65, "Accounting for Certain Mortgage Backed Securities" ("SFAS 65"), to require that after an entity that is engaged in mortgage banking activities has securitized mortgage loans that are held for sale, it must classify the resulting retained mortgage-backed securities or other retained interests based on its ability and intent to sell or hold those investments. However, a mortgage banking enterprise must classify as trading any retained mortgage-backed securities that it commits to sell before or during the securitization process. Previously, SFAS 65 required that after an entity that is engaged in mortgage banking activities has securitized a mortgage loan that is held for sale, it must classify the resulting retained mortgage-backed securities or other retained interests as trading, regardless of the entity's intent to sell or hold the securities or retained interest. SFAS 134 is effective for the first fiscal quarter beginning after December 15, 1998. On the date SFAS 134 is initially applied, an enterprise may reclassify from "trading" those mortgage-backed securities and other beneficial interests that were retained after the mortgage loans were securitized.

The actual effect the adoption of SFAS 134 will have on the Company's financial statements will depend on various factors, including the amount of interest-only and residual certificates and the Company's ability and intent to sell or hold those investments. Accordingly, the Company can not determine at the present time the impact the application of the provisions of SFAS 134 will have on its statement of operations or balance sheet.

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("SFAS 133") "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 is effective for fiscal quarters of fiscal years beginning after June 15, 1999 (January 1, 2000 for the Company). SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative was designated as part of a hedge transaction and, if it is, the type of hedge transaction. For fair-value hedge transactions in which the Company hedges changes in the fair value of an asset, liability or firm commitment, changes in the fair value of the derivative instrument will generally be offset in the income statement by changes in the hedged item's fair value. The ineffective portion of hedges will be recognized in current-period earnings.

The actual effect implementation of SFAS 133 will have on the Company's financial statements will depend on various factors determined at the period of adoption, including whether the Company is hedging its interest rate risk loan purchases, the type of financial instrument used to hedge the Company's interest rate risk on loan purchases, whether such instruments qualify for hedge accounting treatment, the effectiveness of the hedging instrument, the amount of mortgage loans held for sale which the Company intends to hedge and the level of interest rates. Accordingly, the Company can not determine at the present time the impact adoption of SFAS 133 will have on its statements of operations or balance sheets.

In 1998, the Company adopted SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information." These statements establish standards for reporting and display of comprehensive income and disclosure requirements related to segments. The application of the provisions of these statements did not have an impact on the Company's financial position or results of operations.

Year 2000

The year 2000 (Y2K) problem is the result of computer programs being written using two digits rather than four to define the applicable year. Thus the year 1998 is represented by the number "98" in many software applications. Consequently, on January 1, 2000, the year will revert to "00" in accordance with many non-Y2K compliant applications. To systems that are non-Y2K compliant, the time will seem to have reverted back 100 years. So, when computing basic lengths of time, the Company's computer programs, certain building infrastructure components (including, elevators, alarm systems, telephone networks, sprinkler systems and security access systems) and many additional time-sensitive software that are non-Y2K compliant may recognize a date using "00" as the year 1900. This could result in system failures or miscalculations which could cause personal injury, property damage, disruption of operations and/or delays in payments from borrowers, any or all of which could materially adversely effect the Company's business, financial condition or results of operations.

During 1998 the Company implemented an internal Y2K compliance task force. The goal of the task force is to minimize the disruptions to the Company's business, which could result from the Y2K problem, and to minimize other liabilities, which the Company might incur in connection with the Y2K problem. The task force consists of existing employees of the Company and an outside consultant hired specifically to address the Company's internal Y2K issues.

The Company has conducted a company-wide assessment of its computer systems and operations infrastructure, and is currently testing its systems to determine their Y2K compliance. The Company presently believes those business-critical computer systems which are not presently Y2K-compliant will have been replaced, upgraded or modified prior to 2000.

During 1998, the Company initiated communications with third parties whose computer systems' functionality could impact the Company. These communications will facilitate coordination of Y2K solutions and will permit the Company to determine the extent to which the Company may be vulnerable to failures of the third parties to address their own Y2K issues. However, as to the systems of the third parties that are linked to the Company, there can be no guarantee that such systems that are not now Y2K compliant will be timely converted to Y2K compliance.

The costs of the Company's Y2K compliance efforts are being funded with cash flows from operations. In total, these costs are not expected to be substantially different from the normal, recurring costs that are incurred for systems development, implementation and maintenance. As a result, these costs are not expected to have a material adverse effect on the Company's financial position, results of operations or cash flows. The Company anticipates that Y2K expenses through December 31, 1999 will be less than $1.0 million.

The Company has currently identified two material potential risks related to its Y2K issues. The first risk is that the Company's primary lenders, depository institutions and collateral custodians do not become Y2K compliant before year end 1999, which could materially impact the Company's ability to access funds and collateral necessary to operate its businesses. The Company is currently assessing the risks related to these and other Y2K risks, and has received some assurances that the computer systems of its lenders, depository institutions and collateral custodians, many of whom are among the largest financial institutions in the country, will be Y2K compliant by year end 1999.

The second risk is that the external servicing system on which the Company relies to service mortgage loans does not become Y2K compliant before year-end 1999. Failure on the part of the servicing system could materially impact the Company's servicing operations. As of February 5, 1999, the Company received confirmation that the servicing system had achieved Y2K compliance.

The Company is developing contingency plans for all non-Y2K compliant internal systems. Contingency plans include identifying alternative processing platforms and alternative sources for services and businesses provided by critical non-Y2K compliant financial depository institutions, vendors and collateral custodians. However, there can be no assurance that the Company's lenders, depository institutions, custodians and vendors will resolve their own Y2K compliance issues in a timely manner. The failure by these other parties to resolve such issues could have a significant effect on the Company's operations and financial condition.

The foregoing assessment of the impact of the Y2K problem on the Company is based on management's best estimates at the present time and could change substantially. The assessment is based upon numerous assumptions as to future events. There can be no guarantee that these estimates will prove accurate, and actual results could differ from those estimated if these assumptions prove inaccurate. The disclosure in this Section, "Year 2000," contains forward-looking statements, which involve risks and uncertainties. Reference is made to "Forward Looking Information" on page 10 of this Proxy Statement.

Change in Certifying Accountants

        On February 16, 1999, IMC appointed Grant Thornton LLP ("Grant Thornton") as the independent accounting firm to audit the financial statements of IMC for the year ended December 31, 1998 and dismissed PricewaterhouseCoopers LLP ("PWC"). The decision to dismiss PWC was approved by the Audit Committee of IMC's Board of Directors on February 16, 1999.

        IMC's decision was made after discussions with and in accordance with directions from the Securities and Exchange Commission. The Securities and Exchange Commission announced on January 14, 1999 that the Securities and Exchange Commission had brought and settled charges against PWC for engaging in improper professional conduct by violating Securities and Exchange Commission independence rules. The Securities and Exchange Commission issued in Order Instituting Proceedings and Opinion and Order Pursuant to Rule 102(e) of the Securities and Exchange Commission's Rules of Practice ("SEC Order") under the Securities Exchange Act of 1934 (Release 40945/January 14, 1999 and Accounting and Auditing Enforcement Release No. 10981/January 14, 1999 Administration Proceedings File No. 2-9809).

        Specifically, the SEC Order details activities by a PWC Senior Tax Associate with securities of a company identified in the SEC Order as "Company A". Based on communications with the Securities and Exchange Commission and PWC, IMC believes that it is the company identified in the SEC Order as "Company A". The SEC Order states that the PWC Senior Tax Associate performed preliminary work involved in transferring certain engagements for Company A from PWC's Jacksonville, Florida office to its Tampa Office. The SEC Order also states that the PWC Senior Tax Associate did not own Company A securities while he performed services for "Company A." However, his ownership of Company A securities occurred during the period that PWC was designated as Company A's independent public accountant.

        PWC has stated to IMC that they believe this violation had no effect on either the quality and integrity of any audit or the reliability of any opinion rendered in connection with its audit engagement with IMC. IMC also firmly believes in the quality and integrity of its financial statements as of their respective dates and in the reliability of PWC's audit opinions.

        The Securities and Exchange Commission has acknowledged that IMC had no knowledge or reason to know of PWC's lack of compliance with the Securities and Exchange Commission's independence standards. The conduct of PWC is not consistent with the standards regarding compliance with Securities and Exchange Commission regulations that IMC expects and demands from its independent public accountant.

        Before IMC became aware of the violations of the independence standards, IMC was satisfied with its relationship with PWC and, in the absence of the violations described in the SEC Order, would not have elected to replace PWC.

        PWC's reports on IMC's consolidated financial statements for 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During IMC's two most recent fiscal years and the period from the end of its most recent fiscal year through February 16, 1999, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to PWC's satisfaction, would have caused PWC to make reference to the subject matter of the disagreement in connection with its reports. In addition, during IMC's two most recent fiscal years and the period from the end of its most recent fiscal year through February 16, 1999, there have been no reportable events, as such term is defined in Item 304(a) of Regulation S-K promulgated under the Securities Act.

        During IMC's two most recent fiscal years and the subsequent interim period preceding the engagement of Grant Thornton, neither IMC nor anyone on its behalf consulted Grant Thornton regarding (i) the application of accounting principles to a specific completed or proposed transactions, or the type of audit opinion that might be rendered on IMC's financial statements, which consultation resulted in the providing of a written report or oral advice concerning the same to IMC that Grant Thornton concluded was an important factor considered by IMC in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Rule 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Rule 304(a)(1)(v) of Regulation S-K).

                             BUSINESS OF GSCP FUNDS

        The Greenwich Funds are private investment vehicles that invest in equity and debt securities. The Greenwich Funds are affiliated entities which share the same managing general partner. The Greenwich Funds each have available capital commitments sufficient to permit them to fund the additional advances required under the loan agreement.

                 NEW DIRECTORS OF IMC; EXECUTIVE OFFICERS OF IMC

New Directors

               In connection with the proposed transaction with the Greenwich Funds, each of the directors of IMC immediately prior to the consummation of the transaction (other than Messrs. _____________) will resign from the IMC Board of Directors effective as of the consummation of such transaction. The new members of the Board of Directors of IMC taking office immediately upon consummation of the proposed transaction are expected to be the individuals identified in the chart below.


              Name                   Age                   Position
              ----                   ---                   --------

Executive Officers

        It is currently expected that the officers of IMC immediately prior to the consummation of the proposed transaction will continue to serve as officers of IMC after the consummation of the proposed transaction. The following summarizes the employment agreements each executive officer has entered into with IMC. These employment agreements will take effect at the time of the consummation of the proposed transaction with the Greenwich Funds.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of May __, 1999, with respect to the beneficial ownership of shares of IMC common stock (on an actual basis and as adjusted to reflect the consummation of the proposed transaction with the Greenwich Funds) by (i) each person known by IMC to be the beneficial owner of more than 5% of the outstanding shares of the IMC common stock, (ii) each director and executive officer of IMC and (iii) all of IMC's executive officers and directors, as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to IMC's knowledge, sole voting and dispositive powers with respect to the shares beneficially owned, subject to community property laws where applicable.


                                                                                        Pro Forma
                                                                          --------------------------------------
                                          Shares        Percentage Pre-        Shares            Percentage
Name and Address                     Pre-Transaction     Transaction(1)   Post-Transaction   Post-Transaction(1)

Greenwich Street Capital
Partners II, L.P.                         -                     -             491,604,500              93.5%

Neal Henshel (2)                         2,382,581              6.53%           2,382,581               *
700 W. Hillsboro Boulevard
Building 1, Suite 204
Deerfield Beach, FL  334441

ContiTrade Services Corporation (3)      2,174,998              6.00%           2,174,998               *
277 Park Avenue
New York, NY  10172

George Nicholas (4)                      1,489,645              4.19%           1,489,645               *
5901 E. Fowler Avenue
Tampa, FL  33617

Joseph P. Goryeb (5)                       534,692              1.54%             534,692               *
Waterview Corporate Centre
20 Waterview Boulevard
Parsippany, NJ  07054-1267

Thomas G. Middleton (6)                    472,471              1.37%             472,471               *
5901 E. Fowler Avenue
Tampa, FL  33617

Mitchell W. Legler (7)(8)                  108,734              *                 108,734               *
300A Wharfside Way
Jacksonville, FL  32207

Stuart D. Marvin (9)                        45,386              *                  45,386               *
5901 E. Fowler Avenue
Tampa, FL  33617

Mark W. Lorimer (7)                         12,932              *                  12,932               *
18872 McArthur Blvd.
Irvine, CA  92612

All directors and executive officers,    2,673,423              7.66%            [      ]            [  ]%
as a group (4) through (9)


---------------
*    Represents less than one percent (1%).

(1) Based on the number of shares of IMC common stock outstanding as of May ___, 1999 and the number of shares of IMC common stock outstanding upon the consummation of the proposed transaction with the Greenwich Funds.

(2) Excludes 265,349 shares of IMC common stock owned by Mr. Henschel's adult child.

(3) Source of ownership information: Securities and Exchange Commission Form 13-G filed as an amendment on February 11, 1998. Ownership reported includes 2,159,998 shares of IMC common stock owned by ContriTrade Services Corporation, an affiliate of Continental Grain Company, which represent shared voting and disposition powers. The Form 13-G filing includes 15,000 shares of IMC common stock owned by Paul J. Fribourg, President and Chairman of Continental Grain Company. Mr. Fribourg has sole voting and disposition power over 15,000 shares of IMC common stock and shared voting and disposition power over the 2,159,998 shares of IMC common stock issuable upon exercise of the warrants.

(4) Includes 475,732 shares of IMC common stock issuable upon the exercise of options.

(5) Excludes 504,119 shares of IMC common stock owned by Mr. Goryeb's adult children.

(6) Includes 282,866 shares of IMC common stock issuable upon the exercise of options.

(7) Includes 12,932 shares of IMC common stock issuable upon the exercise of options.

(8) Includes 62,026 shares of IMC common stock issuable upon exercise of options, 27,776 shares of IMC common stock held by Mr. Legler jointly with his spouse and 6,000 shares of IMC common stock held in his individual retirement account.

(9) Includes 44,136 shares of IMC common stock issuable upon the exercise of vested options.

                                ----------------

     The following table sets forth as of May __, 1999 certain information with respect to the beneficial ownership of shares of Class A preferred stock and Class C exchangeable preferred stock of IMC by each person known by IMC to be the beneficial owner of the outstanding shares of each such class of preferred stock which, in the case of beneficial ownership by the Greenwich Funds, is based on information furnished to IMC by GSCP. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of IMC based, in the case of the Greenwich Funds, on information disclosed to it by GSCP, sole voting and dispositive powers with respect to the shares beneficially owned:


                          Shares of            Percentage            Shares of           Percentage
 Name and Address     Class A Preferred       Outstanding        Class C Preferred       Outstanding

Greenwich Street
Capital Partners II,
L.P.                         357,736               71.5472%           21,250.1963             89.434%

Greenwich Fund,
L.P.                          12,118                2.4236%              729.8322              3.0295%

GSCP Offshore
Fund, L.P.                     7,458                1.4916%              443.0193              1.8645%

Greenwich Street
Employees Fund,
L.P.                          20,924.8              4.1850%            1,242.9728              5.2312%

TRV Executive
Fund, L.P.                     1,763.2              0.3526%              104.7374              0.4408%

Travelers Casualty
and Surety
Company                      100,000               20.000%                        0                   0%

                               ------------------


     The consummation of the proposed transaction with the Greenwich Funds will not affect the percentage of the outstanding shares of any class of Preferred Stock owned by any holder thereof.

     The Greenwich Funds hold shares of Class C exchangeable preferred stock of IMC, which after March 31, 1999 are exchangeable for shares of Class D preferred stock, having voting rights equivalent to approximately 40% of the voting power of the Company. In addition, the Greenwich Funds have the right to exchange their right to receive payment of the loan under the $38 million Greenwich Funds loan agreement for additional shares of Class C exchangeable preferred stock or Class D preferred stock representing an additional 50% of the voting power of the Company. Accordingly, if the Greenwich Funds were to exchange their Class C preferred shares for Class D preferred shares and exercise their exchange option under the loan facility, they would hold shares of Class C and or Class D preferred stock representing approximately 90% of the voting power of the Company, which would permit the Greenwich Funds over time to effect a change in control of the Company. In addition, if a change in control of IMC shall not have occurred on or prior to April 14, 1999 and, on or after such date, the Class D preferred stock constitutes a majority of the voting power of the issued and outstanding capital stock of IMC, then the number of directors constituting the Board of Directors shall be adjusted to permit the holders of Class D preferred stock, voting separately as one class, to elect a majority of the Board of Directors of IMC and a special meeting shall be called to permit such election. Upon the closing of the acquisition, the Greenwich Funds will surrender their Class C preferred stock and their exchange option under the loan facility will terminate. Pursuant to the Amended and Restated Articles of Incorporation, the Class C exchangeable preferred stock and the Class D preferred stock will be cancelled and will cease to exist.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Since its inception, IMC has had business relationships and engaged in certain transactions with affiliated companies and parties as described below. See also "Proposal 2: The Proposed Transaction with the Greenwich Funds-- Background of the Transaction." It is the policy of IMC to engage in transactions with related parties only on terms that, in the opinion of IMC, are no less favorable to IMC than could be obtained from unrelated parties and each of the transactions described below conforms to that policy.

IMC Associates. IMC Associates, Inc. leases skybox suites in various arenas for professional sporting events. IMC purchases tickets for sporting events from IMC Associates for an aggregate amount equal to the annual lease cost of the skyboxes. IMC Associates is owned by George Nicholas, the Chairman of the Board and Chief Executive Officer of IMC.

General Counsel. IMC has an arrangement with Mitchell W. Legler, P.A., which is solely owned by Mr. Legler who serves as IMC's general counsel. Mr. Legler is also a member of IMC's Board of Directors and was paid $20,000 during 1998 for services rendered in his capacity as a Board member. IMC paid Mr. Legler's law firm $345,000 during 1998 for Mr. Legler's services as general counsel. In addition, Mitchell W. Legler, P.A. is entitled to a contingent cash fee for acting in the primary role in identifying potential acquisition candidates and in analyzing, negotiating, and closing acquisitions of other non-conforming lenders and strategic alliances with other non-conforming lenders. The contingent fees are based on a percentage of the expected increase in IMC's earnings per share resulting from an acquisition or strategic alliance based on the first year following the closing of the acquisition and based on the first three years following the closing of a strategic alliance.

        The contingency fees are capped at $750,000 in cash on a running two-year average. Any contingency fees earned in excess of the cash cap are to be paid in unregistered shares of the IMC's common stock, subject to a cap on unregistered shares paid on a running two-year average of $550,000 in value of such shares. During 1997 IMC completed eight acquisitions and during 1998 IMC completed no acquisitions. As a result of the acquisitions in 1997, Mr. Legler's law firm received approximately $433,000 in cash contingency fees in 1998. No shares of unregistered common stock of IMC were issued to Mr. Legler in 1998 in connection with acquisitions completed during 1997.

Lakeview Savings Bank. In January 1996 IMC entered into a loan facility with Lakeview Savings Bank, an affiliate of Branchview, Inc., one of the original partners in Industry Mortgage Company, L.P. The Lakeview credit facility had an original principal balance of $7 million and was scheduled to mature on July 31, 1999 bearing interest at 10% per annum. On October 28, 1998, the credit facility was modified to provide for repayment in 36 consecutive equal installments. A mandatory prepayment under the credit facility is scheduled for July 31, 1999 in such amount, if any, as is necessary so that the outstanding principal balance due at the close of business on that date will not exceed the then legal lending rate of Lakeview Savings Bank at that date. At December 31, 1998, $6,231,550 was outstanding under this credit facility.

Mortgage America. Effective January 1, 1997, IMC acquired all of the assets of Mortgage America, one of the Industry Partners. Thomas LaPorte and Mary Reid are husband and wife and were the primary owners of Mortgage America prior to the acquisition. The purchase price for all of the assets of Mortgage America was an initial payment of 1,790,000 share of IMC common stock and assumption of a stock option plan which could result in the issuance of an additional 334,596 shares of IMC common stock and a contingent payment of up to 2,770,000 additional shares of IMC common stock at the end of three years based on the growth and profitability of Mortgage America during that period. As a condition of the Acquisition Agreement, Tom LaPorte and Jon LaPorte, his adult child, have employment agreements, as amended, with IMC ending on December 31, 2001 and May 30, 2006, respectively. The employment agreements include a non-compete clause.

        Thomas LaPorte is President of Mortgage America. Since January 1, 1997, the effective date of IMC's acquisition of Mortgage America, IMC has leased administrative and executive offices from MA Real Estate and Investments, L.L.C., which is owned by Mr. LaPorte,, under non-cancelable leases expiring December 31, 2006 and from LaPorte, Inc., a company owned by Mr. LaPorte's brother. Combined annual rent payments to these two entities in 1998 was $273,700, in addition to total leasehold improvements made by IMC of $96,675.

        Since June 1997, Mortgage America has leased a corporate jet from Tomahawk Aviation, L.L.C., which is owned by Mr. LaPorte. Total lease payments, through October 14, 1998, the date the lease was terminated, were $442,000.

Industry Partners' Incentive Plan. To encourage the Industry Partners to continue to sell more mortgage loans than required under their original commitments, IMC created an incentive plan for Industry Partners in March 1996. Under that plan, Industry Partners that doubled their loan sale commitments per quarter are eligible to receive on a pro rata basis fully paid shares of IMC common stock equal to $105,000 divided by the market price of the IMC common stock at the end of that quarter. The fully paid shares of IMC common stock are issued pro rata among those Industry Partners that doubled their commitments to the extent the Industry Partner exceeded its doubled commitment amount for the quarter. A total of 71,124 shares were earned under the plan for the year of 1998. IMC expects to discontinue this plan.

                       DESCRIPTION OF SHARE CAPITAL OF IMC

        A summary of the terms of the present share capital of IMC is set forth below. See IMC's proposed Amended and Restated Articles of Incorporation attached as Annex D to this Proxy Statement and incorporated herein by reference and IMC's By-Laws attached as Annex F to this Proxy Statement and incorporated herein by reference for the complete terms. See "Where To Find More Information."

Authorized Share Capital

        IMC's authorized share capital presently consists of 50,000,000 IMC common shares and 10,000,000 IMC preferred shares, of which 500,000 shares have been designated as Class A preferred stock, 300,000 have been designated as Class B preferred stock, 800,000 have been designated as Class C exchangeable preferred stock and 800,000 have been designated as Class D preferred stock. As of the Record Date, there were ____________ IMC common shares outstanding and 523,760.758 preferred shares outstanding, consisting of 500,000 shares of Class A preferred stock and 23,760.758 shares of Class C exchangeable preferred stock.

        If the proposed Amended and Restated Articles of Incorporation and the proposed transaction with the Greenwich Funds are adopted and approved by the IMC shareholders and effected, IMC's authorized number of shares of common stock will be increased to 540,000,000 shares, the authorized Class C exchangeable preferred stock and Class D preferred stock will be eliminated and the outstanding IMC Class C exchangeable preferred stock will be cancelled and retired.

IMC Common Stock

        Dividends. Subject to the rights of any outstanding series of preferred stock having preferential dividend rights, holders of IMC common stock are entitled to dividends, when, as and if declared by the Board of Directors of IMC, out of funds lawfully available therefor.

        Voting Rights. At any meeting of IMC shareholders, votes may be given in person or by proxy and each holder of IMC common stock is entitled to one vote per share held by him or her on all matters required by Florida law to be approved by the shareholders.

        Liquidation. In the event of a liquidation of IMC, holders of IMC common stock are entitled to receive any assets remaining after the payment of IMC's debts and liabilities, the expenses of the liquidation, and any preferred stock liquidation preferences.

        Other. The IMC common stock is not convertible into any other securities and is not redeemable. The IMC common stock is not entitled to any preemptive or subscription rights in respect of any securities of IMC.

IMC Preferred Stock

        Class A Preferred Stock. Holders of Class A preferred stock are not entitled to receive any dividends. The Class A preferred stock is not entitled to any preemptive or subscription rights in respect of any securities of IMC.

        Except as provided below or required by Florida law or by resolution creating any other series of preferred stock, the holders of Class A preferred stock are not entitled to vote. So long as any shares of Class A preferred stock are outstanding, the vote of the holders of 66 2/3% of the outstanding shares of Class A preferred stock shall be necessary (i) to increase or decrease the par value of the shares of Class A preferred stock or (ii) amend Article IV of IMC's Amended and Restated Articles of Incorporation with respect to the capital of IMC, except with respect to changes in par value of, or the number of authorized shares of, IMC common stock, or alter or change the powers, preferences or special rights of the shares of Class A preferred stock, as to affect them adversely, either directly or indirectly, or through a merger or consolidation with any person, or (iii) authorize or issue any additional class or series of Class A preferred parity securities or Class A preferred senior securities, or any security convertible into Class A preferred parity securities or Class A preferred senior securities; provided, however, that IMC may amend Article IV of IMC's Amended and Restated Articles of Incorporation to authorize Class A preferred parity securities not to exceed, in the aggregate, $100 million in liquidation value without the consent of holders of 66 2/3% of the outstanding shares of Class A preferred stock.

        IMC is required to redeem (x) 331/3% of the Class A preferred stock outstanding on July 14, 2008, (y) 50% of the Class A preferred stock outstanding on July 14, 2009 and (z) the balance of the Class A preferred stock outstanding on July 14, 2010, at a redemption price equal to the liquidation value of $100 per share. In the event of a change of control of IMC (other than one resulting from the issuance of common stock or a merger with an entity controlled by the managing general partner of the Greenwich Funds), IMC shall redeem all of the Class A preferred stock outstanding no later than 30 days following the occurrence of a change of control, at a redemption price per share equal to 110% of the liquidation value of $100 per share.

        Class B Preferred Stock. Holders of Class B preferred stock are not entitled to receive any dividends, and the Class B preferred stock is not entitled to any preemptive or subscription rights in respect of any securities of IMC.

        Except as provided below or required by Florida law or by resolution creating any other series of preferred stock, the holders of Class B preferred stock are not entitled to vote. So long as any shares of Class B preferred stock are outstanding, the vote of the holders of 66 2/3% of the outstanding shares of Class B preferred stock shall be necessary (i) to increase or decrease the par value of the shares of Class B preferred stock or (ii) amend Article IV of IMC's Amended and Restated Articles of Incorporation with respect to the capital of IMC, except with respect to changes in par value of, or the number of authorized shares of, IMC common stock, or alter or change the powers, preferences or special rights of the shares of Class B preferred stock, as to affect them adversely, either directly or indirectly, or through a merger or consolidation with any person, or (iii) authorize or issue any additional class or series of Class B preferred parity securities or Class B preferred senior securities, or any security convertible into Class B preferred parity securities or Class B preferred senior securities; provided, however, that IMC may amend Article IV of IMC's Amended and Restated Articles of Incorporation to authorize Class B preferred parity securities not to exceed, in the aggregate, $100 million in liquidation value without the consent of holders of 66 2/3% of the outstanding shares of Class B preferred stock.

        IMC is required to redeem (x) 331/3% of the Class B preferred stock outstanding on July 14, 2008, (y) 50% of the Class B preferred stock outstanding on July 14, 2009 and (z) the balance of the Class B preferred stock outstanding on July 14, 2010, at a redemption price equal to the liquidation value of $100 per share. In the event of a change of control of IMC (other than one resulting from the issuance of common stock or a merger with an entity controlled by the managing general partner of the Greenwich Funds), IMC shall redeem all of the Class B preferred stock outstanding no later than 30 days following the occurrence of a change of control, at a redemption price per share equal to 110% of the liquidation value of $100 per share.

        Class C Exchangeable Preferred Stock. The Class C exchangeable preferred stock is not entitled to any preemptive or subscription rights in respect of any securities of IMC.

        Holders of Class C exchangeable preferred stock are entitled to receive dividends payable in cash equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of IMC common stock or a subdivision of the outstanding shares of IMC common stock declared on IMC common stock.

        Except as provided below or required by Florida law or by resolution creating any other series of preferred stock, the holders of Class C exchangeable preferred stock are not entitled to vote. So long as any shares of Class C exchangeable preferred stock are outstanding, the vote of the holders of 66 2/3% of the outstanding shares of Class C exchangeable preferred stock shall be necessary (i) to increase or decrease the par value of the shares of Class C exchangeable preferred stock or (ii) amend Article IV of IMC's Amended and Restated Articles of

Incorporation with respect to the capital of IMC, except with respect to changes in par value of, or the number of authorized shares of, IMC common stock, or alter or change the powers, preferences or special rights of the shares of Class C exchangeable preferred stock, as to affect them adversely, either directly or indirectly, or through a merger or consolidation with any person, or (iii) authorize or issue any additional class or series of Class C exchangeable preferred parity securities or Class C exchangeable preferred senior securities, or any security convertible into Class C exchangeable preferred parity securities or Class C exchangeable preferred senior securities.

        In the event of any transaction pursuant to which holders of IMC common stock are entitled to receive other securities, cash or other property, then each outstanding share of Class C exchangeable preferred stock shall be converted into the right to receive the kind and amount of the property that would have been receivable upon such transaction by a holder of the number of shares of IMC common stock issuable upon conversion of such share of Class C exchangeable preferred stock immediately prior to such transaction, assuming solely for such purpose that each share of Class C exchangeable preferred stock is convertible into 1,000 fully paid and non-assessable shares of IMC common stock, subject to adjustment for certain events.

        So long as any shares of Class C exchangeable preferred stock are outstanding, the consent of the holders of a majority of the outstanding shares of Class C exchangeable preferred stock shall be necessary (i) to declare or pay any dividend on, or make any payment on account of, or set apart any assets for a sinking or analogous fund, for the purchase, redemption, or other acquisition of capital stock of IMC or any options to purchase any capital stock of IMC, provided, however, that IMC may make cash payments of up to $10,000,000 in any fiscal year to redeem any shares of capital stock of IMC or any options to purchase any capital stock of IMC without the consent of holders of a majority of the shares of Class C exchangeable preferred stock or (ii) consummate any transaction that would result in a change in control of IMC, subject to certain exceptions.

        In the event of a change in control of IMC not subject to the consent of the holders of a majority of the outstanding shares of Class C exchangeable preferred stock, such holders have the option to require IMC to redeem such holders' shares of Class C exchangeable preferred stock at a redemption price per share, payable in cash, equal to (x) the fair market value of the greatest consideration per share payable to holders of IMC common stock in connection with such change in control multiplied by (y) 1,000, as adjusted for certain events, plus (z) an amount equal to all accrued and unpaid dividends on such shares of Class C exchangeable preferred stock through the date of such redemption.

        At any time after March 31, 1999, unless the net worth of IMC is at least $1.5 billion, the Class C exchangeable preferred stock may be exchanged by the holders thereof for an equal number of shares of Class D preferred stock.

        Class D Preferred Stock. The Class D preferred stock is not entitled to any preemptive or subscription rights in respect of any securities of IMC.

        Holders of Class D preferred stock are entitled to receive dividends payable in cash equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of IMC common stock or a subdivision of the outstanding shares of IMC common stock declared on IMC common stock.

        Holders of Class D preferred stock are entitled to the following voting rights:

               Each share of Class D preferred stock entitles the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of IMC, subject to adjustment for certain events.

               If a change in control of IMC shall not have occurred on or prior to April 14, 1999, and on or after such date, the Class D preferred stock constitutes a majority of the voting power of the issued and outstanding capital stock of IMC, then the number of directors constituting the Board of Directors shall be adjusted to permit the holders of Class D preferred stock, voting separately as one class, to elect a majority of the directors at a meeting called upon such event, and at every subsequent meeting at which the terms of office of the directors so elected expire, or until such time as the Class D preferred stock ceases to constitute a majority of the voting power of the issued and outstanding capital stock of IMC.

               Except as otherwise provided in the resolution creating the Series D preferred stock, in IMC's Amended and Restated Articles of Incorporation, in any other certificate of designation creating a series of preferred stock, or by law, the holders of Class D Preferred Stock and the holders of IMC common stock and any other IMC capital stock having general voting rights shall vote together as one class on all matters submitted to a vote of IMC's shareholders.

               So long as any shares of Class D preferred stock are outstanding, the vote or consent of the holders of 66 2/3% of the outstanding shares of Class D preferred stock shall be necessary (i) to increase or decrease the par value of the shares of Class D preferred stock or (ii) amend Article IV of IMC's Amended and Restated Articles of Incorporation with respect to the capital of IMC, or alter or change the powers, preferences or special rights of the shares of Class D preferred stock, so as to affect them adversely, either directly or indirectly, or through a merger or consolidation with any person, or (iii) authorize or issue any additional class or series of Class D preferred parity securities or Class D preferred senior securities, or any security convertible into Class D preferred parity securities or Class D preferred senior securities.

        In the event of any transaction pursuant to which holders of IMC common stock are entitled to receive other securities, cash or other property, then each outstanding share of Class D preferred stock shall be converted into the right to receive the kind and amount of the property that would have been receivable upon such transaction by a holder of the number of shares of IMC common stock issuable upon conversion of such share of Class D preferred stock immediately prior to such transaction, assuming solely for such purpose that each share of Class D preferred stock is convertible into 1,000 fully paid and non-assessable shares of IMC common stock, subject to adjustment for certain events.

        So long as any shares of Class D preferred stock are outstanding, the consent of the holders of a majority of the outstanding shares of Class D preferred stock shall be necessary (i) to declare or pay any dividend on, or make any payment on account of, or set apart any assets for a sinking or analogous fund, for the purchase, redemption, or other acquisition of capital stock of IMC or any options to purchase any capital stock of IMC, provided, however, that IMC may make cash payments of up to $10,000,000 in any fiscal year to redeem any shares of capital stock of IMC or any options to purchase any capital stock of IMC without the consent of holders of a majority of the shares of Class D preferred stock or (ii) consummate any transaction that would result in a change in control of IMC, subject to certain exceptions.

        In the event of a change in control not subject to the consent of the holders of a majority of the outstanding shares of Class D preferred stock, such holders have the option to require IMC to redeem such holders' shares of Class D preferred stock at a redemption price per share, payable in cash, equal to (x) the fair market value of the greatest consideration per share payable to holders of IMC common stock in connection with such change in control multiplied by (y) 1,000, as adjusted for certain events, plus (z) an amount equal to all accrued and unpaid dividends on such share of Class D preferred stock through the date of such redemption.


                      OTHER MATTERS; SHAREHOLDER PROPOSALS

        It is not expected that any matters other than those described in this Proxy Statement will be brought before the special meeting. If any other matters are presented, however, it is the intention of the persons named in the appropriate proxy to vote the proxy in accordance with the discretion of the persons named in such proxy. Shareholder proposals for inclusion in IMC's proxy statement for its annual meeting of shareholders to be held in 2000 must be received at IMC's principal executive offices, 5901 E. Fowler Avenue, Tampa, Florida 33617, no later than , 2000.

               CHANGES IN IMC'S INDEPENDENT CERTIFYING ACCOUNTANTS

        On February 16, 1999, IMC appointed Grant Thornton LLP as the independent accounting firm to audit the financial statements of IMC for the year ended December 31, 1998 and dismissed PricewaterhouseCoopers LLP. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Change in Certifying Accountants."

                       INDEPENDENT CERTIFYING ACCOUNTANTS

        The consolidated financial statements included in this Proxy Statement for the year ended December 31, 1998 have been audited by Grant Thornton LLP, independent auditors as stated in their report appearing herein. The consolidated financial statements included in this Proxy Statement for the two years in the period ended December 31, 1997 have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report, appearing herein.


                         WHERE TO FIND MORE INFORMATION

        IMC files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by IMC at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The filings of IMC with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

        If you would like to request  documents from IMC,  please contact Laurie
S. Williams, Secretary of IMC, at 5901 E. Fowler Avenue, Tampa, Florida 33167, by _____ ___, 1999 to receive them before the special meeting.

        You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the matters submitted to you. IMC has not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated May __, 1999. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than such date, and neither the mailing of this Proxy Statement to shareholders nor the issuance of shares of IMC common stock to the Greenwich Funds pursuant to the Acquisition Agreement shall create any implication to the contrary.

                                    IMC LOGO

                                  FORM OF PROXY
                            FOR IMC MORTGAGE COMPANY
                         SPECIAL MEETING OF SHAREHOLDERS
                             ________________, 1999

        THIS PROXY CARD MUST BE RECEIVED PRIOR TO 10:00 A.M. (LOCAL TIME) ON ________, 1999.

        PROXY SOLICITED BY THE BOARD OF DIRECTORS OF IMC MORTGAGE COMPANY, A FLORIDA CORPORATION, FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ___________, 1999 AT 10:00 A.M.(LOCAL TIME).

        The undersigned, being a holder of shares of common stock, par value $0.001 per share (the "Common Stock"), of IMC Mortgage Company, ("IMC"), hereby appoints ______________ and _________________, or if only one is present, then that individual, and each such person with full power of substitution and resubstitution, as his, her or its proxy at the Special Meeting to be held on ___________, 1999 (and any adjournment or postponement thereof) and to vote on behalf of the undersigned (or abstain from voting) as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein. The Special Meeting has been convened to consider proposals (1) to adopt the Amended and Restated Articles of Incorporation of IMC, which will (a) increase the authorized number of shares of Common Stock from 50,000,000 shares to 540,000,000 shares, (b) eliminate the provision for election of directors in classes that are staggered, (c) amend the terms of the Class A preferred stock and Class B preferred stock so that such preferred stock will not be required to be redeemed upon the consummation of the proposed transactions with the Greenwich Funds (as defined below), (d) eliminate the authorized Class C exchangeable preferred stock and the Class D preferred stock, and (e) provide that Section 607.0902 (Control-share acquisitions) of the Florida Business
Corporation Act will not apply to IMC; (2) to amend the Amended and Restated Articles of Incorporation of IMC, if adopted pursuant to Proposal 1, to provide that Section 607.0901 (Affiliated transactions) of the Florida Business Corporation Act will not apply to IMC; and (3) to approve the Acquisition Agreement, dated as of February 19, 1999, by and among Greenwich Street Capital Partners II, L.P. and four of its affiliated investment funds (the "Greenwich Funds") and IMC, and the transactions contemplated thereby, which, among other matters, provides for the issuance by IMC of 491,604,500 shares of Common Stock to the Greenwich Funds. Proposals 1 and 2 are conditioned on passage of Proposal
3. If Proposal 3 is not approved by the requisite vote of the shareholders or if the proposed transaction with the Greenwich Funds is not consummated for any reason, the Amended and Restated Articles of Incorporation will not be adopted, and will not be amended as provided in Proposal 2, even if the shareholders approve Proposals 1 and 2. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The undersigned hereby revokes any previously dated forms of proxy with respect to the Special Meeting.

        THE IMC BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. IF THIS CARD IS RETURNED SIGNED BUT NOT MARKED WITH ANY INDICATION AS TO HOW TO VOTE, THE UNDERSIGNED WILL BE DEEMED TO HAVE DIRECTED THE PROXY TO VOTE FOR EACH OF THE PROPOSALS.

        PLEASE INDICATE ON THE REVERSE OF THIS CARD HOW YOUR SHARES ARE TO BE VOTED. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                      PLEASE SIGN AND DATE ON REVERSE SIDE
-------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

                                                              Please mark
                                                              your votes as
                                                              indicated in
                                                              this example. [X]

                                    PROPOSALS

THE BOARD OF DIRECTORS OF IMC MORTGAGE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOLLOWING PROPOSALS OF IMC MORTGAGE COMPANY:


1.      To adopt the Amended and Restated Articles of                        FOR   AGAINST   ABSTAIN
        Incorporation of IMC, which will (a) increase                        [ ]   [ ]       [ ]
        the authorized number of shares of common stock
        stock from 50,000,000 shares to 540,000,000 shares,
        (b) eliminate the provision for election of directors in
        classes that are staggered, (c) amend the terms of the
        Class A preferred stock and Class B preferred stock so
        that such preferred stock will not be required to be
        redeemed upon the consummation of the proposed
        transactions with the Greenwich Funds (as defined below),
        (d) eliminate the authorized Class C exchangeable preferred stock and the Class D preferred stock, and (e) provide
        that Section 607.0902 (Control-share acquisitions) of the
        Florida Business Corporation Act will not apply to IMC.

  2.    To amend the Amended and Restated Articles of                        FOR   AGAINST   ABSTAIN
        Incorporation of IMC, if adopted pursuant to Proposal 1,             [ ]   [ ]       [ ]
        to provide that Section 607.0901 (Affiliated transactions)
        of the Florida Business Corporation Act will not apply to
        IMC.

  3.    To approve the Acquisition Agreement, dated as of                    FOR   AGAINST   ABSTAIN
        February 19, 1999, by and among Greenwich Street                     [ ]   [ ]       [ ]
        Capital Partners II, L.P. and four of its affiliated
        investment funds (the "Greenwich Funds") and IMC, and
        the transactions contemplated thereby, which, among other
        matters, provides for the issuance by IMC of 491,604,500
        shares of its Common Stock to the Greenwich Funds.


        EACH OF PROPOSALS 1 AND 2 IS CONDITIONED UPON ADOPTION OF PROPOSAL 3. IF PROPOSAL 3 IS NOT ADOPTED OR IF THE PROPOSED TRANSACTION WITH THE GREENWICH FUNDS IS NOT CONSUMMATED FOR ANY REASON, PROPOSALS 1 AND 2 WILL NOT BE IMPLEMENTED EVEN IF ADOPTED. PROPOSAL 3 IS CONDITIONED ON THE ADOPTION OF PROPOSAL 1. IF PROPOSAL 1 IS NOT ADOPTED, THE PROPOSED TRANSACTION WITH THE GREENWICH FUNDS CANNOT BE CONSUMMATED.

Signature(s)(and Title(s), if any)________________          Date:_________, 1999

Please sign your name above exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized director or other officer, indicating title, or execute under the corporation's common seal. In the case of joint holders, any one may sign but the first-named in the share register may exclude the voting rights of the other joint holder(s) by voting in person or by proxy.

 -------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants.......................... F-2
Report of Independent Accountants........................................... F-3
Financial Statements:
    Consolidated Balance Sheets as of December 31, 1997 and 1998............ F-4
    Consolidated Statements of Operations for the years ended
      December 31, 1996, 1997 and 1998...................................... F-5
    Consolidated Statements of Stockholders' Equity for the years ended December 31, 1996, 1997 and 1998................................ F-6
    Consolidated Statements of Cash Flows for the years ended
      December 31, 1996, 1997 and 1998...................................... F-7
    Notes to Consolidated Financial Statements.............................. F-8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders of
IMC MORTGAGE COMPANY AND SUBSIDIARIES

     We have audited the accompanying consolidated balance sheet of IMC Mortgage Company and Subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of IMC Mortgage Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IMC Mortgage Company and Subsidiaries as of December 31, 1998 and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 3 and 17 to the consolidated financial statements, the Company is being significantly and adversely affected by market conditions beyond its control and its access to debt, equity and asset-backed capital markets is severely limited. As a result, during the year ended December 31, 1998 the Company sustained a net loss of approximately $100.5 million and has an accumulated deficit of $41.3 million. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management plans in regard to this matter are also described in Notes 3 and 17. These plans include obtaining common shareholder approval for an acquisition transaction with Greenwich Funds and obtaining additional capital. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                       /S/ Grant Thornton L.L.P.

Tampa, Florida
March 31,1999

REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders of
IMC Mortgage Company and Subsidiaries

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows for each of the two years in the period ended December 31, 1997 present fairly, in all material respects, the financial position of IMC Mortgage Company and Subsidiaries at December 31, 1997, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits on these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of IMC Mortgage Company and Subsidiaries for any period subsequent to December 31, 1997.


                       /S/ PricewaterhouseCoopers LLP

Tampa, Florida
February 20, 1998

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    (dollars in thousands, except share data)

                                                                       December 31,
                                                               ---------------------------
                                                                   1997            1998
                                                               -----------     -----------
                   ASSETS

Cash and cash equivalents ................................     $    26,750     $    15,454
Securities purchased under agreements to resell ..........         772,586              --
Accrued interest receivable ..............................          29,272          10,695
Accounts receivable ......................................          21,349          44,661
Mortgage loans held for sale, net ........................       1,673,144         946,446
Interest-only and residual certificates ..................         223,306         468,841
Warehouse financing due from correspondents ..............          25,913           2,810
Property, furniture, fixtures and equipment, net .........          14,884          17,119
Mortgage servicing rights ................................          34,954          52,388
Income tax receivable ....................................          18,841          12,914
Goodwill .................................................          91,963          89,621
Other assets .............................................          12,970          22,690
                                                               -----------     -----------
        Total ............................................     $ 2,945,932     $ 1,683,639
                                                               ===========     ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Warehouse finance facilities .............................     $ 1,732,609     $   984,571
Term debt ................................................         112,291         415,331
Notes payable ............................................          18,189          17,406
Securities sold but not yet purchased ....................         775,324              --
Accounts payable and accrued liabilities .................          31,665          15,302
Accrued interest payable .................................          10,857           3,086
Deferred tax liability ...................................          10,933              --
                                                               -----------     -----------
      Total liabilities ..................................       2,691,868       1,435,696
                                                               -----------     -----------

Commitments and contingencies (Note 15)

Redeemable preferred stock (redeemable at maturity
  at $100 per share and, under certain circumstances,
  upon a change of control) (Note 4) .....................              --          37,333

Stockholders' equity:
Common stock, par value $.01 per share; 50,000,000
   authorized; 30,710,790 and 34,139,790
   shares issued and outstanding .........................             307             341
Additional paid-in capital ...............................         193,178         251,633
Retained earnings (accumulated deficit) ..................          60,579         (41,364)
                                                               -----------     -----------
    Total stockholders' equity ...........................         254,064         210,610
                                                               -----------     -----------
    Total ................................................     $ 2,945,932     $ 1,683,639
                                                               ===========     ===========

The accompanying notes are an integral part of these consolidated financial statements.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (dollars in thousands, except share data)

                                                                   For the Year Ended December 31,
                                                          ------------------------------------------------
                                                              1996              1997              1998
                                                          ------------      ------------      ------------
Revenues:
    Gain on sales of loans ..........................          $46,230          $180,963          $205,924
    Additional securitization transaction
     expense (Note 7) ...............................           (4,158)               --                --
                                                          ------------      ------------      ------------
        Net gain on sale of loans ...................           42,072           180,963           205,924
                                                          ------------      ------------      ------------
    Warehouse interest income .......................           37,463           123,432           147,937
    Warehouse interest expense ......................          (24,535)          (98,720)         (118,345)
                                                          ------------      ------------      ------------
        Net warehouse interest income ...............           12,928            24,712            29,592
                                                          ------------      ------------      ------------
    Servicing fees ..................................            5,562            17,072            45,382
    Other revenues ..................................            5,092            16,012            40,311
                                                          ------------      ------------      ------------
        Total servicing fees and other ..............           10,654            33,084            85,693
                                                          ------------      ------------      ------------
        Total revenues ..............................           65,654           238,759           321,209
                                                          ------------      ------------      ------------
Expenses:
    Compensation and benefits .......................           16,007            82,051           124,234
    Selling, general and administrative expenses ....           15,652            64,999           130,547
    Sharing of proportionate value of equity (Note 7)            2,555                --                --
    Other interest expense ..........................            2,321            14,280            28,434
    Hedge loss (Note 5) .............................               --                --            22,351
    Market valuation adjustment (Note 10) ...........               --                --            84,638
    Interest expense - Greenwich Funds (Note 3) .....               --                --            30,795
                                                          ------------      ------------      ------------
           Total expenses ...........................           36,535           161,330           420,999
                                                          ------------      ------------      ------------
    Income (loss) before income taxes ...............           29,119            77,429           (99,790)
    Provision for income taxes ......................            4,206            29,500               679
                                                          ------------      ------------      ------------
Net income (loss) ...................................          $24,913           $47,929         $(100,469)
                                                          ============      ============      ============


Earnings per share data  (unaudited  pro forma data
  for the year ended  December 31, 1996 giving
  effect to provision for income taxes):
    Net income (loss) ...............................          $17,929           $47,929         $(100,469)
                                                          ============      ============      ============
    Net income (loss) per common share:
        Basic .......................................            $1.12             $1.76            $(3.21)
        Diluted .....................................            $0.92             $1.54            $(3.21)
    Weighted average shares outstanding:
        Basic .......................................       15,981,521        27,299,827        31,745,575
        Diluted .....................................       19,539,963        31,147,944        31,745,575


The accompanying notes are an integral part of these consolidated financial statements.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                    (dollars in thousands, except share data)

                                                                                          Retained
                                                  Common Stock           Additional       Earnings
                                           -------------------------      Paid-In      (Accumulated
                                             Shares         Amount        Capital         Deficit)         Total
                                           ----------     ----------     ----------      ----------      ----------
Stockholders' equity at
January 1, 1996 ......................      6,000,000            $60         $3,845          $1,704          $5,609
Issuance of options to
  ContiFinancial (Note 7) ............             --             --          8,448              --           8,448
Common stock issued in public
  offering ...........................      3,565,000             36         58,168              --          58,204
Reclassification of partnership
  earnings ...........................             --             --          4,124          (4,124)             --
Conversion of convertible
  preferred stock ....................        119,833              1          2,005              --           2,006
Stock options exercised ..............        150,000              2             (2)             --              --
Net income ...........................             --             --             --          24,913          24,913
Distributions for taxes (Note 2) .....             --             --             --          (9,843)         (9,843)
Two-for-one stock split (Note 1) .....      9,834,833             98            (98)             --              --
                                           ----------     ----------     ----------      ----------      ----------
Stockholders' equity at
  December 31, 1996 ..................     19,669,666            197         76,490          12,650          89,337
Common stock issued in public
  offering ...........................      5,040,000             50         57,977              --          58,027
Common stock issued in
  acquisition transactions ...........      5,043,763             50         51,962              --          52,012
Common stock issued under stock
  option and incentive plans and
  related tax benefits ...............        957,361             10          6,749              --           6,759
Net income ...........................             --             --             --          47,929          47,929
                                           ----------     ----------     ----------      ----------      ----------
Stockholders' equity at
  December 31, 1997 ..................     30,710,790            307        193,178          60,579         254,064
Common stock issued under
  stock option and incentive
  plans and related tax benefits .....         34,121             --            441              --             441
Exercise of stock warrants and
  related tax benefits ...............      2,159,998             22          2,663              --           2,685
Common stock issued under
  contingent earnouts ................      1,234,881             12          7,082              --           7,094
Issuance of debt with beneficial
  conversion feature .................             --             --         14,719              --          14,719
Issuance of stock warrants ...........             --             --          1,128              --           1,128
Elimination of Class A preferred stock
  conversion feature (Note 4) ........             --             --         32,422              --          32,422
Accretion of Class A preferred stock .             --             --             --          (1,474)         (1,474)
Net loss .............................             --             --             --        (100,469)       (100,469)
                                           ----------     ----------     ----------      ----------      ----------
Stockholders equity at
  December 31, 1998 ..................     34,139,790           $341       $251,633        $(41,364)       $210,610
                                           ==========     ==========     ==========      ==========      ==========

The accompanying notes are an integral part of this consolidated financial statement.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)

                                                                                 For the Year Ended December 31,
                                                                           ---------------------------------------
                                                                             1996           1997           1998
                                                                           ---------      ---------      ---------
Operating activities:
Net income (loss) ....................................................     $  24,913      $  47,929      $(100,469)
Adjustments to reconcile net income (loss) to net cash provided by
        (used in) operating activities:
               Interest expense - Greenwich Funds ....................            --             --         27,500
               Issuance of stock warrants ............................            --             --          1,128
               Sharing of proportionate value of equity ..............         2,555             --             --
               Depreciation and amortization .........................         1,650         10,144         25,937
               Mortgage servicing rights .............................        (7,862)       (34,252)       (35,911)
               Net loss in joint venture .............................           852          1,813          2,579
               Non-recurring benefit associated with the conversion
                 of Partnership to C Corporation .....................        (3,600)            --             --
               Change in deferred taxes ..............................           879         13,654        (10,933)
Net change in operating assets and liabilities, net of
          Effects from acquisitions:
               Decrease (increase) in mortgage loans held
                 for sale ............................................      (721,347)      (702,927)       726,698
               Decrease (increase) in securities purchased
                 under agreement to resell and securities
                 sold but not yet purchased ..........................           429          1,167         (2,738)
               Decrease (increase) in accrued interest receivable ....        (6,763)       (20,615)        18,577
               Decrease (increase) in warehouse financing due
                 from correspondents .................................        (4,992)       (25,674)        23,103
               Increase in interest-only and residual certificates ...       (72,174)      (137,060)      (245,535)
               Increase in other assets ..............................        (2,200)        (7,495)        (7,274)
               Increase in accounts receivable .......................        (1,596)       (16,450)       (23,312)
               Decrease (increase) in income tax receivable ..........            --        (15,241)         8,611
               Increase (decrease) in accrued interest payable .......         3,022          6,779         (7,771)
               Increase (decrease) in income tax payable .............         2,543         (2,543)            --
               Increase (decrease) in accrued and other liabilities ..         6,978          2,421         (9,853)
                                                                           ---------      ---------      ---------
               Net cash provided by (used in) operating activities ...      (776,713)      (878,350)       390,337
                                                                           ---------      ---------      ---------
        Investing activities:
               Investment in joint venture ...........................        (2,591)        (1,781)        (4,260)
               Purchase of property, furniture, fixtures and equipment        (1,218)       (12,772)        (5,665)
               Acquisition of businesses, net of cash acquired and
                 including other cash payments associated with
                 the acquisitions ....................................            --        (10,008)            --
               Other .................................................            --             --           (672)
                                                                           ---------      ---------      ---------
               Net cash used in investing activities .................        (3,809)       (24,561)       (10,597)
                                                                           ---------      ---------      ---------
        Financing activities:
               Issuance of common stock ..............................        58,203         59,923             12
               Issuance of preferred stock ...........................            --             --         49,232
               Distributions to partners for taxes ...................       (11,149)            --             --
               Net borrowings (repayments) on warehouse facilities ...       705,313        787,911       (748,038)
               Borrowings - term debt ................................        51,066        401,240        324,473
               Borrowings - notes payable ............................            --          5,000             --
               Repayments of borrowings - term debt ..................       (14,756)      (337,702)       (15,932)
               Repayments of borrowings - notes payable ..............            --             --           (783)
                                                                           ---------      ---------      ---------
               Net cash provided by (used in) financing activities ...       788,677        916,372       (391,036)
                                                                           ---------      ---------      ---------
               Net increase (decrease) in cash and
                 cash equivalents ....................................         8,155         13,461        (11,296)
               Cash and cash equivalents, beginning of period ........         5,134         13,289         26,750
                                                                           ---------      ---------      ---------
               Cash and cash equivalents, end of period ..............     $  13,289      $  26,750      $  15,454
                                                                           =========      =========      =========


The accompanying notes are an integral part of these consolidated financial statements.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998

     1.   Organization and Basis of Presentation

     IMC Mortgage Company and its wholly-owned subsidiaries (the "Company") purchase and originate mortgage loans made to borrowers who may not otherwise qualify for conventional loans for the purpose of securitization and sale. The Company has typically securitized these mortgages into the form of a Real Estate Mortgage Investment Conduit ("REMIC") or owner trust. A significant portion of the mortgages historically have been sold on a servicing retained basis.

     The Company was formed in 1993 by a team of executives experienced in the non-conforming home equity loan industry. The Company was originally structured as a partnership, Industry Mortgage Company, L.P. (the "Partnership"), which became a wholly owned subsidiary of IMC Mortgage Company (the "Parent") in June 1996 when the limited partners (the "Partners") and the general partner exchanged their partnership interests for voting common shares (the "exchange" or "recapitilization") of the Parent. The exchange was consummated on a historical cost basis as all entities were under common control. Accordingly, since June 1996, the Parent has owned 100% of the limited partnership interests in the Partnership and 100% of the general partnership interest in the Partnership. At the time of the exchange, the retained earnings previously reflected by the Partnership were transferred to additional paid-in capital. On December 31, 1997, the Partnership and the general partner were merged into the Parent. The accompanying consolidated financial statements include the accounts of the Parent, the Partnership and their wholly owned subsidiaries, after giving effect to the exchange as if it had occurred at inception.

     On January 27, 1997, the Board of Directors declared a two-for-one split of common stock payable on February 13, 1997 to stockholders of record as of February 6, 1997. A total of $98,000 was transferred from additional paid-in-capital to the stated value of common stock in connection with the stock split. This transaction has been recorded herein in the year ended December 31, 1996. The par value of the common stock remains unchanged.

     As discussed in Note 17 "Significant Events and Events Subsequent to December 31, 1998", on February 19,1999, the Company entered into a merger agreement with the Greenwich Funds that was terminated and recast as an acquisition agreement (the "Acquisition Agreement") on March 31, 1999. Under the Acquisition Agreement, the Greenwich Funds will receive newly issued common stock equal to 93.5% of the outstanding common stock of the Company after such issuance. Upon the consummation of the proposed acquisition by the Greenwich Funds, the Greenwich Funds will surrender their Class C exchangeable preferred stock of the Company for cancellation and amend and restate the existing loan agreement with the Company described in Note 3 "Warehouse Finance Facilities, Term Debt and Notes Payable", pursuant to which the Greenwich Funds will make available to the Company an additional $35 million in working capital loans.

     2.   Summary of Significant Accounting Policies

Principles of Consolidation

     The consolidated financial statements include the accounts of the Parent and its wholly-owned subsidiaries after elimination of intercompany accounts and transactions.

Cash and Cash Equivalents

     Cash and cash equivalents consist of cash on hand and on deposit at financial institutions and short term investments with original maturities of 90 days or less when purchased.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998

Interest-only and Residual Certificates

The Company originates and purchases mortgages for the purpose of securitization and whole loan sale. The Company securitizes these mortgages primarily into the form of a REMIC or owner trust that issues classes of certificates representing undivided ownership interests in the income stream payable to the Trust. A REMIC is a multi-class security with certain tax advantages which derives its monthly principal paydowns from a pool of underlying mortgages. The senior class certificates issued by the trust, which are credit enhanced, are sold, with the subordinated classes (or a portion thereof) retained by the Company. The subordinated classes are in the form of interest-only and residual certificates. Credit enhancement is generally achieved by subordination of a subsidiary class of bonds to senior classes or an insurance policy issued by a monoline insurance company. The documents governing the Company's securitizations require the Company to build overcollateralization levels through payment to holders of senior certificates, for a period of time, of distributions otherwise payable to the Company as the residual interest holder. This overcollateralization causes the aggregate principal amount of the loans in the related pool to exceed the aggregate principal balance of the outstanding investor certificates. Such excess amounts serve as additional credit enhancement for the related trust. To the extent that borrowers default on the payment of principal or interest on the loans, the losses incurred in the REMIC will reduce the overcollateralization and cash flows otherwise payable to the residual interest security holder to the extent that funds are available. If payment defaults exceed the amount of overcollateralization, as applicable, the insurance policy maintained on certain REMIC trusts will pay any further losses experienced by holders of the senior interests in those related REMIC trusts or a subordinated class will bear the loss. The Company does not have any recourse obligations for credit losses in the trusts. During 1996, 1997 and 1998, the Company securitized $935 million, $4.9 billion and $5.1 billion of loans through four, eight, and seven trusts, respectively. See Note 10 "Interest Only and Residual Certificates."

     On January 1, 1997, the Company adopted the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 125"), which was effective for transfers of the Company's financial assets made after December 31, 1996. SFAS 125 addresses the accounting for all types of securitization transactions, securities lending and repurchase agreements, collateralized borrowing arrangements and other transactions involving the transfer of financial assets. SFAS 125 distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. SFAS 125 requires the Company to allocate the total cost of mortgage loans sold among the mortgage loans sold (without servicing rights), interest-only and residual certificates and servicing rights based on their relative fair values. The adoption of SFAS 125 did not have a material effect on the Company's financial position or results of operations.

     The Company initially records interest-only and residual certificates at their allocated cost based upon the present value of the interest in the cash flows retained by the Company after considering various economic factors, including interest rates, collateral value and estimates of the value of future cash flows from the REMIC mortgage pools under expected loss and prepayment assumptions discounted at a market yield.

     In accordance with the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), the Company classifies interest-only and residual certificates as "trading securities" and, as such, they are recorded at fair value with the resultant unrealized gain or loss recorded in the results of operations in the period of the change in value. The Company determines fair value on an ongoing basis based on a discounted cash flow analysis. The cash flows are estimated as the excess of the weighted average coupon on each pool of mortgage loans sold over the sum of the pass-through interest rate plus a servicing fee, a trustee fee, an insurance fee when applicable and an estimate of annual future credit losses and prepayments related to the mortgage loans securitized over the life of the mortgage loans.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998

     These cash flows are projected over the life of the mortgage loans using prepayment, default and interest rate assumptions that the Company perceives market participants would use for similar financial instruments subject to prepayment, credit and interest rate risk. The fair valuation includes consideration of the following characteristics: loan type, size, interest rate, date of origination, term and geographic location. The Company also used other available information such as externally prepared reports and information on prepayment rates, interest rates, collateral value, economic forecasts and historical default and prepayment rates of the portfolio under review.

     Prior to the fourth quarter of 1998, the rates used to discount the cash flows ranged from 11% to 14.5% based on the perceived risks associated with each REMIC or owner trust mortgage pool. During the fourth quarter of 1998, as a result of adverse market conditions (see Note 3 "Warehouse Finance Facilities, Term Debt and Notes Payable," Note 5 "Hedge Loss" and Note 17 "Significant Events and Events Subsequent to December 31, 1998") the Company adjusted to 16% the discount rate used to present value the projected cash flows retained by the Company. See Note 10 "Interest-Only and Residual Certificates." The Company utilizes prepayment and loss curves which the Company believes will approximate the timing of prepayments and losses over the life of the securitized loans. Prepayments on fixed rate loans securitized by the Company are expected to gradually increase from a constant prepayment rate ("CPR") of 4% to 28% in the first year of the loan and remain at 28% thereafter. The Company expects prepayments on adjustable rate loans to gradually increase from a CPR of 4% to 35% in the first year of the loan and remain at 35% thereafter. The CPR measures the annualized percentage of mortgage loans which prepay during a given period. The CPR represents the annual prepayment rate over the year, expressed as a percentage of the principal balance of the mortgage loan outstanding at the beginning of the period, without giving effect to regularly scheduled amortization payments. Prior to the fourth quarter of 1998, the Company expected losses from defaults to increase from zero in the first six months of the loan to 100 basis points after 36 months. During the fourth quarter of 1998, as a result of emerging trends in the Company's serviced loan portfolio and adverse market conditions, the Company revised the loss curve assumption used to approximate the timing of losses over the life of the securitized loans to increase from zero in the first six months of the loan to 175 basis points after 36 months. See Note 10 "Interest-Only and Residual Certificates."

Mortgage Servicing Rights

     Effective January 1, 1996, the Company adopted SFAS No. 122 "Accounting for Mortgage Servicing Rights" ("SFAS 122"), superseded in June 1996 by SFAS 125, which was adopted by the Company effective January 1, 1997. The SFAS's require that upon sale or securitization of mortgages, companies capitalize the cost associated with the right to service mortgage loans based on its relative fair value. The Company determines fair value based on the present value of estimated net future cash flows related to servicing income. The cost allocated to the servicing rights is amortized in proportion to and over the period of estimated net future servicing income. Under SFAS 122 and SFAS 125, the Company capitalized mortgage servicing rights of approximately $7.8 million, $34.3 million and $35.9 million for the years ended December 31, 1996, 1997 and 1998, respectively, and amortized $1.2 million, $5.9 million and $18.5 million for the same periods.

     The Company periodically reviews mortgage servicing rights for impairment. This review is performed on a disaggregated basis for the predominant risk characteristic of the underlying loans which the Company believes to be loan type (i.e., fixed vs. adjustable rate). The Company does not consider interest rate to be a predominant risk characteristic. The Company generally makes loans to borrowers whose borrowing needs may not be met by traditional financial institutions due to credit exceptions. The Company has found that these borrowers tend to be more payment sensitive than interest rate sensitive. Impairment is recognized in a valuation allowance for each disaggregated stratum in the period of impairment. The carrying amount of mortgage servicing rights is deemed to be a reasonable estimate of their fair value.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998

Securities Purchased Under Agreements to Resell/Securities Sold But Not Yet Purchased

     Prior to October 1998, the Company hedged the interest rate risk on loan purchases by selling short United States Treasury Securities which matched the duration of the fixed rate mortgage loans held for sale and borrowed the securities under agreements to resell.

     Securities sold but not yet purchased were recorded on a trade date basis and carried at market value. The unrealized gain or loss on these instruments was deferred and recognized upon securitization as an adjustment to the carrying value of the hedged mortgage loans. The cost to carry securities purchased under agreements to resell was recorded as incurred.

     Securities purchased under agreements to resell were recorded on a trade date basis and carried at the amounts at which the securities would be resold.

     In October 1998, the Company closed all of its open hedge positions and at December 31, 1998, there were no open hedge positions. See Note 5 "Hedge Loss."

Mortgage Loans Held for Sale, Net

     Mortgage loans held for sale are mortgages the Company plans to sell or securitize. Mortgage loans held for sale are stated at lower of aggregate cost or market. The cost is net of any deferred loan origination fees, certain direct costs and deferred hedging gain or loss. Market value is determined by outstanding commitments from investors, if any, or current investor yield requirements on the aggregate basis. Included in mortgages held for sale at December 31, 1997 and 1998 were approximately $54 million and $85 million, respectively, of mortgage loans which were not eligible for securitization due to delinquency and other factors (loans under review). The amount by which cost exceeds market value on loans under review is accounted for as a valuation allowance. Changes in the valuation allowance are included in the determination of net income in the period of change. The valuation allowances at December 31, 1997 and 1998 were $11.5 million and $24.0 million, respectively.

Revenue Recognition

     Gains on the sale of mortgage loans represent the difference between the sales price and the net carrying amount (which includes any hedging gains and losses) and are recognized when mortgage loans are sold and delivered to investors. For securitizations of mortgage loans, the gain on the sale of the loans represents the present value of the difference (spread) between (i) interest earned on the portion of loans sold and (ii) interest paid to investors, including related costs over the expected life of the loans, including expected charge-offs, foreclosure expenses and a servicing fee. The spread is adjusted for estimated prepayments.

     The increase or accretion of the value of the discounted interest-only and residual certificates over time is recognized on the interest method as earned.

     Prepayment penalties received from borrowers are recorded in income when collected and included in other revenue in the Statement of Operations at the time of early prepayments. Warehouse interest income on mortgage loans held for sale is recognized on the accrual method.

     The Company has typically retained servicing rights and recognizes servicing income from fees and late payment charges earned for servicing the loans owned by certificate holders and others. Servicing fees are generally earned at a rate of approximately 1/2 of 1%, on an annualized basis, of the outstanding loan balance being serviced. Servicing fee income is recognized as collected.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


Property, Furniture, Fixtures and Equipment, Net of Accumulated Depreciation

     Property, furniture, fixtures and equipment are carried at cost and depreciated on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the useful life of the improvements.

Advertising

     The Company expenses the production costs of advertising as incurred. Advertising expense was approximately $499,000, $9.0 million and $15.3 million for the years ended December 31, 1996, 1997 and 1998, respectively.

Goodwill

     Goodwill represents the excess of cost over fair value of net assets acquired by acquisition. Such excess of cost over fair value of net assets acquired is being amortized on a straight-line basis over periods from five to thirty years. Amortization expense approximated $71,000, $2.7 million and $4.0 million for the years ended December 31, 1996, 1997 and 1998, respectively. Accumulated amortization approximated $2.8 million and $6.8 million at December 31, 1997 and 1998, respectively.

     Management periodically reviews the potential impairment of goodwill on a non-discounted cash flow basis to assess recoverability. The cash flows are projected on a pre-tax basis over the estimated useful lives assigned to goodwill. If the estimated future cash flows are projected to be less than the carrying amount, an impairment write-down (representing the carrying amount of the goodwill which exceeds the present value of estimated expected future cash flows) would be recorded as a period expense.

Translation of Foreign Currency

     Assets and liabilities of the Company's Canadian subsidiary, which was incorporated during the year ended December 31, 1997, are translated at year-end rates of exchange, and the income statement is translated at weighted average rates of exchange for the year. For the years ended December 31, 1997 and 1998, the financial position and results of operations of the Company's Canadian subsidiary was not material in relation to the financial position or results of operations of the Company.

Income Taxes

     Income tax expense is provided for using the asset and liability method, under which deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement and income tax bases of assets and liabilities, using enacted tax rates currently in effect. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998

Stock-Based Compensation

     SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to continue to account for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under the provisions of APB 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of grant over the amount an employee must pay to acquire the stock.

Consolidated Statement of Cash Flows - Supplemental Disclosures

     The Company paid $23.8 million, $106.2 million and $157.8 million for interest during the years ended December 31, 1996, 1997 and 1998, respectively. Total income taxes paid were $796,000, $33.5 million and $4.1 million for the years ended December 31, 1996, 1997 and 1998, respectively. During the years ended December 31, 1997 and 1998, the Company recorded a benefit of $3.6 million and $2.7 million, respectively, for the income tax related to the issuance of common stock under stock option and incentive plans and stock warrants.

Recent Accounting Pronouncements

     In October 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" ("SFAS 134"). SFAS 134 amends Statement of Financial Accounting Standards No. 65, "Accounting for Certain Mortgage-Backed Securities" ("SFAS 65") to require that after an entity that is engaged in mortgage banking activities has securitized mortgage loans that are held for sale, it must classify the resulting retained mortgage-backed securities or other retained interests based on its ability and intent to sell or hold those investments. However, a mortgage banking enterprise must classify as trading any retained mortgage-backed securities that it commits to sell before or during the securitization process. Previously, SFAS 65 required that after an entity that is engaged in mortgage banking activities has securitized a mortgage loan that is held for sale, it must classify the resulting retained mortgage-backed securities or other retained interests as trading, regardless of the entity's intent to sell or hold the securities or retained interest. SFAS 134 is effective for the first fiscal quarter beginning after December 15, 1998. On the date SFAS 134 is initially applied, an enterprise may reclassify from "trading" those mortgage-backed securities and other beneficial interests that were retained after the mortgage loans were securitized.

     The actual effect the adoption of SFAS 134 will have on the Company's financial statements will depend on various factors, including the amount of interest-only and residual certificates and the Company's ability and intent to sell or hold those investments. Accordingly, the Company can not determine at the present time the impact the application of the provisions of SFAS 134 will have on its statement of operations or balance sheet.

     In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 is effective for fiscal quarters of fiscal years beginning after June 15, 1999 (January 1, 2000 for the Company). SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative was designated as part of a hedge transaction and, if it is, the type of hedge transaction. For fair-value hedge transactions in which the Company hedges changes in the fair value of an asset, liability or firm commitment, changes in the fair value of the derivative instrument will generally be offset in the income statement by changes in the hedged item's fair value. The ineffective portion of hedges will be recognized in current-period earnings.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998

     SFAS 133 precludes designation of a nonderivative financial instrument as a hedge of an asset or liability. The Company has historically hedged its interest rate risk on loan purchases by selling short United States Treasury Securities which match the duration of the fixed rate mortgage loans held for sale and borrowing the securities under agreements to resell. Prior to September 30, 1998 the unrealized gain or loss resulting from the change in fair value of these instruments has been deferred and recognized upon securitization as an adjustment to the carrying value of the hedged mortgage loans. SFAS 133 requires the gain or loss on these nonderivative financial instruments to be recognized in earnings in the period of changes in fair value without a corresponding adjustment of the carrying amount of mortgage loans held for sale. Management anticipates that if the Company uses derivative financial instruments to hedge the Company's interest rate risk on loan purchases the Company will use derivative financial instruments which qualify for hedge accounting under the provisions of SFAS 133.

     The actual effect implementation of SFAS 133 will have on the Company's statements will depend on various factors determined at the period of adoption, including whether the Company is hedging its interest rate risk on loan purchases, the type of financial instrument used to hedge the Company's interest rate risk on loan purchases, whether such instruments qualify for hedge accounting treatment, the effectiveness of the hedging instrument, the amount of mortgage loans held for sale which the Company intends to hedge, and the level of interest rates. Accordingly, the Company can not determine at the present time the impact adoption of SFAS 133 will have on its statements of operations or balance sheets.

     Effective January 1, 1998, the Company adopted SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosure About Segments of an Enterprise and Related Information". These statements establish standards for reporting and display of comprehensive income and disclosure requirements related to segments. The application of the provisions of these statements did not have an impact on the Company's financial position or results of operations.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and those differences could be material.

Reclassifications

     Certain amounts in the 1996 and 1997 financial statements have been reclassified to conform with the 1998 classifications.

Unaudited Pro Forma Data

     The Partnership which is included in the consolidated financial statements became a wholly owned subsidiary of the Parent after the plan of exchange described in Note 1 was consummated. The Partnership made no provision for income taxes since the Partnership's income or losses were passed through to the partners individually. Under the terms of the partnership agreement, the Partnership was obligated to make quarterly cash distributions to the partners equal to 45% of profits (as defined in the partnership agreement) to enable the partners to pay taxes with respect to their partnership interests. Distributions to partners for income taxes were $9.8 million for the year ended December 31, 1996.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998

     The Partnership's income became subject to income taxes at the corporate level as of June 24, 1996, the effective date of the exchange. The unaudited pro forma data included in the consolidated statements of operations of the Company includes a pro forma provision for income taxes for the year ended December 31, 1996 to indicate what these taxes would have been had the exchange occurred prior to January 1, 1996.

     The following unaudited pro forma information reflects the Company's net income for the year ended December 31, 1996 had the Partnership been subject to federal and state income taxes for the entire year ended December 31, 1996:

                                                                 (in thousands)
     Income before income taxes ..........................          $29,119
     Pro forma provision for income taxes ................           11,190
                                                                    -------
     Pro forma net income ................................          $17,929
                                                                    =======

     The following unaudited pro forma information reflects the income tax expense that the Company would have incurred if it had been subject to federal and state income taxes for the entire year ended December 31, 1996.

                                                                 (in thousands)
     Pro forma current:
                   Federal ...............................          $ 8,910
                   State .................................            1,894
                                                                    -------
                                                                     10,804
                                                                    -------
     Pro forma deferred:
                   Federal ...............................              318
                   State .................................               68
                                                                    -------
                                                                        386
                                                                    -------
     Pro forma provision for income taxes ................          $11,190
                                                                    =======

     The following unaudited pro forma information reflects the reconciliation between the statutory provision for income taxes and the pro forma provision relating to the income tax expense the Company would have incurred had the Partnership been subject to federal and state income taxes for the entire year ended December 31, 1996.

                                                               (in thousands)
     Income tax at federal statutory rate ..............          $ 10,192
     State taxes, net of federal benefit ...............             1,310
     Nondeductible expenses ............................                36
     Other, net ........................................              (348)
                                                                  --------
     Pro forma provision for income taxes ..............          $ 11,190
                                                                  ========

Pro Forma Earnings Per Share and Earnings per Share

     In February 1997, the FASB issued SFAS No. 128, "Earnings per Share" ("SFAS 128"), which became effective for the Company for reporting periods ending after December 15, 1997. Under the provisions of SFAS 128, basic earnings per share is determined using net income, adjusted for preferred stock dividends and accretion of preferred stock, and divided by weighted average shares outstanding. Diluted earnings per share, as defined by SFAS No. 128, is computed based on the amount of income that would be available for each common share, assuming all dilutive potential common shares were issued. All prior period earnings per share data have been restated in accordance with the provisions of SFAS 128.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


     Due to the recapitalization described in Note 1, earnings per share for the years ended December 31, 1996 have been computed on a pro forma basis, assuming the recapitalization occurred at the beginning of 1996. Amounts used in the determination of basic and diluted earnings per share are shown in the table below.

                                                                   (in thousands, except share data)
                                                           -----------------------------------------------
                                                               1996              1997             1998
                                                           ------------      ------------     ------------
Net income (loss) (pro forma net income for 1996) ....     $     17,929      $     47,929     $   (100,469)
Less preferred dividends .............................              (79)               --               --
Less accretion of preferred stock ....................               --                --           (1,474)
                                                           ------------      ------------     ------------
Income (loss) available to common stockholders-basic .           17,850            47,929         (101,943)
Add interest expense attributable to convertible
         debentures and accrued preferred dividends ..               97                --               --
                                                           ------------      ------------     ------------
Income (loss) available to common stockholders-diluted     $     17,947      $     47,929     $   (101,943)
                                                           ============      ============     ============

Weighted average common shares outstanding ...........       15,981,521        27,299,827       31,745,575
Adjustments for dilutive securities:
         Stock warrants ..............................        2,139,344         2,327,178               --
         Stock options ...............................        1,240,553         1,281,995               --
         Contingent shares ...........................            9,827           238,944               --
         Convertible preferred stock .................          115,248                --               --
         Convertible debentures ......................           53,470                --               --
                                                           ------------      ------------     ------------
Diluted common shares ................................       19,539,963        31,147,944       31,745,575
                                                           ============      ============     ============

     For the year ended December 31, 1998, there were no adjustments for stock warrants, stock options, contingently issuable shares and convertible preferred stock in computing the diluted weighted average number of shares outstanding as their effect was antidilutive.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


3. Warehouse Finance Facilities, Term Debt and Notes Payable

Warehouse Finance Facilities

     In October 1998, as a result of volatility in equity, debt, and asset-backed markets, among other things, the Company entered into intercreditor arrangements with Paine Webber Real Estate Securities, Inc. ("Paine Webber"), Bear Stearns Home Equity Trust 1996-1 ("Bear Stearns"), Aspen Funding Corp. and German American Capital Corporation, subsidiaries of Deutsche Bank of North America Holding Corp ("DMG") collectively (the "Significant Lenders"). The intercreditor arrangements provided for the warehouse lenders to "standstill" and keep outstanding balances under their facilities in place, subject to certain conditions, for up to 90 days (which expired mid-January 1999) in order for the Company to explore its financial alternatives. The intercreditor agreements also provided, subject to certain conditions, that the lenders would not issue any margin calls requesting additional collateral be delivered to the lenders. To induce DMG to enter the intercreditor agreement, the Company was required to permit DMG's committed warehouse and interest-only and residual facilities to become uncommitted and issued to DMG warrants exercisable at $1.72 per share to purchase 2.5% of the common stock of the Company on a diluted basis. Issuance of the stock warrants resulted in an increase to paid-in capital of $1.1 million and a corresponding charge to interest expense included in other interest expense in the accompanying Statement of Operations for the year ended December 31, 1998.

     In mid-January 1999, the intercreditor agreements expired; however, on February 19, 1999, concurrent with the execution of the Acquisition Agreement described in Note 17 "Significant Events and Events Subsequent to December 31, 1998", the Company entered into amended and restated intercreditor agreements with the Significant Lenders. Under the amended and restated intercreditor agreements, the Significant Lenders agreed to keep their respective facilities in place until the closing of the acquisition and for twelve months thereafter provided that the closing of the acquisition occurs within five months, subject to earlier termination in certain events. If the acquisition is not consummated within a five-month period, after that period, the Significant Lenders would not be subject to the requirements of the amended and restated intercreditor agreements.

     The Acquisition Agreement is subject to a number of conditions, including approval by the Company's shareholders. There can be no assurance that the acquisition will be consummated. If the acquisition by the Greenwich Funds is not consummated within five months from the signing of the amended and restated intercreditor agreements, the standstill period thereunder would expire and the Significant Lenders could exercise remedies. In such an event, it is likely that the Company would be unable to continue its business.

     None of the three Significant Lenders has formally reduced the amount available under its facilities, but each has informally indicated its desire that the Company keep the average amount outstanding on the warehouse facilities well below the amount available. There can be no assurance that the Significant Lenders will continue to fund the Company under their uncommitted facilities. See Note 17 "Significant Events and Events Subsequent to December 31, 1998". The Significant Lenders are to receive a fee of $1 million each upon consummation of the acquisition. The intercreditor agreements also provide for periodic payments to be made before, upon and after the acquisition.

     At December 31, 1998, the Company had a $1.25 billion uncommitted credit facility with Paine Webber. Outstanding warehouse borrowings, which bear interest at rates ranging from LIBOR (5.1% at December 31, 1998) plus 0.65% to LIBOR plus 0.90%. Approximately $110.0 million was outstanding under this facility at December 31, 1998. The Company has informally requested that Paine Webber permit funding of an additional $200 million under its warehouse facilities, but has not yet been notified if the request has been approved.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


     At December 31, 1998, the Company had a $1.0 billion uncommitted credit facility with DMG which includes a $100.0 million credit facility collateralized by interest-only and residual certificates. At December 31, 1998, $369.0 million was outstanding under this facility at December 31, 1998. DMG has indicated to the Company that additional funding will be on an "as-requested" basis.

     At December 31, 1998, the Company had a $1.0 billion uncommitted warehouse facility with Bear Stearns. This facility bears interest at LIBOR plus 0.75%. At December 31, 1998, $496.2 million was outstanding under this facility. Bear Stearns has requested that the Company maintain outstanding amounts under this warehouse facility at no more than $500 million.

     Additionally, at December 31, 1998, the Company had other warehouse lines of credit which totaled $154.0 million. Interest rates ranged from LIBOR plus 0.65% to LIBOR plus 1.50% as of December 31, 1998, and all borrowings mature within one year.

     Outstanding borrowings under the Company's warehouse financing facilities are collateralized by mortgage loans held for sale, warehouse financing due from correspondents and servicing rights on approximately $250 million of mortgage loans. Upon the sale of these loans and the repayment of warehouse financing due from correspondents, the borrowings under these lines will be repaid.

     The Company is attempting to enter into arrangements to obtain warehouse facilities from lenders that are not currently providing warehouse facilities to IMC, but has not yet been successful.

     As a result of the DMG warehouse facility becoming uncommitted and the adverse market conditions currently being experienced by the Company and other mortgage companies in the industry, the Company's ability to continue to operate is dependent upon the Significant Lenders' discretion to provide warehouse funding to the Company. There can be no assurance the Significant Lenders will approve the Company's warehouse funding requests.

Term Debt

     At December 31, 1998, outstanding interest-only and residual financing borrowings were $153.3 million under the Company's credit facility with Paine Webber. Outstanding borrowings bear interest at LIBOR plus 2.0% and are collateralized by the Company's interest in certain interest-only and residual certificates.

     Bear, Stearns & Co. Inc. and its affiliates, Bear Stearns Mortgage Capital Corporation and Bear, Stearns International Limited, provide the Company with an $100 million credit facility which is collateralized by the Company's interest in certain interest-only and residual certificates. At December 31, 1998, $97.7 million was outstanding under this credit facility, which bears interest at 1.75% per annum in excess of LIBOR.

     At December 31, 1998, outstanding interest-only and residual financing borrowings under the Company's credit facility with DMG were $43.2 million. Outstanding borrowings bear interest at LIBOR plus 2.0% and are collateralized by the Company's interest in certain interest-only and residual certificates.

     The interest-only and residual financing facilities described above are subject to the intercreditor agreements and amended and restated intercreditor agreements described under "Warehouse Finance Facilities" above.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


     At December 31, 1998, the Company had borrowed $2.2 million under an agreement which matured in August 1998, bears interest at 2.0% per annum in excess of LIBOR and is collateralized by the Company's interest in certain interest-only and residual certificates. The Company is currently discussing an extension of this facility, but there can be no assurance an extension can be obtained.

     At December 31, 1998, the Company also has outstanding a $6.2 million credit facility with an affiliate of the Company which bears interest at 10% per annum. The credit facility provides for repayment of principal and interest over 36 months, and based on certain circumstances, a partial prepayment of principal may be required on July 31, 1999.

     BankBoston provided the Company with a revolving credit facility which matured in October 1998, bore interest at LIBOR plus 2.75% and provided for borrowings up to $50.0 million to be used to finance interest-only and residual certificates or for acquisitions or bridge financing. At December 31, 1998, $42.5 million was outstanding under this credit facility. BankBoston, with participation from another financial institution, provided the Company with a $45.0 million working capital facility, which bore interest at LIBOR plus 2.75% and matured in October 1998. At December 31, 1998, $45.0 million was outstanding under this facility. The Company was unable to repay either of these BankBoston facilities when they matured.

     In October 1998, the Company entered into a forbearance and intercreditor agreement with BankBoston with respect to its combined $95.0 million facilities. That agreement provided that the bank would take no collection action, subject to certain conditions, for up to 90 days (which expired in mid-January 1999) in order for the Company to explore its financial alternatives.

     In mid-January, 1999 the forbearance and intercreditor agreement with BankBoston expired. On February 19,1999 the Greenwich Funds purchased, at a discount, from BankBoston its interest in the credit facilities, and entered into an amended intercreditor agreement with the Company relating to the combined $95.0 million facilities. Under the amended intercreditor agreement, the Greenwich Funds have agreed to keep its facilities in place for a period of 12 months thereafter, if the acquisition described in Acquisition Agreement, discussed below, is consummated within five months, subject to earlier termination in certain events as provided in the intercreditor agreements. If the acquisition by the Greenwich Funds is not consummated within a five month period, after that, the Greenwich Funds would no longer be required to standstill.

     On October 15, 1998, the Company entered into an agreement for a $33.0 million standby revolving credit facility with certain of the Greenwich Funds (the "Greenwich Loan Agreement"). The facility was available to provide working capital for a period of up to 90 days. The terms of the facility result in substantial dilution of existing common stockholders' equity equal to a minimum of 40%, up to a maximum of 90%, on a diluted basis, depending on (among other thing) when, or whether the Company entered into a definitive agreement for a transaction which could result in a change of control. In mid-January, 1999, the $33.0 million standby revolving credit facility matured. On February 16, 1999, the Greenwich Funds made additional loans available totaling $5.0 million under the facility.

     The terms of the Greenwich Loan Agreement resulted in significant expense and stockholder dilution during the year ended December 31, 1998. Interest expense of $30.8 million was recognized with respect to the Greenwich Loan Agreement which includes accrued interest at 10%, amortization of the $3.3 million commitment fee and the value attributable to the Class C preferred stock issued and the additional preferred stock issuable to the Greenwich Funds in exchange for its loan under the terms of the agreement as described in Note 4 "Redeemable Preferred Stock."

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


     On February 19, 1999, the Company entered into a merger agreement with the Greenwich Funds that was terminated and recast as an acquisition agreement on March 31, 1999. Under the Acquisition Agreement, the Greenwich Funds will receive newly issued common stock of the Company equal to 93.5% of the common stock outstanding after such issuance, leaving the existing common shareholders of the Company with 6.5% of the common stock outstanding. No payment will be made to the Company's common shareholders in this transaction. Upon the consummation of the acquisition, the Greenwich Funds will surrender for cancellation their Class C exchangeable preferred stock and enter into an amendment and restatement of its existing loan agreement with the Company, pursuant to which the Greenwich Funds will make available to the Company an additional $35 million in working capital loans, extend the maturity of the loans to three years from such consummation and forego their right to exchange their loans for additional preferred stock as described in Note 4.

     The Acquisition Agreement is subject to a number of conditions, including approval by the Company's shareholders. There can be no assurance that the Acquisition Agreement will be consummated. If the acquisition is not consummated within five months from the signing of the amended and restated intercreditor agreements, the standstill thereunder would expire and Significant Lenders and the Greenwich Funds could exercise remedies.

     The warehouse notes and term debt have requirements that the Company maintain certain debt to equity ratios and certain agreements restrict the Company's ability to pay dividends on common stock. Capital expenditures are limited by certain agreements.

Notes Payable

     At December 31, 1998, $4.5 million was outstanding under a mortgage note payable, which bears interest at 8.16% per annum and expires December 2007. The note is collateralized by the Company's headquarters building.

     At December 31, 1998, $12.9 million was outstanding under notes payable to shareholders related to an acquisition completed in 1997. These notes bore interest at prime (7.75% at December 31, 1998) plus 2.0% and mature on July 1, 1999.

     Note payable maturities for the next five years are as follows: $13.4 million in 1999; $500,000 in 2000; $500,000 in 2001; $500,000 in 2002; and
$500,000 in 2003.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


4.   Preferred Stock:

     Preferred stock consisted of the following at December 31, 1998:

                                                                  (in thousands)
Redeemable preferred stock, Class A,
    par value $.01 per share; liquidation
    value $100 per share; 500,000 shares
    authorized; 500,000 shares issued and
    outstanding ...............................................        19,052
Redeemable preferred stock, Class B,
    par value $.01 per share; liquidation
    value $100 per share; 300 shares
    authorized; no shares issued and
    outstanding ...............................................            --
Exchangeable preferred stock, Class C,
    par value $.01 per share; liquidation
    value $10 per share, 800,000
    shares authorized, 23,760.758
    shares issued and outstanding .............................        18,281
Preferred stock, Class D,
    par value $.01 per share; liquidation
    value $10 per share; 800,000 shares
    authorized; no shares issued or outstanding ...............            --
                                                                      -------
           Total preferred stock ..............................       $37,333
                                                                      =======

     There was no preferred stock issued or outstanding at December 31, 1997.

     On July 14,1998, Travelers Casualty and Surety Company and certain of the Greenwich Funds (together, the "Purchasers") purchased $50.0 million of the Company's Class A redeemable preferred stock (500,000 shares at $100 per share liquidation value). The Class A redeemable preferred stock was initially convertible into non-registered common stock at $10.44 per common share. The Class A redeemable preferred stock bears no dividend and is redeemable by the Company over a three-year period commencing in July 2008. The Class A redeemable preferred stock, under certain conditions, which includes a change of control, may be tendered to the Company at the option of the holder for redemption prior to scheduled maturity at a premium of 10%.

     The Purchasers were also granted an option to purchase an additional $30.0 million of Class B redeemable preferred stock at par (300,000 shares at $100 per share liquidation value) with a conversion price into common stock of $22.50. At December 31, 1998, this option had not been exercised. The option may be exercised until July 2001.

     In conjunction with the Greenwich Loan Agreement entered into on October 15, 1998 (see Note 3 "Warehouse Finance Facilities, Term Debt and Notes Payable"), the terms of the Class A redeemable preferred stock issued on July 14, 1998 and the terms of the Class B preferred stock were amended to, among other things, eliminate the conversion feature into common stock.

     The elimination of the conversion feature of the Class A redeemable preferred stock resulted in an increase to additional paid-in capital of $32.4 million representing the discount associated with the Class A redeemable

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


preferred stock. In subsequent periods, the Class A redeemable preferred stock will be accreted to the redemption amount of $50 million. The amount of periodic accretion will be charged against retained earnings. Accretion related to the Class A redeemable preferred shares was $1.5 million for the year ended December 31, 1998. The Company used a 10% discount rate to estimate the value of the Class A preferred stock.

     On October 15, 1998, the Company issued 23,760.758 shares of its Class C exchangeable preferred stock in conjunction with the Greenwich Loan Agreement described in Note 3, "Warehouse Finance Facilities, Term Debt and Notes Payable." The Class C exchangeable preferred stock has a par value of $0.01 per share, participates in any dividends paid in the common stock on the basis of a dividend per share equal to 1,000 times the dividend paid on the common stock and has a liquidation value equal to the greater of $10 per share and 1,000 times the liquidating distribution otherwise payable on a share of common stock. The Class C exchangeable preferred stock is exchangeable into an equal number of shares of Class D preferred stock in certain events and represents the equivalent of 40% of the common equity of the Company. The Class C exchangeable preferred stock is subject to redemption at the option of the holder, under certain circumstances, upon a change of control.

     The carrying value of the Class C exchangeable preferred stock was based on an allocation of the proceeds from the Greenwich Loan Agreement, which resulted in a discount on the term debt associated with the Greenwich Loan Agreement of $18.3 million. As of December 31, 1998, $15.2 million of this discount has been amortized to interest expense and is included in "Interest expense - Greenwich Funds" in the accompanying Consolidated Statements of Operations. The remaining discount of $3.1 million will be amortized to interest expense over the remaining term of the Greenwich Loan Agreement, which expired in January 1999. See Note 3 "Warehouse Finance Facilities, Term Debt and Notes Payable."

     Under the terms of the Greenwich Loan Agreement, after the end of the 90 day commitment period, if no definitive agreement which would result in a change of control has been entered into, the loans outstanding thereunder may be exchanged, at the holder's election, for Class C exchangeable preferred stock or Class D preferred stock representing the equivalent of 50% of the diluted equity of the Company. The Company valued this beneficial conversion feature based on the market capitalization of the Company at the effective date of the Greenwich Loan Agreement. The value assigned to the beneficial conversion feature of $14.7 million, which resulted in a discount on the term debt associated with the Greenwich Loan Agreement, and is being amortized to expense over the 90-day commitment period of the Greenwich Loan Agreement. As of December 31, 1998, $12.3 million of this discount has been amortized to interest expense and is included in "Interest Expense - Greenwich Funds" in the accompanying Consolidated Statements of Operations. The remaining amount of $2.4 million will be amortized to interest expense over the remaining term of the Greenwich Loan Agreement which matured in January 1999.

5.   Hedge Loss:

     The Company has historically sold United States Treasury securities short to hedge against interest rate movements affecting the mortgage loans held for sale. Prior to September 1998, when interest rates decreased, the Company would experience a devaluation of its hedge position (requiring a cash payment by the Company to maintain the hedge), which would generally be largely offset by a corresponding increase in the value of mortgage loans held for sale and therefore a higher gain on sale of loans at the time of securitization. Conversely, when interest rates increased, the Company would experience an increase in the valuation in the hedge position (providing a cash payment to the Company from the hedge position), which would generally be largely offset by a corresponding decrease in the value of mortgage loans held for sale and a lower gain at the time of securitization.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


     In September, 1998, the Company believes that, primarily due to significant volatility in debt, equity and asset-backed markets, investors increased investments in United States Treasury securities and at the same time demanded wider spreads over treasuries to acquire newly issued asset-backed securities. The effect of the increased demand for the treasuries resulted in a devaluation of the Company's hedge position, resulting in the Company paying approximately $47.5 million, which was not offset by an equivalent increased gain on sale of loans at the time of securitization as the investors demanded wider spreads over the treasuries to acquire the Company's asset-backed securities. Of the $47.5 million in hedge devaluation, approximately $25.1 million was closed at the time the Company priced two securitizations and was reflected as an offset to gain on sale and approximately $22.4 million was charged to hedge loss in the Statement of Operations. At December 31, 1998, the Company had no open hedge positions.

6.   Business Combinations

For the Year Ended December 31, 1996

     On January 1, 1996, the Company acquired assets of Mortgage Central Corp., a Rhode Island corporation ("MCC"), a mortgage banking company which did business under the name "Equitystars" primarily in Rhode Island, New York, Connecticut and Massachusetts. The initial purchase price ($2.0 million) for certain assets of MCC was paid by delivery to MCC of Series A voting, convertible preferred stock of the Company, with contingency payments over two years based on performance. The preferred stock had a liquidation preference of $100 per share plus preferred dividends accruing at 8% per annum from the date of issuance until redemption or liquidation. The preferred stock was converted into 239,666 shares of the Company's common stock upon closing of the Company's initial public offering in June 1996.

     The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price of $2.0 million has been allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of acquisition. The excess of the purchase price of $2.0 million over the fair values of the assets acquired of approximately $333,000 and liabilities assumed $57,000 was recorded as goodwill. Additional purchase price consideration of approximately $480,000 has been recorded as goodwill related to the contingent payment terms of the acquisition through December 31, 1997.

The operating results of MCC have been included in the Consolidated Statement of Operations from the date of acquisition on January 1, 1996.

For the Year Ended December 31, 1997

     Effective January 1, 1997, the Company acquired all of the assets of Mortgage America, Inc., a non-conforming mortgage lender based in Bay City, Michigan and Equity Mortgage Co., a non-conforming mortgage lender based in Baltimore, Maryland, and all of the outstanding common stock of Corewest Banc, a non-conforming mortgage lender based in Los Angeles, California. Effective February 1, 1997, the Company acquired all of the assets of American Mortgage Reduction, Inc., a non-conforming mortgage lender based in Owings Mills, Maryland. Effective July 1, 1997, the Company acquired all of the outstanding common stock of National Lending Center, Inc., a non-conforming mortgage lender based in Deerfield Beach, Florida, and substantially all of the assets of Central Money Mortgage Co., Inc., a non-conforming mortgage lender based in Baltimore, Maryland. Effective October 1, 1997, the Company acquired substantially all of the assets of Residential Mortgage Corporation, a non-conforming mortgage lender based in Cranston, Rhode Island. Effective November

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


1, 1997, the Company acquired substantially all of the assets of Alternative Capital Group, Inc., a non-conforming lender based in Dallas, Texas.

     All acquisitions were accounted for using the purchase method of accounting and the results of operations have been included in those of the Company from the dates of the acquisition. The fair value of the acquired companies' assets approximated the liabilities assumed and, accordingly, the majority of the initial purchase prices has been recorded as goodwill which is being amortized on a straight-line basis for periods from five to 30 years. The aggregate purchase price for the eight acquisitions completed in 1997 included 5,043,763 shares of common stock, gross cash paid of approximately $21.0 million, $12.9 million of notes payable to former owners of the acquired companies and assumption of a stock option plan which resulted in the issuance of options to acquire 334,596 share of the Company's common stock. The aggregate fair value of assets acquired in these acquisitions was approximately $71.2 million and liabilities assumed approximated $70.4 million. The Company recorded goodwill of approximately $87.0 million related to these acquisitions. Most of the acquisitions include earn-out arrangements that provide for additional consideration if the acquired company achieves certain performance targets after the acquisition. Additional purchase price of approximately $5.6 million and $1.6 million was recorded as goodwill during the years ended December 31, 1997 and 1998, respectively, related to the contingent payment terms of the acquisitions. Any such contingent payments will result in an increase in the amount of recorded goodwill related to such acquisition.

     The Company reviewed the potential impairment of goodwill on a non-discounted cash flow basis to assess recoverability. The Company determined that there was no impairment of goodwill at December 31, 1998 based on the projected cash flows of the acquired companies. However, potential impairment in future periods may result from several factors, including the consummation of the proposed transaction with the Greenwich Funds, the discontinuation of operations or sale of certain acquired companies, or other factors including turmoil in the financial markets in which the acquired companies and the Company operate. See Note 3 "Warehouse Finance Facilities, Term Debt and Notes Payable",
Note 5 "Hedge Loss" and Note 17 "Significant Events and Events Subsequent to December 31, 1998."

     The  pro  forma  results  of  operations   listed  below  reflect  purchase
accounting adjustments assuming the acquisitions occurred on January 1, 1997.

                                                                   1997
                                                                -----------
                                                                (unaudited)

                                                               (in thousands)

     Revenues ......................................            $   273,659
     Net Income ....................................                 56,370
     Basic earnings per share ......................                   1.96
     Diluted earnings per share ....................                   1.73

     The pro forma results of operations are not necessarily  indicative of what
the  actual   consolidated   results  of  operations  would  have  been  if  the
acquisitions had been effective at the beginning of 1997.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


7.   Strategic Alliance

     The Company, prior to 1997, relied on ContiFinancial Corporation and its subsidiaries and affiliates ("ContiFinancial") to provide the original credit facility for funding its loan purchases and originations as well as expertise and assistance in loan securitization. In 1996, the securitizations were structured so that ContiFinancial received, in exchange for cash of $8.6 million, interest-only and residual certificates with estimated values of $13.4 million. In addition, ContiFinancial paid $654,000 in expenses related to securitizations in 1996. The difference between the estimated value of the interest-only and residual certificates provided to ContiFinancial and the total amount of cash received and expenses paid by ContiFinancial amounted to $4.2 million in 1996, and has been recorded as additional securitization transaction expense.

     In August 1993, the Company entered into a five-year agreement ("1993 Agreement") with ContiFinancial which provided the Company with a warehouse line of credit, a standby credit facility, and certain investment banking services. Pursuant to the 1993 Agreement, the Company agreed to share the value of the partnership through a contingent fee based on a percentage of Residual Company Equity (as defined in the 1993 Agreement) to be paid in cash at the termination of the agreement. At December 31, 1993, there was no Residual Company Equity and accordingly no liability was recorded. At December 31, 1994, the Company had Residual Company Equity and accordingly the Company accrued a liability (sharing of proportionate value of equity) to reflect the contingent fee payable of $1.7 million at December 31, 1994 with a corresponding charge in the statement of operations.

     On January 12, 1995, the Company and ContiFinancial entered into a revised ten-year agreement (the "1995 Agreement") which replaced the 1993 Agreement and provided for contingent fees based on the fair market value of the Company (as defined). The amount of the contingent fee ranged from 15% to 25% of the fair market value of the Company if ContiFinancial or the Company, respectively, elected to terminate these arrangements. In the event that the agreement expired with neither ContiFinancial nor the Company electing to terminate the arrangements, the fee would have been 20% of the fair market value of the Company. If the Company made any distributions to the partners other than those made as tax distributions and returns of partnership equity, the Company would have been required to distribute an amount to ContiFinancial equal to 25% of these other distributions. At December 31, 1995, the Company accrued $5.9 million (based on an independent appraisal of the fair market value of the Company) representing the estimated amount that would have been payable to ContiFinancial had ContiFinancial elected to terminate the 1995 Agreement as of December 31, 1995. The increase in the amount accrued at December 31, 1995 related to the 1995 Agreement over the amount accrued at December 31, 1994 related to the 1993 Agreement was recorded as a charge to earnings for the year ended December 31, 1995.

     In March 1996, the Company and ContiFinancial replaced the 1995 Agreement with an agreement (the 1996 Agreement) which eliminated the ability of ContiFinancial to obtain or require a cash payment as provided for in the 1993 and 1995 Agreements and provided ContiFinancial options to acquire an interest in the Company for a nominal amount. On June 24, 1996, the effective date of the exchange described in Note 1, the option was converted into a warrant exercisable for a de minimus amount for 3,000,000 shares of the Company's common stock. The warrant contained customary anti-dilution provisions. ContiFinancial had certain rights to join in registration of additional shares of stock and, under certain conditions after the expiration of a four-year time period, to require that shares subject to ContiFinancial's warrants be registered by the Company or its successor. The liability that had been established under the 1995 Agreement was reclassified to paid-in capital in March 1996 in conjunction with the issuance of the ContiFinancial option. The fair value of the option at the date of grant (March 26, 1996) was estimated to be $8.4 million based on an independent appraisal of the option. The Company recorded

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


expense of $2.6 million for the year ended December 31, 1996, representing the excess of the estimated fair value of the option at the date of grant over the amount accrued at December 31, 1995 pursuant to the 1995 Agreement. As of December 31, 1998 Conti Financial had exercised the warrant for the entire 3,000,000 shares.

8.   Other Assets

     Other assets consist of the following:

                                                       (in thousands)
                                                      1997            1998
                                                    -------         -------

     Prepaid expenses .....................         $ 3,106         $10,319
     Real estate owned ....................           1,805           6,088
     Investment in joint venture ..........           1,707           3,388
     Hedge deposits .......................           4,356              --
     Notes receivable .....................           1,003             950
     Other ................................             993           1,945
                                                    -------         -------
                                                    $12,970         $22,690
                                                    =======         =======

     In March 1996, the Company entered into an agreement to form a joint venture (Preferred Mortgages Limited) in the United Kingdom to originate and purchase mortgages made to borrowers who may not otherwise qualify for conventional loans for the purpose of securitization and sale. The Company and a second party each own 45% of the joint venture, and a third party owns the remaining 10%. The original investment in the joint venture represents the acquisition of 675,000 shares of the joint venture stock for $1.0 million and a note receivable from the joint venture for $1.0 million.

     Additionally, at December 31, 1997 and December 31, 1998, the Company had loaned to the joint venture $1.8 million and $4.3 million, respectively. The note and loan bear interest at 3% per annum above LIBOR. Principal repayment on the note is to begin when the joint venture's Board of Directors determine the joint venture has sufficient available profits. The loan is due upon demand. To the extent not previously repaid, all principal is due December 31, 2040. The investment in the joint venture is accounted for under the equity method and is included in other assets.

9.   Servicing Portfolio

     The total servicing portfolio of loans was approximately $2.1 billion, $7.0 billion and $8.9 billion at December 31, 1996, 1997 and 1998, respectively.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


10.  Interest-Only and Residual Certificates

     Activity in interest-only and residual certificates consisted of the following:

                                                    For the year ended
                                                        December 31,
                                                --------------------------
                                                   1997             1998
                                                ---------        ---------
                                                      (in thousands)
     Balance, beginning of year .........       $  86,247        $ 223,306
     Additions ..........................         384,971          365,353
     Cash receipts ......................        (247,912)         (35,180)
     Market valuation adjustment ........              --          (84,638)
                                                ---------        ---------
     Balance, end of year ...............       $ 223,306        $ 468,841
                                                =========        =========


     In 1998, the Company revised the loss curve assumption used to approximate the timing of losses over the life of the securitized loans and the discount rate used to present value the projected cash flows retained by the Company. Previously, the Company expected losses from defaults to increase from zero in the first six months of the loan to 100 basis points after 36 months. During the fourth quarter of 1998, as a result of emerging trends in the Company's serviced loan portfolio and adverse market conditions (see Note 3 "Warehouse Finance Facilities, Term Debt, and Notes Payable," Note 5 "Hedge Loss" and Note 17 "Significant Events and Other Events Subsequent to December 31, 1998"), the Company revised its loss curve so that expected defaults gradually increase from zero in the first six months of the loan to 175 basis points after 36 months. The Company believes the adverse market conditions affecting the non-conforming mortgage industry may limit the Company's borrowers' ability to refinance existing delinquent loans serviced by IMC with other non-conforming mortgage lenders that market their products to borrowers that are less creditworthy, which IMC believes may increase the frequency of defaults. Previously, the Company discounted the present value of projected cash flows retained by the Company at discount rates ranging from 11% to 14.5%. During the fourth quarter of 1998, as a result of adverse market conditions, the Company adjusted to 16% the discount rate used to present value the projected cash flow retained by the Company. The revised loss curve and discount rate assumption resulted in a decrease to the estimated fair value of the interest-only and residual certificates of approximately $32.3 million and $52.3 million, respectively. The total decrease in fair value of the interest-only and residual certificates of $84.6 million is reflected as a market valuation adjustment in the accompanying Consolidated Statement of Operations for the year ended December 31, 1998.

     Cash receipts in 1997 include gross receipts of approximately $232.4 million from the sale, on a non-recourse basis of interest-only and residual certificates. The sale was effected through a securitization (the "Excess Cashflow Securitization") in which the Company sold interest-only and residual certificates that had an estimated net book value of approximately $266.6 million and received net cash proceeds equal to approximately 85% of the estimated net book value and a subordinated residual certificate for the balance of the estimated net book value. The Company did not recognize any gain or loss as a result of the Excess Cashflow Securitization, although costs of the transaction of approximately $4.9 million were expensed as incurred. The Company used the net proceeds to retire or reduce certain term debt.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


11.  Property, Furniture, Fixtures and Equipment

     Property, furniture, fixtures and equipment consists of the following:

                                                         December 31,
                                                  ------------------------
                                                    1997            1998
                                                  --------        --------
                                                       (in thousands)

     Building .............................       $  5,113        $  5,113
     Computer systems .....................          4,430           6,991
     Office equipment .....................          3,603           4,395
     Furniture ............................          3,465           5,350
     Leasehold improvements ...............            512             732
     Other ................................            335             648
                                                  --------        --------
             Total ........................         17,458          23,229
     Less accumulated depreciation ........         (2,574)         (6,110)
                                                  --------        --------
     Property, furniture, fixtures and
        equipment, net ....................       $ 14,884        $ 17,119
                                                  ========        ========

     Depreciation expense was $317,000, $1.5 million and $3.5 million for the years ended December 31, 1996, 1997 and 1998, respectively.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


12.  Income Taxes

     The Partnership which is included in the consolidated financial statements became a wholly owned subsidiary of the Company after the plan of exchange described in Note 1 was consummated. The Partnership made no provision for income taxes since the Partnership's income or losses were passed through to the partners individually. The Partnership became subject to income taxes as of June 24, 1996, the effective date of the exchange, and began accounting for the effect of income taxes under SFAS No. 109, "Accounting for Income Taxes," on that date. Taxable income for 1996 is calculated on the days method whereby the previous partners are responsible for the tax liability generated through June 24, 1996.

     The components of the provision for income taxes allocable to the Company consist of the following:

                                                                        (in thousands)
     Current income tax expense:                                1996          1997         1998
                                                              --------      --------     --------
                   Federal ..............................     $  5,713      $ 13,070     $  9,578
                   State ................................        1,214         2,776        2,034
                                                              --------      --------     --------
                                                                 6,927        15,846       11,612
                                                              --------      --------     --------
     Deferred income tax expense (benefit):
                   Federal ..............................          725        11,262       (9,018)
                   State ................................          154         2,392       (1,915)
                                                              --------      --------     --------
                                                                   879        13,654      (10,933)
                                                              --------      --------     --------
     Non-recurring benefit associated with the conversion
        of Partnership to C Corporation .................       (3,600)           --           --
                                                              --------      --------     --------
     Total provision for income taxes ...................     $  4,206      $ 29,500     $    679
                                                              ========      ========     ========

The income tax benefits related to the exercise of certain warrants reduces taxes currently payable and is credited to additional paid in capital. Such income tax benefit for 1998 was approximately $2.7 million.



Total provision (benefit) for income taxes differs from the amount which would be provided by applying the statutory federal income tax rate to income (loss) before income taxes as indicated below:

                                                                          (in thousands)
                                                                 1996          1997          1998
                                                               --------      --------      --------
     Income tax (benefit) at federal statutory rate ......     $ 10,192      $ 27,100      $(34,927)
     State income tax (benefit), net of federal benefit ..        1,310         3,484        (4,490)
     Interest expense - Greenwich Funds ..................           --            --         4,845
     Non-recurring benefit associated with the conversion
        of the Partnership to a C Corporation ............       (3,600)           --            --
     Goodwill amortization ...............................           --           817         1,345
     Other, net ..........................................         (312)       (1,901)          281
     Valuation allowance .................................           --            --        33,625
     Effect of applying statutory federal and state income
        tax rates to partnership income ..................       (3,384)           --            --
                                                               --------      --------      --------
                   Total provision for income taxes ......     $  4,206      $ 29,500      $    679
                                                               ========      ========      ========

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


The effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                                     (in thousands)
                                                                   1997          1998
                                                                 --------      --------
     Deferred tax assets:
         Stock warrants .....................................    $  2,403      $     --
         Allowance for loan losses ..........................       5,095        10,334
         Interest-only and residual certificates ............       3,722        69,323
         Joint venture ......................................       1,037         2,068
         Mortgage servicing rights ..........................         866         8,159
         Other ..............................................       3,634         4,346
     Deferred tax liabilities:
         Interest-only and residual certificates ............     (27,110)      (59,611)
         Other ..............................................        (580)         (994)
                                                                 --------      --------
         Net deferred tax asset (liability) before
           valuation allowance ..............................     (10,933)       33,625
         Valuation allowance ................................         --        (33,625)
                                                                 --------      --------
         Net deferred tax asset (liability) .................    $(10,933)     $     --
                                                                 ========      ========

     The asset and liability method of accounting for income taxes requires that a valuation allowance be recorded against tax assets which are not likely to be realized. Specifically, due to the timing of the expected reversal of the
Company's temporary differences, realization is dependent upon the Company achieving sufficient future earnings to achieve the tax benefits. Due to the uncertain nature of their ultimate realization based upon past performance, the Company has established a full valuation allowance against the deferred tax assets and is recognizing the deferred tax asset only as reassessment demonstrates that the assets are realizable. Realization is entirely dependent upon future earnings in specific tax jurisdictions. While the need for this valuation allowance is subject to periodic review, if the allowance is reduced, the tax benefits from these deferred tax assets will be recorded in future operations as a reduction of the Company's income tax provision.

13.  Financial Instruments and Off Balance Sheet Activities

Financial Instruments

     The Company regularly securitizes and sells fixed and variable rate mortgage loans. Prior to October 1998, as part of its interest rate risk management strategy, the Company hedged its fixed rate interest rate risk related to its mortgage loans held for sale by utilizing United States Treasury securities. The Company classified these transactions as hedges. The gains and losses derived from these financial securities were deferred and included in the carrying amounts of the mortgage loans held for sale and ultimately recognized in income when the related mortgage loans were sold. Deferred losses on the United States Treasury Securities used to hedge the anticipated transactions amounted to approximately $2.7 million at December 31, 1997. The Company did not hedge its fixed rate interest rate risk related to mortgage loans held for sale at December 31, 1998. See Note 5 "Hedge Loss".

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


Market Risk

     The Company is subject to market risk from interest-only and residual certificates and was subject to market risk from short sales of United States Treasury securities prior to October 1998, in that changes in market conditions can and could unfavorably affect the market value of such contracts.

Fair Values of Financial Instruments

     SFAS No. 107, "Disclosures about Fair Values of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the financial statements, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based upon estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and the estimated future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate the value:

          Cash and cash equivalents: The carrying amount of cash and cash equivalents is considered to be a reasonable estimate of fair market value.

          Accrued interest receivable and accounts receivable: The carrying amounts are considered to approximate fair value. All amounts that are assumed to be uncollectible within a reasonable time are written off.

          Securities purchased under agreements to resell and securities sold but not yet purchased: The carrying amounts approximate fair value as these amounts are short-term in nature and bear market rates of interest.

          Mortgage loans held for sale: The estimate of fair values is based on current pricing of whole loan transactions that a purchaser unrelated to the seller would demand for a similar loan. The fair value of the mortgage loans held for sale approximated $1.7 billion and $970.0 million at December 31, 1997 and 1998, respectively.

          Warehouse financing due from correspondents: The carrying amounts are considered to approximate fair value as the amounts are short term in nature and bear market rates of interest.

          Interest-only and residual certificates: The fair value is determined by discounting the estimated cash flow over the life of the certificate using prepayment, default and interest rate assumptions that the Company believes market participants would use for similar financial instruments subject to prepayment, credit and interest rate risk. The carrying amount is considered to be a reasonable estimate of fair market value.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


          Warehouse finance facilities, term debt and notes payable: The warehouse finance facilities have maturities of less than one year and bear interest at market interest rates and, therefore, the carrying value is a reasonable estimate of fair value. The carrying amount of outstanding term debt and notes payable bear market rates of interest and approximates fair value.

Credit Risk

     The Company is a party to financial instruments with off-balance sheet credit risk in the normal course of business. These financial instruments include commitments to extend credit to borrowers and commitments to purchase loans from correspondents. The Company has a first or second lien position on all of its loans, and the maximum combined loan-to-value ratio ("CLTV") permitted by the Company's underwriting guidelines is 100%. The CLTV represents the combined first and second mortgage balances as a percentage of the lesser of appraised value or the selling price of the mortgaged property, with the appraised value determined by an appraiser with appropriate professional designations. A title insurance policy is required for all loans.

     As of December 31, 1997 and 1998, the Company had outstanding commitments to extend credit at fixed rates to purchase loans in the amounts of $515.0 million and $101.0 million, respectively. Commitments to extend credit or to purchase a loan are granted for a period of thirty days and are contingent upon the borrower and the borrower's collateral satisfying the Company's underwriting guidelines. Since many of the commitments are expected to expire without being exercised, the total commitment amount does not necessarily represent future cash requirements or future credit risk.

     The Company is exposed to on-balance sheet credit risk related to its mortgage loans held for sale and interest-only and residual certificates.

     Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and mortgages held for sale. The Company places its cash and cash equivalents with what management believes to be high-quality financial institutions and thereby limits its exposure to credit risk. As of December 31, 1996, 1997 and 1998 a large amount of mortgage loans with on balance sheet and off balance sheet risks were collateralized by properties located in the mid-Atlantic region of the United States.

Warehouse Exposure

     The Company makes available to certain correspondents warehouse financing which bear interest at rates ranging from 1.75% to 2.50% per annum in excess of LIBOR, of which $25.9 million and $2.8 million were outstanding at December 31, 1997 and 1998, respectively. Interest income on these warehouse financing facilities were $191,000, $1.5 million and $1.2 million for the years ended December 31, 1996, 1997 and 1998, respectively. The warehouse commitments are for terms of less than one year. Mortgage loans originated by the correspondents remain in the warehouse for a period of 30 days at which point the mortgage loans are either purchased by the Company or sold to another investor.

14.  Employee Benefit Plans

Defined Contribution Plans

     The Company adopted a defined contribution plan (401(k)) for all eligible employees during August 1995. Additionally, the Company assumed many 401(k) plans of acquired subsidiaries and merged these plans into the

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


Company's plan. Contributions to the plan are in the form of employee salary deferrals, which may be subject to an employer matching contribution up to a specified limit at the discretion of the Company. The Company's contribution to the plan amounted to $277,000, $960,000 and $1.9 million for the years ended December 31, 1996, 1997 and 1998, respectively.

     The Company's subsidiary, National Lending Center, Inc. ("National Lending Center"), sponsors a 401(k) plan for eligible employees. National Lending Center's policy is to match 25% of the first 6% of employees' contributed amounts. Contributions to the plan included in the accompanying consolidated statement of operations for the years ended December 31, 1997 and 1998 were approximately $24,000 and $89,000, respectively.

Stock Award Plans

     Effective October 1997, the Company adopted the Executive Officer Unregistered Stock Plan (the "Executive Officer Plan") and the Vice-Presidents' Unregistered Stock Plan (the "Vice Presidents' Plan") which provide compensation for certain officers of the Company in the form of unregistered shares of the Company's common stock.

     Under the Executive Officer Plan, if the Company achieves an increase in net earnings per share for two consecutive years of 10% or more, eligible participants receive a grant of fully-vested unregistered shares of the Company's common stock at the end of each fiscal year beginning with the fiscal year ended December 31, 1997. The number of unregistered shares granted to each participant equals the officer's base salary divided by the closing price of the Company's common stock on the last calendar day of the year. Each participant also receives a cash payment equal to the income tax benefit the Company obtains from the issuance of the common stock. A total of 104,463 shares of unregistered stock were granted under the Executive Officer Plan for the year ended December 31, 1997, resulting in compensation expense of $3.0 million. No unregistered shares were granted under the executive officer plan during the year ended December 31, 1998.

     Under the Vice-Presidents' Plan, certain vice-presidents as determined by the Compensation Committee of the Board of Directors may receive a grant of unregistered shares of the Company's common stock at the end of each fiscal year beginning with the year ended December 31, 1997. The number of unregistered shares granted to each designated vice-president shall equal such vice-president's base salary at the year end divided by the closing price for the Company's common stock on the last day of the fiscal year. The unregistered shares granted to each vice-president vest over a three year period with one-third vesting immediately, and an additional one-third vesting on the last day of each of the next two fiscal years so long as the vice-president is still employed by the Company on such date. No unregistered shares were granted under the Vice-Presidents' Plan during the years ended December 31, 1997 and 1998.

Stock Option Plans

     On December 11, 1995, the Partnership adopted the Partnership Option Plan pursuant to which the Partnership was authorized to grant to certain key employees, directors of the General Partner and certain non-employee advisors (collectively, "Eligible Persons") options to acquire an equity interest in the Partnership. In April 1996, the Company adopted the Company Incentive Plan and the Directors Stock Option Plan. All options granted under the Partnership Option Plan were assumed by the Company pursuant to the Company Incentive Plan and the Directors Stock Option Plan. The aggregate equity interest in the Company available under the Company Incentive Plan and the Director Stock Option Plan may not exceed 12% of all equity interests in the Company as of the date the plan was adopted.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


     In July 1997, the Company adopted the IMC Mortgage Company 1997 Incentive Plan (the "1997 Incentive Plan") pursuant to which the Company is authorized to grant to eligible employees options to purchase shares of common stock of the Company. The 1997 Incentive Plan provides that options to acquire a maximum of 250,000 shares may be granted thereunder at exercise prices of not less than 100% of the fair market value of the common stock at the date of each grant. Such options expire ten years after the date of grant. As of December 31, 1998, 127,500 options had been granted under the 1997 Incentive Plan.

     The Company applies APB 25 and related interpretations in accounting for its plans. SFAS 123 was issued by the FASB in 1995 and, if fully adopted, changes the method for recognition of cost with respect to plans similar to those of the Company. The Company has adopted the disclosure alternative established by SFAS 123. Therefore pro forma disclosures as if the Company adopted the cost recognition requirements under SFAS 123 are presented below.

     The Company's stock option plans provide primarily for the granting of nonqualified stock options to certain key employees, non-employee directors and non-employee advisors. Generally, options outstanding under the Company's stock option plans: (1) are granted at prices which are equal to the market value of the stock on the date of grant, (2) vest at various rates over a three or five year period and (3) expire ten years subsequent to award.

     A summary of the status of the Company's stock options as of December 31, 1996, 1997 and 1998 and the changes during the year is presented below:

                                                           1996                        1997                      1998
                                                  -----------------------    -----------------------   -------------------------
                                                                 Weighted                   Weighted                   Weighted
                                                                  Average                   Average                     Average
                                                                 Exercise                   Exercise                   Exercise
                                                    Shares        Price        Shares        Price        Shares         Price
                                                    ------        -----        ------        -----        ------         -----
Outstanding at beginning of year .............     1,150,866     $ 2.35       1,511,168     $ 4.18       1,464,661      $ 4.18
Granted ......................................       360,302     $10.00         354,596     $ 4.94         139,932      $ 8.29
Exercised ....................................             0                    401,103     $ 3.77           5,173      $ 2.35
Canceled .....................................             0                          0                     63,032      $11.49
                                                  ---------                  ----------                 ----------
Outstanding at end of year ...................     1,511,168     $ 4.18       1,464,661     $ 3.59       1,536,388      $ 4.54
                                                  ==========                 ==========                 ==========
Options exercisable at end of year ...........     1,010,456                  1,258,820                  1,325,075
                                                  ==========                 ==========                 ==========
Options available for future grant ...........       534,286                    429,690                    343,092
                                                  ==========                 ==========                 =========
Weighted average fair value of options granted
    during year ..............................    $     5.75                 $     5.92                 $     6.64
                                                  ==========                 ==========                 ==========

     The fair value of stock options at date of grant was estimated using the Black-Scholes option pricing model utilizing the following weighted average assumptions:

                                             1996        1997        1998
                                            ------      ------      ------

     Risk-free interest rate ..........      5.7%        5.5%        5.6%
     Expected option life in years ....      4.2         1.3         6.0
     Expected stock price volatility ..     53.2%       54.1%       96.6%
     Expected dividend yield ..........       --          --          --

     The 1996 grants included options to purchase 120,000 shares of common stock granted to employees at exercise prices less than the market price of the stock on the date of grant. The exercise price of the options,

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


market price of the common stock at grant date and estimated fair value of such options at grant date were $8.00, $12.00 and $8.11 per share, respectively. The Company records compensation expense for such grants over their vesting periods in accordance with APB 25. Such expense totaled approximately $40,000, $96,000 and $96,000 in the years ended December 31, 1996, 1997 and 1998, respectively.

     The 1996 grants also include options to purchase 20,000 shares of common stock, which were granted to advisors to the Company at exercise prices equal to the market price of the stock at grant date. Expense representing the estimated fair value of such grants of approximately $20,000, $57,000 and $96,000 has been recognized in the years ended December 31, 1996, 1997 and 1998, respectively, under the provisions of SFAS 123.

     The Company assumed the stock option plan of its acquired subsidiary, Mortgage America, Inc. ("Mortgage America") in accordance with the terms of the purchase agreement. On January 1, 1997, the effective date of the acquisition, the fully vested outstanding options under the Mortgage America stock option plan were converted to fully-vested options to acquire 334,596 shares of the Company's common stock (see Note 6). The exercise price of the options and market price of the common stock at the acquisition date were $4.19 and $16.75, respectively.

     The following table summarizes information about stock options outstanding at December 31, 1998:

                                                Options Outstanding                Options Exercisable
                                      ---------------------------------------   --------------------------
                                                        Weighted                  Number
                                          Number        average      Weighted   exercisable at    Weighted
                                      outstanding at   remaining     average      December        average
                                        December 31,  contractual    exercise        31,         exercise
                                           1998          life         price         1998           price
                                      --------------  -----------   ---------   --------------    -------
     Range of exercise prices
          $2.35 ....................       994,592        7.0         $ 2.35       994,592        $ 2.35
          $4.00 to $8.00 ...........       458,865        7.9         $ 7.08       300,052        $ 6.72
          $12.00 to $20.25                  82,931        8.6         $10.99        30,431        $11.20
                                         ---------                               ---------
               Total ...............     1,536,388        7.4         $ 4.23     1,325,075        $ 3.54
                                         =========                               =========

     Had compensation cost for the Company's 1996, 1997 and 1998 grants for stock-based compensation plans been determined consistent with SFAS 123, the Company's pro forma net income and pro forma net income per common share for the year ended December 31, 1996 and net income (loss) and net income (loss) per common share for the years ended December 31, 1997 and 1998 would approximate the pro forma amounts below.

                                                  Year Ended                   Year Ended                      Year Ended
                                               December 31, 1996            December 31, 1997               December 31, 1998
                                           -------------------------     -------------------------     ---------------------------
                                           As Reported     Pro Forma     As Reported     Pro Forma     As Reported       Pro Forma
                                           -----------     ---------     -----------     ---------     -----------       ---------
                                                                    (in millions except per share data)
Net income (loss) (pro forma for 1996)      $   17.9       $   17.3       $   47.9       $   47.5       $  (100.5)       $  (100.7)
Basic earnings (loss) per share
   (pro forma for 1996) ..............      $   1.12       $   1.08       $   1.76       $   1.74       $   (3.21)       $   (3.22)
Diluted earnings per share
  (pro forma for 1996) ...............      $   0.92       $   0.88       $   1.54       $   1.52       $   (3.21)       $   (3.22)

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


     The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts and additional awards in future years are anticipated.

15.  Commitments and Contingencies

Industry Partners Incentive Plan

     In 1996, the Company created an incentive plan (the "Industry Partners Incentive Plan") to encourage partners to sell more mortgage loans to the Company than required under their commitments. Under that Plan, options exercisable for five years after grant to acquire a total of 20,000 shares of common stock of the Company at $9.00 per share were awarded to Partners for the quarter ended September 30, 1996. The market price of the stock at date of grant was $16.00 per share. The 20,000 options were allocated among those Partners that doubled their commitments, pro rata, to the extent the Partners exceeded that doubled commitment for the quarter. The plan was amended and, for each quarter beginning with the quarter ended December 31, 1996, Industry Partners that double their commitments will be eligible to receive on a pro rata basis fully paid shares of common stock equal to $105,000 divided by the market price of the common stock at the end of each quarter. The fully paid shares of common stock will be issued among those Industry Partners that double their commitments, pro rata, to the extent the Industry Partner exceeded its doubled commitment for the quarter. The Industry Partners Incentive Plan continues through the quarter ended June 30, 2000. Expense recorded under the plan in the years ended December 31, 1996, 1997 and 1998 amounted to approximately $257,000, $252,000 and $189,000, respectively.

Operating Leases

     The Company leases office space and various office equipment under operating lease agreements. Rent expense under operating leases was $753,000, $4.1 million and $7.9 million in the years ended December 31, 1996, 1997 and 1998, respectively.

     Future  minimum  lease  payments  under   noncancellable   operating  lease
agreements at December 31, 1998 are as follows:

   Years Ending
   December 31,                                               (in thousands)
   ------------
   1999.......................................                     6,305
   2000.......................................                     4,889
   2001.......................................                     3,896
   2002.......................................                     2,729
                                                                 -------
                                                                 $17,819
                                                                 =======

Employment Agreements

     Certain members of management entered into employment agreements expiring through 2001 which, among other things, provide for aggregate annual compensation of approximately $1.4 million plus bonuses ranging from 5% to 15% of base salary in the relevant year for each one percent by which the increase in net earnings per share of the Company over the prior year exceeds 10%, up to a maximum of 300% of annual compensation. Each employment agreement contains a restrictive covenant, which prohibits the executive from competing with the Company for a period of 18 months after termination.

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


Legal Proceedings

     The Company is party to various legal proceedings arising in the ordinary course of its business. Management believes that none of these matters, individually or in the aggregate, will have a material adverse effect on the consolidated financial condition or results of operations of the Company.

     On December 23, 1998, certain former shareholders of CoreWest sued the Company in Superior Court of the State of California for the County of Los Angeles claiming the Company agreed to pay them $23.8 million in cancellation of the contingent "earn out" payment, if any, payable by the Company in connection with the Company's purchase of all of the outstanding shares of CoreWest. The case is in the early stages of pleading; however, the Company's management believes there is no merit in the plaintiffs' claims.

Year 2000

     The Year 2000 issue relates to limitations in computer systems and applications that may prevent proper recognition of the Year 2000. The potential effect of the Year 2000 issue on the Company and its business partners will not be fully determinable until the Year 2000 and thereafter. If Year 2000 modifications are not properly completed either by the Company or entities with which the Company conducts business, the Company's revenues and financial condition could be adversely impacted.


16.  Quarterly Results of Operations (Unaudited)

                                         (in millions, except per share data)
                                                    Fiscal Quarter
                                       ----------------------------------------
           1998                         First      Second     Third      Fourth
           ----                        ------      ------     -----      ------

Revenues .........................     $  83.9    $  97.3    $  83.8    $  56.2
Net income (loss) ................     $  15.1    $  16.3    $   2.2    $(134.1)
Basic earnings per share .........     $  0.49    $  0.53    $  0.07    $ (4.00)
Diluted earnings per share .......     $  0.44    $  0.47    $  0.06    $ (4.00)

           1997
           ----

Revenues .......................       $  38.4    $  49.8    $  73.7    $  76.8
Net income .....................       $   8.9    $  10.7    $  13.5    $  14.8
Basic earnings per share .......       $  0.41    $  0.41    $  0.45    $  0.48
Diluted earnings per share .....       $  0.34    $  0.36    $  0.40    $  0.43

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


17.  Significant Events and Events Subsequent to December 31, 1998:

     The Company, like several companies in the sub-prime mortgage industry, has been significantly and adversely affected by market conditions beyond their control. Along with many companies in the industry, the Company's access to debt, equity and asset-backed markets has become virtually impossible. These market conditions have resulted in many companies in the industry filing for bankruptcy protection, such as Southern Pacific Funding (October 1,1998), Wilshire Financial Services Group, Inc. (March 3,1999) MCA Financial Corp (February 1,1999), United Companies (March 2,1999) and certain subsidiaries of First Plus Financial (March 6, 1999). As a result of these unprecedented market conditions, the Company has closed certain retail offices, reduced total number of employees, significantly reduced all loan sales through securitization, focused significantly on loan sales to institutional investors and is in the process of identifying and reducing non-essential costs of operations. The Company, based on these unprecedented market conditions, has entered into an Acquisition Agreement to provide the Company with a reasonable opportunity to avoid having to file bankruptcy protection like many of its competitors.

     As described in Note 3 "Warehouse Finance Facilities, Term Debt and Notes Payable", on October 15, 1998, the Company entered into the Greenwich Loan
Agreement that provided the Company a $33 million standby revolving credit facility for a period of up to 90 days. In consideration for providing the facility, the Greenwich Funds received Class C exchangeable preferred stock representing the equivalent of 40% of the Company's common equity and under certain conditions the Greenwich Funds could elect either to (a) receive repayment of the loan facility, plus accrued interest at 10% per annum, and a take-out premium of up to 200% of the average principal amount outstanding or
(b) exchange its loans for additional preferred stock, representing the equivalent of an additional 50% of the Company's common equity.

     On February 19, 1999, the Company entered into a merger agreement with the Greenwich Funds which was terminated and recast as an acquisition agreement on March 31, 1999. Under the Acquisition Agreement, the Greenwich Funds will receive newly issued common stock of the Company equal to 93.5% of the outstanding common stock after such issuance, leaving the existing common shareholders of the Company with 6.5% of the common stock outstanding. No payment will be made to the Company's common shareholders in this transaction. Upon the consummation of the acquisition, the Greenwich Funds will surrender
Class C exchangeable preferred stock for cancellation and enter into an amendment and restatement of the Greenwich Loan Agreement, pursuant to which the Greenwich Funds will make available to the Company an additional $35 million in working capital loans. See Note 3, "Warehouse Finance Facilities, Term Debt and Notes Payable."

     The Acquisition Agreement is subject to a number of conditions including approval by the Company's shareholders. There is no assurance that this transaction will be consummated.

     The Company is in the process of preparing to call a special meeting of its shareholders to authorize the issuance of common stock to the Greenwich Funds.

     On February 19, 1999, the Greenwich Funds purchased, at a discount, from BankBoston its interests in the revolving credit facilities.

     Simultaneously with the execution of the merger agreement, the Company entered into amended and restated intercreditor agreements with its three major warehouse lenders and with the Greenwich Funds relating to the revolving credit bank facility and the Greenwich Loan Agreement, as amended. Under those agreements, the lenders agreed to keep their respective facilities in place through the closing of the acquisition and for twelve months

                      IMC MORTGAGE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 1996, 1997 and 1998


     thereafter if acquisition by the Greenwich Funds is consummated within five months, subject to earlier termination in certain events as provided in the intercreditor agreements. If the acquisition is not consummated within a five month period, after that period, those lenders would no longer be required to stand still and could exercise remedies. In such an event, it is likely that the Company would be unable to continue its business. The financial statements have been prepared assuming the Company will continue as a going concern, the shareholders will approve the acquisition by the Greenwich Funds of 93.5% of the common stock to be outstanding and the intercreditor agreements will remain in effect for a period of up to seventeen months. In the event the Acquisition Agreement is terminated or the acquisition is not consummated within five months, the lenders subject to the requirements of the amended and restated intercredior agreements would no longer be required to refrain from exercising remedies. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                         ANNEX A



                                 ACQUISITION AGREEMENT

               ACQUISITION AGREEMENT, dated as of February 19, 1999, by and among Greenwich Street Capital Partners II, L.P., a Delaware limited partnership ("GSCP"), GSCP Offshore Fund, L.P., a Cayman Islands exempted limited partnership ("Offshore"), Greenwich Fund, L.P., a Delaware limited partnership ("GF", and together with GSCP and Offshore, the "Initial GSCP Funds"), Greenwich Street Employees Fund, L.P., a Delaware limited partnership ("GSEF"), and TRV Executive Fund, L.P., a Delaware limited partnership ("TRV", and, together with the Initial GSCP Funds and GSEF, the "GSCP Funds"), and IMC Mortgage Company, a Florida corporation (the "Company").

               WHEREAS, GSCP previously entered an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 19, 1999, by and among GSCP, IMC 1999 Acquisition Co., Inc., a Delaware corporation and a wholly owned subsidiary of the GSCP Funds ("IMC Acquisition") and the Company, pursuant to which IMC Acquisition would be merged with and into the Company (the "Merger"), the GSCP Funds would be issued common stock of the surviving corporation of the Merger representing approximately 93.5% of the outstanding common stock of the surviving corporation of the Merger and the 23,760.758 shares (the "Class C Preferred Shares") of Class C Exchangeable Preferred Stock, par value $.01 per share, of the Company (the "Class C Preferred Stock") held by the GSCP Funds would be canceled and retired and would cease to exist.

               WHEREAS, in connection with the Merger Agreement, (i) the Initial GSCP Funds have entered into Amendment No. 1, dated February 11, 1999 ("Amendment No. 1"), to the Loan Agreement, dated as of October 12, 1998 (the "Initial Loan Agreement"), between the Company and the Initial GSCP Funds, providing for the Initial GSCP Funds to extend to the Company additional commitments (the "Interim Commitments") to loan in the aggregate an additional $5,000,000 (the "Interim Loans") and (ii) the GSCP Funds have entered a commitment letter (as amended, the "Commitment Letter") with IMC Acquisition, dated as of February 19, 1999, obligating the GSCP Funds to enter into an amendment and restatement of the Initial Loan Agreement (the "Amendment and Restatement of the Loan Agreement"), pursuant to which the GSCP Funds would agree to extend to the surviving corporation of the Merger commitments to loan an additional $35,000,000 (the "Additional Advance"), subject to the terms and conditions set forth in the Initial Loan Agreement, as amended and restated (the "Loan Agreement").

               WHEREAS, the GSCP Funds, IMC Acquisition and the Company desire to terminate the Merger Agreement pursuant to Section 9.1 thereof in order to enter into this Agreement and to consummate the transactions contemplated hereby.

               WHEREAS, the GSCP Funds and the Company desire that the GSCP Funds transfer and deliver to the Company for cancellation the Class C Preferred Shares and enter into the Amendment and Restatement of the Loan Agreement and fund the Additional Advance, in consideration of which the Company will issue and deliver to the GSCP Funds, common stock, par value $0.001 per share, of the Company (the "Company Common Stock") representing approximately 93.5% of the Company Common Stock outstanding after such issuance (the "Acquisition").

               WHEREAS, the GSCP Funds, IMC Acquisition and the Company desire to amend and restate the Commitment Letter and certain agreements related thereto to substitute the Company for IMC Acquisition as party thereto and otherwise to provide for this Agreement and the termination of the Merger Agreement.

               WHEREAS, the Board of Directors of the Company, acting upon the unanimous recommendation of a special committee (the "Special Committee") comprised solely of "disinterested directors" (as defined in Section 607.0901 of the Florida 1989 Business Corporation Act (the "FBCA")) of the Company, which Board consists solely of "disinterested directors", have each adopted this Agreement and approved the Restated Articles of Incorporation (as hereinafter defined), the Amendment (as hereinafter defined), the Restated Bylaws (as hereinafter defined), the Acquisition, the termination of the Merger Agreement and the other transactions contemplated hereby.

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                       ARTICLE I
                                    THE ACQUISITION

               Section 1.1 The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined), the Company shall issue and deliver to the GSCP Funds, and the GSCP Funds shall acquire from the Company, as further set forth in Schedule 1.1 hereto, an aggregate of 491,604,500 shares of Company Common Stock representing approximately 93.5% of the Company Common Stock outstanding after the Acquisition and the GSCP Funds shall transfer and deliver to the Company for cancellation the Class C Preferred Shares and perform their obligations under the Commitment Letter to enter into the Amendment and Restatement of the Loan Agreement and fund the Additional Advance thereunder.

               Section 1.2 Closing. The Company shall as promptly as practicable notify GSCP, and the GSCP Funds shall as promptly as practicable notify the Company, when the conditions to such parties' obligations to consummate the Acquisition contained in Article VII have been satisfied. The closing of the Acquisition (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, at 10:00 a.m., New York time, on the third business day after the later of these notices has been given (the "Closing Date"), unless another date or place is agreed to in writing by the parties hereto; provided, however, that the parties hereto agree to use all reasonable efforts to consummate the Closing by June 30, 1999 or as soon as practicable thereafter.

               Section 1.3 Closing Deliveries. Upon the terms and subject to the conditions hereof, at the Closing, (i) the Company shall deliver to each of the GSCP Funds good and valid title to the number of duly authorized, validly issued, fully paid and non assessable shares of Company Common Stock provided for in Section 1.1 hereof subject to adjustment as provided in Section 1.6 hereof, by issuing to the GSCP Funds certificates for such shares registered in such names and evidencing such number of shares as set forth in Schedule 1.1 hereto, free and clear of any liens, charges, encumbrances, security interests, options or rights or claims of others with respect thereto; (ii) the GSCP Funds shall transfer and deliver to the Company the Class C Preferred Shares, free and clear of any liens, charges, encumbrances, security interests, options or rights or claims of others with respect thereto, by delivering to the Company the certificates representing such shares, duly endorsed in blank or accompanied by stock powers or other proper instruments of assignment duly executed in blank, and having all requisite stock transfer stamps attached; and (iii) the GSCP Funds and the Company shall, pursuant to the Commitment Letter, enter into the Amendment and Restatement of the Loan Agreement and perform their obligations thereunder to fund the Additional Advance.

               Section 1.4 Articles of Incorporation and By-Laws of the Company. The Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, has approved (i) the amendment and restatement of the Articles of Incorporation of the Company to read in their entirety as set forth in the form attached hereto as Exhibit A (as so amended and restated, the "Restated Articles of Incorporation"), (ii) the amendment to the Restated Articles of Incorporation as set forth in the form attached hereto as Exhibit B (the "Amendment"), and (iii) the amendment and restatement of the Bylaws of the Company to read in their entirety as set forth in the form attached hereto as Exhibit C (as so amended and restated, the "Restated Bylaws"). Upon the terms and subject to the conditions hereof, including, without limitation, obtaining the Shareholder Approval (as hereinafter defined), at, but not prior to, the Closing the Company shall cause the Restated Articles of Incorporation to be duly filed with the Secretary of State of Florida. If the Amendment shall have been approved by the shareholders of the Company pursuant to the FBCA, upon the terms and subject to the conditions hereof, at, but not prior to, the Closing the Company shall cause the

Amendment to be duly filed with the Secretary of State of Florida immediately after the filing of the Restated Articles of Incorporation.

               Section 1.5 Directors and Officers of the Company. At the Closing, the directors of the Company listed as resigning directors in a letter from the GSCP Funds to the Company delivered prior to the Closing shall resign (the "Resigning Directors"), and the directors remaining in office shall fill the vacancies created thereby by electing the individuals listed as new directors in a letter from the GSCP Funds to the Company delivered prior to the Closing (the "New Directors") as directors of the Company to serve until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the Company. The election of the New Directors shall be conducted in accordance with the requirements of Section 607.0901(1)(h) of the FBCA such that the New Directors shall be "disinterested directors" as defined therein and pursuant thereto. At the Closing, the Resigning Directors shall deliver to the Company their resignations effective as of the Closing.

               Section 1.6 Certain Adjustments. If after the date hereof and on or prior to the Closing the outstanding shares of Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur (any such action, an "Adjustment Event"), the number of shares to be issued to the GSCP Funds pursuant to Section 1.1 hereof shall be adjusted to provide to the GSCP Funds and the holders of Company Common Stock the same proportionate ownership as contemplated by this Agreement prior to such Adjustment Event.

               Section 1.7 Merger Agreement. GSCP and the Company hereby terminate the Merger Agreement pursuant to Section 9.1 thereof.


                                   ARTICLE II
                              SHAREHOLDER APPROVAL

               Section 2.1 Shareholder Meeting. In order to consummate the transactions contemplated hereby, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting"), as soon as practicable, for the purpose of voting upon the adoption and approval of this Agreement, the Restated Articles of Incorporation, the Amendment, the Acquisition and the other transactions contemplated by this Agreement (the "Shareholder Approval"). The Company shall include in the Proxy Statement (as hereinafter defined) the recommendation of the Board of Directors of the Company, acting upon the unanimous recommendation of the Special

Committee, that shareholders of the Company vote in favor of the adoption and approval of this Agreement, the Restated Articles of Incorporation, the Amendment, the Acquisition and the other transactions contemplated by this Agreement. The GSCP Funds agree to vote all shares of capital stock of the Company that they own and that may vote on such matters in favor of the adoption and approval of this Agreement, the Restated Articles of Incorporation, the Amendment, the Acquisition and the other transactions contemplated by this Agreement.

               Section 2.2 Proxy Statement. In connection with the solicitation of the Shareholder Approval, the Company shall as promptly as practicable prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement relating to the Acquisition, the Restated Articles of Incorporation, the Amendment, this Agreement and the other transactions contemplated hereby and use all reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement. The Company, after consultation with GSCP, shall respond as promptly as reasonably practicable to any comments made by the SEC with respect to the preliminary proxy statement and shall cause a definitive proxy statement to be filed with the SEC and mailed to its shareholders at the earliest reasonably practicable date (such proxy statement is referred to herein as the "Proxy Statement"). The GSCP Funds shall furnish all information concerning the GSCP Funds and the New Directors as may reasonably be requested by the Company in connection with such filings. The Company, after consulta tion with GSCP, shall also take any action required to be taken, and make any other filings required, under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable state securities laws in connection with the issuance of the Company Common Stock in connection with the Acquisition, and the GSCP Funds shall furnish all information concerning the GSCP Funds as may be reasonably requested by the Company in connection with such actions and filings.

               Section 2.3 No False or Misleading Statements. The information provided and to be provided by each of the GSCP Funds and the Company specifically for use in the Proxy Statement and any other filings with the SEC shall not, with respect to the information supplied by such party, in the case of the Proxy Statement, on the date the Proxy Statement becomes effective, and, in the case of the Proxy Statement and any other filings with the SEC, on the date upon which the Proxy Statement is mailed to the shareholders of the Company or on the date upon which approval of this Agreement by the shareholders of the Company is obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the GSCP Funds and the Company agrees to correct as promptly as reasonably practicable any such information provided by it that shall have become false or misleading in any material respect. The Company shall as promptly as practicable take all steps reasonably necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the Company's shareholders to the extent required by applicable law. The Proxy Statement shall comply as to form in all material respects with the provisions of the Exchange Act and other applicable law.


                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE GSCP FUNDS

               Except as otherwise disclosed to the Company in a letter delivered to it prior to the execution hereof (which letter contains appropriate references to identify the representations and warranties to which the information in such letter relates and which letter is incorporated herein and made a part hereof) (the "GSCP Disclosure Letter"), the GSCP Funds represent and warrant to the Company as follows:

               Section 3.1 Organization. GSCP, GF, GSEF and TRV are limited partnerships duly organized, validly existing and in good standing under the laws of the State of Delaware, and Offshore is an exempted limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands, each with the limited partnership power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of the GSCP Funds is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of any of the GSCP Funds, or materially adversely affect the ability of any of the GSCP Funds to consummate the transactions contemplated hereby (a "GSCP Material Adverse Effect").

               Section 3.2 Authority Relative to This Agreement. The GSCP Funds have the limited partnership power and authority to enter into this Agreement and to carry out their obligations hereunder. The execution, delivery and performance of this Agree ment by the GSCP Funds and the consummation by the GSCP Funds of the transactions contemplated hereby have been duly authorized by the managing general partner of each of the GSCP Funds, and no other proceedings on the part of any of the GSCP Funds are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the GSCP Funds and (assuming this Agreement constitutes a valid and binding obligation of the Company) constitutes a valid and binding agreement of each of the GSCP Funds, enforceable against each of the GSCP Funds in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

               Section 3.3 Consents and Approvals; No Violations. Except (a) for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act, the Exchange Act, state or foreign laws relating to takeovers, state securities or blue sky laws and the regulations promulgated thereunder, state banking statutes and other state laws in respect of change of control of mortgage bankers, mortgage loan originators or mortgage loan servicers and the regula tions promulgated thereunder, and similar matters (collectively, the "Governmental Requirements"), or (b) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any court or tribunal or administrative, government al or regulatory body, agency, commission, division, department, public body or other authority (a "Government Entity") would not prevent or delay the consummation of the Acquisition, or otherwise prevent the GSCP Funds from performing their obligations under this Agreement, and would not individually or in the aggregate reasonably be expected to have a GSCP Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by the GSCP Funds and the consummation of the transactions contemplated hereby. Neither the execution, delivery or performance of this Agreement by the GSCP Funds, nor the consummation by the GSCP Funds of the
Acquisition and the other transactions contemplated hereby, nor compliance by the GSCP Funds with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the organizational documents of the GSCP Funds, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the GSCP Funds are a party or by which any of them or any of their properties or assets may be bound, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the GSCP Funds or any of their properties or assets,
(iv) result in the creation or imposition of any Encumbrance on any asset of the GSCP Funds, or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for the GSCP Funds to conduct their businesses as currently conducted, except in the case of clauses
(ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, vestings, payments, exercises, creations, impositions, suspensions or revocations which would not individually or in the aggregate reasonably be expected to have a GSCP Material Adverse Effect. "Encumbrance" shall mean any mortgage, pledge, lien, charge, encumbrance, defect, security interest, claim, option or restriction of any kind.

               Section 3.4 Litigation. Except as set forth in Section 3.4 of the GSCP Disclosure Letter, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the knowledge of the

GSCP Funds, threatened against or affecting the GSCP Funds, which, individually or in the aggregate, would reasonably be expected to have a GSCP Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the GSCP Funds having, or which, insofar as can reasonably be foreseen, in the future would reasonably be expected to have a GSCP Material Adverse Effect.

               Section 3.5 No Default. Except as set forth in Section 3.5 of the GSCP Disclosure Letter, none of the GSCP Funds are in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (a) its organizational documents, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which any of the GSCP Funds is a party or by which any of them or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to any of the GSCP Funds or any of their properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for any of the GSCP Funds to conduct their respective businesses as currently conducted, except in the case of clauses (b),
(c) and (d) above for breaches, defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a GSCP Material Adverse Effect.

               Section 3.6 Information in Proxy Statement. None of the information supplied by any of the GSCP Funds for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               Section 3.7 Brokers. No person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the GSCP Funds in connection with the Acquisition or the other transactions contemplated by this Agreement based upon arrangements made by and on behalf of the GSCP Funds.

               Section 3.8 Disclosure. No representation or warranty by any of the GSCP Funds contained in or made pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to any of the GSCP Funds which would reasonably be expected to have an GSCP Material Adverse Effect which has not been set forth in this Agreement, including the GSCP Disclosure Letter.

               Section 3.9 Funds Available. The GSCP Funds have available, without resort to financing, all the capital resources necessary in order to effect the transactions contemplated by this Agreement and will keep such funds available until the Closing.

               Section 3.10 Investment Representation. (a) Each of the GSCP Funds is either (i) an accredited investor as such term is defined in Rule 501 promulgated under the Securities Act, or (ii) by reason of its business or financial experience, a sophisticated investor who has the capacity to protect its interest in connection with the transactions contemplated hereunder and has both appropriate knowledge and experience with the current business operations and prospects of the Company and its Subsidiaries and in financial and business matters to evaluate the merits and risks of the Company Common Stock and the related transactions contemplated hereunder.

               (b) The Company Common Stock is being acquired by each of the GSCP Funds for its own account and not for any other Person, for investment only and with no present intention of distributing or reselling such shares or any part thereof or interest therein in any transaction that would violate the securities laws of the United States of America or any state, without prejudice, however, to the rights of each of the GSCP Funds at all times to sell or otherwise dispose of all or any part of the Company Common Stock under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities law. "Person" or "person" shall mean any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Entity (as hereinafter defined) or other entity.

               (c) The Company has made available to the GSCP Funds the opportunity to ask questions of and receive answers from the Company concerning the Company and the terms and conditions under which Company Common Stock will be issued to them and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in connection with this Agreement or in response to any request for information.

               (d) To the extent the Company Common Stock is not registered under the Securities Act, the Company may affix to the certificates evidencing such shares legends in connection with the foregoing.

               (e) Nothing in Subsection (a) or (c) of this Section 3.10 shall change, modify or otherwise affect any other provision of this Agreement, including without limitation the representations and warranties in Article IV hereof.

                                      ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               Except as otherwise disclosed to the GSCP Funds in a letter delivered to them prior to the execution hereof (which letter contains appropriate references to identify the representations and warranties herein to which the information in such letter relates and which letter is incorporated herein and made a part hereof) (the "Company Disclosure Letter"), the Company represents and warrants to the GSCP Funds as follows:

               Section 4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted, except for such government approvals, the failure of which to have, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined). The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, or materially adversely affect the ability of Company to consummate the transactions contemplated hereby (a "Company Material Adverse Effect"); provided, however, that Company Material Adverse Effect shall not include any adverse effect resulting from (i) changes in general economic conditions prior to the date of this Agreement, (ii) changes or developments in the mortgage loan industry, generally, prior to the date of this Agreement, or
(iii) GSCP's unreasonably withholding its consent to any action by the Company or a Company Subsidiary that is otherwise prohibited by Section 5.1 following a request by the Company to take such action.

               Section 4.2 Capitalization. As of the date hereof: (i) the authorized capital stock of the Company consisted of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share, of the Company (the "Company Preferred Stock"), of which 500,000 shares have been designated Class A Preferred Stock, 300,000 have been designated Class B Preferred Stock, 800,000 have been designated Class C Exchangeable Preferred Stock and 800,000 have been designated Class D Preferred Stock, (ii) 34,104,590 shares of Company Common Stock and 523,760.758 shares of Company Preferred Stock were issued and outstanding, consisting of 500,000 shares of Class A Company Preferred Stock and 23,760.758 shares of Class C Exchangeable Company Preferred Stock, (iii) stock options to acquire 1,556,384 shares of Company Common Stock were issued and outstanding under the stock incentive plans of the Company (the "Company Stock Options"), and (iv) such rights to acquire shares in order to effect a conversion of preferred stock into shares as exist in favor of GSCP and its affiliates pursuant to the Initial Loan Agreement, as amended by Amendment No. 1, and the transactions contemplated thereby. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above and as set forth in Section 4.2 of the Company Disclosure Letter, there are no shares of capital stock of the Company issued or outstanding, no options, warrants or rights for, or other securities convertible into, capital stock of the Company, and no agreements or commitments obligating the Company to issue, sell or acquire any shares of its capital stock.

               Section 4.3 Company Common Stock; Company Subsidiaries. (a) All of the shares of Company Common Stock to be transferred and delivered to the GSCP Funds in accordance with this Agreement will be, when so transferred and delivered, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Upon the delivery of such shares of Company Common Stock to the GSCP Funds at the Closing, as provided for in this Agreement, the Company will transfer to the GSCP Funds good and valid title to such shares, free and clear of any lien, pledge, charge, security interest, encumbrance, title retention agreement, adverse claim, option or other restriction whatsoever, except such restrictions placed thereon by any of the GSCP Funds or any person claiming by, through or under any of the GSCP Funds.

               (b) Section 4.3(b) of the Company Disclosure Letter sets forth the name of each subsidiary of the Company (collectively, the "Company Subsidiaries") and the state or jurisdiction of its incorporation or organization. Each Company Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate or other similar power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where any failure of the aforementioned to be the case would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where any failure of the aforementioned to be the case would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               (c) Except as set forth in Section 4.3(c) of the Company Disclosure Letter, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Company Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of any Company Subsidiary are or may become required to be issued, and there are no understandings or arrangements by which the Company or any Company Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of any Company

Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. Except as set forth in Section 4.3(c) of the Company Disclosure Letter, all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any Encumbrances or restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

               (d)  Except  for the  Company  Subsidiaries  or as  described  in
Section 4.3(d) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to the Company.

               Section 4.4 Authority Relative to This Agreement. The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, and no other corporate proceed ings on the part of the Company, other than the Company obtaining the Shareholder Approval pursuant to Section 2.1, are necessary to authorize this Agreement, the Restated Articles of Incorporation, the Amendment, the Restated Bylaws, the Acquisition or the other transactions contemplated hereby. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by the Company and (assuming this Agreement constitutes a valid and binding obligation of each of the GSCP Funds) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

               Section 4.5 Consents and Approvals: No Violations. Except (a) for the Governmental Requirements, (b) for the filings, permits, authorizations, consents or approvals with, of or by Government Entities listed in Section 4.5 of the Company Disclosure Letter or (c) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity would not prevent or delay the consummation of the Acquisition, or otherwise prevent the Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Acquisition and the other transactions contemplated by this Agreement. Except as set forth in Section 4.5 of the Company

Disclosure Letter, no consent or approval of any other party (including, but not limited to, any party to any Company Contracts (as defined below)) is required to be obtained by the Company or any Company Subsidiary for the execution, delivery or performance of this Agreement or the performance by the Company of the transactions contemplated hereby, except for such consents the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in
Section 4.5 of the Company Disclosure Letter, neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of the Company, or similar organizational documents of any of the Company Subsidiaries,
(ii)  result in a  violation  or breach of, or  constitute  (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets are bound, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or the Company Subsidiaries or any of their properties or assets, (iv) result in the creation or imposition of any Encumbrance on any asset of the Company or any Company Subsidiary or (v) cause the suspension or revocation of any certificate of authority, permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct its business as currently conducted, except in the case of clauses (ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, vestings, payments, exercises, creations, impositions, suspensions or revocations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               Section 4.6 Company SEC Reports. The Company has filed with the SEC and made available to GSCP true and complete copies of each registration statement, report and proxy or information statement (including exhibits and any amendments thereto) filed or required to be filed by the Company with the SEC since January 1, 1997 (collectively, the "Company SEC Reports"). As of the respective dates the Company SEC Reports were filed with the SEC or amended, each of the Company SEC Reports (i) complied as to form in all material respects with all applicable requirements of the Securities Act and Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim consolidated financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Reports fairly presents in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments, in the case of any unaudited interim financial statements) except (x) as set forth in Section 4.6 of the Company Disclosure Letter, and (y) that the interim, financial statements do not include complete footnotes required by GAAP.

               Section 4.7 Absence of Certain Changes. Since September 30, 1998, except as set forth in Section 4.7 of the Company Disclosure Letter, there has been no event, condition or set of circumstances which, individually or in the aggregate, has had or is reasonably likely to result in a Company Material Adverse Effect, and the Company and the Company Subsidiaries have in all material respects conducted their businesses in the ordinary course.

               Section 4.8 Litigation. Except as set forth in Section 4.8 of the Company Disclosure Letter, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of the Company Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may reasonably be expected to have, a Company Material Adverse Effect.

               Section 4.9 Absence of Undisclosed Liabilities. Except for liabilities or obligations (i) which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 1998 or (ii) disclosed in Section 4.9 of the Company Disclosure Letter, the Company and the Company Subsidiaries do not have any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise) ("Liabilities") required by GAAP to be set forth on the balance sheet of the Company or any Company Subsidiary, other than Liabilities arising since September 30, 1998 in the ordinary course of business that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

               Section 4.10 No Default. Except as set forth in Section 4.10 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (a) its Articles or Certificate of Incorporation, as the case may be, or Bylaws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets are bound, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct their respective businesses as currently conducted, except in the case of clauses (b), (c) and (d) above for breaches, defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               Section 4.11 Taxes. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 or Section 4.11 of the Company Disclosure Letter, to the knowledge of the Company:

               (a) (i) all material Tax Returns relating to the Company and the Company Subsidiaries required to be filed have been filed, (ii) all such Tax Returns are true and correct in all material respects, (iii) all Taxes shown as due and payable on such Tax Returns, and all material Taxes (whether or not reflected on such Tax Returns) relating to the Company or any of the Company Subsidiaries required to be paid have been paid, (iv) adequate reserves have been made on the most recent financial statements included in the Company SEC Reports in accordance with GAAP for all Taxes relating to the Company and the Company Subsidiaries for all taxable periods or portions thereof accrued through the date of such financial statements, and (v) the Company and the Company Subsidiaries have duly and timely withheld all material Taxes required to be withheld and such withheld Taxes have been either duly and timely paid or properly set aside in accounts for such purpose and will be duly and timely paid.

               (b) no written agreement or other written document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes relating to the Company or any of the Company Subsidiaries and no power of attorney with respect to any such Taxes has been filed or entered into with any taxing authority. The time for filing any Tax Return relating to the Company or any of the Company Subsidiaries has not been extended to a date later than the date of this Agreement.

               (c) (i) no audits or other administrative proceedings or court proceed ings are presently pending with regard to any Taxes or Tax Return of the Company or any of the Company Subsidiaries as to which any taxing authority has asserted in writing any claim which, if adversely determined, would reasonably be expected to have a Company Material Adverse Effect, and (ii) no taxing authority is now asserting in writing any deficiency or claim for Taxes or any adjustment to Taxes with respect to which the Company or any of the Company Subsidiaries may be liable with respect to income and other material Taxes which has not been fully paid or finally settled.

               (d) none of the Company and the Company Subsidiaries (i) is a party to or bound by or has any obligation under any written Tax sharing, Tax indemnity or similar agreement or arrangement (including, without limitation, the Tax indemnification provisions of any acquisition or disposition agreement),
(ii) is or has been a member of any consolidated, combined or unitary group for purposes of filing Tax Returns or paying Taxes (other than such a group the common parent of which is the Company) or (iii) has entered into a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision or any similar provision of state or local law.

               (e) none of the assets of the Company or any of the Company Subsidiaries are subject to any Tax lien (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and which have been properly reserved for in the books and records of the Company).

               (f) neither the Company nor any of the Company Subsidiaries is subject to an election to have the provisions of Section 341(f) of the Code apply.

               (g) "Taxes" shall mean all federal, state, local or foreign income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registra tion, stamp, premium, excise, customs duties, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or other similar taxes, duties, fees, assess ments or other governmental charges or deficiencies thereof (including all interest and penalties thereon and additions thereto). "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and informa tion returns and any amendments to any of the foregoing relating to Taxes.

               Section 4.12 Property. (a) Except as set forth in Section 4.12(a) of the Company Disclosure Letter, each of the Company and the Company Subsidiaries (i) has good and valid title to all of its properties, assets and other rights that do not constitute real property free and clear of all Encumbrances, except for such Encumbrances that are not, individually or in the aggregate, reasonably expected to have a Company Material Adverse Effect, and
(ii) owns, has valid leasehold  interests in or valid contractual rights to use,
(x) each of the assets identified in Schedule 5.1(f) and (y) all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business, except where the failure to have such valid leasehold interests or such valid contractual rights are not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               (b) Except as set forth in Section 4.12(b) of the Company Disclosure Letter or as would not reasonably be expected to result in a Company Material Adverse Effect, each of the Company and the Company Subsidiaries owns and has good and valid title to the real property owned by such party and used in its business, free and clear of all Encumbrances, except for (A) minor imperfections of title, easements and rights of way, none of which, individually or in the aggregate, materially detracts from the value of or impairs the use of the affected property or impairs the operation of the Company or any of the Company Subsidiaries and (B) liens for current taxes not yet due and payable.

               (c) Section 4.12(c) of the Company Disclosure Letter sets forth a list, which is accurate and complete in all material respects, of each material real property lease under which the Company or any of the Company Subsidiaries is a tenant, and the Company has made a true and complete copy of each such lease available to GSCP. The Company and each Company Subsidiary is in peaceful and undisturbed possession of the space and/or estate under each lease under which it is a tenant, and there are no defaults by it as tenant thereunder, except for such disturbances or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               Section 4.13 Compliance with Laws; Authorizations. (a) The business of the Company and each of the Company Subsidiaries is being conducted in compliance with all applicable laws, including, without limitation, all insurance codes, laws, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and any other codes, laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity relating to the offer and sale of the Company's and the Company Subsidiaries' products or services, the marketing of any such products or services to potential purchasers or subscribers thereto, or any joint venture with any other party relating to the foregoing, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance with such laws, except, in each case, for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The representations and warranties contained in this Section 4.13 do not cover any matters covered by Sections 4.18, 4.19 or 4.20.

               (b) The Company,  and each of the Company  Subsidiaries,  has all certificates of authority, approvals, authorizations, permits and licenses, including, without limitation, mortgage banking licenses, the use and exercise of which are necessary for the conduct of its business as now conducted ("Authorizations"), other than such Authorizations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The business of the Company and each of the Company Subsidiaries has been and is being conducted in compliance with all such Authorizations, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company after due inquiry or as would not reasonably be likely, individually or in the aggregate, to result in a Company Material Adverse Effect, all such Authorizations are in full force and effect, and there is no proceeding or investigation pending or threatened and no communication, whether written or oral, which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Authorization. Section 4.13(b) of the Company Disclosure Letter sets forth a list of each material Authorization.

               (c) Except as set forth in Section 4.13(c) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has entered into any agreements or stipulations with any Governmental Entity, and no judgments, decrees, injunctions, fines or orders of any Governmental Entity have been issued with respect to the Company and the Company Subsidiaries, which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

               Section 4.14 Regulatory Filings. The Company has made available for inspection by GSCP complete copies of all material registrations, filings and submissions made since January 1, 1997 by the Company or any of the Company Subsidiaries with any Governmental Entity and any reports of examinations issued since January 1, 1997 by any such Governmental Entity that relate to the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; and all such reports, statements, documents, registrations, filings or submissions were true, complete and accurate and complied with applicable law when filed except for such inaccuracies and noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and, except as set forth in Section 4.14 of the Company Disclosure Letter, no material deficiencies have been asserted by any such Governmental Entity with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied, except for such deficiencies as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               Section  4.15  Investments.  (a)  Section  4.15  of  the  Company
Disclosure Letter sets forth a materially accurate and complete list of investments, including, without limitation, any securities, derivative instruments, repurchase agreements, options, forwards, futures or hybrid securities ("Company Investments") owned by the Company and the Company Subsidiaries as of September 30, 1998, together with the cost basis, book or amortized value, as the case may be, and investment rating as of September 30, 1998 of each such Company Investment. Except as set forth in
Section 4.15 of the Company Disclosure Letter, the Company and the Company Subsidiaries have good and marketable title to the Company Investments.

               Section 4.16 Information in Proxy Statement. None of the information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, and the Proxy Statement (or any amendment thereof or supplement thereto) will not, at the date it becomes effective and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading , except that no representation is made by the Company with respect to statements made therein based on information supplied by the GSCP Funds in writing for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

               Section 4.17 Brokers. Except as set forth in Section 4.17 of the Company Disclosure Letter, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Company or any Company Subsidiary in connection with the Acquisition or the other transactions contemplated hereby based upon arrangements made by and on behalf of the Company.

               Section 4.18 Employee Benefit Plans; ERISA. (a) Section 4.18(a) of the Company Disclosure Letter sets forth a complete and accurate list of: (i) all severance, employment, consulting, change of control, retention and all other similar agreements between the Company or any Company Subsidiary and any current or former employee, agent, independent contractor, officer or director,
(ii) all severance programs, policies and practices of the Company and each of the Company Subsidiaries, (iii) all plans or arrangements of the Company and each of the Company Subsidiaries relating to its respective current or former employees, agents, independent contractors, officers or directors that contain change in control provisions, including in all cases any and all amendments thereto, and (iv) all Company Benefit Plans. For purposes of this Agreement, "Company Benefit Plan" shall mean any pension, post-retirement benefit, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, equity-based award, retirement, vacation, disability, death benefit, hospitalization or other medical, dental, accident, disability, life or other insurance, supplemental unemployment benefits, material bonus, fringe and other welfare benefit plan, program, policy, agreement or arrangement, and each other employee benefit plan, program, agreement, arrangement or understanding providing benefits to any current or former employee, agent, independent contractor, officer or director of the Company or any of the Company Subsidiaries, whether written or unwritten, that is or has been maintained or established by the Company or any other Person that, together with the

Company, is treated as a single employer under Section 414 of the Code (each a "Company Commonly Controlled Entity"), or to which the Company or any Company Commonly Controlled Entity contributes or is obligated or required to contribute or with regard to which the Company or any of its Company Commonly Controlled Entities has knowledge of any event, transaction or condition that would reasonably be expected to result in any material liability at the Closing.

               (b) With respect to each Company Benefit Plan, to the extent applic able, the Company and the Company Subsidiaries have heretofore made available or have caused to be made available to GSCP true and complete copies of the following documents: (i) a copy of each written Company Benefit Plan and a summary of the essential terms of each unwritten Company Benefit Plan, (ii) a copy of the most recent annual report on Form 5500 and actuarial report, if required under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto, (iv) if the Company Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof, and (v) the most recent determination letter received from the IRS with respect to each Company Benefit Plan intended to qualify under Section 401 of the Code.

               (c) Except as set forth in Section 4.18(c) of the Company Disclosure Letter, (i) with respect to the Company Benefit Plans, no event has occurred and there exists no condition or set of circumstances, in connection with which the Company or any Company Commonly Controlled Entity could be subject to any liability under ERISA, the Code or any other applicable law (either directly or indirectly, including as a result of an indemnification obligation or any joint and several liability obligations) that, individually or in the aggregate, would result in a material liability to the Company or any of the Company Subsidiaries, (ii) no Company Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA, (iii) each Company Benefit Plan has been administered substantially in accordance with its terms, and all the Company Benefit Plans have been operated and are in material compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements except in so far as a failure to so comply, whether individually or collectively, would not result in a material liability to the Company or any of the Company Subsidiaries, (iv) with respect to each plan intended to be a qualified plan under Section 401(a) of the Code, the IRS has issued a favorable determination letter with respect to the qualification of each such Company Benefit Plan and its related trust, if any, and the IRS has not taken any action to revoke any such letter and the Company knows of no event that has occurred since the date of such determination that would reasonably be expected to result in the disqualification of such plan and (v) there are no pending or, to the knowledge of the Company, threatened or anticipated actions, suits, claims, assessments, complaints, proceedings or investigations of any kind in any court or governmental agency with respect to any Company Benefit Plan (other than routine claims for benefits) that could reasonably be expected to result in a material liability to the Company or the Company Subsidiaries.

               (d) Except as set forth in Section 4.18(d) of the Company Disclosure Letter, (i) no Company Benefit Plan provides for medical benefits (whether or not insured) to be made available with respect to current or former employees, agents, officers, directors or independent contractors (or any dependent of any of them) after retirement or other termination of service (other than (x) coverage mandated by applicable law or (y) benefits the full cost of which is borne by the current or former employee, agent, officer, director or independent contractor), and (ii) the consummation of the transactions contemplated by this Agreement will not (x) entitle any current or former employee, agent, independent contractor, director or officer of the Company or any of the Company Subsidiaries or any Company Commonly Controlled Entity to severance pay, golden parachute payment, or any other payment from the Company or a Company Subsidiary, except as expressly provided in this Agreement,
(y) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, agent, independent contractor, director or officer, or (z) constitute a "change in control" under any Company Benefit Plan.

               (e) Section 4.18(e) of the Company Disclosure Letter sets forth a complete and accurate list of all Company Stock Options outstanding as of the date of this Agreement (including the name of the Company Stock Option holder and such person's relationship to the Company and the Company Subsidiaries, the vesting schedules, exercise periods and exercise prices thereof and of all Company stock appreciation rights ("Company SAR's") outstanding as of the date of this Agreement (including the name of the Company SAR holder and such person's relationship to the Company and the Company Subsidiaries) and the reference market prices thereof.

               Section 4.19 Labor and Employee Relations. Except as disclosed in
Section 4.19 of the Company Disclosure Letter, none of the employees of the Company or the Company Subsidiaries are represented by any labor organization and, to the knowledge of the Company, no union claims to represent these employees have been made. Neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of the Company Subsidiaries, and no collective bargaining agreement is being negotiated by the Company or Company Subsidiaries. There is no labor dispute, strike or work stoppage against the Company or Company Subsidiaries pending, or to the knowledge of the Company, threatened except for such routine disputes and grievances as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, the Company and Company Subsidiaries are not, and have not been, engaged in any unfair labor practices as defined in the National Labor Relations Act or similar applicable law, ordinance or regulation, nor is there pending any unfair labor practice charge, except for such as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               Section 4.20  Environmental  Matters.  (a) Except as disclosed in
Section 4.20(a) of the Company Disclosure Letter or as would not reasonably be likely to have a Company Material Adverse Effect, (i) each of the Company and the Company Subsidiaries is and has been in compliance in all respects with and, has no existing liabilities under, and (ii) there are no written claims or notice by any person received by the Company or any of the Company Subsidiaries that any of the Company or the Company Subsidiaries has not been in compliance in all respects with or has any existing liabilities under all applicable laws, rules, regulations, common law, ordinances, decrees, orders and other binding legal requirements relating to pollution, the preservation of the environment, and the exposure to materials in the environment or the work place ("Environmental Laws") with respect to property owned, leased or operated by the Company or any of the Company Subsidiaries. Except as would not reasonably be likely to have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries is subject to any decrees, orders, decisions of arbitrators or judgments that impose requirements, restrictions or liabilities under, or penalties for violations of, any Environmental Laws or the aforementioned requirements or restrictions.

               (b) Except as disclosed in Section 4.20(b) of the Company Disclosure Letter, with respect to currently owned property and all property formerly owned, leased or operated by the Company or any of the Company Subsidiaries, including foreclosure property, to the knowledge of the Company after due inquiry, there are no past or present actions, conditions or occurrences that could form the basis of any claim under Environmental Laws against, or liability under such laws of, the Company or any of the Company Subsidiaries, except for such claims or liabilities which in the aggregate would not reasonably be expected to result in a Company Material Adverse Effect.

               Section 4.21 Opinion of Financial Advisor. The Company has received a written opinion from Donaldson, Lufkin & Jenrette Securities Corporation and the Special Committee of the Board of Directors has received a written opinion from J.P. Morgan Securities Inc., both dated as of the date hereof, and acknowledgements of such opinions, both dated March 31, 1999, to the effect that the investment to be made by the GSCP Funds in the Company pursuant to the terms of this Agreement, the Initial Loan Agreement, Amendment No. 1 and the Loan Agreement is fair to the public shareholders of the Company from a financial point of view, and the Company has received the permission of Donaldson, Lufkin & Jenrette Securities Corporation and J.P. Morgan Securities Inc. to include such opinions in the Proxy Statement.

               Section 4.22 Contracts. (a) Section 4.22 of the Company Disclosure Letter sets forth a list of all contracts, agreements, arrangements or understandings (written or oral) ("Contracts") to which the Company or any of the Company Subsidiaries is a party or by which it or any of them is bound and which are not set forth as exhibits to any of the Company SEC Reports and which:

               (i) require the payment by or to the Company or the Company Subsidiaries of amounts in excess of $50,000 per annum or are joint venture or strategic alliance or similar agreements, except for (x) mortgage loans purchased or originated in the ordinary course of business, (y) Contracts of the types specified in clauses (i) - (iv) of Section 4.18(a), or (z) agency, dealer, correspondent, sales representative, marketing and similar agreements entered into in the ordinary course of business;

               (ii) restrict the Company or any of the Company Subsidiaries from engaging in any line of business in any geographic area or competing with any person or entity or restricting the ability of the Company or the Company Subsidiaries to acquire equity securities of any person or entity;

               (iii) are employment, consulting or severance contracts applicable to any employee, officer, director, consultant or shareholder of the Company or the Company Subsidiaries, other than any contract which by its terms the Company or any Company Subsidiary may terminate on not more than 60 days' notice without liability;

               (iv) were entered into in connection with an acquisition, sale, lease, license, disposition or similar agreement of or regarding another entity, block of business, real property or other assets or property by the Company or any Company Subsidiary either not in the ordinary course of business (separately identifying any such Contract which includes a continuing payment or indemnity obligation), or which pertain to any such assets or property which have a value greater than $500,000, except for mortgage loans purchased or originated in the ordinary course of business;

               (v) is an evidence of any indebtedness for borrowed money of the Company or any of the Company Subsidiaries, including without limitation, any note, bond, mortgage, deed of trust, credit agreement, loan agreement, security agreement, or indenture;

               (vi) is an intercompany agreement, including without limitation, any tax sharing, expense sharing, employee leasing or other similar agreement;

               (vii) were entered into in connection with securitizations or pools of mortgage loans, including, without limitation, any mortgage sale agreement or mortgage servicing agreement to which the Company or any Company Subsidiary is a party (the "Mortgage Servicing Agreements") relating thereto and any documentation evidencing the rights in respect of interest only or residual certificates owned by the Company or any Company Subsidiary; any such agreements described in the preceding clause that were entered into in the ordinary course of business may be described in Section 4.22 of the

Company Disclosure Letter in summary form but shall be subject to Section 4.22(b) hereof; or

               (viii) is a management, administrative services, data processing or software licensing Contract, excluding off-the-shelf software licenses; (the contracts in clause (i)-(viii), together with the Contracts filed as exhibits to the Company SEC Reports, collectively, the "Company Contracts").

               (b) With respect to each of the Company Contracts, to the knowledge of the Company, except as disclosed in Section 4.22 of the Company Disclosure Letter: such contract is (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) valid and binding upon the Company or any Company Subsidiary party thereto and, to the Company's knowledge, the other party thereto and is in full force and effect.

               Section 4.23 Intellectual Property. The Company and/or each of the Company Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of the Company and the Company Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, and to the knowledge of the Company all patents, trademarks, trade names, service marks and copyrights held by the Company and/or the Company Subsidiaries are valid and subsisting. The Company does not know of any claim or any infringement or similar violation that could give rise to any claim against the use by the Company or any of the Company Subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company or any of the Company Subsidiaries as currently conducted or as proposed to be conducted which would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

               Section 4.24 Voting Requirements; Takeover Statutes. (a) The only votes of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement, the Restated Articles of Incorporation, the Acquisition and the other transactions contemplated by this Agreement excluding the Amendment are as follows: (i) if a quorum consisting of the majority of the voting power of the Company Common Stock exists, the votes of the Company Common Stock that favor approval and adoption exceeding the votes cast opposing approval and adoption in accordance with Sections 607.0725 and
607.1003 of the FBCA; and (ii) the affirmative votes of the holders of at least 66 2/3% of the Company's Class A Preferred Stock and Class C Preferred Stock, voting separately as a class. The only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt the Amendment is, if a quorum exists, the majority of the voting power of the Company Common Stock, excluding any voting shares held by the GSCP Funds, their affiliates and associates, in accordance with Section 607.0901(5)(c) of the FBCA.

               (b)  The  Board  of  Directors  of  the  Company,  acting  on the unanimous recommendation of the Special Committee, has approved the terms of this Agreement, the Restated Articles of Incorporation, the Amendment, the Restated Bylaws, the consummation of the Acquisition and the other transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to this Agreement, the Acquisition and the other transactions contemplated hereby the provisions of Sections 607.0901 and 607.0902 of the FBCA. No other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Restated Articles of Incorporation, the Amendment, the Restated Bylaws, the Acquisition or any of the other transactions contemplated hereby, and no provision of the Articles of Incorporation, Bylaws or other governing instruments of the Company or any of the Company Subsidiaries would, directly or indirectly, restrict or impair the ability of the GSCP Funds to vote, or otherwise to exercise the rights of shareholders with respect to, shares of the Company and the Company Subsidiaries that may be acquired or controlled by the GSCP Funds.

               Section 4.25 Disclosure. To the Company's knowledge, no representa tion or warranty by the Company or the Company Subsidiaries contained in or made in any certificate delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading.

               Section 4.26 Transactions with Affiliates. Except as set forth in
Section 4.26 of the Company Disclosure Letter or as disclosed in any of the Company SEC Reports, neither the Company nor any Company Subsidiary has entered into any material transaction, contract or arrangement with an Affiliate (other than the Company, any Company Subsidiary or the GSCP Funds) (i) since January 1, 1998 or (ii) prior to January 1, 1998 and in respect of which either the Company or a Company Subsidiary has or may in the future have continuing obligations.

               "Affiliate" or "affiliate" shall mean a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, including but not limited to a subsidiary of the first Person, a Person of which the first Person is a subsidiary, or another subsidiary of a Person of which the first Person is also a subsidiary. "Control" (including the terms "controls" "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

               Section 4.27 Discontinued Operations. Section 4.27 of the Company Disclosure Letter accurately describes all of the businesses and operations that
(i) have been dissolved, sold, transferred or otherwise disposed of by the Company, any Company Subsidiary or any former subsidiary of the Company, any Company Subsidiary, or any predecessor thereto and (ii) were businesses and operations of the Company, any Company Subsidiary or any former subsidiary of the Company or any predecessor thereto, in either case, in respect of which any of them may have any continuing material liability or obligation.


                                    ARTICLE V
                   CONDUCT OF BUSINESS PENDING THE ACQUISITION

               Section 5.1 Conduct of Business by the Company Pending the Acquisition. From the date hereof until the Closing, unless GSCP shall otherwise agree in writing, or except as set forth in Section 5.1 of the Company Disclosure Letter or as otherwise contemplated by this Agreement, the Company and the Company Subsidiaries shall conduct their respective businesses solely in the ordinary course and shall use all commercially reasonable efforts to preserve intact their business organizations and relationships with third parties (including but not limited to their respective relationships with policyholders and agents), to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as set forth in Section 5.1 of the Company Disclosure Letter or as otherwise provided in this Agreement, from the date hereof until the Closing, without the prior written consent of GSCP:

               (a) the Company shall not and shall not permit any Company Subsidiary to adopt or propose any change in its Articles of Incorporation or Bylaws;

               (b) the Company shall not declare, set aside or pay any dividend or other distribution with respect to or acquire any shares of capital stock of the Company, or split, combine or reclassify any of the Company's capital stock, and the Company and the Company Subsidiaries shall not repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company;

               (c) the Company shall not, and shall not permit any Company Subsidiary to, merge or consolidate with any other person or (except in the ordinary course of business after notice to GSCP) acquire a material amount of assets of any other person;

               (d) the  Company  shall not,  and shall not  permit  any  Company
Subsidiary to, enter into or terminate any material contract, agreement, commitment, or understanding other than agreements entered into with unaffiliated third parties, on an arms-length basis and in the ordinary course of business constituting marketing affiliation and sales agreements on terms comparable with its existing agreements of such nature;

               (e) the Company shall not, and shall not permit any Company Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of (i) any material facility owned or leased by the Company or any Company Subsidiary or (ii) any assets or property which are material to the Company and the Company Subsidiaries, taken as a whole, except pursuant to existing contracts or commitments, or in the ordinary course of business after notice to GSCP;

               (f) the Company shall not, and shall not permit any Company Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of the assets described on Schedule 5.1(f) hereto;

               (g) the Company shall not, and shall not permit any Company Subsidiary to, settle any material audit, make or change any material Tax election or file amended Tax Returns unless required by law or such settlement results in a refund to the Company and in each case the Company notifies GSCP at least five days prior to the date any such action is taken;

               (h) the Company and the Company Subsidiaries shall not issue any capital stock or other securities or enter into any amendment of any material term of any outstanding security of the Company, except upon the exercise of stock options existing on the date hereof, and the Company and the Company Subsidiaries shall not incur any material indebtedness except in the ordinary course of business pursuant to existing credit facilities or arrangements, amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under or fail to make any required contribu tion to, any Company Benefit Plan or materially increase any non-salary benefits payable to any employee or former employee, except in the ordinary course of business consistent with past practice, as required by applicable law or as otherwise permitted by this Agreement;

               (i) except in the ordinary course of business consistent with past practice, as may be required by applicable law or as may be necessary for compliance under Section 401(a) of the Code, if applicable, the Company shall not, and shall not permit any Company Subsidiary to (i) grant Options, Company SAR's or other equity-related awards; (ii) grant any increase in the compensation, bonus, severance, termination pay or other benefits of any former or current employee, agent, consultant, officer or director of the Company or any Company Subsidiary; (iii) enter into or amend any employment agreement, deferred compensation, consulting, severance, termination, indemnification or any other such agreement with any such former or current employee, agent, consultant, officer or director of the Company or any Company Subsidiary; or (iv) amend, adopt or terminate any Company Benefit Plan;

               (j) the Company shall not change any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such change required by GAAP;

               (k) the Company shall not, and shall not permit any Company Subsidiary to, conduct material transactions in Company Investments except in compliance in all material respects with the investment policies of the Company and any such Company Subsidiary established from time to time in the ordinary course of business and in all material respects all applicable laws and regulations;

               (l) the Company shall not, and shall not permit any Company Subsidiary to, enter into any agreement to purchase, or to lease for a term in excess of one year, any real property, provided that the Company, or any Company Subsidiary, (i) may as a tenant, or a landlord, renew any existing lease for a term not to exceed eighteen months and (ii) nothing herein shall prevent the Company, in its capacity as a landlord, from renewing any lease pursuant to an option granted prior to the date hereof;

               (m) the Company shall not, and shall not permit any Company Subsidiary to, enter into any transaction, contract or arrangement whatsoever with an Affiliate (other than the Company or any Company Subsidiary), except transactions in the ordinary course of business consistent with past practice pursuant to pre-existing contracts disclosed in Section 4.26 of the Company Disclosure Letter or disclosed in the Company SEC Reports;

               (n) the Company shall not release any third party from any material obligation, or grant any consent, under any confidentiality or other agreement, or fail to fully enforce any such agreement, except in the ordinary course of business;

               (o) without the prior consent of GSCP, which shall not be unreasonably withheld or delayed, enter into any securitization or pool of mortgage loans purchased, originated or serviced by the Company or any Company Subsidiary ("Mortgage Loans") or sale of whole Mortgage Loans in bulk transactions; and

               (p) the Company shall not, and shall not permit any Company Subsidiary to, agree or commit to do any of the foregoing.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

               Section 6.1 Access and Information. The Company shall afford to GSCP and its financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives access upon reasonable notice and during normal business hours throughout the period prior to the Closing to all of the books, records, properties, plants and personnel of the Company and the Company Subsidiaries and, during such period, shall furnish as promptly as practicable to GSCP (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (b) all other information as such other party reasonably may request, provided that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein or the conditions to the obligations of the GSCP Funds to consummate the Acquisition and the other transactions contemplated hereby.

               Section 6.2  Solicitation.  (a) Unless the Company  complies with
Section 6.2(c), the Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, the Company or any of the Company Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as defined in Section 6.2(e)), (ii) enter into any agreement with respect to any Takeover Proposal or give any approval of the type referred to in
Section 4.24(b) with respect to any Takeover Proposal or (iii) continue or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. At any time prior to, but at no time subsequent to, the receipt of the Shareholder Approval, the Company may, subject to compliance with Section 6.2(c), (i) solicit, initiate or encourage a Takeover Proposal of the sort referred to in clause (x) of Section 6.2(e) that involves consideration to the Company's shareholders with a value that the
Company's Board of Directors reasonably believes, based on advice from the Company's independent outside financial advisor, is superior to the consideration to the Company provided for pursuant to this Agreement, and (ii) furnish information with respect to the Company pursuant to a customary confidentiality agreement to any person making such proposal and (iii) participate in negotiations or discussions regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

               (b) Neither the Board of Directors of the Company nor any committee thereof (including the Special Committee) shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to any of the GSCP Funds, the approval or recommendation by such Board of Directors or such committee (including the Special Committee) of this Agreement or the Acquisition or (y) approve or recommend, or propose to approve or recommend, any Takeover Proposal except in connection with a Superior Proposal (as defined in Section 6.2(e)) and then only at or after the termination of this Agreement pursuant to and in accordance with
Section 8.3.

               (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.2, the Company promptly shall advise GSCP orally and in writing of any Takeover Proposal, the identity of the person making any such Takeover Proposal, and all the material terms and conditions thereof and promptly shall provide GSCP with a true and complete copy of such Takeover Proposal, if in writing. The Company shall keep GSCP fully informed of the status and material details (including material amendments or proposed amendments) of any such Takeover Proposal.

               (d) Nothing contained in this Section 6.2 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act; provided, however, neither the Company nor its Board of Directors nor any committee thereof (including the Special Committee) shall, except as permitted by Section 6.2(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Acquisition or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

               (e) As used in this Agreement: "Superior Proposal" means a bona fide written Takeover Proposal (x) to acquire, directly or indirectly, for consideration consist ing of cash and/or securities and/or the contribution or combination of assets by merger or otherwise, more than 50% of the shares and/or voting power of Company Common Stock then outstanding or all or substantially all the assets of the Company, (y) otherwise on terms which the Board of Directors of the Company decides in its good faith reasonable judgment to be more favorable to the Company's shareholders than the transactions provided for pursuant to this Agreement (based on the advice with only customary qualifications, of the Company's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the transactions provided for pursuant to this Agreement), for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors, based on advice from the Company's independent financial advisor, is reasonably capable of being obtained by such third party and (z) which the Board of Directors determines, in its good faith reasonable judgment, is reasonably likely to be consummated without undue delay; and "Takeover Proposal" means any written proposal for a merger, consolidation or other business combination involving the Company or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in any more than 15% of the voting power of, or a substantial portion of the assets of, the Company and/or the Company Subsidiaries, taken as a whole, other than the Acquisition and the other transactions contemplated by this Agreement.

               Section 6.3 Filings; Other Action. Subject to the terms and conditions herein provided, as promptly as practicable, the Company and the GSCP Funds shall: (i) promptly make all filings and submissions under the HSR Act and all filings required by the regulatory authorities of any of the several states, the District of Columbia and the Commonwealth of Puerto Rico, and deliver notices and consents to jurisdiction to Governmental Entities, each as reasonably may be required to be made in connection with this Agreement, the Acquisition and the other transactions contemplated hereby, (ii) use all reasonable efforts to cooperate with each other in (A) determining which filings are required to be made prior to the Closing with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Closing from, Governmental Entities of the United States, the several states or the District of Columbia, the Commonwealth of Puerto Rico and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations, and (iii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary or appropriate to consummate the Acquisition and the other transactions contemplated hereby as soon as practicable. In connection with the foregoing, the Company will, and will cause each Company Subsidiary to, provide GSCP, and the GSCP Funds will provide the Company, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement, the Acquisition and the other transactions contemplated hereby and thereby. Each of the GSCP Funds and the Company acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the Acquisition and the other transactions contemplated hereby, and each of the GSCP Funds and the Company agree to take such action as is necessary to complete such notifications and obtain such clearances, approvals, waivers or third party actions, provided, however, that nothing in this Section 6.3 or elsewhere in this Agreement shall require any party hereto to incur expenses in connection with the Acquisition and the other transactions contemplated hereby which are not reasonable under the circumstances in relation to the size of the Acquisition and the other transactions contemplated hereby or require the GSCP Funds, the Company or any Company Subsidiary to hold separate, or make any divestiture of, any asset or otherwise agree to any material restriction on their operations in order to obtain any waiver, consent or approval required by this Agreement if, in the case of the Company or any Company Subsidiary, such divestiture or restriction would reasonably be likely to have a Company Material Adverse Effect.

               Section 6.4 Public Announcements. The GSCP Funds, on the one hand, and the Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld or delayed), except as may be required by applicable law.

               Section 6.5 Company Indemnification Provision. The GSCP Funds and the Company agree that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company or any of the Company Subsidiaries (collectively, the "Indemnified Parties") as provided in the Company's Articles of Incorporation or Bylaws or the Certificate or Articles of Incorpora tion, Bylaws or similar organizational documents of any of the Company Subsidiaries as in effect as of the date hereof or pursuant to the terms of any indemnification agreements entered into between the Company and any of the Indemnified Parties with respect to matters occurring prior to the Closing shall survive the Closing and shall continue in full force and effect (without modification or amendment, except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification), to the fullest extent and for the maximum term permitted by law, and shall be enforceable by the Indemnified Parties against the Company. At the Closing the Company shall expressly and directly assume by written instrument all such obliga tions. The GSCP Funds and the Company shall cause to be maintained in effect for not less than six years from the Closing the current policies of the directors' and officers' liability insurance maintained by the Company (provided that the Company may substitute therefor policies of at least equivalent coverage containing terms and conditions which are not materially less advantageous) with respect to matters occurring prior to the Closing, provided that in no event shall the GSCP Funds or the Company be required to expend to maintain or procure insurance coverage pursuant to this Section 6.6 any amount per annum in excess of 300% of the aggregate premiums paid in 1998 on an annualized basis for such policies. In the event the payment of such amount for any year is insufficient to maintain such insurance or equivalent coverage cannot otherwise be obtained, the Company shall purchase as much insurance as may be purchased for the amount indicated. The provisions of this Section 6.6 shall survive the Closing and expressly are intended to benefit each of the Indemnified Parties.

               Section 6.6 Comfort Letter. The Company shall use all reasonable efforts to cause PricewaterhouseCoopers LLP or their successor and Grant Thornton LLP, the Company's independent accountants, and/or any other relevant auditors, to deliver to the GSCP Funds a letter dated as of the date of the Proxy Statement and addressed to the GSCP Funds, in form and substance reasonably satisfactory to GSCP, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company and the Company Subsidiaries contained in the Proxy Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the transactions contemplated hereby.

               Section 6.7 Additional Matters. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals in connection with the Governmental Requirements and any other third party consents and to effect all necessary registrations and filings. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the GSCP Funds and the Company shall take all such necessary action.

               (b) At all times prior to the Closing, (i) the Company shall promptly notify GSCP in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Sections 7.1 and 7.3 to be satisfied, promptly upon becoming aware of the same and (ii) GSCP shall promptly notify the Company in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Sections 7.1 and 7.2 to be satisfied, promptly upon becoming aware of the same.

               Section 6.8 Shareholder Litigation. Each of the Company and the GSCP Funds shall give the other the reasonable opportunity to participate at its sole cost and expense in the defense of any shareholder litigation against the Company or the GSCP Funds, as applicable, and its directors relating to the transactions contemplated by this Agreement.

               Section 6.9 Funding of the Loan Agreement. The GSCP Funds shall, at the Closing, enter into the Amendment and Restatement of the Loan Agreement with the Company pursuant to the Commitment Letter and perform their respective obligations thereunder to fund the Additional Advance.

               Section 6.10 Disclosure Letters. From time to time prior to the Closing, each of the GSCP Funds and the Company may supplement or amend the GSCP Disclosure Letter or the Company Disclosure Letter, as the case may be, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described therein or that is necessary to complete or correct any information therein that is or has been rendered untrue, inaccurate, incomplete or misleading. Delivery of such supplements shall be for informational purposes only and shall not expand or limit the rights or affect the obligations of any party hereunder, and such supplements shall not constitute a part of the GSCP Disclosure Letter or Company Disclosure Letter, as the case may be, for purposes of this Agreement.

               Section 6.11 Amendment to Preferred Stock Agreement. At or prior to the Closing, the Company and the GSCP Funds shall enter into Amendment No. 1 to the Preferred Stock Purchase and Option Agreement, dated July 14, 1998, among GSCP, GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Travelers Casualty and Surety Company and the Company, which shall be in the form attached hereto as Exhibit C.

               Section 6.12 Dissenters Statute. If dissenters' rights are provided with respect to the transactions contemplated hereby, in accordance with Sections 607.1301, 607.1302 and 607.1303 of the FBCA (the "Dissenters Statute"), the Company shall give GSCP (i) prompt notice of any written notice or demand under the Dissenters Statute with respect to any Company Common Stock, any withdrawal of any such notice or demand, and any other instruments delivered pursuant to the Dissenters Statute and received by the Company, including in each case details regarding the number of dissenting shares and the holders thereof, and (ii) the right to participate in all negotiations and proceedings with respect to any demands under the Dissenters Statute with respect to any Company Common Stock. The Company shall cooperate with GSCP concerning, and shall not, except with the prior written consent of GSCP, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.

               Section 6.13 Filing Restated Articles of Incorporation and Amendment. Even if the Company obtains Shareholder Approval for the Restated Articles of Incorporation or the Amendment, as the case may be, the Company shall not cause the Restated Articles of Incorporation and/or the Amendment to be filed with the Secretary of State of Florida unless the Closing occurs. This
Section 6.13 shall survive any termination of this Agreement.

                                   ARTICLE VII
                  CONDITIONS TO CONSUMMATION OF THE ACQUISITION

               Section 7.1 Conditions to Each Party's Obligation to Effect the Acquisition. The respective obligations of each party to effect the Acquisition shall be subject to the satisfaction, or written waiver by such party, at or prior to the Closing of the following conditions:

               (a) any waiting period applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall not have been withdrawn or terminated;

               (b) no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or governmental authority having jurisdiction which prohibits, restrains, enjoins or restricts consummation of the Acquisition;

               (c) each of the Company, the Company Subsidiaries and GSCP shall have made such filings, and obtained such material permits, authorizations, consents, or approvals, required by Governmental Requirements to consummate the transactions contemplated hereby, and the appropriate forms shall have been executed, filed and approved as required by the Governmental Requirements; and

               (d) this Agreement, the Restated Articles of Incorporation, the Acquisition and the other transactions contemplated hereby shall have been adopted and approved by the requisite vote of the shareholders of the Company in accordance with the applicable provisions of the FBCA (the "Requisite Vote"), provided, however, that the obligations of the parties hereto shall not be conditioned on the approval of the Amendment by the shareholders of the Company.

               Section 7.2 Conditions to Obligation of the Company to Effect the Acquisition. The obligation of the Company to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following additional condition:

               Each of the GSCP Funds shall have performed in all material respects their obligations under this Agreement required to be performed by them at or prior to the Closing, including the obligations pursuant to Section 6.10 hereof; the representations and warranties of each of the GSCP Funds contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Closing as if made at and as of such time except as contemplated by the GSCP Disclosure Letter and this Agreement; and the Company shall have received a certificate of the Chairman of the Board, the President or the Chief Financial Officer of the general partner of each of the GSCP Funds as to the satisfaction of this condition.

               Section 7.3 Conditions to Obligations of the GSCP Funds to Effect the Acquisition. The obligations of the GSCP Funds to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following additional conditions:

               (a) the Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing; and the representations and warranties of the Company contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Closing as if made at and as of such time, except as contemplated by the Company

Disclosure Letter or this Agreement and except that representations and warranties that are made as of a specific date shall have been true and correct in all material respects as of such specified date; and GSCP shall have received a certificate of the Chairman of the Board, the President or the Chief Financial Officer of the Company as to the satisfaction of this condition;

               (b) the GSCP Funds shall have received favorable opinions, addressed to the GSCP Funds and dated as of the Closing, from each of Kramer Levin Naftalis & Frankel LLP, special counsel to the Company, and special Florida counsel to the Company satisfactory to the GSCP Funds, to the effect set forth in Exhibit E and Exhibit F hereto, respectively, and otherwise satisfactory in substance and form to the GSCP Funds.

               (c) the Resigning Directors shall have delivered to the Company an irrevocable resignation from such position, effective as of the Closing, and the New Directors shall have been duly elected as directors of the Company;

               (d) since the date of this Agreement, there shall not have occurred or be continuing any event, condition or set of circumstances which, individually or in the aggregate, has had or is reasonably likely to result in a Company Material Adverse Effect;

               (e) the third party consents listed on Schedule 7.3(e) hereto shall have been obtained and all other third party consents shall have been obtained other than consents the failure of which to be obtained would not reasonably be expected to have a Company Material Adverse Effect;

               (f) there shall not have been an exercise of dissenters' rights by delivery of notice to the Company of an intent to demand payment for such shares pursuant to the Dissenters Statute by holders of Company Common Stock representing, in the aggregate, more than 10% of the Company Common Stock outstanding;

               (g) the Company shall have entered into employment agreements with the employees identified on Schedule 7.3(g) hereto effective as of the Closing, in form and substance satisfactory to GSCP; and

               (h) each of the Amended and Restated Intercreditor Agreements listed on Schedule 7.3(h) hereto shall remain in full force and effect and the Standstill Period (as defined therein) shall not have terminated, and there shall not have occurred any event which, after notice or passage of time or both, would permit the termination of the Standstill Period thereunder.

                                  ARTICLE VIII
                                   TERMINATION

               Section 8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by mutual written agreement of GSCP and the Company.

               Section 8.2 Termination by Either GSCP or the Company. This Agreement may be terminated and the Acquisition and the other transactions contemplated hereby may be abandoned by action of either GSCP or the Board of Directors of the Company if (a) (x) this Agreement, the Acquisition and the other transaction contemplated hereby or (y) the Restated Articles of Incorporation shall fail to receive the Requisite Vote for approval and adoption by the shareholders of the Company at the Special Meeting, provided, however, that the parties may not terminate this Agreement if the shareholders of the Company fail to approve the Amendment, (b) the Acquisition shall not have been consummated on or before June 30, 1999; provided, however, that this Agreement may be extended (i) by the mutual written agreement of GSCP and the Company, or
(ii) by written notice of either GSCP or the Company to a date no later than September 30, 1999, if the Acquisition shall not have been consummated as a direct and principal result of the conditions in Sections 7.1(a) or 7.1(c) not having been satisfied by such date, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to clause (b) shall not be in material violation of any of its representations, warranties or covenants set forth in this Agreement, and the party seeking to terminate this Agreement pursuant to clause (c) shall have used all reasonable efforts to remove such injunction, order or decree.

               Section 8.3 Termination by the Company. This Agreement may be terminated and the Acquisition and the other transactions contemplated hereby may be abandoned at any time prior to the Closing, before or after the adoption and approval of the Acquisition and this Agreement by the shareholders of the Company referred to in Section 2.1, by action of the Board of Directors of the Company, if prior to the Special Meeting, the Board of Directors of the Company has withdrawn, or modified or changed in a manner adverse to GSCP its approval or recommendation of this Agreement or the Acquisition in order to approve and permit the Company to execute a definitive agreement relating to a Superior Proposal; provided, however, that prior to any such withdrawal, modification, change or termination, the Company shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with the GSCP Funds to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms.

               Section 8.4 Termination by GSCP. This Agreement may be terminated and the Acquisition may be abandoned at any time prior to the Closing by action of GSCP, if (a) there has been a breach by the Company or a Company Subsidiary of any representation or warranty contained in this Agreement which would have or would reasonably be likely to have a Company Material Adverse Effect and is not cured, if curable within thirty (30) days after notice; (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company or a Company Subsidiary, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach given by GSCP to the Company; or (c) the Board of Directors of the Company shall have withdrawn, modified or changed in a manner adverse to GSCP its approval or recommendation of this Agreement or the Acquisition or shall have recommended a Takeover Proposal, or shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for a Takeover Proposal or other business combination with a person or entity other than GSCP.

               Section 8.5 Effect of  Termination  and  Abandonment.  (a) In the
event of termination of this Agreement and the abandonment of the Acquisition pursuant to this Article VIII, written notice thereof shall as promptly as practicable be given to the other party to this Agreement and this Agreement shall terminate and the transactions contem plated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein: (i) there shall be no liability or obligation on the part of the GSCP Funds, the Company or the Company Subsidiaries or their respective officers and directors, and all obligations of the parties shall terminate, except for the obligations of the parties pursuant to this Section 8.5, except for the provisions of Sections 3.7, 4.17, 6.4, 6.13, 9.4, 9.5, 9.6,
9.10, 9.11 and 9.12 and except that a party who is in material breach of its representations, warranties, covenants or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses incurred by the other party in connection with this Agreement and the transactions contemplated hereby, and (ii) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or person to which made.


                                   ARTICLE IX
                               GENERAL PROVISIONS

               Section 9.1 Survival of Representations, Warranties and Agreements. No representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive beyond the Closing, other than those covenants and agreements which by their express terms apply in whole or in part after the Closing.

               Section 9.2 Notices. All notices, claims, demands and other communi cations hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

               (a)    If to the GSCP Funds, to:

                      Greenwich Street Capital Partners II, L.P.
                      c/o Greenwich Street Capital Partners Inc.
                      388 Greenwich Street, 36th Floor
                      New York, New York  10013
                      Telecopy:  (212) 816-0166
                      Attention:  Sanjay Patel

                      With copy to:

                      Debevoise & Plimpton
                      875 Third Avenue
                      New York, New York  10022
                      Telecopy: (212) 909-6836
                      Attention: Steven Ostner, Esq.

               (b) If to the Company, to:

                      IMC Mortgage Company
                      5901 E. Fowler Avenue
                      Tampa, Florida  33617
                      Telecopy:  (813) 984-2593
                      Attention:  President

                      With copies to:

                      Mitchell W. Legler, Esq.
                      300A Wharfside Way
                      Jacksonville, Florida  32207
                      Telecopy:  (904) 346-3299

                             -and-

                      Kramer Levin Naftalis & Frankel LLP
                      919 Third Avenue
                      New York, New York  10022
                      Telecopy:  (212) 715-8000
                      Attention:  Peter S. Kolevzon, Esq.

               Section 9.3 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               Section 9.4 Entire Agreement; Assignment. This Agreement (including the Exhibits, the Schedules, the Company Disclosure Letter, the GSCP Disclosure Letter and the other documents and instruments referred to herein) constitutes the entire agree ment and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto. This Agreement shall not be assigned by operation of law or otherwise.

               Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law, except to the extent that it is mandatorily governed by the laws of the State of Florida.

               Section 9.6 Expenses. Except as provided in Section 8.5, whether or not the Acquisition is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the Company.

               Section 9.7 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               Section 9.8 Waiver. At any time prior to the Closing, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

               Section 9.9 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

               Section 9.10 Severability; Validity; Parties in Interest. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

               Section 9.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accord ingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

               Section 9.12 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

               IN WITNESS WHEREOF, each of GSCP, Offshore, GF, GSEF, TRV and the Company has caused this Agreement to be executed as of the date first above written.

                      GREENWICH STREET CAPITAL PARTNERS II, L.P.
                      GSCP OFFSHORE FUND, L.P.
                      GREENWICH FUND, L.P.
                      GREENWICH STREET EMPLOYEES FUND, L.P.
                      TRV EXECUTIVE FUND, L.P.


                    By: Greenwich Street Investments II, L.L.C., their General Partner


                      By:
                           Name:
                           Title:   Managing Member



                      IMC MORTGAGE COMPANY


                      By:
                           Name:
                           Title:

                             TABLE OF DEFINED TERMS


Acquisition                                               ..............Recitals
Additional Advance                                        ..............Recitals
Adjustment Event                                          ...........Section 1.6
Affiliate                                                 ..........Section 4.26
Amendment                                                 ...........Section 1.4
Amendment and Restatement of the Loan Agreement           ..............Recitals
Amendment No. 1                                           ..............Recitals
Authorizations                                            .......Section 4.13(b)
Closing                                                   ...........Section 1.2
Class C Preferred Shares                                  ..............Recitals
Class C Preferred Stock                                   ..............Recitals
Closing Date                                              ...........Section 1.2
Code                                                      ..............Recitals
Company                                                   ..............Preamble
Company Benefit Plan                                      .......Section 4.18(a)
Company Commonly Controlled Entity                        .......Section 4.18(a)
Company Common Stock                                      ..............Recitals
Company Contracts                                         .......Section 4.22(a)
Company Disclosure Letter                                 ............Article IV
Company Investments                                       ..........Section 4.15
Company Material Adverse Effect                           ...........Section 4.1
Company Preferred Stock                                   ...........Section 4.2
Company SAR's                                             .......Section 4.18(e)
Company SEC Reports                                       ...........Section 4.6
Company Stock Options                                     ...........Section 4.2
Company Subsidiaries                                      ........Section 4.3(b)
Contracts                                                 .......Section 4.22(a)
Control                                                   ..........Section 4.26
Dissenters Statute                                        ..........Section 6.14
Encumbrance                                               ...........Section 3.3
Environmental Laws                                        .......Section 4.20(a)
ERISA                                                     .......Section 4.18(b)
Exchange Act                                              ...........Section 2.2
FBCA                                                      ..............Recitals
GAAP                                                      ...........Section 4.6
GF                                                        ..............Preamble
Governmental Requirements                                 ...........Section 3.3
Government Entity                                         ...........Section 3.3

GSCP                                                      ..............Preamble
GSCP Disclosure Letter                                    ...........Article III
GSC Funds                                                 ..............Preamble
GSC Material Adverse Effect                               ...........Section 3.1
GSEF                                                      ..............Preamble
HSR Act                                                   ...........Section 3.3
IMC Acquisitions                                          ..............Recitals
Indemnified Parties                                       ...........Section 6.6
Initial GSCP Funds                                        ..............Preamble
Initial Loan Agreement                                    ..............Recitals
Interim Commitments                                       ..............Recitals
Interim Loans                                             ..............Recitals
Liabilities                                               ...........Section 4.9
Loan Agreement                                            ..............Recitals
Merger                                                    ..............Recitals
Mortgage Servicing Agreements                             .......Section 4.22(a)
Mortgage Loan                                             ........Section 5.1(o)
New Directors                                             ...........Section 1.5
Offshore                                                  ..............Preamble
Person                                                    .......Section 3.10(b)
Proxy Statement                                           ...........Section 2.2
Requisite Vote                                            ........Section 7.1(d)
Resigning Directors                                       ...........Section 1.5
Restated Articles of Incorporation                        ...........Section 1.4
Restated Bylaws                                           ...........Section 1.4
SEC                                                       ...........Section 2.2
Securities Act                                            ...........Section 2.2
Shareholder Approval                                      ...........Section 2.1
Special Committee                                         ..............Recitals
Special Meeting                                           ...........Section 2.1
Superior Proposal                                         ........Section 6.2(e)
Takeover Proposal                                         ........Section 6.2(e)
Taxes                                                     .......Section 4.11(g)
Tax Returns                                               .......Section 4.11(g)
TRV                                                       .............Preamble

                                                                         ANNEX B

February 18, 1999


Board of Directors
IMC Mortgage Company
5901 E. Fowler Avenue
Tampa, Florida  33617

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the Public Stockholders (as defined below) of IMC Mortgage Company, a Florida corporation (the "Company"), of the amount of the Investment (as defined below) for the securities to be issued therefor pursuant to (i) the Agreement and Plan of Merger, dated as of February 18, 1999 (the "Merger Agreement") among the Company, Greenwich Street Capital Partners II, L.P. ("GSCP"), and IMC 1999 Acquisition Co., Inc. ("Acquisition Co."), a wholly-owned subsidiary of GSCP, pursuant to which, upon consummation of the Merger (as defined below), as contemplated by the Merger Agreement, GSCP will acquire an interest in the Company as more fully described below, and (ii) the Loan Agreement, dated as of October 12, 1998 (the "Original Loan Agreement"), by and among GSCP, Greenwich Fund L.P. ("Greenwich Fund") and GSCP Offshore Fund, L.P. ("GSCP Offshore," and together with GSCP and Greenwich Fund, the "Lenders"), and the Company, as amended by Amendment No. 1 to Loan Agreement dated as of February 18, 1999 ("Amendment No. 1 to Loan Agreement") and the letter dated February 18, 1999 from the Lenders to Acquisition Co. (the "Loan Agreement Commitment Letter") relating to the Amended and Restated Loan Agreement (the "Amended and Restated Loan Agreement," and, together with Amendment No. 1 to Loan Agreement, the Loan Agreement Commitment Letter and the Original Loan Agreement, the "Loan Agreement"), pursuant to which, the Lenders have agreed to make up to $33.0 million (the "Original Commitment") and an additional $40.0 million (the "Additional Commitment", and together with the Original Commitment, the "Commitment"), respectively, available to the Company.

We understand that the Merger Agreement provides that, among other things, subject to certain conditions precedent including the approval of the holders (the "Public Stockholders") of a majority of the Company's Common Stock, (i) Acquisition Co. will merge (the "Merger") with and into the Company (hereinafter the "Surviving Corporation"), (ii) each of the shares of the Company's Common Stock issued and

Board of Directors, IMC Mortgage Company
Page 2

outstanding  prior to the Merger will be exchanged for 1/100th of a share of the Surviving Corporation's Common Stock, (iii) the 500,000 shares of the Company's Class A Preferred Stock, liquidation value $100 per share held by GSCP, will be converted into newly issued shares of Class A Preferred Stock of the Surviving Corporation having substantially identical terms, (iv) the shares of the Company's Class C Exchangeable Preferred Stock, liquidation value $10 per share (the "Class C Preferred Stock") issued to GSCP in connection with the Original Commitment, which represent a 40% equity interest in the Company on a fully diluted basis, will be cancelled, and (v) GSCP's right, obtained in consideration of the Original Commitment, to acquire under certain circumstances, additional shares of Class C Preferred Stock representing an additional 50% equity interest in the Company on a fully diluted basis, will be cancelled. We also understand that in connection with the transactions contemplated by the Merger Agreement, GSCP or one of its affiliates (collectively, "Greenwich") will acquire for approximately $66 million, all of the interest of BankBoston N.A. under certain loan agreements with the Company. Upon consummation of the Merger, Greenwich will hold (i) all of the issued and outstanding shares of the Surviving Corporation's Class A Preferred Stock and
(ii) 93.5% of the Surviving Corporation's issued and outstanding Common Stock, as compared to the Public Stockholders' interest of 6.5% of the Surviving Corporation's issued and outstanding Common Stock. The Commitment by Greenwich pursuant to the Merger Agreement and the Loan Agreement is herein referred to as the "Investment."

We understand that concurrently with the execution and delivery of the Original Loan Agreement on October 12, 1998, and pursuant thereto, the Company entered into separate Forbearance and Intercreditor Agreements (collectively, the "Original Intercreditor Agreements") among the Company, Greenwich and the Existing Lenders (as such term is used in the Intercreditor Agreements) pursuant to which each of the Existing Lenders agreed for a specified period (the "Standstill Period") to, among other things, refrain from exercising certain rights and remedies under existing credit arrangements (the "Existing Agreements") with the Company. We also understand that pursuant to the Original Intercreditor Agreements, the Standstill Period could be extended in the event the Company entered into a Letter of Intent (as such term is defined in the Original Intercreditor Agreements) providing for, among other things, a Change in Control of the Company. We also understand that the Company entered into a Letter of Intent (the "Letter of Intent") with Greenwich that satisfied the terms of the Original Intercreditor Agreements on November 27, 1998 (the last day on which it could do so under the terms of such agreements), thus extending the Standstill Period under the Original Intercreditor Agreements. Pursuant to the terms of the Letter of Intent, Greenwich has delivered Amendment No. 1 to Loan Agreement and the Loan Agreement Commitment Letter to provide the Additional Commitment. We understand that in connection with the Additional Commitment, the Existing Lenders have agreed to enter into Amended and Restated Intercreditor Agreements in which the Existing Lenders have, for a specified period of time, agreed to continue to refrain from exercising certain rights and remedies under the Existing Agreements. Under the terms of such Existing Agreements, the Existing Lenders would otherwise be permitted to accelerate amounts due thereunder.

Board of Directors, IMC Mortgage Company
Page 3


As more fully reflected in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1998, the Company's operating performance and overall financial position have been materially adversely affected by global conditions in the capital and credit markets, which conditions have particularly affected companies in the subprime home equity finance sector. These market conditions have negatively impacted the Company's ability to securitize its mortgage loans and to achieve securitization gains, severely restricted the Company's access to credit facilities, precluded access to public equity and debt markets and adversely affected the premiums received in the whole loan market. The Company has advised us that under current conditions and at the present rate it is using cash, absent the forbearance provided by the Intercreditor Agreements and the infusion of capital to be provided pursuant to the Loan Agreement or from another comparable transaction, the Company's current assets will be insufficient to satisfy its current funding requirements and to allow it to continue to operate its business as it is currently operated. The Company has also advised us that in such circumstances any further deterioration in the Company's financial and cash position would result in the Company's inability to meet its obligations as they come due and the extinction of stockholders' equity value.

In arriving at our opinion, we have reviewed the draft dated February 12, 1999 of the Merger Agreement, and the drafts dated January 12, 20 and 21, 1999 of the Intercreditor Agreements among the Company, Greenwich and certain of the Existing Lenders, the draft dated February 11, 1999 of the Loan Agreement Commitment Letter, the draft dated January 21, 1999 of Amendment No. 1 to Loan Agreement and the form of the Amended and Restated Loan Agreement draft dated February 11, 1999 attached to the Loan Agreement Commitment Letter and the Letter of Intent. We also have reviewed financial and other information about the Company that was publicly available or furnished to us by the Company including information provided during discussions with management of the Company. Included in the information provided during discussions with management was certain information concerning the Company's current cash position and financial position and certain cash flow and financial projections of the Company for the period January 1, 1999 to December 31, 2003, including the
Company's weekly cash position through April 2, 1999. We also reviewed a liquidation analysis of the Company based on the Company's projections regarding cash flow from the Company's residual assets. In addition, we reviewed certain financial and securities data of the Company and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and its representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operations,

Board of Directors, IMC Mortgage Company
Page 4


cash flow, financial condition and performance of the Company and its financial assets. We have not assumed any responsibility for making any independent evaluation of any assets or liabilities of the Company, or for making any independent verification of any of the information reviewed by us. In addition, we have relied as to certain legal matters on advice of counsel to the Company, including that, the Company's Board of Directors owed and continues to owe its fiduciary duty to the Common Stockholders of the Company.

The Company has considered various alternative transactions and courses of action other than the Investment, including other potential private placements or public offerings of equity, securitizations, additional bank and warehouse financing, strategic joint ventures, asset sales, mergers and other business combinations. We undertook, on behalf of the Company, to solicit indications of interest from potential acquirors of the Company. The Company's management has advised us that, based largely on time constraints, the solicitation by us on the Company's behalf referred to in the previous sentence, and other factors, it does not believe that there are any other alternative transactions or courses of action, other than the Investment, practicably available to the Company that would effectively address the Company's liquidity and capital concern.

Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments with respect to the Company, in the financial markets or otherwise, may affect the matters covered by this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which the Common Stock of the Company or the Surviving Corporation will actually trade at any time. Our opinion does not address the Board's decision to proceed with the Investment or the fairness from a financial point of view to any other class of securityholders or any other person. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Merger or any other transaction.

Donaldson, Lufkin & Jenrette Securities Corporation, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Board of Directors, IMC Mortgage Company
Page 5


Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the amount of the Investment for the securities issued therefor is fair to the Public Stockholders from a financial point of view.


                                               Very truly yours,

                                               DONALDSON, LUFKIN & JENRETTE
                                               SECURITIES CORPORATION

                                               /s/ Donaldson, Lufkin & Jenrette

       [Letterhead of Donaldson, Lufkin & Jenrette Securities Corporation]





March 31, 1999


Board of Directors
IMC Mortgage Company
5901 E. Fowler Avenue
Tampa, Florida  33617

Ladies and Gentlemen:

Reference is hereby made to our letter (the "Opinion Letter") addressed to you dated February 18, 1999. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Opinion Letter.

You have advised us that since the date of the Opinion Letter, the parties to the Merger Agreement have agreed to recast the Investment as an acquisition of shares of common stock of IMC Mortgage Company, a Florida corporation (the "Company") by Greenwich, rather than a merger of an entity controlled by Greenwich with and into the Company. In accordance with that agreement, the parties have agreed to enter into an acquisition agreement (the "Acquisition Agreement").

While we did not perform any updating of our diligence or analysis for purposes of this letter and this letter should not be construed as an update of our Opinion Letter, based on our review of the draft dated March 30, 1999 of the Acquisition Agreement and discussions with management of the Company, Greenwich and their respective counsel in which we have been advised that the economic terms to the Public Stockholders of the Company will not be changed as a result of the change to the structure of the transaction, nothing has come to our attention as a result of the change in the structure of the transaction that would lead us to believe that the amount of the Investment for the securities to be issued therefor is not fair to the Public Stockholders from a financial point of view.



                                                Very truly yours,

                                                DONALDSON, LUFKIN & JENRETTE
                                                SECURITIES CORPORATION

                                                /s/ Donaldson, Lufkin & Jenrette

                                                                         ANNEX C

February 18, 1999


Special Committee of the Board of Directors
IMC Mortgage Company
5901 East Fowler Avenue
Tampa, Florida 33617-2362

Attention:  Mr. Mitchell W. Legler
            Director


Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the Public Shareholders (as defined below) of IMC Mortgage Company (the "Company") of the amount of the Investment (as defined below) for the securities to be issued therefor pursuant to the terms of (i) the Agreement and Plan of Merger, dated as of February 18, 1999 (the "Merger Agreement"), by and among the Company, Greenwich Street Capital Partners II, L.P. ("GSCP") and IMC 1999 Acquisition Co., Inc., a wholly-owned subsidiary of GSCP and its affiliates (the "Merger Subsidiary"), pursuant to which, upon consummation of the Merger (as defined below), as contemplated by the Merger Agreement, GSCP will acquire an interest in the Company as more fully described below, and (ii) the Loan Agreement, dated as of October 12, 1998 (the "Original Loan Agreement"), between the Company and GSCP, Greenwich Fund, L.P. ("Greenwich Fund"), and GSCP Offshore Fund, L.P. ("GSCP Offshore" and, together with GSCP and Greenwich Fund, the
"Lenders"),  as  amended  by  Amendment  No. 1, dated as of  February  18,  1999
("Amendment No. 1") and the agreement, dated as of February 18, 1999 (the "Additional Commitment Agreement") between GSCP and the Merger Subsidiary relating to the Amended and Restated Loan Agreement, dated as of February 18, 1999 (the "Amended and Restated Loan Agreement" and, together with Amendment No. 1, the Additional Commitment Agreement and the Original Loan Agreement, the "Loan Agreement"), pursuant to which the Lenders have agreed to make available to the Company up to $33.0 million (the "Original Commitment") and an additional $40.0 million (the "Additional Commitment", and together with the Original Commitment, the "Commitment"), respectively.

We understand that pursuant to the Merger Agreement: (i) the Merger Subsidiary will merge with and into the Company (the "Merger") and the Company will be the surviving corporation in the Merger (the "Surviving Corporation"); (ii) each share of common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the effective time of the Merger will be converted into 0.01 share of common stock, par value $0.01 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"); (iii) the 500,000 shares of the Company's Class A Preferred Stock, liquidation value $100 per share, held by GSCP will be converted into newly issued shares of Class A Preferred Stock of the

Surviving Corporation having substantially identical terms; (iv) the shares of the Company's Class C Exchangeable Preferred Stock, liquidation value $10 per share, issued to GSCP in connection with the Original Commitment, which represent a 40% equity interest in the Company on a fully diluted basis, will be cancelled, and (v) GSCP's right, obtained in consideration of the Original Commitment, to acquire under certain circumstances additional shares of Class C Preferred Stock representing an additional 50% equity interest in the Company on a fully diluted basis will be cancelled. We also understand that in connection with the transactions contemplated by the Merger Agreement, GSCP or one of its affiliates (collectively, "Greenwich") has acquired at a discount all of the interest of BankBoston N.A. under certain loan agreements with the Company. Upon consummation of the Merger, Greenwich will hold (i) all of the issued and outstanding shares of the Surviving Corporation's Class A Preferred Stock and
(ii)  93.5% of the  Surviving  Corporation  Common  Stock,  as  compared  to the interest of 6.5% of the Surviving Corporation Common Stock held by the shareholders of the Surviving Corporation other than Greenwich (such shareholders being referred to collectively as the "Public Shareholders"). The Commitment by Greenwich pursuant to the terms of the Merger Agreement and the Loan Agreement is herein referred to as the "Investment."

We understand that concurrently with the execution and delivery of the Original Loan Agreement on October 12, 1998, and pursuant thereto, the Company entered into separate Forbearance and Intercreditor Agreements (collectively, the "Original Intercreditor Agreements") among the Company, Greenwich and the Existing Lenders (as defined in the Original Intercreditor Agreements) pursuant to which each of the Existing Lenders agreed for a specified period (the "Standstill Period") to, among other things, refrain from exercising certain rights and remedies under existing credit arrangements (the "Existing Agreements") with the Company. We also understand that pursuant to the Original Intercreditor Agreements, the Standstill Period could be extended in the event the Company entered into a Letter of Intent (as defined in the Original Intercreditor Agreements) providing for, among other things, a Change in Control (as defined in the Original Intercreditor Agreements) of the Company. We also understand that the Company entered into a Letter of Intent (the "Letter of Intent") with Greenwich that satisfied the terms of the Original Intercreditor Agreements on November 27, 1998 (the last day on which it could do so under the terms of such agreements), thus extending the Standstill Period under the Original Intercreditor Agreements. Pursuant to the terms of the Letter of Intent, Greenwich has delivered Amendment No. 1 and the Additional Commitment Agreement to provide the Additional Commitment. We understand that in connection with the Additional Commitment, the Existing Lenders have agreed to enter into Amended and Restated Intercreditor Agreements in which the Existing Lenders have, for a specified period of time, agreed to continue to refrain from exercising certain rights and remedies under the Existing Agreements. Under the terms of such Existing Agreements, the Existing Lenders would otherwise be permitted to accelerate amounts due thereunder.

As more fully reflected in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1998, the Company's operating performance and overall financial position have been materially adversely affected by global conditions in the capital and credit markets, which conditions have particularly affected companies in the subprime home equity finance sector. These market conditions have negatively impacted the Company's ability to securitize its mortgage loans and to achieve securitization gains, severely restricted the Company's access to credit facilities, precluded access to public equity and debt markets and adversely affected the premiums received in the whole loan market. The Company has advised us that under current conditions and at the present rate it is using cash, absent the forbearance provided by the Intercreditor Agreements and the infusion of capital to be provided pursuant to the Loan Agreement or from another comparable transaction, the Company's current assets will be insufficient to satisfy its current funding requirements and to allow it to continue to operate its business as it is currently operated. The Company has also advised us that in such circumstances any further deterioration in the Company's financial and cash position would result in the Company's inability to meet its obligations as they come due and the extinction of stockholders' equity value.

In arriving at our opinion, we have reviewed (i) the Merger Agreement; (ii) the Amended and Restated Loan Agreement; (iii) certain agreements with respect to outstanding indebtedness or obligations of the Company, including the Amended and Restated Intercreditor Agreements with existing lenders; (iv) certain internal financial analyses, forecasts, and liquidation analyses prepared by the Company and its management, its advisors, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), and GSCP; (v) the audited financial statements of the Company for the fiscal year ended December 31, 1997, and the unaudited financial statements of the Company for the period ended September 30, 1998;
(vi) certain publicly available information concerning the business of the Company and of certain other companies engaged in businesses comparable to those of the Company; and (vii) market prices of the common stock of the Company and comparable companies and trading values of debt securities for comparable companies.

In addition, we have held discussions with certain members of the management of the Company and DLJ with respect to certain aspects of the Investment, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, the effects of the Investment on the financial condition of the Company, the limited alternatives management believes are available to the Company at this time, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or DLJ or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We have assumed that the other transactions contemplated by the Merger Agreement and the Loan Agreement will be consummated as described in the Merger Agreement and the Loan Agreement, respectively.

We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments with respect to the Company, in the financial markets or otherwise may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Surviving Corporation Common Stock will trade at any future time.

We understand that the Company has considered various alternative transactions and courses of action other than the Investment, including other potential private placements or public offerings of equity, securitizations, additional bank and warehouse financing, strategic joint ventures, asset sales, mergers and other business combinations. We also understand that DLJ undertook, on behalf of the Company, to solicit indications of interest from potential acquirors of the Company. The Company's management has advised us that, based largely on time constraints, the solicitation by DLJ on the Company's behalf referred to in the previous sentence, and the other factors, it does not believe that there are any other alternative transactions or courses of action, other than the Investment, practically available to the Company that would effectively address the Company's liquidity and capital concerns.

As you are aware, we were not requested to and did not provide advice concerning or assistance in negotiating the structure, the specific amount of the consideration, or any other aspects of the Investment, and our role was limited to evaluating proposals that were presented to the Special Committee of the Board of Directors of the Company and delivering this opinion. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. Consequently, we have assumed that such terms of the Investment are the most beneficial terms from the Company's perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed whether any alternative transaction might produce a more favorable transaction for the Company's Public Shareholders relative to that contemplated in the Investment.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company with respect to evaluating the proposed Investment and the delivery of this opinion and are receiving a fee from the Company for our services. As you are aware, we have acted as a co-manager on a common stock offering and on asset-backed securities offerings for the Company. In the ordinary course of their businesses, J.P. Morgan Securities Inc. and its affiliates may actively trade the debt and equity securities of the Company for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the amount of the proposed Investment for the securities issued therefor is fair, from a financial point of view, to the Company's Public Shareholders.

This letter is provided to the Special Committee of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Investment. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company.


Very truly yours,

J.P. MORGAN SECURITIES INC.


By:  /s/ John P. Mullen
     -----------------------------------
        Name:  John P. Mullen
        Title:  Managing Director

March 30, 1999



Special Committee of the Board of Directors
IMC Mortgage Company
5901 East Fowler Avenue
Tampa, Florida 33617-2362

Attention:     Mr. Mitchell W. Legler
               Director

Ladies and Gentlemen:

Reference is made to our opinion, dated February 18, 1999 (the "Opinion"), to the Special Committee of the Board of Directors of IMC Mortgage Company (the "Company"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Opinion.

You have advised us that since the date of the Opinion, the parties to the Merger Agreement have agreed to recast the Investment as an acquisition of shares of common stock of the Company by GSCP or its affiliates rather than a merger of Merger Subsidiary with and into the Company. You have further advised us that in accordance with that agreement, the parties have proposed to enter into an acquisition agreement (the "Acquisition Agreement").

While we have not performed any updating of our due diligence or analyses for purposes of this letter, and this letter is not, and should not be construed as, an update of our Opinion, based upon our review of the March 30, 1999 draft of the Acquisition Agreement and discussions with management of the Company, GSCP and their respective counsel in which we have been advised that the economic terms to the Public Shareholders will not be modified as a result of the change to the structure of the transaction, nothing has come to our attention as a result of the change to the structure of the transaction that would lead us to believe that the amount of the Investment for the securities to be issued therefor is not, as of the date of the Opinion, fair to the Public Shareholders from a financial point of view.

Very truly yours,

J.P. MORGAN SECURITIES, INC.


By:  /s/ John P. Mullen
     -----------------------------------
        Name:  John P. Mullen
        Title:  Managing Director

                                                                         Annex D

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                              IMC MORTGAGE COMPANY


          The undersigned, for the purpose of forming a Corporation for profit under the laws of Florida, adopts the following Articles of Incorporation.

                                    ARTICLE I

                                NAME AND ADDRESS

          Section 1.1 Name. The name of the corporation is IMC Mortgage Company (the "Corporation").

          Section 1.2 Address of Principal Office. The address of the principal office of the Corporation is 5901 E.Fowler Avenue, Tampa, Florida 33618.

                                   ARTICLE II

                                    DURATION

          Section 2.1 Duration. This Corporation shall exist perpetually.

                                   ARTICLE III

                                    PURPOSES

          Section 3.1 Purposes. This Corporation is organized for the purposes of transacting any or all lawful business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE IV

                                     CAPITAL

          Section 4.1 Authorized Capital. The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is five hundred and fifty million (550,000,000) shares (the "Capital Stock") divided into classes as follows:

             1. Ten million (10,000,000) shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"), and which may be issued in one or more classes or series as further described in Section 4.2; and

             2. Five hundred and forty million (540,000,000) shares of common stock having a par value of $0.001 per share (the "Common Stock").

All such shares shall be issued fully paid and nonassessable.

          Section 4.2 Preferred Stock. Set forth below in this Article IV are the preferences, limitations and relative rights of the Class A Preferred Stock and the Class B Preferred Stock. Other than the Class A Preferred Stock and the Class B Preferred Stock, no other class of Preferred Stock has been authorized, issued or provided for as of the date these Articles of Incorporation are first duly filed with the Department of State of Florida. The Board of Directors is authorized from time to time to provide for the issuance of Preferred Stock in one or more classes and in one or more series within a class and, by filing the appropriate Articles of Amendment with the Secretary of State of Florida which shall be effective without shareholder action, is authorized to establish the number of shares to be included in each class and each series and the preferences, limitations and relative rights of each class and each series. Such preferences must include the preferential right to receive distributions of dividends or the preferential right to receive distributions of assets upon the dissolution of the Corporation before shares of Common Stock are entitled to receive such distributions. Shares of a class of Preferred Stock may have preference over shares of other classes of Preferred Stock to the extent determined by the Board of Directors at the time of establishing such class.

          Section 4.3 Common Stock. Holders of Common Stock are entitled to one vote per share on all matters required by Florida law to be approved by the shareholders. Subject to the rights of any outstanding classes or series of Preferred Stock having preferential dividend rights, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon the dissolution of the Corporation, holders of Common Stock are entitled to receive, pro rata in accordance with the number of shares owned by each, the net assets of the Corporation remaining after the holders of any outstanding classes or series of Preferred Stock having preferential rights to such assets have received the distributions to which they are entitled.

          Section 4.4 Class A Preferred Stock. The class, designated as Class A Preferred Stock, will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:

          Section 4.4.1 Designation, Rank. This series of Preferred Stock shall be designated the "Class A Preferred Stock," with a par value of $0.01 per share. The Class A Preferred Stock will rank, with respect to rights on liquidation, winding-up and dissolution, (i) senior to all classes of Common Stock of the Corporation, as they exist on the date hereof or as such stock may be constituted from time to time, and each other class of Capital Stock or class or series of Preferred Stock established by the Board of Directors to the extent the terms of such stock do not expressly provide that it ranks on a parity with the Class A Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, together with the Common Stock, the "Junior Securities"); (ii) on a parity with each class of Capital Stock or class or series of Preferred Stock established by the Board of Directors to the extent the terms of such stock expressly provide that it will rank on a parity with the Class A Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Parity Securities"); and (iii) junior to each other class of Capital Stock or class or series of Preferred Stock established by the Board of Directors to the extent the terms of such stock expressly provide that it will rank senior to the Class A Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Senior Securities"). The Class A Preferred Stock and the Class B Preferred Stock are Parity Securities.

          Section 4.4.2 Authorized Number. The authorized number of shares constituting the Class A Preferred Stock shall be 500,000 shares.

          Section 4.4.3 Dividends. Holders of Class A Preferred Stock will not be entitled to any dividends.

          Section 4.4.4 Liquidation Rights. The liquidation value of each share of Class A Preferred Stock shall be $100.00 (the "Liquidation Value"). In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after satisfaction of the claims of creditors and before any payment or distribution of assets is made on any Junior Securities, including, without limitation, the Common Stock, but after any payment or distribution of assets to holders of Senior Securities, if any, (i) the holders of Class A Preferred Stock shall receive a liquidation preference equal to the Liquidation Value of their shares and (ii) the holders of any Parity Securities shall be entitled to receive an amount equal to the full respective liquidation preferences (including any premium) to which they are entitled and shall receive an amount equal to all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution (whether or not declared). If, upon such a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation are insufficient to pay in full the amounts described above as payable with respect to the Class A Preferred Stock and any Parity Securities, the holders of the Class A Preferred Stock and such Parity Securities will share ratably in any distribution of assets of the Corporation in proportion to their respective liquidation preferences. After payment of the Liquidation Value, the Class A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. Neither the sale or transfer of all or any part of the assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or a merger of any other corporation with or into the Corporation, will be deemed to be a liquidation, dissolution or winding-up of the Corporation.

          Section 4.4.5 Voting Rights. Except as provided below or as may be required by the law of the State of Florida or provided by the resolution creating any other series of Preferred Stock, the holders of Class A Preferred Stock will not be entitled to vote. So long as any shares of Class A Preferred Stock are outstanding, the vote or consent of the holders of 66 2/3% of the outstanding shares of Class A Preferred Stock, voting together as a single class, shall be necessary to (i) increase or decrease the par value of the shares of Class A Preferred Stock or (ii) amend Article IV of these Articles of Incorporation, except with respect to changes in the par value of, or the number of authorized shares of Common Stock, or alter or change the powers, preferences, or special rights of the shares of Class A Preferred Stock, so as to affect them adversely, either directly or indirectly, or through a merger or consolidation with any person, or (iii) authorize or issue any additional class or series of Parity Securities or Senior Securities, or any security convertible into Parity Securities or Senior Securities; provided, however, that the Corporation may amend such Article IV to authorize Parity Securities not to exceed, in the aggregate, $100 million in liquidation value without the consent of holders of 66 2/3% of the outstanding shares of Class A Preferred Stock.

          Section 4.4.6 Mandatory Redemption. (a) The Corporation shall be required to redeem (x) 33 1/3% of the Class A Preferred Stock outstanding on July 14, 2008, (y) 50% of the Class A Preferred Stock outstanding on July 14, 2009 and (z) the balance of the Class A Preferred Stock outstanding on July 14, 2010, at a redemption price per share equal to the Liquidation Value. In addition, the Corporation shall be required to redeem, in the event of a Change of Control, all of the Class A Preferred Stock then outstanding no later than 30 days following the occurrence of such Change of Control, at a redemption price per share equal to 110% of the Liquidation Value (such payment, together with each of the redemption payments required to be made pursuant to the immediately preceding sentence, a "Redemption Payment"). In accordance with subsection (b) below, the Corporation shall mail to each record holder of Class A Preferred Stock written notice of its requirement to redeem shares of Class A Preferred Stock held by such holder. For purposes of this Section 4.4.6, "Change of Control" means the occurrence of any of the following events (other than as a consequence of the issuance of Capital Stock of the Corporation to, or a merger of the Corporation with, an entity controlled by Greenwich Street Investments II, L.L.C., or any change of directors resulting from any such issuance or merger): (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year except for a right to acquire shares pursuant to an agreement between any initial holder or holders of the Class A Preferred Stock and an affiliate of any such holder or holders), directly or indirectly, of more than 50% of the voting stock of the Corporation; (ii) individuals who on the date hereof constituted the Board of Directors (together with any such individuals whose election by the Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a majority of the directors then still in office who were directors on the date hereof or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;
(iii) the Corporation or any of its subsidiaries consummates any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, in any transaction or series of transactions not in the ordinary course of business; or (iv) the Corporation engages in a merger, consolidation or similar business combination with any third party.

          (b) Mechanics of Redemption. In the event the Corporation shall be required to redeem shares of Class A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 30 days prior to the redemption date, to the holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the redemption price; and (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. The redeemed shares of Class A Preferred Stock shall no longer be deemed to be outstanding and shall be canceled and shall not be available for reissue or redesignation, and all rights of the holders thereof as a shareholder of the Corporation (except the right to receive from the Corporation the redemption price) shall cease.

          Section 4.4.7 Status of Reacquired Shares. If shares of Class A Preferred Stock are redeemed pursuant to Section 4.4.6 hereof, the shares so redeemed shall, upon compliance with any statutory requirements, assume the status of authorized but unissued shares of Preferred Stock of the Corporation, but may not be reissued as Class A Preferred Stock.

          Section 4.4.8 Preemptive Rights. The Class A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

          Section 4.4.9 Notices. Except as otherwise provided herein, all notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by and when sent by telex or telecopier (with receipt confirmed) on the business day following receipt, provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of Class A Preferred Stock, to such holder's address as it appears on the books of the Corporation, and (ii) in the case of the Corporation, to the Corporation's principal executive offices to the attention of the Corporation's Chief Financial Officer.

          Section 4.4.10 Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

          Section 4.5 Class B Preferred Stock. The class, designated as Class B Preferred Stock, will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:

          Section 4.5.1 Designation, Rank. This series of Preferred Stock shall be designated the "Class B Preferred Stock," with a par value of $0.01 per share. The Class B Preferred Stock will rank, with respect to rights on liquidation, winding-up and dissolution, (i) senior to all classes of Common Stock of the Corporation, as they exist on the date hereof or as such stock may be constituted from time to time, and each other class of Capital Stock or class or series of Preferred Stock established by the Board of Directors to the extent the terms of such stock do not expressly provide that it ranks on a parity with the Class B Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, together with the Common Stock, the "Class B Junior Securities"); (ii) on a parity with each class of Capital Stock or class or series of Preferred Stock established by the Board of Directors to the extent the terms of such stock expressly provide that it will rank on a parity with the Class B Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Class B Parity Securities"); and (iii) junior to each other class of Capital Stock or class or series of Preferred Stock established by the Board of Directors to the extent the terms of such stock expressly provide that it will rank senior to the Class B Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Class B Senior Securities").

          Section 4.5.2 Authorized Number. The authorized number of shares constituting the Class B Preferred Stock shall be 300,000 shares.

          Section 4.5.3 Dividends. Holders of Class B Preferred Stock will not be entitled to any dividends.

          Section 4.5.4 Liquidation Rights. The liquidation value of each share of Class B Preferred Stock shall be $100.00 (the "Class B Liquidation Value"). In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after satisfaction of the claims of creditors and before any payment or distribution of assets is made on any Class B Junior Securities, including, without limitation, the Common Stock but after any payment or distribution of assets to holders of Class B Senior Securities, if any, (i) the holders of Class B Preferred Stock shall receive a liquidation preference equal to the Class B Liquidation Value of their shares and (ii) the holders of any Class B Parity Securities shall be entitled to receive an amount equal to the full respective liquidation preferences (including any premium) to which they are entitled and shall receive an amount equal to all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution (whether or not declared). If, upon such a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation are insufficient to pay in full the amounts described above as payable with respect to the Class B Preferred Stock and any Class B Parity Securities, the holders of the Class B Preferred Stock and such Class B

Parity Securities will share ratably in any distribution of assets of the Corporation in proportion to their respective liquidation preferences. After payment of the Class B Liquidation Value, the Class B Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. Neither the sale or transfer of all or any part of the assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or a merger of any other corporation with or into the Corporation, will be deemed to be a liquidation, dissolution or winding-up of the Corporation.

          Section 4.5.5 Voting Rights. Except as provided below or as may be required by the law of the State of Florida or provided by the resolution creating any other series of Preferred Stock, the holders of Class B Preferred Stock will not be entitled to vote. So long as any shares of Class B Preferred Stock are outstanding, the vote or consent of the holders of 66 2/3% of the outstanding shares of Class B Preferred Stock, voting together as a single class, shall be necessary to (i) increase or decrease the par value of the shares of Class B Preferred Stock or (ii) amend Article IV of these Articles of Incorporation, except with respect to changes in the par value of, or the number of authorized shares of Common Stock, or alter or change the powers, preferences, or special rights of the shares of Class B Preferred Stock, so as to affect them adversely, either directly or indirectly, or through a merger or consolidation with any person, or (iii) authorize or issue any additional class or series of Class B Parity Securities or Class B Senior Securities, or any
security convertible into Class B Parity Securities or Class B Senior Securities; provided, however, that the Corporation may amend such Article IV to authorize Class B Parity Securities not to exceed, in the aggregate, $100 million in liquidation value without the consent of holders of 66 2/3% of the outstanding shares of Class B Preferred Stock.

          Section 4.5.6 Mandatory Redemption. (a) The Corporation shall be required to redeem (x) 33 1/3% of the Class B Preferred Stock outstanding on July 14, 2008, (y) 50% of the Class B Preferred Stock outstanding on July 14, 2009 and (z) the balance of the Class B Preferred Stock outstanding on July 14, 2010, at a redemption price per share equal to the Class B Liquidation Value. In addition, the Corporation shall be required to redeem, in the event of a Change of Control, all of the Class B Preferred Stock then outstanding no later than 30 days following the occurrence of such Change of Control, at a redemption price per share equal to 110% of the Class B Liquidation Value (such payment, together with each of the redemption payments required to be made pursuant to the immediately preceding sentence, a "Class B Redemption Payment"). In accordance with subsection (b) below, the Corporation shall mail to each record holder of Class B Preferred Stock written notice of its requirement to redeem shares of Class B Preferred Stock held by such holder. For purposes of this Section 4.5.6, "Change of

Control" means the occurrence of any of the following events (other than as a consequence of the issuance of Capital Stock of the Corporation to, or a merger of the Corporation with, an entity controlled by Greenwich Street Investments II, L.L.C., or any change of directors resulting from any such issuance or merger): (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year except for a right to acquire shares pursuant to an agreement between any initial holder or holders of the Class B Preferred Stock and an affiliate of any such holder or holders), directly or indirectly, of more than 50% of the voting stock of the Corporation; (ii) individuals who on the date hereof constituted the Board of Directors (together with any such individuals whose election by the Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a majority of the directors then still in office who were directors on the date hereof or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;
(iii) the Corporation or any of its subsidiaries consummates any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, in any transaction or series of transactions not in the ordinary course of business; or (iv) the Corporation engages in a merger, consolidation or similar business combination with any third party.

          (b) Mechanics of Redemption. In the event the Corporation shall be required to redeem shares of Class B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 30 days prior to the redemption date, to the holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the redemption price; and (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. The redeemed shares of Class B Preferred Stock shall no longer be deemed to be outstanding and shall be canceled and shall not be available for reissue or redesignation, and all rights of the holders thereof as a shareholder of the Corporation (except the right to receive from the Corporation the redemption price) shall cease.

          Section 4.5.7 Status of Reacquired Shares. If shares of Class B Preferred Stock are redeemed pursuant to Section 4.5.6 hereof, the shares so redeemed shall, upon compliance with any statutory requirements, assume the status of authorized but unissued shares of Preferred Stock of the Corporation, but may not be reissued as Class B Preferred Stock.

          Section 4.5.8 Preemptive Rights. The Class B Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

          Section 4.5.9 Notices. Except as otherwise provided herein, all notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by and when sent by telex or telecopier (with receipt confirmed) on the business day following receipt, provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of Class B Preferred Stock, to such holder's address as it appears on the books of the Corporation, and (ii) in the case of the Corporation, to the Corporation's principal executive offices to the attention of the Corporation's Chief Financial Officer.

          Section 4.5.10 Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                                    ARTICLE V

                       INITIAL REGISTERED OFFICE AND AGENT

          Section 5.1 Name and Address. The street address of the initial registered office of this Corporation is 300A Wharfside Way, Jacksonville, Florida 32207, and the name of the initial registered agent of this Corporation at that address is Mitchell W. Legler.

                                   ARTICLE VI

                                   DIRECTORS

          Section 6.1 Number; Term. The number and term of office of directors shall be establish by the bylaws and may be increased or diminished from time to time by the bylaws, but shall never be less than one. Successors of the directors whose terms expire shall be elected at the annual meeting of shareholders as provided in the bylaws.

          Section 6.2 Vacancies. Any vacancy on the Board of Directors resulting from removal or otherwise shall be filled only by vote of a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next meeting of shareholders at which directors are elected, and until his or her successor shall have been elected and qualified, or until any such director's earlier death, resignation or removal.


                                   ARTICLE VII

                            MEETINGS OF SHAREHOLDERS

          Section 7.1 Special Meetings. Special meetings of shareholders may be called at any time, but only by (a) the Chairman of the Board of the Corporation, (b) a majority of the directors in office, although less than a quorum, and (c) the holders of not less than thirty-five percent (35%) of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

          Section 7.2 Shareholder Action by Written Consent. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of the shareholders, and may not be effected by any consent in writing by such shareholders, unless such written consent is by the holders of ninety percent (90%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class (unless separate voting by classes is required by law, in which case, the written consent by the holders of ninety percent (90%) of the outstanding shares of each class or series entitled to vote as a class shall be required).

                                  ARTICLE VIII

                                     BYLAWS

          Section 8.1 Bylaws. The initial bylaws of this Corporation shall be adopted by the Board of Directors. Bylaws may be amended or repealed from time to time by either the Board of Directors or the shareholders, but the Board of Directors shall not alter, amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or repeal by the Board of Directors.

                                   ARTICLE IX

                                 INDEMNIFICATION

          Section  9.1  Indemnification.   The  Board  of  Directors  is  hereby
specifically authorized to make provision for indemnification of directors, officers, employees and agents to the full extent permitted by law.


                                    ARTICLE X

                                    AMENDMENT

          Section 10.1 Amendment. This Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation, and any right conferred upon the shareholders is subject to this reservation.

          Section 10.2 Required Vote. The affirmative vote of the holders of a majority of the outstanding shares of Capital Stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required (unless separate voting by classes is required by law, in which case, the affirmative vote of the holders of a majority of the outstanding shares of each class or series entitled to vote as a class shall be required) in order to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of Article VIII ("Directors") or this Article XII ("Amendment").

                                   ARTICLE XI

                           CONTROL-SHARE ACQUISITIONS

          Section 11.1 Control-Share Acquisitions. Pursuant to the authority granted in Subsections (5) and (11) of Section 607.0902 of the FBCA, the aforementioned Section 607.0902 entitled "Control-Share Acquisitions" shall not apply to control-share acquisitions of shares of the Corporation, and shareholders of the Corporation shall not have dissenters' rights as provided in Sections 607.1301, 607.1302 and 607.1320 of the FBCA in the event control shares acquired in a control-share acquisition are accorded full voting rights.

          IN WITNESS WHEREOF, the [ ] of the Corporation has executed these Amended and Restated Articles the ____ day of ________________, 1999.



                                               __________________________
                                               [            ]

                                                                         Annex E


                          ARTICLES OF AMENDMENT TO THE

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                              IMC MORTGAGE COMPANY


          This corporation was incorporated on December [26], 1995 under the name IMC Acquisition, Inc. Pursuant to Sections 607.1003 and 607.1006 of the Florida 1989 Business Corporation Act (the "FBCA"), an amendment to the Amended and Restated Articles of Incorporation was approved by the Board of Directors of this corporation on March [__], 1999 and recommended to the shareholders.
Pursuant to Section 607.0901 of the FBCA, the amendment was approved by a majority vote of the shareholders of this corporation, other than interested shareholders and their affiliates and associates, on [__], 1999, which vote was sufficient for approval of the amendment.

          The Amended and Restated Articles of Incorporation be and it hereby is amended by adding the following new Article XII thereto:


                                  "ARTICLE XII

                             AFFILIATE TRANSACTIONS


          Section 12.1 Affiliate Transactions. Pursuant to the authority granted in Subsection (5)(c) of Section 607.0901 of the FBCA, the Corporation elects not to be governed by the aforementioned Section 607.0901 entitled "Affiliated Transactions"."

          IN WITNESS WHEREOF, the [ ] of the Corporation has executed these Articles of Amendment the ____ day of ________________, 1999.



                                                  _________________________
                                                  [             ]

                                                                         Annex F







                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF


                              IMC MORTGAGE COMPANY

                            (a Florida corporation)

                                    ARTICLE 1

                                   Definitions

          Section 1.1 Definitions. The following terms shall have the following meanings for purposes of these bylaws:

          "Act" means the Florida Business Corporation Act, as it may be amended from time to time, or any successor legislation thereto.

          "Deliver" or "delivery" includes delivery by hand; United States mail; facsimile, telegraph, teletype or other form of electronic transmission; and private mail carriers handling nationwide mail services.

          "Distribution" means a direct or indirect transfer of money or other property (except shares in the corporation) or an incurrence of indebtedness by the corporation to or for the benefit of shareholders in respect of any of the corporation's shares. A distribution may be in the form of a declaration or payment of a dividend, a purchase, redemption, or other acquisition of shares, a distribution of indebtedness, or otherwise.

          "Principal office" means the office (within or without the State of Florida) where the corporation's principal executive offices are located, as designated in the articles of incorporation or other initial filing until an annual report has been filed with the Florida Department of State, and thereafter as designated in the annual report.

                                    ARTICLE 2

                                     Offices

          Section 2.1 Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the corporation may require from time to time.

          Section 2.2 Registered Office. The registered office of the corporation required by the Act to be maintained in the State of Florida may but need not be identical with the principal office if located in the State of Florida, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

                                    ARTICLE 3

                                  Shareholders

          Section 3.1 Annual Meeting. (a) Time and Place. The annual meeting of shareholders shall be held within four months after the close of each fiscal year of the corporation on a date and at a time and place designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day fixed as herein provided for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as is practicable. The failure to hold the annual meeting of the shareholders within the time stated in these bylaws shall not affect the terms of office of the officers or directors of the corporation or the validity of any corporate action.

          (b) Business At Annual Meeting. At an annual meeting of the shareholders of the corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be received at the principal business office of the corporation no later than the date designated for receipt of shareholders' proposals in a prior public disclosure made by the corporation. If there has been no such prior public disclosure, then to be timely, a shareholder's notice must be delivered to or mailed and received at the principal business office of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting of shareholders; provided, however, that in the event that less than seventy
(70) days' notice of the date of the meeting is given to shareholders by notice or prior public disclosure, notice by the shareholder, to be timely, must be received by the corporation not later than the close of business on the tenth day following the day on which the corporation gave notice or made a public disclosure of the date of the annual meeting of the shareholders. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's stock books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, (d) any material interest of the shareholder in such business, and (e) the same information required by clauses
(b),(c) and (d) above with respect to any other shareholder that, to the knowledge of the shareholder proposing such business, supports such proposal. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3. l(b), and if the Chairman shall so determine, the Chairman shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted.

          Section 3.2 Special Meetings. (a) Call by Directors or President. Special meetings of shareholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board (if any) or the President.

          (b) Call by Shareholders. The corporation shall call a special meeting of shareholders in the event that the holders of at least thirty-five percent of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, sign, date, and deliver to the Secretary one or more written demands for the meeting describing one or more purposes for which it is to be held. The corporation shall give notice of such a special meeting within sixty days after the date that the demand is delivered to the corporation.

          Section 3.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation.

          Section 3.4 Notice of Meeting. (a) Content and Delivery. Written notice stating the date, time, and place of any meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the date of the meeting by or at the direction of the President or the Secretary, or the officer or persons duly calling the meeting, to each shareholder of record entitled to vote at such meeting and to such other persons as required by the Act. Unless the Act requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. If mailed, notice of a meeting of shareholders shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the corporation, with postage thereon prepaid.

          (b) Notice of Adjourned Meetings. If an annual or special meeting of shareholders is adjourned to a different date, time, or place, the corporation shall not be required to give notice of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

          (c) No Notice Under Certain Circumstances. Notwithstanding the other provisions of this Section, no notice of a meeting of shareholders need be given to a shareholder if: (1) an annual report and proxy statement for two consecutive annual meetings of shareholders, or (2) all, and at least two checks in payment of dividends or interest on securities during a twelve-month period, have been sent by first-class, United States mail, addressed to the shareholder at his or her address as it appears on the share transfer books of the corporation, and returned undeliverable. The obligation of the corporation to give notice of a shareholders' meeting to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its share transfer books.

          Section 3.5 Waiver of Notice. (a) Written Waiver. A shareholder may waive any notice required by the Act or these bylaws before or after the date and time stated for the meeting in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice.

          (b) Waiver by Attendance. A shareholder's attendance at a meeting, in person or by proxy, waives objection to all of the following: (1) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

          Section 3.6 Fixing of Record Date. (a) General. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders' meeting, entitled to vote, or take any other action. In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted or a date more than seventy days before the date of meeting or action requiring a determination of shareholders.

          (b) Special Meeting. The record date for determining shareholders entitled to demand a special meeting shall be the close of business on the date the first shareholder delivers his or her demand to the corporation.

          (c) Shareholder Action by Written Consent. If no prior action is required by the Board of Directors pursuant to the Act, the record date for determining shareholders entitled to take action without a meeting shall be the close of business on the date the first signed written consent with respect to the action in question is delivered to the corporation, but if prior action is required by the Board of Directors pursuant to the Act, such record date shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action unless the Board of Directors otherwise fixes a record date.

          (d) Absence of Board Determination for Shareholders' Meeting. If the Board of Directors does not determine the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting, such record date shall be the close of business on the day before the first notice with respect thereto is delivered to shareholders.

          (e) Adjourned Meeting. A record date for determining shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

          (f) Certain Distributions. If the Board of Directors does not determine the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the corporation's shares or a share dividend), such record date shall be the close of business on the date on which the Board of Directors authorizes the distribution.

          Section 3.7 Shareholders' List for Meetings. (a) Preparation and Availability. After a record date for a meeting of shareholders has been fixed, the corporation shall prepare an alphabetical list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting date, and continuing through the meeting, at the corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar, if any. A shareholder or his or her agent may, on written demand, inspect the list, subject to the requirements of the Act, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section. A shareholder's written demand to inspect the list shall describe with reasonable particularity the purpose for inspection of the list, and the corporation may deny the demand to inspect the list if the Secretary determines that the demand was not made in good faith and for a proper purpose or if the list is not directly connected with the purpose stated in the shareholder's demand, all subject to the requirements of Section 607.1602(3) of the Act. Notwithstanding anything herein to the contrary, the corporation shall make the shareholders' list available at any annual meeting or special meeting of shareholders and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof.

          (b) Prima Facie Evidence. The shareholders' list is prima facie evidence of the identity of shareholders entitled to examine the shareholders' list or to vote at a meeting of shareholders.

          (c) Failure to Comply. If the requirements of this Section have not been substantially complied with, or if the corporation refuses to allow a shareholder or his or her agent or attorney to inspect the shareholders' list before or at the meeting, on the demand of any shareholder, in person or by proxy, who failed to get such access, the meeting shall be adjourned until such requirements are complied with.

          (d) Validity of Action Not Affected. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

          Section 3.8 Quorum. (a) What Constitutes a Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If the corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section. Except as otherwise provided in the Act, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter.

          (b) Presence of Shares. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

          (c) Adjournment in Absence of Quorum. Where a quorum is not present, the holders of a majority of the shares represented and who would be entitled to vote at the meeting if a quorum were present may adjourn such meeting from time to time.

          Section 3.9 Voting of Shares. Except as set forth in the Articles of Incorporation or the Act, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a meeting of shareholders.

          Section 3.10 Vote Required. (a) Matters Other Than Election of Directors. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Act requires a greater number of affirmative votes.

          (b) Election of Directors. Each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors.

          Section 3.11 Conduct of Meeting. The Chairman of the Board of Directors, and if there be none, or in his or her absence, the President, and in his or her absence, a Vice President in the order provided under the Section of these bylaws titled "Vice Presidents," and in their absence, any person chosen by the shareholders present shall call a shareholders' meeting to order and shall act as presiding officer of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The presiding officer of the meeting shall have broad discretion in determining the order of business at a shareholders' meeting. The presiding officer's authority to conduct the meeting shall include, but in no way be limited to, recognizing shareholders entitled to speak, calling for the necessary reports, stating questions and putting them to a vote, calling for nominations, and announcing the results of voting. The presiding officer also shall take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of shareholders' meeting.

          Section 3.12 Inspectors of Election. Inspectors of election may be appointed by the Board of Directors to act at any meeting of shareholders at which any vote is taken. If inspectors of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, make such appointment. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors of election shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, consents, and waivers; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, and waivers; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. No inspector, whether appointed by the Board of Directors or by the person acting as presiding officer of the meeting, need be a shareholder. The inspectors may appoint and retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

          Section 3.13 Proxies. (a) Appointment. At all meetings of shareholders, a shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place. A telegraph, telex, or a cablegram, a facsimile transmission of a signed appointment form, or a photographic, photostatic, or equivalent reproduction of a signed appointment form is a sufficient appointment form.

          (b) When Effective. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for up to eleven months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

          Section 3.14 Action by Shareholders Without Meeting. (a) Any action required or permitted by the Act to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if, one or more written consents describing the action taken shall be signed and dated by the holders of ninety percent (90%) of the outstanding capital stock of the corporation entitled to vote generally in the election of directors. Such consents must be delivered to the principal office of the corporation in Florida, the corporation's principal place of business, the Secretary, or another officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the date of the earliest dated consent delivered in the manner required herein, written consents signed by the number of holders required to take action are delivered to the corporation by delivery as set forth in this Section.

          (b) Revocation of Written Consents. Any written consent may be revoked prior to the date that the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the corporation at its principal office in Florida or its principal place of business, or received by the Secretary or other officer or agent having custody of the books in which proceedings of meetings of shareholders are recorded.

          (c) Notice to Nonconsenting Shareholders. Within ten days after obtaining such authorization by written consent, notice must be given in writing to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters' rights are provided under the Act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the provisions of the Act regarding the rights of dissenting shareholders.

          Section 3.15 Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

             (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

             (b) The name signed purports to be that of an administrator, executor, guardian, personal representative, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

             (c) The name signed purports to be that of a receiver or trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

             (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver, or proxy appointment; or

             (e) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                                    ARTICLE 4

                               Board of Directors

          Section 4.1 General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors. The corporation shall have [__] directors initially. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors, but shall never be less than one.

          Section 4.2 Qualifications. Directors must be natural persons who are eighteen years of age or older but need not be residents of this state or shareholders of the corporation.

          Section 4.3 Term of Office and Election. Each Director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. At each annual meeting of the shareholders of the corporation, the date of which shall be fixed by or pursuant to the bylaws of the corporation, the directors shall be elected to hold office for a term expiring at the next annual meeting of shareholders. Except as otherwise provided pursuant to the provisions of the Articles of Incorporation or Articles of Amendment relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, nominations of persons for election to the Board of Directors may be made by the Chairman of the Board on behalf of the Board of Directors or by any shareholder of the corporation entitled to vote for the election of directors at the annual meeting of the shareholders who complies with the notice provisions set forth in this Section 4.3. To be timely, a shareholder's notice shall be received at the principal business office of the corporation no later than the date designated for receipt of shareholders' proposals in a prior public disclosure made by the corporation. If there has been no such prior public disclosure, then to be timely, a shareholder's nomination must be delivered to or mailed and received at the principal business office of the corporation not less than sixty (60) days nor more than ninety
(90) days prior to the annual meeting of shareholders; provided, however, that in the event that less than seventy (70) days' notice of the date of the meeting is given to the shareholders or prior public disclosure of the date of the meeting is made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth (a) as to each person the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such proposed nominee, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice (i) the name and address, as they appear on the corporation's books, of the shareholder proposing such nomination, and (ii) the class and number of shares of stock of the corporation which are beneficially owned by the shareholder. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 4.3. The Chairman of the meeting shall, if the facts warrant, determine and declare to the annual meeting that a nomination was not made in accordance with the provisions of this Section 4.3, and if the Chairman shall so determine, the Chairman shall so declare at the meeting and the defective nomination shall be disregarded.

          Section 4.4 Resignation. A director may resign at any time by delivering written notice to the Board of Directors or its Chairman (if any) or to the corporation. A director's resignation is effective when the notice is delivered unless the notice specifies a later effective date.

          Section 4.5 Vacancies. (a) Who May Fill Vacancies. Whenever any vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, it shall be filled only by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until his or her successor is duly elected and qualified at the next meeting of shareholders of which directors are elected, and such successor shall complete such director's remaining term.

          (b) Prospective Vacancies. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

          Section 4.6 Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers, and employees and to their families, dependents, estates, or beneficiaries on account of prior services rendered to the corporation by such directors, officers, and employees.

          Section 4.7 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the date, time, and place, either within or without the State of Florida, for the holding of additional regular meetings of the Board of Directors without other notice than such resolution.

          Section 4.8 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the President or not less than one-third of the members of the Board of Directors. The person or persons calling the meeting may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed, the place of the meeting shall be the principal office of the corporation in the State of Florida.

          Section 4.9 Notice. Special meetings of the Board of Directors must be preceded by at least two days' notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting.

          Section 4.10 Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

          Section 4.11 Quorum and Voting. A quorum of the Board of Directors consists of a majority of the number of directors prescribed by these bylaws (or if no number is prescribed, the number of directors in office immediately before the meeting begins). If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or (b) he or she votes against or abstains from the action taken.

          Section 4.12 Conduct of Meetings. (a) Presiding Officer. The Board of Directors may elect from among its members a Chairman of the Board of Directors, who shall preside at meetings of the Board of Directors. The Chairman, and if there be none, or in his or her absence, the President, and in his or her absence, a Vice President in the order provided under the Section of these bylaws titled "Vice Presidents," and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as presiding officer of the meeting.

          (b) Minutes. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

          (c) Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who are not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

          (d) Participation by Conference Call or Similar Means. The Board of Directors may permit any or all directors to participate in a regular or a special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

          Section 4.13 Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees each of which may include, by way of example and not as a limitation, a Compensation Committee (for the purpose of establishing and implementing an executive compensation policy) and an Audit Committee (for the purpose of examining and considering matters relating to the financial affairs of the corporation). Each committee shall have two or more members, who serve at the pleasure of the Board of Directors. To the extent provided in the resolution of the Board of Directors establishing and constituting such committees, such committees shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

             (a) approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders;

             (b) fill vacancies on the Board of Directors or any committee thereof;

             (c)   adopt, amend, or repeal these bylaws;

             (d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

             (e) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

The Board of Directors, by resolution adopted in accordance with this Section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. The provisions of these bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

          Section 4.14 Action Without Meeting. Any action required or permitted by the Act to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date. A consent signed under this Section has the effect of a vote at a meeting and may be described as such in any document.

                                    ARTICLE 5

                                    Officers

          Section 5.1 Number. The principal officers of the corporation shall be a Chairman, a President, the number of Vice Presidents, if any, as authorized from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly appointed officer to appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office.

          Section 5.2 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation, or removal.

          Section 5.3 Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

          Section 5.4 Resignation. An officer may resign at any time by delivering notice to the corporation. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the pending vacancy may be filled before the effective date but the successor may not take office until the effective date.

          Section 5.5 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification, or otherwise, shall be filled as soon thereafter as practicable by the Board of Directors for the unexpired portion of the term.

          Section 5.6 Chairman of the Board. The Chairman of the Board (the "Chairman") shall be a member of the Board of Directors of the corporation and shall preside over all meetings of the Board of Directors and shareholders of the corporation. The Chairman shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the direction of the Chairman. The Chairman shall have authority to sign certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors, and to execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the Chairman may authorize the President or any Vice President or other officer or agent of the corporation to execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties as may be prescribed by the Board of Directors from time to time.

          Section 5.7 President. The President shall be the chief executive officer of the corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. If the Chairman of the Board is not present, the President shall preside at all meetings of the shareholders and the Board of Directors. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The President shall have authority to sign certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors, and to execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the President may authorize any Vice President or other officer or agent of the corporation to execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

          Section 5.8 Vice Presidents. In the absence of the President or in the event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. The execution of any instrument of' the corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President. The corporation may have one or more Executive Vice Presidents and one or more Senior Vice Presidents, who shall be Vice Presidents for purposes hereof.

          Section 5.9 Secretary. The Secretary shall: (a) keep, or cause to be kept, minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose
(including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) be custodian of the corporate records and of the seal of the corporation, if any, and if the corporation has a seal, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (c) authenticate the records of the corporation; (d) maintain a record of the shareholders of the corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the President or by the Board of Directors.

          Section 5.10 Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation;
(b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of these bylaws; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

          Section 5.11 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

          Section 5.12 Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint, any person to act as assistant to any officer, or as agent for the corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.

          Section 5.13 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

                                    ARTICLE 6

             Contracts, Checks and Deposits; Special Corporate Acts

          Section 6.1 Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages, and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or one of the Vice Presidents; the Secretary or an Assistant Secretary, when necessary or required, shall attest and affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

          Section 6.2 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

          Section 6.3 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

          Section 6.4 Voting of Securities Owned by Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation if he or she be present, or in his or her absence by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in his or her absence, of any Vice President, it is desirable for this corporation to execute a proxy or written consent in respect of any such shares or other securities, such proxy or consent shall be executed in the name of this corporation by the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power, and authority to vote the shares or other securities issued by such other corporation and owned or controlled by this corporation the same as such shares or other securities might be voted by this corporation.

                                    ARTICLE 7

                   Certificates for Shares; Transfer of Shares

          Section 7.1 Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation. Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. The corporation may place in escrow shares issued for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits are received. If the services are not performed, the note is not paid, or the benefits are not received, the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

          Section 7.2 Certificates for Shares. Every holder of shares in the corporation shall be entitled to have a certificate representing all shares to which he or she is entitled unless the Board of Directors authorizes the issuance of some or all shares without certificates. Any such authorization shall not affect shares already represented by certificates until the certificates are surrendered to the corporation. If the Board of Directors authorizes the issuance of any shares without certificates, within a reasonable time after the issue or transfer of any such shares, the corporation shall send the shareholder a written statement of the information required by the Act or the Articles of Incorporation to be set forth on certificates, including any restrictions on transfer. Certificates representing shares of the corporation shall be in such form, consistent with the Act, as shall be determined by the Board of Directors. Such certificates shall be signed (either manually or in facsimile) by the President or any Vice President or any other persons designated by the Board of Directors and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the
corporation.   Unless  the  Board  of  Directors


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

authorizes shares without certificates, all certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in these bylaws with respect to lost, destroyed, or stolen certificates. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

          Section 7.3 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications, and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register a transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

          Section 7.4 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation as required by the Act or the Articles of Incorporation of the restriction imposed by the corporation upon the transfer of such shares.

          Section 7.5 Lost, Destroyed, or Stolen Certificates. Unless the Board of Directors authorizes shares without certificates, where the owner claims that certificates for shares have been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond if required by the Board of Directors or any principal officer, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

          Section 7.6 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as they may deem expedient concerning the issue, transfer, and registration of shares of the corporation.


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

                                    ARTICLE 8

                                      Seal

          Section 8.1 Seal. The Board of Directors may provide for a corporate seal for the corporation.

                                    ARTICLE 9

                                Books and Records

          Section 9.1 Books and Records. (a) The corporation shall keep as permanent records minutes of all meetings of the shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation.

          (b) The corporation shall maintain accurate accounting records.

          (c) The corporation or its agent shall maintain a record of the shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

          (d) The corporation shall keep a copy of all written communications within the preceding three years to all shareholders generally or to all shareholders of a class or series, including the financial statements required to be furnished by the Act, and a copy of its most recent annual report delivered to the Department of State.

          Section 9.2 Shareholders' Inspection Rights. Shareholders are entitled to inspect and copy records of the corporation as permitted by the Act.

          Section 9.3 Distribution of Financial Information. The corporation shall prepare and disseminate financial statements to shareholders as required by the Act.

          Section 9.4 Other Reports. The corporation shall disseminate such other reports to shareholders as are required by the Act, including reports regarding indemnification in certain circumstances and reports regarding the issuance or authorization for issuance of shares in exchange for promises to render services in the future.


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

                                   ARTICLE 10

                                 Indemnification

          Section 10.1 Provision of Indemnification. The corporation shall, to the fullest extent permitted or required by the Act, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director is a party or in which such Director is deposed or called to testify as a witness because he or she is or was a Director of the corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director may be entitled under any written agreement, Board of Directors' resolution, vote of shareholders, the Act, or otherwise. The corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors whether or not the corporation would be obligated to indemnify or advance Expenses to such Director under this Article. For purposes of this Article, the term "Directors" includes former directors of the corporation and any directors who are or were serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as agents separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants). All other capitalized terms used in this Article and not otherwise defined herein shall have the meaning set forth in Section 607.0850, Florida Statutes (1995). The provisions of this Article are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.

                                   ARTICLE 11

                                   Amendments

          Section 11.1 Power to Amend. These bylaws may be amended or repealed by either the Board of Directors or the shareholders, unless the Act reserves the power to amend these bylaws generally or any particular bylaw provision, as the case may be, exclusively to the shareholders or unless the shareholders, in amending or repealing these bylaws generally or any particular bylaw provision, provide expressly that the Board of Directors may not amend or repeal these bylaws or such bylaw provision, as the case may be.


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